As filed with the Securities and Exchange Commission on [             , 1997]
                                                     Registration No. 333-
       Post Effective Amendment No. 1 to Registration Statement No. 33-55795

_____________________________________________________________________________
_____________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                         CARCO AUTO LOAN MASTER TRUST
           (In which the Certificates evidence undivided interests)
                        U.S. AUTO RECEIVABLES COMPANY
                  (Originator of the Trust described herein)
            (Exact name of registrant as specified in its charter)


   DELAWARE                          6146                          38-2997412
   (State of           (Primary Standard Industrial          (I.R.S. Employer
Incorporation)         Classification Code Number)        Identification No.)

                             27777 Franklin Road
                          Southfield, Michigan 48034
                                (248) 948-3031
        (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        CHRISTOPHER A. TARAVELLA, ESQ.
                        Chrysler Financial Corporation
                             27777 Franklin Road
                          Southfield, Michigan 48034
                                (248) 948-3060
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  Copies to:
                            GREGORY M. SHAW, ESQ.
                           Cravath, Swaine & Moore
                              825 Eighth Avenue
                        New York, New York 10019-7475
                                (212) 474-1902

        Approximate date of commencement of proposed sale to the public:
              From time to time after this Registration Statement
             becomes effective as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE

                                                  Proposed           Proposed
                                  Amount           Maximum           Maximum          Amount of
   Title of each class of          to be       Offering Price       Aggregate       Registration
securities to be registered     Registered       Per Unit(1)    Offering Price(1)        Fee
---------------------------     ----------       -----------    -----------------   -------------
Asset Backed Certificates     $6,000,000,000        100%          $6,000,000,000     $1,818,182

(1) Estimated solely for the purpose of calculating the registration fee.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

      In accordance with Rule 429 of the General Rules and Regulations under the Securities Act of 1933, the Prospectus included herein is a combined Prospectus which also relates to $100,000,000 of unissued Asset Backed Certificates registered under Registration No. 33-55795 and this Registration Statement constitutes Post-Effective Amendment No. 1 to such Registration Statement.

_______________________________________________________________________________
_______________________________________________________________________________

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
                                                                 [Single Class]

              Subject to Completion Dated [               ], 1997

PROSPECTUS SUPPLEMENT
To Prospectus dated         , 1997

                                      $
                         CARCO Auto Loan Master Trust
                        [Floating Rate] [ %] Auto Loan
                  Asset Backed Certificates, Series [199_-_]

                    U.S. AUTO RECEIVABLES COMPANY, Seller
                   CHRYSLER FINANCIAL CORPORATION, Servicer

      The [Floating Rate] [ %] Auto Loan Asset Backed Certificates, Series [199_-_] (the "Series [199_-_] Certificates") offered hereby evidence undivided interests in certain assets of the CARCO Auto Loan Master Trust (the "Trust") created pursuant to a Pooling and Servicing Agreement among U.S. Auto Receivables Company ("USA" or the "Seller"), Chrysler Financial Corporation, as servicer ("CFC" or the "Servicer"), and The Bank of New York, as trustee. The Trust assets include wholesale receivables (the "Receivables") generated from time to time in a portfolio of revolving financing arrangements (the "Accounts") with automobile dealers to finance their automobile and light duty truck inventory and collections on the Receivables. Certain assets of the Trust will be allocated to Series [199_-_] Certificateholders, including the right to receive a varying percentage of each month's collections with respect to the Receivables at the times and in the manner described herein. The Seller will own the remaining interest in the Trust not represented by the Series [199_-_] Certificates or the Certificates of any other Series issued by the Trust (the "Seller's Interest"). The Trust previously has issued [ ] other Series of Certificates (each, a "Series"). From time to time, subject to certain conditions, the Seller may offer other Series of Certificates, which may have terms significantly different from the terms of the Series [199_-_] Certificates. The issuance of additional Series of Certificates may impact the timing of payments received by Series [199_-_] Certificateholders.

      [Interest will accrue on the Series [199_-_] Certificates at the rate
of [   ]% per annum (the "Certificate Rate").] [Interest will accrue on the
Series [199_-_] Certificates at the rate of [ ]% per annum [above] [below] [times] [ ] (the "Index") prevailing on the Adjustment Date (as defined herein) [, subject to certain limitations described herein] (the "Certificate Rate").] [Interest with respect to the Series [199_-_] Certificates is
payable on the [   ] day of each [month] [quarter] [other] (or, if such day is not a business day, on the next succeeding business day) (each, [a "Distribution Date"] [an "Interest Payment Date"]), commencing on [ ,] 199[ ].

      Principal with respect to the Series [199_-_] Certificates [is scheduled to be paid on [ ]] [is scheduled to be distributed on each Distribution Date commencing on the Distribution Date in , and ending on the Distribution Date in ] but may be paid earlier or later under certain circumstances described herein.

      The Seller's Interest will be subordinated to the rights of the Series [199_-_] Certificateholders to the limited extent of the Available Subordinated Amount as described herein. [Describe other Enhancement, if any, and any additional subordination of the Seller's Interest, if applicable.]

      Prospective investors should consider the factors set forth under "Risk Factors" commencing on page [ ] herein and on page [ ] in the Prospectus.

  THE SERIES [199_-_] CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST
    ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SELLER, THE
         SERVICER OR ANY AFFILIATE THEREOF. NEITHER THE SERIES [199_-_]
           CERTIFICATES NOR THE RECEIVABLES ARE INSURED OR GUARANTEED
                          BY ANY GOVERNMENTAL AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                 OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

===============================================================================

                                  Price to     Underwriting   Proceeds to the
                                  Public(1)      Discount       Seller(1)(2)
                                  ---------    ------------   --------------

Per Certificate .................         %              %               %
Total ...........................  $             $               $
===============================================================================

(1) Plus accrued interest, if any, at the Certificate Rate from [ ], 199[ ].
(2) Before deducting expenses, estimated to be $[ ].

      The Series [199_-_] Certificates are offered subject to prior sale, and subject to the Underwriters' right to reject orders in whole or in part. It is expected that delivery of the Series [199_-_] Certificates will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company [, CEDEL S.A. and the Euroclear System] on or about
          , 199 .

                                 [Underwriters]

         The date of this Prospectus Supplement is            , 199 .

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SERIES [199 - ] CERTIFICATES. SPECIFICALLY, THE UNDERWRITER MAY OVERALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR, AND PURCHASE, THE SERIES [199 - ] CERTIFICATES IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING".

THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION WITH RESPECT TO THE OFFERING OF THE SERIES [199 - ] CERTIFICATES. ADDITIONAL INFORMATION
IS CONTAINED IN THE PROSPECTUS AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE SERIES [199 - ] CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                            SUMMARY OF SERIES TERMS

      This summary of Series Terms sets forth and defines specific terms of the Series [199_-_] Certificates offered in this Prospectus Supplement and the Prospectus, but is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Reference is made to the Index of Principal Terms in each of this Prospectus Supplement and the Prospectus for the location herein and therein of the definitions of certain capitalized terms used herein. Certain capitalized terms used but not defined herein have the meanings assigned to such terms in the Prospectus.

Title of Securities  .... [Floating Rate] [  %] Auto Loan Asset Backed
                          Certificates, Series [199_-_] (the "Series [199_-_] Certificates").

The Series [199_-_]
   Invested Amount  ..... [The Series [199_-_] Invested Amount is expected to be approximately $[ ] on the Series Issuance Date (based on information as of the Series Cut-Off Date) and represents the principal amount of the Series [199_-_] Certificates invested in Receivables as of the Series Issuance Date.] [The Invested Amount is subject to increase to the extent amounts are withdrawn from the Excess Funding Account and paid to the Seller. The Seller expects, although there can be no assurance, that the Invested Amount of the Series [199_-_] Certificates will equal the outstanding principal balance of the Series [199_-_] Certificates within [ ] months of the Series Issuance Date.] [The Series [199_-_] Invested Amount will be zero on the Series Issuance Date and is expected to remain at
                          zero until [               ], the Expected Payment
                          Date for the [Floating Rate] [   %] Auto Loan Asset
                          Backed Certificates, Series [     ] (the "Paired
                          Series"), at which time the Series [199_-_] Invested Amount is expected to equal the initial principal amount of the Series [199_-_] Certificates (the period from the Series Issuance Date to the payment in full of the Paired Series is referred to herein as the "Prefunded Period").] [The Invested Amount is subject to decrease to the extent funds are deposited in the Excess Funding Account and, subsequently, to increase to the extent amounts are withdrawn from the Excess Funding Account and paid to the Seller. The Invested Amount is also subject to reduction during the [Accumulation Period] [Controlled Amortization Period], any Early Amortization Period [and any Reinvestment Period] and at such other times as deposits are made to the Excess Funding Account in connection with the payment of Receivables.]

Interest  ............... Interest on the principal balance of the Series
                          [199_-_] Certificates will accrue at the Certificate Rate and will be payable to Series [199_-_]
                          Certificateholders on the [    ] day of each [month]
                          [quarter] [other] (or, if such day is not a business day, on the next succeeding business day) (each, a ["Distribution Date"] ["Interest Payment Date"]),
                          commencing [               ], 19[ ] [, provided that,
                          during any Early Amortization Period, interest will be distributed to Series [19_-_] Certificateholders on each Distribution Date, commencing on the first Distribution Date following the occurrence of an Early Amortization Event. "Distribution Date" shall
                          mean the [            ] day of each month (or, if
                          such date is not a business day, the next succeeding business day). A portion of Certificateholder Interest

                          Collections and certain other amounts will be deposited each month into a trust account (the "Interest Funding Account") and used to make interest payments to the Series [199_-_] Certificateholders on each Interest Payment Date or, during an Early Amortization Period, each Distribution Date.] Interest will accrue for the period beginning on and including the most recent [Distribution Date] [Interest Payment Date] and ending on and including the day preceding the next succeeding [Distribution Date] [Interest Payment Date] (each an "Interest Period"), except that the first Interest Period will begin on and include the Series Issuance Date. Interest for any [Interest Payment Date or] Distribution Date due but not paid on such [Interest Payment Date or] Distribution
                          Date will be due on the next [Interest Payment Date or] Distribution Date, [as applicable,] together with, to the extent permitted by applicable law, interest on such amount at the Certificate Rate. [The Certificate Rate for each [Interest Period] [other] will be determined on the [ ] day preceding the first day of such [Interest Period] [other] (each an "Adjustment Date").] [The Certificate Rate will equal [ ]% per annum and will be calculated on the basis of a 360-day year of twelve 30-day
                          months.] [The Certificate Rate will equal [   ] (the
                          "Index") for the applicable Adjustment Date, determined as provided herein, [plus] [minus] [times] [ %][; provided that, if the Certificate Rate for any Distribution Date [other than a Distribution Date [with respect to the Prefunded Period] [other]] calculated on the basis of the Index is greater than the Assets Receivables Rate, then the Certificate Rate for such Distribution
                          Date will be the Assets Receivables Rate].]
                          [Interest will be calculated on the basis of the actual number of days in each Interest Period divided by [360][other].]


[Yield Supplement
   Account  ............. On the Series Issuance Date, the Seller will deposit
                          $[       ] in a trust account which will be
                          established by the Seller with the Trustee (the "Yield Supplement Account"). The Yield Supplement Account will be funded, from time to time as described herein, by the deposit thereto of certain amounts otherwise distributable to the Seller. See "Series Provisions -- Distributions from the Collection Account; [Reserve Fund;] Yield Supplement Account -- Yield Supplement Account".]

[Expected Payment Date .. [     ], [     ].]

[Excess Funding
   Account  ............. Except during any Early Amortization Period [or
                          Reinvestment Period] or the [Accumulation Period] [Controlled Amortization Period], the Excess Funded Amount will be maintained in the Excess Funding Account.

                          Upon the earlier of (a) the commencement of any Early Amortization Period [or Reinvestment Period]
                          and (b) [     ] [the [     ] Distribution Date] [the
                          Accumulation Period Commencement Date], funds on deposit in the Excess Funding Account will be distributed to the Series [199_-_] Certificateholders as described herein or deposited in the Principal Funding Account as described herein.]

[Excluded Series;
   Prefunded Period  .... During the Prefunded Period, Series [199_-_] will be an Excluded

                          Series and an amount equal to the initial principal amount of the Series [199_-_] Certificates will be maintained in a trust account which will be established by the Seller with the Trustee (the "Prefunding Account"). As funds are accumulated in the Principal Funding Account for the Paired Series or distributed to holders of Certificates of such Series, an equal amount of funds on deposit in the Prefunding Account will be released (which funds will be distributed to the Seller). Until payment in full of the Paired Series, no Interest Collections, Principal Collections, Defaulted Amounts or Miscellaneous Payments will be allocated to Series [199_-_]. During the Prefunded Period interest on the Series [199_-_] Certificates will be paid from (i) investment earnings on amounts on deposit in the Prefunding Account and (ii) amounts on deposit in the Yield Supplement Account [other]. However, no principal payments will be made with respect to the Series [199_-_] Certificates until the invested amount of the Paired Series has been paid in full.]

[Accumulation Period]
   [Controlled
   Amortization
   Period] .............. [Unless an Early Amortization Event [or Reinvestment
                          Event] that is not cured as described herein shall have occurred, the Series [199_-_] Certificates will have an Accumulation Period of one, two, three, four or five month(s) long as described in the following paragraph.

                          On the [   ] Distribution Date and each Distribution
                          Date thereafter that occurs prior to the
                          Accumulation Period Commencement Date, the Servicer shall calculate the Accumulation Period Length. The "Accumulation Period Length" will be calculated on each such date as the lesser of (i) the number of full Collection Periods between such Distribution Date and the Expected Payment Date and (ii) the product, rounded upwards to the nearest integer not greater than five, of (a) one divided by the lowest Monthly Payment Rate on the Receivables during the last [ ] months and (b) a fraction, the numerator of which is the sum of (i) the Invested Amount as
                          of such Distribution Date (after giving effect to all changes therein on such date) and (ii) the invested amounts of all other Series [(excluding certain Series)] currently in their amortization or accumulation periods or expected to be in their amortization or accumulation periods by the
                          Expected Payment Date and the denominator of which is the sum of such Invested Amount and the invested amounts as of such Distribution Date (after giving effect to all changes therein on such date) of all other outstanding Series [(excluding certain Series)] which are expected to be outstanding on the Expected Payment Date. The Accumulation Period Commencement Date (which will be the first day of a Collection Period) will occur when the number of full Collection Periods remaining until the
                          Expected Payment Date first equals the Accumulation Period Length as calculated above. If the Accumulation Period Length is one month, two months, three months, four months or five months in length, the "Accumulation Period Commencement Date"
                          shall be the first day of the [      ] Collection
                          Period, the [      ] Collection Period, the [      ]
                          Collection Period, the [ ] Collection Period, or
                          the [      ] Collection Period, respectively. In
                          addition, if at any time after the

                          [      ] Distribution Date, any other outstanding
                          Series [(excluding certain Series)] shall have entered into a reinvestment period or an early amortization period, the Accumulation Period Commencement Date shall be the earlier of (i) the date that such outstanding Series shall have entered into its reinvestment period or early amortization period and (ii) the Accumulation Period Commencement Date as previously determined. See "Annex I -- Outstanding Series of Investor Certificates".

                          The effect of the calculation described above is to permit the reduction of the length of the Accumulation Period based on the Invested Amounts of certain other Series which are scheduled to be in their revolving periods during the Accumulation Period and on increases in the principal payment rate, which, if continued, would result in a shorter Accumulation Period.]

                          [Unless an Early Amortization Event [or
                          Reinvestment Event] that is not cured as described herein shall have occurred, the Controlled Amortization Period will commence on [ ].]

[Reinvestment Period  ... The Series [199_-_] Certificates will have a
                          Reinvestment Period if a Reinvestment Event occurs. [A Reinvestment Period will commence if the Seller delivers a notice to the Trustee stating that the Seller will no longer sell Receivables to the Trust commencing on [ ] or any yearly anniversary thereof and certain other conditions are satisfied.] See "Series Provisions -- Reinvestment Events" for a description of the [other] events that might result in the commencement of a Reinvestment Period. See also "Series Provisions -- Distributions from the Collection Account [;Reserve Fund] [;Yield Supplement Account] -- Principal Collections".]

                          [The Seller is required to add Receivables to the Trust under certain circumstances described under "Description of the Certificates -- Addition of Accounts or Participation Interests" in the Prospectus. The failure of the Seller to add Receivables when required will result in the occurrence of a Reinvestment Event. However, if no other Reinvestment Event has occurred, the Reinvestment Period resulting from such failure will terminate and the Revolving Period will recommence when the Seller would no longer be required to add Receivables to the Trust, so long as neither the scheduled termination date of the Revolving Period nor an Early Amortization Event that is not cured as described herein has occurred.]

                          [Notwithstanding the foregoing, in the event of the occurrence of any Reinvestment Event, provided that neither the scheduled termination date of the Revolving Period nor an Early Amortization Event that is not cured as described herein has occurred, the Revolving Period may recommence following receipt of (i) written confirmation from each Rating Agency (other than Moody's) that such Rating Agency's rating of the Series [199_-_] Certificates will not be withdrawn or lowered as a result of such recommencement and (ii) the consent of Series [199_-_] Certificateholders holding Series [199_-_] Certificates evidencing more than 50% of the aggregate unpaid principal amount of the Series [199_-_] Certificates to such recommencement.] [Describe other cures of Reinvestment Events and partial Reinvestment Periods, if applicable.]]

Early Amortization
   Period  .............. The Series [199_-_] Certificates will have an Early
                          Amortization Period if an Early Amortization Event occurs. See "Description of the Certificates -- Reinvestment Events and Early Amortization Events" in the Prospectus and "Series Provisions -- Early Amortization Events" herein for a description of the events that might result in the commencement of an Early Amortization Period. See also "Series Provisions -- Distributions from the Collection Account [; Reserve Fund] [; Yield Supplement Account] -- Principal Collections".

                          [The Seller is required to add Receivables to the Trust under certain circumstances described under "Description of the Certificates -- Addition of Accounts or Participation Interests" in the Prospectus. The failure of the Seller to add Receivables when required will result in the occurrence of an Early Amortization Event. However, if no other Early Amortization Event has occurred, the Early Amortization Period resulting from such failure will terminate and the Revolving Period will recommence when the Seller would no longer be required to add Receivables to the Trust, so long as [neither] the scheduled termination date of the Revolving Period [nor a Reinvestment Event that is not cured as described herein] has [not] occurred.]

                          [Notwithstanding the foregoing, in the event of the occurrence of any Early Amortization Event, provided that [neither] the scheduled termination date of the Revolving Period [nor a Reinvestment Event that is not cured as described herein] has [not] occurred, the Revolving Period may recommence following receipt of (i) written confirmation from each Rating Agency (other than Moody's) that such Rating Agency's rating of the Series [199_-_] Certificates will not be withdrawn or lowered as a result of such recommencement and (ii) the consent of Series [199_-_] Certificateholders holding Series [199_-_] Certificates evidencing more than 50% of the aggregate unpaid principal amount of the Series [199_-_] Certificates to such recommencement.] [Describe other cures of Early Amortization Events, if applicable.]

Subordination of the
   Seller's Interest  ... If [on or prior to the Fully Reinvested Date [or thereafter if the Revolving Period has recommenced] the Interest Collections, Investment Proceeds[, certain amounts in the Reserve Fund][, certain amounts in the Yield Supplement Account] and certain other amounts allocable to the Series [199_-_] Certificateholders for any Collection Period[, including Excess Interest Collections,] are not sufficient to cover the interest payable with respect to the Series [199_-_] Certificates on the next Distribution Date (plus any overdue interest and interest thereon), the Monthly Servicing Fee for such Distribution Date, any Investor Default Amount for such Distribution Date and certain other amounts, the Available Subordinated Amount will be applied to make up such deficiency. The Available Subordinated Amount for a Determination Date is equal to (a) the lesser of (i) the

                          Available Subordinated Amount for the preceding Determination Date, minus, with certain limitations, the Draw Amount for such preceding Determination Date, [minus funds from the Reserve Fund applied to cover any portion of the Investor Default Amount,] plus the excess, if any, of the Required Subordinated Amount for such Determination Date over the Required Subordinated Amount for the immediately preceding Determination Date, plus the amount of Excess Servicing available to be paid to the Seller as described under "Series Provisions -- Distributions from the Collection Account [; Reserve Fund Account] [; Yield Supplement Account] -- Excess Servicing", and (ii) the product of the fractional equivalent of the Subordinated Percentage and the Invested Amount [minus (b) in the case of clause (a)(i), the Incremental Subordinated Amount for such preceding Determination Date, plus (c) the Incremental Subordinated Amount for the current Determination Date,] [plus (d) the Subordinated Percentage of funds to be withdrawn from the Excess Funding Account on the succeeding Distribution Date and paid to the Seller or allocated to one or more Series]; provided, however, that, from and after the commencement of [the [Accumulation Period] [Controlled Amortization Period] or] any Early Amortization Period [that is not cured as described herein] until the payment in full of the Series [199_-_], Certificates, the Available Subordinated Amount shall be calculated based on the Invested Amount as of the close of business on the day preceding such [[Accumulation Period] [Controlled Amortization Period] or] Early Amortization Period [; and provided further that from and after the commencement of any Reinvestment Period [that is not cured as described herein] until the earliest of the commencement of any Early Amortization Period [that is not cured as described herein], the payment in full of the Series [19_-_] Certificates and the Fully Reinvested Date, the Available Subordinated Amount shall be calculated based on the Invested Amount as of the close of business on the day preceding such Reinvestment Period [less [describe permitted reductions, e.g., based on payment rates or amounts on deposit in the Principal Funding Account]]. The Available Subordinated Amount for the first Determination Date is equal to the Required Subordinated Amount. The "Required Subordinated Amount" shall mean, as of any date of determination [, the sum of (a)] the product of the initial Subordinated Percentage [as adjusted from time to time as described herein other than as a result of an increase therein at the option of the Seller,] and the Invested Amount [and (b) the Incremental Subordinated Amount].(1)


                          [The "Incremental Subordinated Amount" on any Determination Date will equal the result obtained by multiplying (a) a fraction, the numerator of which is the sum of the Invested Amount on the last day of the immediately preceding Collection Period and the Available Subordinated Amount for such Determination Date (calculated without adding the Incremental Subordinated Amount for such Determination Date as described in clause (c) above), and the denominator of which is the Pool Balance on such last day by (b) the
[FN]
----------------
(1) Modify, as appropriate, if Interest Collections, Investment Proceeds and Available Sellers' Collections from one Series will be available to cover interest or other shortfalls for related Series.

                          excess, if any, of (x) the sum of the
                          Overconcentration Amount, the Installment Balance Amount and the aggregate amount of Ineligible Receivables on such Determination Date over (y) the aggregate amount of Ineligible Receivables, Receivables in Accounts containing Dealer Overconcentrations and Receivables in Installment Balances, in each case that became Defaulted Receivables during the preceding Collection Period and are not subject to reassignment from the Trust, unless certain insolvency events relating to the Seller or CCC have occurred, as further described in the Pooling and Servicing Agreement.]

                          "Dealer Overconcentrations" on any Distribution Date means, with respect to any Dealer or group of affiliated Dealers and Series [199_-_ ], the excess of (x) the aggregate principal amount of Receivables due from such Dealer or group of affiliated Dealers on the last day of the Collection Period immediately preceding such Distribution Date over (y) [ ]% of the Pool Balance on the last day of the immediately preceding Distribution Date.

                          The "Subordinated Percentage" will initially equal the percentage equivalent of a fraction, the numerator of which is the Subordination Factor and the denominator of which will be the excess of 100% over the Subordination Factor. The Subordination Factor will [initially] be [ ]% [, but will be subject to increase [by [ ]% when the [Floating Rate] [ %] Auto Loan Asset Backed Certificates, Series [ ] have been paid in full] [by [ ]% in the event that the rating of CFC's long-term unsecured debt is lowered below BBB- by Standard & Poor's or withdrawn by Standard & Poor's unless the Seller receives written confirmation from Standard &
                          Poor's that the failure to so increase the
                          Subordination Factor would not result in such
                          Rating Agency lowering or withdrawing its rating of the Series [199_-_] Certificates] [or if [describe other events that will require an increase in the Subordination Factor]] [; provided, however, that in no event will the Subordination Factor be
                          greater than [ ]%]. The Seller may, in its sole discretion, increase at any time the Available Subordinated Amount for so long as the cumulative amount of such increases does not exceed the lesser
                          of (i) $[   ] or (ii) [ ]% of the Invested Amount on
                          such date. The Seller is not under any obligation to increase the Available Subordinated Amount at any time[, except as described herein]. If [the sum of] the Available Subordinated Amount [and the Incremental Subordinated Amount] were reduced to less than [the sum of] the Required Subordinated Amount [and the Incremental Subordinated Amount], a [Reinvestment Event] [Early Amortization Event] would occur. The Seller could elect to increase the Available Subordinated Amount at the time such a [Reinvestment Event] [Early Amortization Event] would otherwise occur, thus preventing or delaying the occurrence of the [Reinvestment Event] [Early Amortization Event]. [Describe partial Reinvestment Periods resulting from a failure to meet the test described above, if applicable.]

                          [The Seller's Interest will be further subordinated to the extent of the Available Negative Carry Subordinated Amount. In the event of the occurrence of [a Reinvestment Event,][an Early Amortization Period][or the Accumulation Period Commencement Date][the commencement of the Controlled Amortization Period], certain

                          Interest Collections and Principal Collections allocated to the Seller, not to exceed the Available Negative Carry Subordinated Amount, will be deposited to the Reserve Fund [and other] until the amounts on deposit therein equal the Negative Carry Required Amount [and other]. See "Series Provisions -- Allocation of Collections; Limited Subordination of Seller's Interest".] [Describe any other subordination of the Seller's Interest, if applicable.]

Required Participation
   Percentage  .......... "Required Participation Percentage" shall mean, with respect to Series [199_-_], [ ]%; provided, however, [that if the aggregate amount of Principal Receivables due from any Dealer or group of affiliated Dealers at the close of business on the last day of any Collection Period with respect to which such determination is being made is greater than [ ]% of the Pool Balance on such last day, the Required Participation Percentage shall mean, as of such last day and with respect to such Collection Period and the immediately following Collection Period only, [ ]%; provided, further,] that the Seller may, upon ten days' prior notice to the Trustee, the Rating Agencies and any Enhancement Provider reduce the Required Participation Percentage to not less than 100%, so long as the Rating Agencies shall not have notified the Seller or the Servicer that any such reduction will result in a reduction or withdrawal of the rating of the Series [199_-_] Certificates or any other outstanding Series or Class of Certificates.

Other Series Issuances .. As of the date hereof, [ ] other Series issued by the
                          Trust are outstanding. See "Annex I -- Outstanding Series of Investor Certificates" for a summary of the terms of the outstanding Series.

Allocations  ............ Interest Collections, Principal Collections and
                          Defaulted Receivables allocated to Series 199[_-_] as described under "Description of the Certificates -- Allocation Percentages -- Allocation among Series" in the Prospectus will be further allocated between the Series [199_-_] Certificateholders' Interest and the Seller's Interest as described below.

                          Interest Collections and Defaulted Receivables allocated to Series [199_-_] will be allocated at all times to the Series [199_-_] Certificate-holders' Interest based on the Floating Allocation Percentage applicable during the related Collection Period [, provided that during any Early Amortization Period, Interest Collections will be allocated to the Series [199_-_] Certificate-holders' Interest based on the Fixed Allocation Percentage as described below]. The Floating Allocation Percentage for any Collection Period is [the percentage obtained by dividing the Invested Amount on the last day of the immediately preceding Collection Period by the product of (x) the Pool Balance on the last day of the immediately preceding Collection Period and (y) the Series Allocation Percentage for the Collection Period in respect of which the Floating Allocation Percentage is being calculated] [other]. During the [Accumulation Period] [Controlled Amortization Period], any Early Amortization Period [and any Reinvestment Period], Principal Collections [and, in the case of any Early Amortization Period, Interest Collections] allocated to Series 199[_-_] will be allocated to the Series [199_-_] Certificateholders' Interest based on the [Fixed Allocation Percentage] [other]. The Fixed Allocation Percentage for a Collection Period during [the Accumulation Period] [the Controlled Amortization Period], any Early Amortization Period [and any Reinvestment Period] is [the percentage equivalent of a fraction, the numerator of which is the Invested Amount on the last day of the Revolving Period and the denominator of which is the product of (x) the Pool Balance on the last day of the immediately preceding Collection Period and
                          (y) the Series Allocation Percentage for the
                          Collection Period in respect of which the Fixed Allocation Percentage is being calculated] [other].

Excess Principal
   Collections  ......... [Describe Excess Principal Collection allocations applicable to Series [199_-_].] See "Series
                          Provisions -- Allocation Percentages -- Principal Collections for all Series".

[Excess Finance Charge
   Collections .......... Series [199_-_] has been designated as an Excess
                          Allocation Series. See "Description of the
                          Certificates -- Allocation Percentages -- Sharing of Excess Interest Collections" in the Prospectus.]

[Enhancement  ........... The Trust will have the benefit of a [letter of credit] [interest rate swap] [currency swap] [cash collateral account] [guaranty] [surety bond] [insurance policy] [spread account] [other
                          enhancement] [issued by [   ]] for the benefit of
                          the Series [199_-_] Certificateholders as described herein. [Describe subordination of another Series, if applicable.] See "Series Provisions -- Enhancements" herein.]

Registration of
   Series [199_-_]
   Certificates  ........ [The Series [199_-_] Certificates will initially be represented by one or more Certificates registered in the name of Cede, as the nominee of DTC. No person acquiring an interest in the Series [199_-_] Certificates will be entitled to receive a definitive certificate representing such person's interest except under certain limited circumstances. Series [199_-_] Certificateholders may elect to hold their Series [199_-_] Certificates through DTC (in the United States) [or CEDEL or Euroclear (in Europe)]. See "Description of the Certificates -- Definitive Certificates" in the Prospectus.]

Servicing Fee Rate  ..... [  ]% or, if the Monthly Servicing Fee has been waived as discussed under "Description of the Certificates -- Servicing Compensation and Payment of Expenses" in the Prospectus, 0% for the Distribution Date in respect of which the Monthly Servicing Fee has been waived.

[Optional Repurchase .... The Series [199_-_] Certificateholders' Interest
                          will be subject to optional repurchase by the Seller on any Distribution Date after the Invested Amount is reduced to an amount less than or equal to $[ ] ([ ]% of the initial outstanding principal amount of the Series [199_-_] Certificates) or a pro rata portion thereof, in the case of a purchase of fewer than all the Series [199_-_] Certificates. [Series 199_-_] Certificates will also be subject to repurchase at the option of the Seller or the Series [199_-_ ] Certificateholders at any time on or after the [ ] Distribution Date.] The purchase price will equal the sum of (i) the Invested Amount on the Determination Date preceding the Distribution Date on which the purchase is scheduled to be made, (ii) accrued and unpaid interest on the Series [199_-_] Certificates to be repurchased at the Certificate Rate (together with interest on overdue interest) [and (iii) any outstanding Carry-over Amount (together with interest thereon].]

Series [199_-_]
   Termination Date  .... [            , 199 ]. See "Series Provisions --
                          Series Termination".

ERISA Considerations  ... [Series [199_-_] Certificates may be eligible for purchase by employee benefit plans. See "ERISA Considerations" in the Prospectus.] [Other.]

Certificate Ratings  .... It is a condition to the issuance of the Series
                          [199_-_] Certificates that they be rated in the highest long-term rating category by at least one nationally recognized rating agency. A security rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal in the future by the assigning rating agency. See "Special Considerations -- Ratings of the Certificates" in the Prospectus.

Series Issuance Date  ... [            , 199 ].

Series Cut-Off Date  .... [            , 199 ].

                                 RISK FACTORS

      Payments. [The shorter the Accumulation Period Length the greater the likelihood that payment of the Series [199_-_] Certificates in full by the Expected Payment Date will be dependent on the reallocation of Principal Collections which are initially allocated to other Series.] If one or more other Series from which Principal Collections are expected to be available to be reallocated to the payment of the Series [199_-_] Certificates enters into an early amortization period or reinvestment period after [ ] [the [ ] Distribution Date][the Accumulation Period Commencement Date], Principal Collections allocated to such Series generally will not be available to be reallocated to make payments of principal of the Series [199_-_] Certificates and [the final payment of principal of the Series [199_-_] Certificates may be later than the Expected Payment Date] [the amount distributed in respect of principal of the Series [199_-_] Certificates on any Distribution Date during the Controlled Amortization Period may be less than the Controlled Amortization Amount]. [In addition, no amounts will be paid in respect of principal of the Series [199_-_] Certificates until the invested amount of the Paired Series has been paid in full.] Upon written request, the Seller will make available to Series [199_-_] Certificateholders Disclosure Documents relating to the other outstanding Series which describe the events which could result in the commencement of an early amortization period or reinvestment period with respect to such outstanding Series. See "Maturity and Principal Payment Considerations".

      [In addition, a significant decline in the amount of Receivables generated could cause an Early Amortization Event. However, such a decline in the amount of Receivables generated would initially be absorbed by an increase in the Excess Funded Amount. The Receivables Purchase Agreement will provide that CCC will be required to designate additional Accounts, the Receivables of which will be sold to the Seller, and the Pooling and Servicing Agreement will provide that the Seller will be required to transfer such Receivables to the Trust in the event that the amount of the Pool Balance is not maintained at a certain minimum level. If additional Accounts are not designated by CCC when required, an Early Amortization Event will occur and result in the commencement of an Early Amortization Period, although in certain circumstances the resulting Early Amortization Period may terminate and the Revolving Period recommence. If an insolvency event relating to CCC, CFC, the Seller or Chrysler were to occur, then an Early Amortization Event would occur, additional Receivables would not be transferred to the Trust and distributions of principal in respect of the Series [199_-_] Certificates would not be subject to the [Controlled Deposit Amount][Controlled Amortization Amount]. See "The Dealer Floorplan Financing Business" in the Prospectus and "Maturity and Principal Payment Considerations" herein and see also "Series Provisions -- Early Amortization Events" for a discussion of other events which might lead to the occurrence of an Early Amortization Period.]

      Trust's Relationship to Chrysler and CFC; Financial Condition of Chrysler. Certain aspects of the Trust's relationship to Chrysler Corporation and CFC are described in the Prospectus under "Risk Factors -- Trust's Relationship to Chrysler and CFC". Set forth below is certain financial and other information with respect to Chrysler and CFC.

      Chrysler Corporation and its consolidated subsidiaries ("Chrysler") reported earnings before income taxes of $[ ] million for the [ ] quarter of 199[ ], compared with $[ ] million for the [ ] quarter of 199[ ]. For the first [ ] months of 199[ ], Chrysler reported earnings before income taxes of $[ ] million, compared with $[ ] million for the first [ ] months of 199[ ]. Net earnings for the [ ] quarter of 199[ ] were $[ ] million, or $[ ] per common share, compared with $[ ] million, or $[ ] per common share, for the [ ] quarter of 199[ ]. Net earnings for the first [ ] months of 199[ ] were $[ ] million, or $[ ] per common share, compared with $[ ] million, or $[ ] per common share, for the first [ ] months of 199[ ].

      Chrysler reported earnings before taxes, extraordinary item, and the cumulative effect of a change in accounting principle of $[ ] billion in 199[ ], compared with $[ ] billion in 199[ ]. Net earnings for 199[ ] were $[ ] billion, or $[ ] per common share, compared with $[ ] billion, or $[ ] per common share, in 199[ ].

      Chrysler Financial Corporation and its consolidated subsidiaries' net earnings were $[ ] million and $[ ] million for the [ ] and [ ] months ended [ ], compared to $[ ] million and $[ ] million for the [ ] and [ ] months ended [ ].

      Chrysler Financial Corporation and its consolidated subsidiaries achieved net earnings of $[ ] million in 199[ ] compared to $[ ] million and $[ ] million in 199[ ] and 199[ ], respectively.

      Chrysler and CFC are subject to the informational requirements of the Exchange Act and in accordance therewith file reports and other information with the Commission. For further information regarding Chrysler and CFC reference is made to such reports and other information which are available as described under "Available Information" in the Prospectus.

      Credit Enhancement. Credit enhancement of the Series [199_-_] Certificates will be provided by the subordination of the Seller's Interest to the extent of the Available Subordinated Amount as described herein [and amounts in the Reserve Fund]. [Describe other subordination of the Seller's Interest, if applicable.] [Describe any applicable Enhancements.] The amount of such credit enhancement is limited and will be reduced from time to time as described herein. See "Series Provisions -- Allocation of Collections; Limited Subordination of Seller's Interest" [and " -- Enhancements"].

      [Basis Risk. The Receivables bear interest at prime rates announced by certain banks plus a margin currently ranging from [ ]% to [ ]%. The Certificate Rate is based on the Index. If, in respect of any Distribution Date [other than a Distribution Date [with respect to the Prefunded Period] [other]], there does not exist a positive spread between (a) the Assets Receivables Rate and (b) the Certificate Rate based on the Index, the Certificate Rate for such Distribution Date will be the Assets Receivables Rate. The Certificate Rate based on the Index may exceed the Assets Receivables Rate as a result of (i) the Index exceeding the applicable prime rate and (ii) if amounts are deposited in the Excess Funding Account or the Principal Funding Account, the Index exceeding the investment earnings on amounts on deposit therein. Any Carry-over Amount will be reduced by the amounts, if any, on deposit in the Yield Supplement Account. However, there can be no assurance that sufficient amounts, if any, will be available in the Yield Supplement Account. In addition, the amount required to be deposited in the Yield Supplement Account is not designed to include amounts which would be required to pay any Carry-over Amount resulting from the Index exceeding the applicable prime rate. See "Series Provisions -- Interest" and " -- Distributions from the Collection Account[; Reserve Fund]; Yield Supplement Account -- Yield Supplement Account".

      In addition, CFC may reduce the rates applicable to any of the Receivables, so long as CFC does not reasonably expect any such reduction to result in the creation of a Carry-over Amount. In any event, such a reduction would have the effect of reducing or possibly eliminating the positive spread, if any, between the Assets Receivables Rate and the Certificate Rate.

      Once amounts deposited from time to time in the Yield Supplement Account are exhausted, any Carry-over Amount arising as a result of the Certificate Rate being determined on the basis of the Assets Receivables Rate will be paid to the extent funds are allocated and available therefor after making all required distributions and deposits with respect to the Series [199_-_] Certificates, including payments with respect to principal [(including payments to the Excess Funding Account)], Monthly Interest, the Monthly Servicing Fee, [the Reserve Fund Deposit Amount] and the Investor Default Amount as described under "Series Provisions -- Distributions from the Collection Account; [Reserve Fund;] Yield Supplement Account". However, if any Carry-over Amount is outstanding for six consecutive Distribution Dates, an [Early Amortization Event] [Reinvestment Event] will occur. See "Series Provisions -- [Early Amortization Events"] [" -- Reinvestment Event"]. Any Carry-over Amount outstanding on the Final Payment Date, after making the distributions described in the second preceding sentence, will be paid on such date from (i) amounts on deposit in the Reserve Fund and (ii) Available Seller's Collections on deposit in the Collection Account on such date as described under "Series Provisions -- Distributions from the Collection Account; Reserve Fund; Yield Supplement Account -- Interest Collections". The rating of the Series [199_-_] Certificates does not address the likelihood of payment of any Carry-over Amount.]

                               USE OF PROCEEDS

      [After making the deposit of the Excess Funded Amount to the Excess Funding Account, the balance of the] [The] net proceeds from the sale of the Series [199_-_] Certificates will be [paid to USA] [deposited in the Prefunding Account and released to USA from time to time as described herein]. USA will use such proceeds (together with the subordinated loan from CFC described under "U.S. Auto Receivables Company and the Trust -- U.S. Auto Receivables Company" in the Prospectus) to purchase Receivables from CFC or to repay certain amounts previously borrowed to purchase Receivables. CFC will use the portion of the proceeds paid to it for [general corporate purposes] [other].

                   THE DEALER FLOORPLAN FINANCING BUSINESS

      Information regarding the dealer floorplan financing business is set forth under "The Dealer Floorplan Financing Business" in the Prospectus. In addition, the Receivables sold to the Trust by the Seller pursuant to the Pooling and Servicing Agreement were or will be selected from extensions of credit and advances made by Chrysler and CFC, directly or as successor to CCC, to approximately [ ] domestic motor "vehicle dealers". CFC, directly or as successor to CCC, financed [ ]% of the total number of all Chrysler franchised dealers as of [ ], 199[ ]. Furthermore, CFC, directly or as successor to CCC, has extended credit lines to [ ] Chrysler-franchised dealers that also operate non-Chrysler franchises (representing approximately [ ]% of the aggregate credit lines of dealers in the U.S. Wholesale Portfolio as of [ ], 199[ ]) and [ ] non-Chrysler dealers (representing approximately [ ]% of such aggregate credit lines). As of [ ], 199[ ], the balance of Principal Receivables in the U.S. Wholesale Portfolio was approximately $[ ] billion. CFC currently services the U.S. Wholesale Portfolio through its home office and through a network of [ ] zone offices located throughout the United States.

      As of [ ], 199[ ], the average credit lines per dealer in the U.S. Wholesale Portfolio for new and used vehicles (which includes Auction Vehicles) were $[ ] million and $[ ] million, respectively, and the average balance of principal receivables per dealer was $[ ] million. As of [ ], 199[ ], the aggregate total receivables balance as a percentage of the aggregate total credit line was approximately [ ]%.

      The following table sets forth the percentages of dealer account balances by year of credit line origination for the U.S. Wholesale Portfolio as of [ ], 199[ ].

            Portfolio Percentages by Year of Credit Line Origination

                                                             Prior to
 199[ ]   1996     1995     1994     1993     1992     1991    1991
 ------   ----     ----     ----     ----     ----     ----  --------

[    ]   [    ]   [    ]   [    ]   [    ]   [    ]   [    ]   [    ]

      As of [ ], 199[ ], the weight average spread over the Prime Rate charged to dealers in the U.S. Wholesale Portfolio was approximately [ ]%.

      As of [ ], 199[ ], approximately [ ]% of all dealers participating in the installment payment plan were remitting 100% of the Installment Balance following the sale of the related vehicle. Currently CFC has elected to have Chrysler absorb credit losses on Installment Balances in an amount equal to [ ]% of the aggregate Installment Balances created in each calendar month (rather than sell Installment Balances to Chrysler) and Chrysler supports such agreement by maintaining a deposit with CFC in an amount equal to [ ]% of the aggregate amount of Installment Balances outstanding at the end of each calendar month.

      Used Vehicles (which excludes Auction Vehicles) represented approximately [ ]% of the aggregate principal amount of receivables in the U.S. Wholesale Portfolio as of [ ], 199[ ]. As of [ ], 199[ ], Used Vehicles represented approximately [ ]% of the aggregate principal amount of Receivables in the Trust (including Excluded Receivables).

      The following table provides the percentage of dealers in the U.S. Wholesale Portfolio that were subject to finance hold as of the dates indicated.

                            Finance Hold Experience

                              As of
                              [    ]                    As of December 31,
                              ------   -----------------------------------------------------
                               199[ ]  1996   1995   1994   1993   1992   1991   1990   1989
                               ------  ----   ----   ----   ----   ----   ----   ----   ----
Percentage of Dealers  ....   [    ]%  1.1%   1.8%   1.6%   3.2%   6.8%   9.4%   6.8%   4.6%

      The following table provides the number and percentage of dealers in Dealer Trouble Status in the U.S. Wholesale Portfolio as of the dates indicated.

                           Dealer Trouble Experience

                              As of
                              [    ]                      As of December 31,
                              ------   -----------------------------------------------------
                               199[ ]  1996   1995   1994   1993   1992   1991   1990   1989
                               ------  ----   ----   ----   ----   ----   ----   ----   ----
Number of Dealers  ........   [    ]   20     6      12     21     56     100    129    106
Percentage of Dealers  ....   [    ]%   0.6%  0.2%    0.3%   0.6%   1.8%    3.1%   4.2%   3.5%

                                  THE ACCOUNTS

      As of the Series Cut-Off Date, with respect to the Accounts in the
Trust: (a) there were [ ] Accounts and the Principal Receivables balance was approximately $[ ] million; (b) the average credit lines per Dealer for new and used vehicles (which include Auction Vehicles) were approximately $[ ] million and $[ ] million, respectively, and the average balance of Principal Receivables per Dealer was approximately $[ ] million; and (c) the aggregate total receivables balance as a percentage of the aggregate total credit line was approximately [ ]%. Unless otherwise indicated, the statistics included in this paragraph, in the table below and under "The Accounts -- General" and " -- Geographic Distribution" with respect to the Accounts and the Receivables in the Trust gives effect to approximately $[ ] million of principal receivables balances with respect to certain Dealers (the "Excluded Receivables" and the "Excluded Dealers", respectively) that are in voluntary or involuntary bankruptcy proceedings or voluntary or involuntary liquidation or that, subject to certain limitations, are being voluntarily removed by the Seller (or the Servicer on its behalf) from the Trust. A portion of such principal receivables was created after such Dealers entered into such status or were designated by the Seller (or the Servicer on its behalf) for removal from the Trust and, as a result thereof, are owned by CFC and not the Trust. Principal receivables balances created prior to such Dealers entering into such status or being designated for removal from the Trust are included in the Principal Receivables balance. See "Description of the Certificates -- Removal of Accounts" in the Prospectus for a description of the manner in which an Account can be removed from the Trust.

      The following table sets forth the percentages of dealer account balances by year of credit line origination for the accounts in the Trust as of [ ], 199[ ].

            Portfolio Percentage by Year of Credit Line Origination

                                                             Prior to
 199[ ]   1996     1995     1994     1993     1992     1991    1991
 ------   ----     ----     ----     ----     ----     ----  --------
[    ]   [    ]   [    ]   [    ]   [    ]   [    ]   [    ]   [    ]

      As of [ ], 199[ ], the weighted average spread over the Prime Rate charged to Dealers was approximately [ ]%.

Loss Experience

      The following tables set forth the average Principal Receivables balance and loss experience for each of the periods shown on the U.S. Wholesale Portfolio. Because the Eligible Accounts will be only a portion of the entire U.S. Wholesale Portfolio, actual loss experience with respect to the Eligible Accounts may be different. There can be no assurance that the loss experience for the Receivables in the future will be similar to the historical experience set forth below with respect to the U.S. Wholesale Portfolio. In addition, the historical experience set forth below reflects financial assistance provided by Chrysler to Chrysler-franchised dealers as described in the Prospectus under "The Dealer Floorplan Financing Business -- Relationship with Chrysler" in the Prospectus. If Chrysler is not able to or elects not to provide such assistance, the loss experience in respect of the U.S. Wholesale Portfolio may be adversely affected. See "Risk Factors -- Trust's Relationship to Chrysler and CFC" in the Prospectus and "Risk Factors -- Trust's Relationship to Chrysler and CFC; Financial Condition of Chrysler" in this Prospectus Supplement.

               Loss Experience for the U.S. Wholesale Portfolio

                               [

                                           ]            Year Ended December 31,
                             -----------------    ----------------------------------
                              199[ ]   199[ ]      1996       1995      1994     1993
                              ------   ------      ----       ----      ----     ----
                                                (Dollars in millions)
Average
  Principal
  Receivables
  Balance(1) .............   $[    ]   $ [    ]   $ 8,825   $ 8,256   $ 6,754   $6,271
Net Losses(2) ............   $ [   ]   $ [    ]   $    (0)  $    (1)  $    (1)  $   12
Net Losses/Liquidations ..    [    ]%   [     ]%   (0.000)%  (0.002)%  (0.003)%  0.035%
Net Losses/Average
   Principal Receivables
   Balance (3) ...........   [     ]%     [    ]%    (0.00)%   (0.01)%   (0.01)%   0.19%

                                              Year Ended December 31,
                              ----------------------------------------------------------
                              1992     1991     1990     1989     1988     1987     1986
                              ----     ----     ----     ----     ----     ----     ----
Average
  Principal
  Receivables
  Balance(1) .............   $5,344   $4,826   $4,726   $4,933   $4,129   $3,787   $2,991
Net Losses(2) ............   $   26   $   36   $   23   $   13   $    3   $    2   $    3
Net Losses/Liquidations ..    0.098%   0.163%   0.117%   0.060%   0.015%   0.015%   0.023%
Net Losses/Average
  Principal Receivables
  Balance (3) ............     0.49%    0.75%    0.49%    0.26%    0.07%    0.06%    0.10%

                                               Year Ended December 31,
                            ----------------------------------------------------------
                            1985     1984     1983     1982     1981     1980     1979
                            ----     ----     ----     ----     ----     ----     ----
                                                (Dollars in millions)
Average Principal
  Receivables
  Balance(1) .............   $2,532   $2,098   $1,461   $1,451   $1,390   $1,622   $1,837
Net Losses(2) ............   $    1   $   (2)  $    2   $   14   $   12   $   18   $   11
Net Losses/Liquidations ..    0.004%   (.019)%  0.023%   0.239%   0.225%   0.338%   0.163%
Net Losses/Average
  Principal Receivables
  Balance ................     0.02%   (0.09)%   0.12%    0.95%    0.85%    1.12%    0.58%

----------------
(1) Average Principal Receivables Balance is the average of the month-end
    principal balances for the [      ] months ending on the last day of the
    period, except for the [ ] months ended [ ] 199[ ] and [ ], 199[ ], which are based on a [ ]-month average.

(2) Net losses in any period are gross losses less recoveries for such period.

(3) Percentages for the [      ] months ended [         ], 199[ ] and 199[ ]
    are expressed on an annualized basis.

Aging Experience

      The following table provides the age distribution of vehicle inventory for all dealers in the U.S. Wholesale Portfolio, as a percentage of total principal outstanding at the date indicated. Because the Eligible Accounts will only be a portion of the entire U.S. Wholesale Portfolio, actual age distribution with respect to the Eligible Accounts may be different.

                        Age Distribution for the U.S. Wholesale Portfolio

                           [                                                  As of
                                     ]                                    December 31,
                          ---------------  --------------------------------------------------------------------------
                          199[ ]   199[ ]  1996   1995   1994   1993   1992   1991   1990   1989   1988   1987   1986
                          ------   ------  ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
1-120 ................   [    ]%  [    ]%  80.4%  82.2%  82.5%  82.4%  77.2%  75.9%  72.2%  71.3%  78.8%  73.0%  81.5%
121-180 ..............   [    ]    [   ]   10.0    9.3   10.1    9.6   13.8   12.9   13.7   14.5   11.0   13.9    9.2
181-270 ..............    [   ]    [   ]    5.0    3.8    4.0    4.6    4.8    4.8    7.1    6.4    4.7    6.8    4.4
Over 270 .............    [   ]    [   ]    4.6    4.7    3.4    3.4    4.2    6.4    7.0    7.8    5.5    6.3    4.9

Geographic Distribution

      The following table provides the geographic distribution of the vehicle inventory for all dealers in the Trust on the basis of receivables outstanding
and the number of dealers generating such portfolio.


                Geographic Distribution of Accounts in the Trust
                          As of [            ], 199[ ]

                                                                   Percentage
                       Receivables    Percentage of      Total         of
                       Outstanding     Receivables      Number      Number of
                      (thousands of    Outstanding        of         Dealers
                       dollars)(2)       (2)(4)        Dealers(3)     (3)(4)
                       -----------     -----------      ------      ---------
California .........                         %                          %
Texas ..............                         %                          %
New York ...........                         %                          %
New Jersey .........                         %                          %
Illinois ...........                         %                          %
Pennsylvania .......                         %                          %
Michigan ...........                         %                          %
[     ] ............                         %                          %
Other(1) ...........                         %                          %

----------------
(1) No other state includes more than 5% of the outstanding Receivables.

(2) Includes Excluded Receivables.

(3) Includes Excluded Dealers.

(4) May not add to 100.0% due to rounding.


                        CHRYSLER FINANCIAL CORPORATION

      Certain information regarding Chrysler Financial Corporation is set forth under "Chrysler Financial Corporation" in the Prospectus. In addition,
as of [        ], 199[ ], CFC had nearly [    ] employees and was servicing
$[  ] billion in finance receivables. During the first [   ] months of 199[ ],
CFC financed or leased approximately [   ] vehicles at retail, including
approximately [    ] new Chrysler passenger cars and light duty trucks
representing [ ]% of Chrysler's U.S. retail and fleet deliveries. CFC also financed at wholesale approximately [ ] new Chrysler passenger cars and light duty trucks representing [ ]% of Chrysler's U.S. factory unit sales for the
[  ] months ended [       ], 199[ ]. Wholesale vehicle financing accounted for
[ ]% of the total automotive financing volume of CFC in the first [ ] months of 199[ ] and represented [ ]% of gross automotive finance receivables
outstanding at [      ], 199[ ].

                MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS

      Principal with respect to the Series [199_-_] Certificates will be payable if an Early Amortization Event [that is not cured as described herein] has occurred. Full amortization of the Series [199_-_] Certificates by the [ ] Distribution Date (the "Expected Payment Date") depends on, among other things, repayment by Dealers of the Receivables and may not occur if Dealer payments are insufficient therefor. Because the Receivables generally are paid upon retail sale of the underlying Vehicle, the timing of such payments is uncertain. In addition, there is no assurance that CFC will generate additional Receivables under the Accounts or that any particular pattern of Dealer payments will occur. See "Series Provisions -- Interest" and " -- Principal" herein and "The Dealer Floorplan Financing Business" in the Prospectus and herein. [In addition, the shorter the Accumulation Period Length the greater the likelihood that payment of the Series [199_-_] Certificates in full by the Expected Payment Date will be dependent on the reallocation of Principal Collections which are initially allocated to other outstanding Series.] If one or more other Series from which Principal Collections are expected to be available to be reallocated to the payment of the Series [199_-_] Certificates enters into an early amortization period or reinvestment period after [ ] [the [ ] Distribution Date] [the Accumulation Period Commencement Date], Principal Collections allocated to such Series generally will not be available to be reallocated to make payments of principal of the Series [199_-_] Certificates and [the final payment of principal of the Series [199_-_] Certificates may be later than the Expected Payment Date] [the amount distributed in respect of principal of the Series [199_-_] Certificates on any Distribution Date during the Controlled Amortization Period may be less than the Controlled Amortization Amount]. [In addition, no amounts will be paid in respect of principal of the Series [199_-_] Certificates until the invested amount of the Paired Series has been reduced to zero.] Upon written request, the Seller will make available to Series [199_-_] Certificateholders Disclosure Documents relating to the other outstanding Series which describe the events which could result in the commencement of an early amortization period or reinvestment period with respect to such outstanding Series.]

      Because an Early Amortization Event with respect to the Series [199_-_] Certificates may occur which would initiate an Early Amortization Period, the final distribution of principal on the Series [199_-_] Certificates may be made prior to the scheduled termination of the Revolving Period or prior to the Expected Payment Date. See "Series Provisions -- Early Amortization Events".

      [Several of the events which constitute Reinvestment Events with respect to the Series [199_-_] Certificates may constitute early amortization events with respect to other Series. Should such an event occur, holders of Certificates of such other Series would receive monthly distribution of principal, which distributions would not be limited to any controlled amortization amount, while Certificateholder Principal Collections would be retained in the Principal Funding Account and would not be distributed to Series [199_-_] Certificateholders until the Expected Payment Date or, if earlier, the first Distribution Date following the occurrence of an Early Amortization Event. See "Series Provisions -- Principal" and " -- Reinvestment Events".]

      The amount of new Receivables generated in any month and monthly payment rates on the Receivables may vary because of seasonal variations in Vehicle sales and inventory levels, retail incentive programs provided by Vehicle manufacturers and various economic factors affecting Vehicle sales generally. The following table sets forth the highest and lowest monthly payment rates for the U.S. Wholesale Portfolio during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown, in each case calculated as the percentage equivalent of a fraction, the numerator of which is the aggregate of all collections of principal during the period and the denominator of which is the average aggregate principal balance for such period. Monthly payment rates reflected in the table include principal credit adjustments. The monthly payment rates presented for 1980 through 1985 are calculated using quarterly data while monthly payment rates for 1986 through 1994 reflect actual monthly data. There can be no assurance that the rate of Principal Collections will be similar to the historical experience set forth below. Because the Eligible Accounts will be only a portion of the entire U.S. Wholesale Portfolio, historical actual monthly payment rates with respect to the Eligible Accounts may be different than those shown below.

             Monthly Payment Rates for the U.S. Wholesale Portfolio

                              [
                                            ]                    Year Ended December 31,
                               -------------    ------------------------------------------------------------------------------
                               199[ ]   199[ ]  1996   1995   1994   1993   1992   1991   1990   1989   1988   1987   1986
                               ------   ------  ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Highest Month  ............   [    ]%  [    ]%  58.3%  59.1%  59.7%  54.7%  50.6%  49.0%  42.1%  41.5%  48.7%  40.3%  56.7%
Lowest Month  .............   [    ]   [    ]   43.2   36.5   34.2   35.9   34.4   30.2   25.3   29.5   29.5   26.8   27.7
Average of the Months in
  the Period  .............   [    ]   [    ]   49.0   45.6   50.3   46.6   41.3   38.4   35.7   35.6   41.2   34.2   37.7

                                         Year Ended December 31,
                              ----------------------------------------------
                              1985   1984   1983   1982   1981   1980   1979
                              ----   ----   ----   ----   ----   ----   ----
Highest Month  ............   45.9%  43.7%  45.9%  35.5%  34.3%  28.9%  36.5%
Lowest Month  .............   35.8   35.7   37.7   29.0   27.4   26.7   26.0
Average of the Months in
  the Period  .............   40.1   39.9   42.2   32.9   32.2   28.1   30.0

                               SERIES PROVISIONS

General

      The Series [199_-_] Certificates will be issued pursuant to the Pooling and Servicing Agreement and a Series Supplement relating to the Series [199_-_] Certificates (the "Series Supplement"). The Series [199_-_] Certificates will consist of a single Class. The Trustee will make available for inspection a copy of the Pooling and Servicing Agreement (without exhibits or schedules) on request. Reference should be made to the Prospectus for additional information concerning the Series [199_-_] Certificates and the Pooling and Servicing Agreement.

Interest

      Interest on the principal balance of the Series [199_-_] Certificates will accrue at the Certificate Rate and will be payable to the Series [199_-_] Certificateholders on each [Interest Payment Date] [Distribution Date], commencing [ ], 199[ ][, provided that, during any Early Amortization Period, interest will be distributed to Series [199_-_] Certificateholders on each Distribution Date, commencing on the first Distribution Date following the occurrence of an Early Amortization Event]. Interest will accrue from and including the preceding [Interest Payment Date] [Distribution Date] (or, in the case of the first [Interest Payment Date] [Distribution Date], from and including the Series Issuance Date) to but including such [Interest Payment Date] [Distribution Date]. Interest will be calculated on a basis of [the actual number of days in each Interest Period divided by [360][other]] [a 360-day year of twelve 30-day months]. Interest due for any [Interest Payment Date or] Distribution Date but not paid on such [Interest Payment Date or] Distribution Date will be due on the next [Interest Payment Date or] Distribution Date [, as applicable], together with interest on such amount at the Certificate Rate, to the extent permitted by applicable law. Interest payments on the Series [199_-_] Certificates will generally be derived from Certificateholder Interest Collections for a Collection Period, [any withdrawals from the Reserve Fund,] [Excess Interest Collections, if any, allocated to Series [199_-_],] [any withdrawals from the Yield Supplement Account,] Investment Proceeds and, under certain circumstances, Available Seller's Collections to the extent of the Available Subordinated Amount [describe other sources].

      [The Certificate Rate for each [Interest Period] [other] will be determined on the Adjustment Date preceding such [Interest Period] [other].] The "Certificate Rate" will be [ %] [equal to [the lesser of (a)] the Index [plus] [minus] [times] [ ]% [and (b) [except with respect to [the Prefunded Period [other]] the Assets Receivables Rate for the related Distribution Date].

      "Monthly Interest" for any Distribution Date means the amount of interest accrued in respect of the Series [199_-_] Certificates as described above for such Distribution Date.

      [Describe Index and define Adjustment Date.]

      [If the Certificate Rate for a Distribution Date [other than a Distribution Date [with respect to the Prefunded Period] [other]] calculated on the basis of the Index as described above is greater than the Assets Receivable Rate, then the Certificate Rate for such Distribution Date will be the Assets Receivables Rate.]

      [The "Assets Receivables Rate" for any [Interest Period][period from one Distribution Date to the immediately succeeding Distribution Date] shall equal [the product of (a) the quotient obtained by dividing (i) 360 by (ii) the actual number of days elapsed in such period and (b) a percentage, expressed as a fraction, (i) the numerator of which is the sum of (A) Certificateholder Interest Collections for the Collection Period immediately preceding the last day of such period (which for this purpose only is based on interest amounts billed to the Dealers which are due during such Collection Period) less, unless waived by the Servicer, the Monthly Servicing Fee with respect to such immediately preceding Collection Period] and [(B) the Investment Proceeds to be applied on the Distribution Date related to such period [and (C) Excess Interest Collections allocated to Series [199_-_] with respect to such period] and (ii) the denominator of which is [the sum of
(A)] the product of (I) the Floating Allocation Percentage, (II) the Series Allocation Percentage and (III) the average Pool Balance (after giving effect to any charge-offs) for such immediately preceding Collection Period, [(B) the principal balance on deposit in the Excess Funding Account on the first day of such period (after giving effect to all deposits to and withdrawals therefrom on such first day)] and [(C) the principal balance on deposit in the Principal Funding Account on the first day of such period (after giving effect to all deposits to and withdrawals therefrom on such first day)] [other].

      If the Certificate Rate for any Distribution Date is based on the Assets Receivables Rate, the excess of (a) the amount of interest on the Series [199_-_] Certificates that would have accrued in respect of the related [Interest Period][period from one Distribution Date to the immediately succeeding Distribution Date] had interest been calculated based on the Index over (b) the amount of interest on the Series [199_-_] Certificates actually accrued in respect of such period based on the Assets Receivables Rate (such excess, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the Certificate Rate calculated on the basis of the Index), is referred to as the "Carry-over Amount") will be paid on such Distribution Date from amounts on deposit in the Yield Supplement Account and, if such amounts are depleted, to the extent funds are allocated and available therefor after making all required distributions and deposits with respect to the Series [199_-_] Certificates, including payments with respect to principal [(including payments to the Excess Funding Account)], Monthly Interest, the Monthly Servicing Fee[, the Reserve Fund Deposit Amount] and the Investor Default Amount as described below under "Distributions from the Collection Account; [Reserve Fund;] Yield Supplement Account". In addition, any Carry-over Amount outstanding on the Final Payment Date, after making the distributions described in the preceding sentence, will be paid on such date from (i) amounts on deposit in the Reserve Fund and (ii) Available Seller's Collections on deposit in the Collection Account on such date as described under "Series Provisions -- Distributions from the Collection Account; Reserve Fund; Yield Supplement Account". The rating of the Series [199_-_] Certificates does not address the likelihood of payment of any Carry-over Amount.]

Principal

      In general, no principal payments will be made to the Series [199_-_] Certificateholders until the [Expected Payment Date] [Principal Commencement Date] or, upon the occurrence of an Early Amortization Event [that is not cured as described herein], until the first Special Payment Date[; provided, however, that notwithstanding the occurrence of an Early Amortization Event, no principal payments will be made to the Series [199_-_] Certificateholders during the Prefunded Period]. On each Distribution Date with respect to the Revolving Period, collections of Principal Receivables allocable to the Series [199_-_] Certificateholders' Interest, subject to certain limitations, will either be (a) allocated to one or more Series which are in amortization, early amortization or accumulation periods to cover principal payments due to the Certificateholders of any such Series or which provides for excess funding accounts or similar arrangements or (b) if no such Series is then amortizing or accumulating principal or otherwise does not provide for excess funding accounts or similar arrangements, paid to the Seller to maintain the Series [199_-_] Certificateholders' Interest or held as Unallocated Principal Collections. See "Allocation Percentages -- Principal Collections for all Series" and "Distributions from the Collection Account[; Reserve Fund][; Yield Supplement Account] -- Principal Collections".

      Unless and until an Early Amortization Event [or Reinvestment Event] [that is not cured as described herein] shall have occurred and until the outstanding principal balance of the Series [199_-_] Certificates is paid in full, on each Distribution Date with respect to the [Accumulation Period] [Controlled Amortization Period], collections of Principal Receivables allocable to the Series [199_-_] Certificateholders' Interest plus certain other amounts comprising Monthly Principal will no longer be paid for the benefit of another Series or to the Seller as described above but instead an amount thereof up to the [Controlled Deposit Amount] [Controlled Distribution Amount] for each such Distribution Date will be [deposited in the Principal Funding Account] [distributed to Series [19_-_] Certificateholders]. [The funds deposited in the Principal Funding Account and any amounts in the Excess Funding Account will be used to pay the outstanding principal balance of the Series [199_-_]Certificates on the Expected Payment Date. If on such date the sum of the Principal Funding Account Balance and any amounts in the Excess Funding Account is less than the outstanding principal balance of the Series [199_-_] Certificates, the Early Amortization Period will commence and on each Special Payment Date the Series [199_-_] Certificateholders will receive distributions of Monthly Principal and Monthly Interest until the outstanding principal balance of the Series [199_-_] Certificates has been paid in full or the Series Termination Date has occurred. Even if the sum of the Principal Funding Account Balance and any amounts in the Excess Funding Account on the Expected Payment Date is insufficient to pay the outstanding principal balance of the Series [199_-_] Certificates in full, such balances will be distributed to the Series [199_-_] Certificateholders at such time.] [Notwithstanding the foregoing, no payments of principal will be made in respect of the Series [199_-_] Certificates during the Prefunded Period.]

      It is expected that the final principal payment with respect to the Series [199_-_] Certificates will be made on the Expected Payment Date, but the principal of the Series [199_-_] Certificates may be paid earlier or, depending on the actual payment rate on the Receivables, later, as described under "Special Considerations -- Payments" herein and in the Prospectus.

[Excess Funding Account

      Unless and until an Early Amortization Event [or Reinvestment Event] shall have occurred, the Excess Funded Amount will be maintained in the Excess Funding Account established with the Trustee. The Excess Funded Amount will initially equal the excess of the initial principal balance of the Series [199_-_] Certificates, if any, over the Initial Invested Amount. Funds on deposit in the Excess Funding Account will be invested by the Trustee at the direction of the Servicer generally in Eligible Investments. Such investments must mature on or prior to the next Distribution Date.

      Funds on deposit in the Excess Funding Account will be withdrawn and paid to the Seller or allocated to one or more Series which are in amortization, early amortization or accumulation periods to the extent of any increases in the Invested Amount as a result of the addition of Receivables to the Trust, a reduction in the Seller's Interest, or a reduction in the initial invested amount of any other Series.

Additional amounts will be deposited in the Excess Funding Account on a Distribution Date to the extent that the sum of the Series [199_-_] Certificateholders' Interest in Principal Receivables and the amount on deposit in the Excess Funding Account prior to the deposit on such Distribution Date is less than the outstanding principal balance of the Series [199_-_] Certificates, but only to the extent that funds are available therefor as described herein. In the event that other Series issued by the Trust provide for excess funding accounts or other arrangements similar to the Excess Funding Account involving fluctuating levels of investment in the Receivables, the allocation of additional Receivables to increase the Invested Amount will generally be based on the proportion that the amount on deposit in the Excess Funding Account bears to the amounts on deposit in the excess funding accounts of all Series providing for excess funding accounts or such similar arrangements or to amounts otherwise similarly available; and the deposit of amounts in the Excess Funding Account will be based on the proportion that the Adjusted Invested Amount bears to the adjusted invested amounts of all Series providing for excess funding accounts or such similar arrangements.

      On each Distribution Date, all investment income earned on amounts in the Excess Funding Account since the preceding Distribution Date will be withdrawn from the Excess Funding Account and applied as described herein.

Any funds on deposit in the Excess Funding Account on the earlier of (i)
[     ] [the [     ] Distribution Date][the Accumulation Period
Commencement Date] and (ii) the commencement of an Early Amortization Period [or Reinvestment Period] will be deposited in the Principal Funding Account on such date. [In addition, on each Distribution Date with respect to the Controlled Amortization Period an amount equal to the quotient obtained by dividing the amount on deposit in the Excess Funding Account as of the [ ] Distribution Date (after giving effect to any withdrawals from or deposits to such account on such date) by [ ] will be distributed to Series [199_-_] Certificateholders on such date in respect of principal of the Series [199_-_] Certificates.] No funds will be deposited in the Excess Funding Account during any Early Amortization Period [or Reinvestment Period] or with
respect to any Collection Period following [     ] [the [     ]
Distribution Date] [the Accumulation Period Commencement Date].

Allocation Percentages

      Allocation between the Series [199_-_] Certificateholders and the Seller. The Servicer will allocate amounts initially allocated to Series [199_-_] as described under "Description of the Certificates -- Allocation Percentages -- Allocations among Series" in the Prospectus between the Series [199_-_] Certificateholders' Interest and the Seller's Interest for each Collection Period as follows:

            (i) Series Allocable Interest Collections and the Series Allocable Defaulted Amount will be allocated to Series [199_-_] Certificateholders based on the Floating Allocation Percentage [, provided that during any Early Amortization Period, Series Allocable Interest Collections will be allocated to the Series [199_-_] Certificateholders based on the Fixed
      Allocation Percentage];

            (ii) during the Revolving Period, Series Allocable Principal Collections will be allocated to Series [199_-_] Certificateholders based on the Floating Allocation Percentage;

            (iii) during the [Accumulation Period] [Controlled Amortization Period] and any Early Amortization Period [or Reinvestment Period], Series Allocable Principal Collections will be allocated to Series [199_-_] Certificateholders based on the [Fixed Allocation Percentage] [other]; and

            (iv) Series Allocable Miscellaneous Payments will at all times be allocated to Series [199_-_] Certificateholders.

Amounts not allocated to the Series [199_-_] Certificateholders as described above will be allocated to the Seller.

            "Floating Allocation Percentage" for any Collection Period means [the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the immediately preceding Collection Period and the denominator of which is the product of (x) the Pool Balance as of such last day and (y) the Series Allocation Percentage for the Collection Period in respect of which the Floating Allocation Percentage is being calculated; provided, however, that, with respect to the first Collection Period, the Floating Allocation Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Initial Invested Amount as of the Series Issuance Date and the denominator of which is the Series Allocation Percentage of the Pool Balance as of the Series Cut-Off Date] [other].

            "Fixed Allocation Percentage" for any Collection Period generally means [the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the Revolving Period and the denominator of which is the product of (x) the Pool Balance as of the last day of the immediately preceding Collection Period and (y) the Series Allocation Percentage for the Collection Period in respect of which the Fixed Allocation Percentage is being calculated] [other].

            "Invested Amount" means for any date [an amount equal to the Initial Invested Amount, minus the amount, without duplication, of principal payments (except principal payments made from the Excess Funding Account) made to Series [199_-_] Certificateholders or deposited to the Principal Funding Account prior to such date since the Series Issuance Date, minus the excess, if any, of the aggregate amount of Investor Charge-Offs for all Distribution Dates preceding such date, over the aggregate amount of any reimbursements of Investor Charge-Offs for all Distribution Dates preceding such date] [other].

            "Initial Invested Amount" means [[the portion of the initial principal amount of the Series [199_-_] Certificates which is invested in Principal Receivables on the Series Issuance Date, which is expected to equal approximately $[ ] (based on information as of the Series Cut-Off Date)] [during the Prefunded Period, zero and thereafter [ ]], plus (x) the amount of any withdrawals from the Excess Funding Account in connection with the purchase of an additional interest in Principal Receivables since the Series Issuance Date, minus (y) the amount of any additions to the Excess Funding Account in connection with a reduction in the Principal Receivables in the Trust since the Series Issuance Date] [other].

The Floating Allocation Percentage and the Fixed Allocation Percentage will be adjusted for any Collection Period in which Additional Accounts are designated to reflect the additional Receivables added to the Trust.

      Principal Collections for all Series. Principal Collections allocated to the Series [199_-_] Certificateholders' Interest, for any Collection Period with respect to the [Accumulation Period] [Controlled Amortization Period] or any Early Amortization Period [or Reinvestment Period], will first be allocated [to make required payments of principal [to the Principal Funding Account during the [Accumulation Period] [or Reinvestment Period] and] to the Series [199_-_] Certificateholders during [the Controlled Amortization Period and] any Early Amortization Period][describe other applications, if applicable]. See "Distributions from the Collection Account[; Reserve Fund][; Yield Supplement Account] -- Principal Collections". The Servicer will determine the amount of Available Certificateholder Principal Collections for any Collection Period remaining after such required payments, if any, and the amount of any similar excess for any other Series ("Excess Principal Collections"). The Servicer will allocate Excess Principal Collections to cover any principal distributions to Certificateholders for any Series which are either scheduled or permitted and which have not been covered out of Principal Collections and certain other amounts allocated to such Series ("Principal Shortfalls"). See "Maturity and Principal Payment Considerations". Excess Principal Collections will generally not be used to cover investor charge-offs for any Series. If Principal Shortfalls exceed Excess Principal Collections for any Collection Period, Excess Principal Collections will be allocated [pro rata among the applicable Series based on the relative amounts of Principal Shortfalls] [describe other method of applying, if applicable].

Allocation of Collections; Limited Subordination of Seller's Interest

      [Except as otherwise described herein with respect to Interest Collections and Principal Collections allocated to the Available Negative Carry Subordinated Amount, [and [ ]] on] [On] any date on which collections are deposited in the Collection Account, the Servicer will distribute directly to the Seller an amount equal to (a) the Excess Seller's Percentage for the related Collection Period of Series Allocable Interest Collections for such date and (b) the Excess Seller's Percentage for the related Collection Period of Series Allocable Principal Collections for such date, if the Seller's Participation Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination
Date). In addition, during the Revolving Period, subject to certain limitations, the Servicer will distribute directly to the Seller on each such date of deposit an amount equal to the Available Seller's Principal Collections for such date, if the Seller's Participation Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date) [describe exceptions, if any].

            "Available Seller's Collections" for any date means the sum of
      (a) the Available Seller's Interest Collections for such date and (b) the Available Seller's Principal Collections for such date; provided, however, that the Available Seller's Collections will be zero for any Collection Period with respect to which the Available Subordinated Amount is zero on the Determination Date immediately following the end of such Collection Period.

            "Available Seller's Interest Collections" for any date means an amount equal to the result obtained by multiplying (a) the excess of
      (i) the Seller's Percentage for the related Collection Period over (ii) the Excess Seller's Percentage for such Collection Period by (b) Series Allocable Interest Collections for such date.

            "Available Seller's Principal Collections" for any date means an amount equal to the product of (a) the excess of (i) the Seller's Percentage for the related Collection Period over (ii) the Excess Seller's Percentage for such Collection Period and (b) Series Allocable Principal Collections for such date.

            "Seller's Percentage" means 100% minus (a) the Floating Allocation Percentage, when used with respect to Interest Collections [(except during any Early Amortization Period)], Defaulted Receivables and Principal Collections during the Revolving Period, and (b) the [Fixed Allocation Percentage] [other], when used with respect to [Interest Collections during any Early Amortization Period and] PrincipalCollections during the [Accumulation Period] [Controlled Amortization Period] and any Early Amortization Period [or Reinvestment Period].

            "Excess Seller's Percentage" for any Collection Period means a percentage (which percentage shall never be less than 0% nor more than 100%) equal to (a) 100% minus, when used with respect to Interest Collections [(except during any Early Amortization Period)] and Principal Collections during the Revolving Period, the sum of (i) the Floating Allocation Percentage with respect to such Collection Period and (ii) the percentage equivalent of a fraction, the numerator of which is the Available Subordinated Amount as of the Determination Date occurring in such Collection Period (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date), and the denominator of which is the product of (x) the Pool Balance as of the last day of such immediately preceding Collection Period and (y) the Series Allocation Percentage for the Collection Period in respect of which the Excess Seller's Percentage is being calculated or (b) 100% minus, when used with respect to [Interest Collections during any Early Amortization Period and] Principal Collections during the [Accumulation Period] [Controlled Amortization Period] and any Early Amortization Period [or Reinvestment Period], the sum of (i) the [Fixed Allocation Percentage] [other] with respect to such Collection Period and (ii) the percentage described in clause (a)(ii) above for such Collection Period.

      Deficiency Amount. [On each Determination Date [with respect to a Distribution Date that occurs on or prior to the Fully Reinvested Date [or any Distribution Date thereafter during the Revolving

Period, if the Revolving Period has recommenced]], the Servicer will determine for the Series [199_-_] Certificates the amount (the "Deficiency Amount"), if any, by which (a) the sum of (i) Monthly Interest for the following Distribution Date, (ii) Monthly Interest accrued but not paid with respect to prior Distribution Dates (and interest thereon), (iii) the Monthly Servicing Fee for such Distribution Date, (iv) the Investor Default Amount for such Distribution Date and (v) the amount of any Adjustment Payment allocated to the Series [199_-_] Certificates for such Distribution Date that has not been deposited in the Collection Account as required under the Pooling and Servicing Agreement and (vi) if such Distribution Date is the Final Payment Date, any Carry-over Amount on such Distribution Date that will not be satisfied on such date by the application of amounts on deposit in the Yield Supplement Account as described under "Distributions from the Collection Account; Reserve Fund; Yield Supplement Account -- Yield Supplement Account", exceeds (b) the sum of [(i)] Certificateholder Interest Collections and Investment Proceeds for such Distribution Date [(ii) Excess Interest collections allocated to Series [199_-_] with respect to such Distribution Date] [and (iii) the amount of funds in the Reserve Fund on such Determination Date available to fund any portion of the Deficiency Amount as described under "Distributions from the Collection Account; Reserve Fund[; Yield Supplement Account] -- Interest Collections"]. The lesser of the Deficiency Amount and the Available Subordinated Amount is the "Draw Amount".] [Include other sources of funds and applications of the Draw Amount, as appropriate.](2)

      "Final Payment Date" means the first Distribution Date on which, after giving effect to all payments to be made on such Distribution Date, the outstanding principal balance of the Series [199_-_ ] Certificates will be paid in full.

      Available Subordinated Amount. The "Required Subordinated Amount" shall mean, as of any date of determination, [the sum of (i)] the product of the initial Subordinated Percentage [, as adjusted from time to time as described herein other than as a result of an increase therein at the option of the Seller,] and the Invested Amount [and (ii) the Incremental Subordinated Amount]. Assuming that the Initial Invested Amount of the Series [199_-_] Certificates is equal to the initial principal amount of the Series [199_-_]
Certificates, such amount would initially be $[      ].

      The Available Subordinated Amount for a Determination Date is equal to
(a) the lesser of (i) the Available Subordinated Amount for the preceding Determination Date, minus, with certain limitations, the Draw Amount for such preceding Determination Date, [minus funds from the Reserve Fund applied to cover any portion of the Investor Default Amount,] plus the excess, if any, of the Required Subordinated Amount for such Determination Date over the Required Subordinated Amount for the immediately preceding Determination Date, plus amount of Excess Servicing available to be paid to the Seller as described under "Distributions from the Collection Account[; Reserve Fund][; Yield Supplement Account] -- Excess Servicing", and (ii) the product of the fractional equivalent of the Subordinated Percentage and the Invested Amount[, minus (b) in the case of clause (a) (i) the Incremental Subordinated Amount for such preceding Determination Date, plus (c) the Incremental Subordinated Amount for the current Determination Date,] [plus (d) the Subordinated Percentage of funds to be withdrawn from the Excess Funding Account on the succeeding Distribution Date and paid to the Seller or allocated to one or more Series]; provided, however, that, once [the [Accumulation Period] [Controlled Amortization Period] or] any Early Amortization Period [that is not cured as described herein] shall have commenced, the Available Subordinated Amount shall be calculated based on the Invested Amount as of the close of business on the day preceding such [[Accumulation Period] [Controlled Amortization Period] or] Early Amortization Period [; and provided further that from and after the commencement of any Reinvestment Period [that is not cured as described herein] until the earliest of the commencement of any Early Amortization Period that is not cured, as described herein, the payment in full of the Series [199_-_] Certificates and the Fully Reinvested Date, the Available Subordinated Amount shall be calculated based on the Invested Amount as of the close of business on the day preceding such Reinvestment Period [less [describe permitted reductions, e.g., based on payment rates or amounts on deposit in the Principal Funding Account]]. The Available Subordinated Amount [FN]
----------------
(2) Modify, as appropriate, if Interest Collections, Investment Proceeds and Available Sellers' Collections from one Series will be available to cover interest or other shortfalls for a related Series.

for the first Determination Date is equal to the Required Subordinated Amount. [The "Incremental Subordinated Amount" on any the Determination Date will equal the result obtained by multiplying (a) a fraction, the numerator of which is the sum of the Invested Amount on the last day of the immediately preceding Collection Period and the Available Subordinated Amount for such Determination Date (calculated without adding the Incremental Subordinated Amount for such Determination Date as described in clause (c) above), and the denominator of which is the Pool Balance on such last day by (b) the excess, if any, of (x) the sum of the Overconcentration Amount, the Instalment Balance Amount and the aggregate amount of Ineligible Receivables on such Determination Date over (y) the aggregate amount of Ineligible Receivables, Receivables in Accounts containing Dealer Overconcentrations and Receivables in Instalment Balances, in each case that became Defaulted Receivables during the preceding Collection Period and are not subject to reassignment from the Trust, unless certain insolvency events relating to the Seller or CFC have occurred, as further described in the Pooling and Servicing Agreement].

      The "Subordinated Percentage" will initially equal the percentage equivalent of a fraction, the numerator of which is the Subordination Factor and the denominator of which will be the excess of 100% over the Subordination Factor. The Seller may, in its sole discretion, at any time increase the Available Subordinated Amount for so long as the cumulative amount of such increases does not exceed the lesser of (i) $[ ] or (ii) [ ]% of the Invested Amount. The Seller is not under any obligation to increase the Available Subordinated Amount at any time. If [the sum of] the Available Subordinated Amount [and the Incremental Subordinated Amount] were reduced to less than the sum of the Required Subordinated Amount [and the Incremental Subordinated Amount], a [Reinvestment Event] [Early Amortization Event] would occur. The Seller could elect to increase the Available Subordinated Amount at the time such a [Reinvestment Event] [Early Amortization Event] would otherwise occur, thus preventing or delaying the occurrence of the [Reinvestment Event] [Early Amortization Event]. [Describe partial Reinvestment Periods resulting from a failure to meet the test described above, if applicable.]

      [Negative Carry Subordinated Amount. In the event of the occurrence of [a Reinvestment Event,] [an Early Amortization Event] [or the commencement of the Accumulation Period] [or the commencement of the Controlled Amortization Period], Interest Collections and Principal Collections otherwise distributed to the Seller in respect of the Excess Seller's Percentage, in an amount not to exceed the Available Negative Carry Subordinated Amount, will be deposited to the Reserve Fund [and other] until the amounts on deposit therein equal the Negative Carry Required Amount [and [ ]].

      [Available Negative Carry Subordinated Amount means, initially, the Required Negative Carry Subordinated Amount and, on any subsequent date, the Available Negative Carry Subordinated Amount at the open of business on the immediately preceding date less the amount of Seller's Collections deposited on such immediately preceding date to the Reserve Fund [and other] in accordance with the preceding paragraph.]

      [Required Negative Carry Subordinated Amount means [      ].]

      [Negative Carry Required Amount means [       ].]

      [Describe other subordination of the Seller's Interest, if applicable.]

Distributions from the Collection Account[; Reserve Fund] [;Yield
   Supplement Account]

      Interest Collections. On each Distribution Date [with respect to a Collection Period that ends prior to the Fully Invested Date [and each Collection Period thereafter during the Revolving Period]], commencing with the initial Distribution Date, the Servicer shall instruct the Trustee to apply Certificateholder Interest Collections and Investment Proceeds, if any, [Excess Interest Collections allocated to Series [199_-_] [other amounts] in respect of the related Collection Period to make the following distributions in the following priority:

            [(i) first, an amount equal to Monthly Interest for such Distribution Date, plus the amount of any Monthly Interest previously due but not [deposited to the Interest Funding Account or] distributed on a prior Distribution Date (plus, but only to the extent permitted under applicable law, interest at the Certificate Rate on Monthly Interest previously due but not so [deposited or] distributed), shall be [deposited to the Interest Funding Account] [distributed to the Series [199_-_] Certificateholders];

            [(ii) second, describe application, if any, to cover interest or other shortfalls with respect to related Series;]

            (iii) third, an amount equal to the Monthly Servicing Fee for such Distribution Date shall be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account as described in the Prospectus under "Description of the Certificates -- Allocation of Collections; Deposits in Collection Account" or waived by the Servicer);

            [(iv) fourth, an amount equal to the Reserve Fund Deposit Amount, if any, for such Distribution Date shall be deposited in the Reserve Fund;]

            (v) fifth, an amount equal to the Investor Default Amount, if any, for such Distribution Date shall be treated as a portion of Available Certificateholder Principal Collections for such Distribution Date;

            [(vi) sixth, an amount equal to any outstanding Carry-over Amount (after giving effect to any withdrawals from the Yield Supplement Account) shall be distributed to the Series [199_-_]
      Certificateholders;]

            [(vii) seventh, an amount equal to the Yield Supplement Account Deposit Amount, if any, for such Distribution Date shall be deposited in the Yield Supplement Account;]

            [(viii) eighth, describe other applications, if any]; and

            (ix) ninth, the balance shall constitute Excess Servicing].

      [Describe application of Interest Collections, Investment Proceeds and other amounts allocated to related Series to cover distributions pursuant to clause (i), if applicable.]

      [If, during the Prefunded Period, such Investment Proceeds [describe other funds] are not sufficient to make the entire distributions required by clause [(i)] above, the Trustee shall withdraw funds from the Yield Supplement Account and apply such funds to complete the distributions pursuant to such clause.]

      [If such Certificateholder Interest Collections and Investment Proceeds [Excess Interest Collections allocated to Series [199_-_] [describe other funds] are not sufficient to make the entire distributions required by clauses [(i), (ii), (iii) and (v)], the Trustee [after applying amounts on deposit in the Yield Supplement Account and [describe other funds]]shall withdraw funds from the Reserve Fund and apply such funds to complete the distributions pursuant to such clauses; provided, however, that during any Early Amortization Period [or Reinvestment Period] funds shall not be withdrawn from the Reserve Fund to make distributions required by clause [(v)] to the extent that, after giving effect to such withdrawal, the amount on deposit in the Reserve Fund shall be less than $[ ].]

      If there is a Draw Amount for such Distribution Date, the Trustee shall apply the amount of Available Seller's Collections for the related Collection Period on deposit in the Collection Account on such Distribution Date, but only up to the Draw Amount, to make the distributions required by clauses [(i), (ii), (iii) and (v)] above [that have not been made through the application of funds from the Reserve Fund [or the Yield Supplement Account] [or describe other funds] as described in the preceding paragraph]. Additionally, Available Seller's Collections will be applied to any unpaid Adjustment Payments. The Available Subordinated Amount will be reduced by the amount of Available Seller's Collections so applied. If the Draw Amount exceeds such Available Seller's Collections, the Available Subordinated Amount will be reduced by the amount of such excess, but not by more than the sum of the Investor Default Amount and the portion of Adjustment Payments not paid by the Seller, in order to maintain the Invested Amount, but not generally by more than the Investor Default Amount for such Distribution Date.

            "Certificateholder Interest Collections" for any Distribution Date means the portion of Series Allocable Interest Collections for the related Collection Period allocated to the Series [199_-_] Certificateholders' Interest as described under "Allocation Percentages -- Allocation Between the Series [199_-_] Certificateholders and the Seller".

            "Investment Proceeds" for any Distribution Date means an amount equal to the sum of (a) [the investment earnings on the related Determination Date with respect to funds held in the Reserve Fund,] (b) the Series Allocation Percentage of investment earnings on the related Determination Date with respect to funds held in the Collection Account and (c) all investment income on amounts in [the Excess Funding Account,] [the Principal Funding Account,] [the Prefunding Account,] [the Interest Funding Account,] [the Yield Supplement Account] [other accounts] since the preceding Distribution Date.

      [Investment Proceeds. On each Distribution Date with respect to a Collection Period that ends after the Fully Reinvested Date [other than any such Collection Period during the Revolving Period], the Servicer shall instruct the Trustee to apply Investment Proceeds [Excess Interest Collections allocated to Series [199_-_]] [describe other funds], in respect of the related Collection Period to make the following distributions in the following priority:

            (i) first, (x) an amount equal to Monthly Interest for such Distribution Date, plus, the amount of any Monthly Interest previously due but not [deposited in the Interest Funding Account or] distributed on a prior Distribution Date (plus, but only to the extent permitted under applicable law, interest at the Certificate Rate plus [ ]% on Monthly Interest previously due but not so [deposited or] distributed), shall be [deposited to the Interest Funding Account] [distributed to Series [199_-_] Certificateholders;

            [(ii) second, describe other applications, including, if applicable, to cover interest or other shortfalls with respect to related Series; and]

            (iii) third, the balance shall be distributed to the Seller.]

      [Describe application of Interest Collections, Investment Proceeds and other amounts allocated to related Series to cover distributions pursuant to clause (i), if applicable.]

      [If, on any Distribution Date, Investment Proceeds [Excess Interest Collections allocated to Series [199_-_]] [describe other funds] are not sufficient to make the entire distribution required in clause (i) above [after applying [describe other funds]], the Trustee shall withdraw funds from the Reserve Fund and apply such funds to complete the distribution pursuant to such clause.]

      [Reserve Fund. The "Reserve Fund" will be an Eligible Deposit Account established and maintained in the name of the Trustee for the benefit of the Series [199_-_] Certificateholders. On the Series Issuance Date, the Seller will deposit $[ ] ([ ]% of the principal balance of the Series [199_-_] Certificates) into the Reserve Fund. The "Reserve Fund Required Amount" for any Distribution Date will equal []% of the outstanding principal balance of the Series [19_-_] Certificates for such Distribution Date (after giving effect to any change therein on such Distribution Date). [Describe any increases in the Reserve Fund Required Amount, e.g., as a result of the long-term rating of CFC falling below BBB- or to cover any negative carry during a principal accumulation period.] The "Reserve Fund Deposit Amount" is the amount, if any, by which the Reserve Fund Required Amount exceeds the amount on deposit in the Reserve Fund. Funds in the Reserve Fund will be invested in Eligible Investments that will mature on or prior to the next Distribution Date. On each Determination Date, the Servicer will apply any investment earnings (net of losses and investment expenses) with respect to the Reserve Fund as set forth under "Distributions from the Collection Account; Reserve Fund[; Yield Supplement Account]". After the earlier of the payment in full of the outstanding principal balance of the Series [199_-_] Certificates and the Series Termination Date, any funds remaining on deposit in the Reserve Fund will be paid to the Seller. [Describe other applications, if any.]

      If, after giving effect to the allocations, distributions and deposits in the Reserve Fund described above under "Interest Collections", the amount in the Reserve Fund is less than the Reserve Fund Required Amount for the next following Distribution Date, the Trustee shall deposit any remaining Available Seller's Collections for the related Collection Period into the Reserve Fund until the amount in the Reserve Fund is equal to such Reserve Fund Required Amount.

      If, for any Distribution Date with respect to an Early Amortization Period [or Reinvestment Period], after giving effect to the allocations, distributions and deposits described in the preceding paragraph, the amount in the Reserve Fund is less than the Excess Reserve Fund Required Amount for such Distribution Date, the Trustee shall deposit the remaining Available Seller's Collections for the related Collection Period into the Reserve Fund until the amount in the Reserve Fund is equal to such Excess Reserve Fund Required Amount. The "Excess Reserve Fund Required Amount" for any such Distribution Date means an amount equal to the greater of (a) [ ]% of the initial principal balance of the Series [199_-_] Certificates and (b) the excess of (i) the sum of (x) the Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution Date) and (y) an amount equal to (A) the excess of the Required Participation Percentage over 100%, multiplied by (B) the outstanding principal balance of the Series [199_-_] Certificates on such Distribution Date (after giving effect to any changes therein on such Distribution Date) over (ii) the excess of (x) the Series Allocation Percentage of the Pool Balance on the last day of the immediately preceding Collection Period over (y) the Invested Amount on such Distribution Date (after giving effect to changes therein on such Distribution Date); provided that the Excess Reserve Fund Required Amount shall not exceed such Available Subordinated Amount. [Describe adjustments, if applicable.]]

      [Yield Supplement Account. The Yield Supplement Account will be an Eligible Deposit Account established and maintained in the name of the Trustee for the benefit of the Series [199_-_] Certificateholders. On the Series Issuance Date, the Seller will deposit $[ ] ([ ]% of the principal balance of the Series [199_-_] Certificates) into the Yield Supplement Account. The "Yield Supplement Account Required Amount" for any Distribution Date [(i) that occurs during the Prefunded Period will equal [ ],] [(ii) that occurs [thereafter and] prior to the Fully Reinvested Date [or any Distribution Date thereafter during the Revolving Period]] will equal [ ]% of the outstanding principal balance of the Series [199_-_] Certificates for such Distribution Date (after giving effect to any change therein on such Distribution Date) [and (iii) for any [other] Distribution Date that occurs on or after the Fully Reinvested Date, zero]. [On any Distribution Date with respect to the Prefunded Period on which Investment Proceeds [describe other funds] are insufficient to make the entire distributions required by clause [(i)] under "Interest Collections" above, the amount on deposit in the Yield Supplement Account on such Distribution Date shall be applied by the Trustee up to the amount of such insufficiency to satisfy such insufficiency.] [On any Distribution Date on which there is a Carry-over Amount, the amount on deposit in the Yield Supplement Account on such Distribution Date shall be applied by the Trustee up to the amount of such Carry-over Amount to satisfy such Carry-over Amount.] [Describe other applications, e.g., to pay Monthly Interest [other than during a Prefunded Period].] The "Yield Supplement Account Deposit Amount" is the amount, if any, by which the Yield Supplement Account Required Amount exceeds the amount on deposit in the Yield Supplement Account. Funds in the Yield Supplement Account will be invested [in Eligible Investments that mature on or prior to the next Distribution Date] [in any investments consisting of financial assets that by their terms convert to cash within a finite period of time that mature on or prior to the next Distribution Date]. On each Determination Date, the Servicer will apply any investment earnings (net of losses and investment expenses) with respect to the Yield Supplement Account as set forth under "Distributions from the Collection Account; [Reserve Fund;] Yield Supplement Account". After the earlier of the payment in full of the outstanding principal balance of the Series [199_-_] Certificates and the Series Termination Date, any funds remaining on deposit in the Yield Supplement Account will be paid to the Seller. [Describe other applications.]]

      Excess Servicing. On each Distribution Date [with respect to a Collection Period that ends prior to the Fully Reinvested Date [or any such Collection Period thereafter during the Revolving Period]], the Servicer will allocate Excess Servicing with respect to the Collection Period immediately preceding such Distribution Date, in the following priority:

            [(a) first, an amount equal to the aggregate amount of Investor Charge-Offs which have not been previously reimbursed (after giving effect to the allocation on such Distribution Date of Series Allocable Miscellaneous Payments with respect to such Distribution Date) will be allocated in the same manner as Available Certificateholder Principal Collections for such Distribution Date;

            (b) second, an amount equal to the aggregate outstanding amounts of the Monthly Servicing Fee which have been previously waived as described under "Servicing Compensation and Payment of Expenses" in the Prospectus will be distributed to the Servicer;

            [(c) third, describe other applications; and]

            (d) fourth, the balance, if any, shall be distributed to the Seller and shall increase the Available Subordinated Amount as described in the definition thereof].

      Principal Collections. On each Distribution Date [with respect to a Collection Period that ends prior to the Fully Reinvested Date [or any such Collection Period thereafter during the Revolving Period]], the Servicer will allocate Available Certificateholder Principal Collections as follows:

            (a) for each Distribution Date with respect to the Revolving Period, all Available Certificateholder Principal Collections will be allocated [first, to make a deposit to the Excess Funding Account if the sum of (i) the Series [199_-_] Certificateholders' Interest in Principal Receivables and (ii) the amount on deposit in the Excess Funding Account prior to the allocation on such Distribution Date is less than the outstanding principal balance of the Series [199_-_] Certificates and second] to Excess Principal Collections as described under "Allocation Percentages -- Principal Collections for all Series"; and

            (b) for each Distribution Date with respect to the [Accumulation Period] [Controlled Amortization Period] or any Early Amortization Period [or Reinvestment Period]:

                  (i) an amount equal to Monthly Principal for such
            Distribution Date will be [deposited to the Principal Funding Account, in the case of the Accumulation Period or any Reinvestment Period, or] distributed to Series [199_-_] Certificateholders; and

                  (ii) the balance, if any, will be allocated to Excess
            Principal Collections.

      [In the event that the aggregate Invested Amount is greater than zero on the Series Termination Date, any funds remaining in the Reserve Fund (after the application of funds in the Reserve Fund as described above under "Interest Collections") will be treated as a portion of Available Certificateholder Principal Collections for the Distribution Date occurring on the Series Termination Date.]

            "Available Certificateholder Principal Collections" for any Distribution Date means the sum of (a) the product of (i) the Floating Allocation Percentage, with respect to the Revolving Period, or the Fixed Allocation Percentage, with respect to the [Accumulation Period] [Controlled Amortization Period] or any Early Amortization Period [or Reinvestment Period], for the related Collection Period and (ii) Series Allocable Principal Collections deposited in the Collection Account for the related Collection Period, (b) the amount, if any, of Interest Collections, [funds in the Reserve Fund,] Available Seller's Collections and Excess Servicing allocated to cover the Investor Default Amount or reimburse Investor Charge-Offs, (c) Series Allocable Miscellaneous Payments on deposit in the Collection Account for such Distribution Date and (d) Excess Principal Collections, if any, from other Series allocated to Series [199_-_].

            "Monthly Principal" with respect to any Distribution Date relating to the [Accumulation Period] [Controlled Amortization Period] or any Early Amortization Period [or Reinvestment Period] will equal Available Certificateholder Principal Collections for such Distribution Date; provided, however, that for each Distribution Date [with respect to the Accumulation Period, Monthly Principal may not exceed the Controlled Deposit Amount] [with respect to the Controlled Amortization Period,

      Monthly Principal may not exceed the Controlled Distribution Amount] for such Distribution Date; and provided, further, that Monthly Principal shall not exceed the Invested Amount of the Series [199_-_] Certificates.

            ["Controlled Deposit Amount" for a Distribution Date means the excess, if any, of (a) [the sum of (i)] the product of the Controlled Accumulation Amount and the number of Distribution Dates from and including the first Distribution Date with respect to the Accumulation Period through and including such Distribution Date (but not in excess of the Accumulation Period Length) [and (ii) the amount on deposit in the Excess Funding Account as of the [ ] Distribution Date (after giving effect to any withdrawals from or deposits to such account on such date (other than the transfer to the Principal Funding Account of the amounts on deposit therein on such date))] over (b) the sum of amounts on deposit in [the Excess Funding Account and] the Principal Funding Account, in each case before giving effect to any withdrawals from or deposits to such accounts on such Distribution Date.]

            ["Controlled Accumulation Amount" means an amount equal to the Invested Amount as of the [ ] Distribution Date (after giving effect to any changes therein on such date) divided by [the Accumulation Period Length].]

            ["Controlled Distribution Amount" for a Distribution Date means the sum of (a) [the excess, if any, of (i)] the Controlled Amortization Amount for such Distribution Date [over (ii) the quotient obtained by dividing the amount on deposit in the Excess Funding Account as of the
      [ ] Distribution Date (after giving effect to any withdrawals from or deposits to such account on such date) by [ ],] plus (b) any Controlled Distribution Amount for a prior Distribution Date not previously distributed to Series [199_-_] Certificateholders.]

            ["Controlled Amortization Amount" for a Distribution Date means an amount equal to the Invested Amount as of the [ ] Distribution Date (after giving effect to any changes therein on such date) divided by [ ].]

[Enhancements

      The Series [199_-_] Certificates will have the benefit of the [Letter of Credit] [Interest Rate Swap] [Currency Swap] [Cash Collateral Account] [Guaranty] [Surety Bond] [Insurance Policy] [Spread Account] [other] [issued
by [           ] (the "Enhancement Provider")] in the initial amount of $[   ].

      With respect to any Distribution Date, the amount available to be drawn under the [Letter of Credit] [Interest Rate Swap] [Currency Swap] [Cash Collateral Account] [Guaranty] [Surety Bond] [Insurance Policy] [Spread
Account] [other] (the "Available Credit Enhancement Amount") will equal [   ].]

      [Describe subordination of other Series of Certificates to the Series [199_-_] Certificates, if applicable.]

      [Information with respect to Enhancement.]

[Enhancement Provider

      Information to be provided by Enhancement Provider.]

[Interest Funding Account

      The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of the Series [199_-_] Certificateholders (the "Interest Funding Account"). On each Distribution Date Monthly Interest will be deposited in the Interest Funding Account as provided above under "Distributions from the Collection Account[; Reserve Fund] [; Yield

Supplement Account]; provided that if an Early Amortization Event [that is not cured as described herein] shall have occurred, interest will be distributed to the Series [199_-_] Certificateholders on the first Distribution Date following such Early Amortization Event.

      All amounts on deposit in the Interest Funding Account on any Distribution Date (after giving effect to distributions to be made on such Distribution Date) (the "Interest Funding Account Balance") will be invested from the date of their deposit by the Trustee at the direction of the Servicer in Eligible Investments that will mature on or prior to the next succeeding Distribution Date. The Servicer may select an appropriate agent as representative of the Servicer for the purpose of designating such investments. On each Distribution Date, the interest and other investment income on the Interest Funding Account Balance will be applied as provided above under "Distributions from the Collection Account[; Reserve Fund][; Yield Supplement Account].]

[Principal Funding Account

      The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of the Series [199_-_] Certificateholders (the "Principal Funding Account"). On each Distribution Date with respect to the [Accumulation Period] [or any Reinvestment Period], Monthly Principal will be deposited in the Principal Funding Account as provided above under "Distributions from the Collection Account[; Reserve Fund][; Yield Supplement Account] -- Principal Collections"; provided, that, if an Early Amortization Event [that is not cured as described herein] occurs during the [Accumulation Period] [or any Reinvestment Period], the Principal Funding Account Balance shall be paid to the Series [199_-_] Certificateholders on the first Special Payment Date.

      All amounts on deposit in the Principal Funding Account on any Distribution Date (after giving effect to distributions to be made on such Distribution Date) (the "Principal Funding Account Balance") will be invested from the date of their deposit to on or prior to the Expected Payment Date by the Trustee at the direction of the Servicer in Eligible Investments that will mature on or prior to the following Distribution Date. The Servicer may select an appropriate agent as representative of the Servicer for the purpose of designating such investments. On each Distribution Date, the interest and other investment income on the Principal Funding Account Balance will be applied as provided above under "Distributions from the Collection Account[; Reserve Fund][; Yield Supplement Account]".]

[Prefunding Account

      The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of the Series [199_-_] Certificateholders (the "Prefunding Account"). On the Series Issuance Date an amount equal to the initial principal amount of the Series [199_-_] Certificates will be deposited in the Prefunding Account. As funds are accumulated in the Principal Funding Account for the Paired Series or distributed to holders of Certificates of such Series, an equal amount of funds on deposit in the Prefunding Account will be released (which funds will be distributed to the Seller).

      All amounts on deposit in the Prefunding Account on any Distribution Date (after giving effect to distributions to be made on such Distribution
Date) (the "Prefunding Account Balance") will be invested from the date of their deposit by the Trustee at the direction of the Servicer in Eligible Investments that will mature on or prior to the following Distribution Date. The Servicer may select an appropriate agent as representative of the Servicer for the purpose of designating such investments. On each Distribution Date, the interest and other investment income on the Prefunding Account Balance will be applied as provided above under "Distributions from the Collection Account[; Reserve Fund][; Yield Supplement Account]".]

      [Describe other Series [199_-_] Accounts, if applicable.]

Distributions

      Payments to Series [199_-_] Certificateholders will be made from the Collection Account, [the Reserve Fund,] [the Principal Funding Account,] [the Interest Funding Account,] [the Yield Supplement Account,] [other] and [the Excess Funding Account].

            (a) The Servicer shall instruct the Trustee to apply funds on deposit in the Collection Account, [the Reserve Fund,] [the Interest Funding Account,] [the Yield Supplement Account,] [other] and shall instruct the Trustee to make the following distributions at the following times:

                  (i) on each [Distribution Date] [Interest Payment Date or
            Special Payment Date] all amounts on deposit in the Collection Account, [the Reserve Fund,] [the Interest Funding Account,] [the Yield Supplement Account] [other] as are payable to the Series [199_-_] Certificateholders with respect to accrued interest will be distributed to the Series [199_-_] Certificateholders.

            (b) The Servicer shall instruct the Trustee to apply the funds on deposit in the [Collection Account,] [the Principal Funding Account,] [other] and [the Excess Funding Account] and shall instruct the Trustee to make, without duplication, the following distributions at the following times:

                  [(i) on each Distribution Date during the Controlled
            Amortization Period all amounts on deposit in the Collection Account [and the Excess Funding Account] [other] as are payable to the Series [199_-_] Certificateholders with respect to principal will be distributed to the Series [199_-_] Certificateholders; and]

                  [(ii) on each Special Payment Date and on the Expected
            Payment Date, the Principal Funding Account Balance [and the amount on deposit in the Excess Funding Account] [other] shall be distributed to the Series [199_-_] Certificateholders up to a maximum amount on any such date equal to the excess of the outstanding principal amount of the Series [199_-_] Certificates over unreimbursed Investor Charge-Offs, each on such date].

            [(c) On each Distribution Date on which there is an unpaid Carry-over Amount (or unpaid interest thereon), the Servicer shall instruct the Trustee to distribute to the Series [199_-_] Certificateholders such Carry-over Amount (or unpaid interest thereon) to the extent funds are available therefor first from amounts on deposit in the Yield Supplement Account and second to the extent funds are available therefor after making all required distributions and deposits with respect to the Series [199_-_] Certificates as provided above under "Distributions from the Collection Account[; Reserve Fund]; Yield Supplement Account".]

            [(d) If, on the Final Payment Date, there is any Class A-1 Carry-over Amount or Class A-2 Carry-over Amount (after giving effect to any distributions on such date pursuant to (a) through (c) above), the Trustee shall distribute to the Class A-1 Certificateholders or Class A-2 Certificateholders, as applicable (i) the amount on deposit in the Reserve Fund and (ii) Available Seller's Collections on deposit in the Collection Account which are available to satisfy such Carry-over Amount on the Final Payment Date as described above under "Distributions from the Collection Account; Reserve Fund; Yield Supplement Account -- Interest Collections".]

      All distributions shall be made to the Series [199_-_ ]
Certificateholders of record at the close of business on the day immediately preceding the related Distribution Date (each such day a "Record Date"), except that the final distribution with respect to any Series [199_-_ ] Certificate will be made only upon surrender of such Series [199_-_ ] Certificate.

Investor Charge-Offs

      If the Available Subordinated Amount is reduced to zero and on any Distribution Date the Deficiency Amount is greater than zero, the outstanding principal balance of the Series [199_-_] Certificates will be reduced by the Deficiency Amount, but not by more than the Investor Default Amount for such Distribution Date (an "Investor Charge-Off"). Any reduction in the outstanding principal balance of the Series [199_-_] Certificates will have the effect of slowing or reducing the return of principal to the Series [199_-_] Certificateholders. If the outstanding principal balance of the Series [199_-_] Certificates has been reduced by any Investor Charge-Offs, it will thereafter be increased on any

Distribution Date (but not by an amount in excess of the aggregate unreimbursed Investor Charge-Offs) by the sum of (a) Series Allocable Miscellaneous Payments for such Distribution Date and (b) the amount of Excess Servicing allocated and available for such purpose as described above.

[Reinvestment Events

      The Reinvestment Events with respect to the Series [199_-_]
Certificates are the following:

            [1. failure on the part of USA, the Servicer or CFC, as applicable, (i) to make any payment or deposit required by the Pooling and Servicing Agreement or the Receivables Purchase Agreement, including but not limited to any Transfer Deposit Amount or Adjustment Payment, on or before the date occurring two business days after the date such payment or deposit is required to be made therein; or (ii) to deliver a Distribution Date Statement on the date required under the Pooling and Servicing Agreement (or within the applicable grace period which will not exceed five business days); (iii) to comply with its covenant not to create any lien on a Receivable; or (iv) to observe or perform in any material respect any other covenants or agreements set forth in the Pooling and Servicing Agreement or the Receivables Purchase Agreement, which failure continues unremedied for a period of 45 days after written notice of such failure;

            2. any representation or warranty made by the RPA Seller in the Receivables Purchase Agreement or by USA in the Pooling and Servicing Agreement or any information required to be given by USA to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result the interests of the Certificateholders are materially and adversely affected; provided, however, that a Reinvestment Event shall not be deemed to occur thereunder if USA has repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Pooling and Servicing Agreement;

            3. the occurrence of certain events of bankruptcy, insolvency or receivership relating to any of CFC, or Chrysler;

            4. a failure by USA to convey Receivables in Additional Accounts to the Trust within five business days after the day on which it is required to convey such Receivables pursuant to the Pooling and Servicing Agreement;

            5. on any Determination Date, the Available Subordinated Amount for the next Distribution Date will be reduced to an amount less than the Required Subordinated Amount on such Determination Date after giving effect to the distributions to be made on the next Distribution Date;

            6. any Service Default with respect to the Series [199_-_] Certificates occurs;

            7. on any Determination Date, as of the last day of the preceding Collection Period, the aggregate amount of Principal Receivables relating to Used Vehicles exceeds [ ]% of the Pool Balance on such last day;

            8. on any Determination Date, the average of the Monthly Payment Rates for the two preceding Collection Periods, is less than [ ]%;

            9. the delivery by the Seller to the Trustee, of a notice stating that the Seller will no longer continue to sell Receivables to the Trust commencing on [ ] or any yearly anniversary thereof; provided, however, that the Seller shall have delivered to the Trustee an opinion of counsel to the effect that, following such discontinuation of sales of Receivables, the Trust shall not become an investment company within the meaning of the Investment Company Act of 1940, as amended;

            10. on any Determination Date, the quotient obtained by dividing
      (i) the sum of (x) the amount on deposit in the Yield Supplement Account on the next Distribution Date, after giving effect to the distribution to be made on such Distribution Date, and (y) the amount on deposit in the Yield Supplement Account on the immediately preceding Distribution Date, after giving effect to the distributions made on such Distribution Date, by (ii) the sum of (A) the outstanding principal balance of the Series [199_-_] Certificates on the next Distribution Date, after giving effect to all distributions and payments to be made on such Distribution Date, and (B) the outstanding principal balance of the Series [199_-_] Certificates on the immediately preceding Distribution Date, after giving effect to all distributions and payments made on such Distribution Date, is less than [ ]%;

            11. interest at the Certificate Rate is not paid on the Series [199_-_] Certificate on any Interest Payment Date;

            12. any Carry-over Amount is outstanding on six consecutive Distribution Dates; and

            13. [other].](3)

      [In the case of any event described in clause [1, 2 or 6] above, a Reinvestment Event with respect to Series [199_-_] will be deemed to have occurred only if, after the applicable grace period described in such clauses, if any, either the Trustee or Series [199_-_] Certificateholders holding Series [199_-_] Certificates evidencing more than 50% of the aggregate unpaid principal amount of the Series [199_-_] Certificates by written notice to the Seller and the Servicer (and the Trustee, if given by Certificateholders) declare that a Reinvestment Event has occurred as of the date of such notice. In the case of any event described in clause [3, 4, 5, 7, 8, 9, 10, 11, 12 or 13] above, a Reinvestment Event with respect to Series [199_-_] will be deemed to have occurred without any notice or other action on the part of the Trustee or the Series [199_-_] Certificateholders immediately upon the occurrence of such event.]

      [Under certain limited circumstances, a Reinvestment Period which commences prior to the scheduled end of the Revolving Period may terminate and the Revolving Period recommence. If a Reinvestment Period results from the failure by USA to convey Receivables in Additional Accounts to the Trust, as described in paragraph 4 above, during the Revolving Period and no other Reinvestment Event or Early Amortization Event [that has not been cured as described herein] has occurred, the Reinvestment Period resulting from such failure will terminate and the Revolving Period will recommence (unless the scheduled termination date of the Revolving Period has occurred) as of the end of the first Collection Period during which the Seller would no longer be required to convey Receivables to the Trust. The Seller may no longer be required to convey Receivables as described above as a result of a reduction in the Invested Amount occurring due to principal payments made in respect of the Series [199_-_] Certificates and the Certificates of other outstanding Series during the Reinvestment Period or as a result of the subsequent addition of Receivables to the Trust. Notwithstanding the foregoing, if any Reinvestment Event occurs, the Revolving Period will recommence following the receipt of (i) written confirmation by each Rating Agency (other than Moody's) that its rating of the Series [199_-_] Certificates will not be withdrawn or lowered as a result of such recommencement and (ii) the consent of Series [199_-_] Certificateholders holding Series [199_-_] Certificates evidencing more than 50% of the aggregate unpaid principal amount of the Series [199_-_] Certificates to such recommencement, provided that no other Reinvestment Event or Early Amortization Event [that has not been cured as described herein] has occurred and the scheduled termination of the Revolving Period has not occurred.]

      [Describe other cures of Reinvestment Events and partial Reinvestment Periods, if applicable.]

Early Amortization Events

      [The Early Amortization Events with respect to the Series [199_-_] Certificates will include each of the events so defined in the Prospectus, plus the following:

            1. failure on the part of USA, the Servicer or CFC, as applicable, (i) to make any payment or deposit required by the Pooling and Servicing Agreement or the Receivables Purchase Agreement, including but not limited to any Transfer Deposit Amount or Adjustment Payment, on
[FN]
----------------
(3) Delete or modify, as appropriate.

      or before the date occurring two business days after the date such payment or deposit is required to be made therein; or (ii) to deliver a Distribution Date Statement on the date required under the Pooling and Servicing Agreement (or within the applicable grace period which will not exceed five business days); (iii) to comply with its covenant not to create any lien on a Receivable; or (iv) to observe or perform in any material respect any other covenants or agreements set forth in the Pooling and Servicing Agreement or the Receivables Purchase Agreement, which failure continues unremedied for a period of 45 days after written notice of such failure;

            2. any representation or warranty made by the RPA Seller in the Receivables Purchase Agreement or by USA in the Pooling and Servicing Agreement or any information required to be given by USA to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result the interests of the Certificateholders are materially and adversely affected; provided, however, that an Early Amortization Event shall not be deemed to occur thereunder if USA has repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Pooling and Servicing Agreement;

            3. the occurrence of certain events of bankruptcy, insolvency or receivership relating to any of CFC, or Chrysler;

            4. a failure by USA to convey Receivables in Additional Accounts to the Trust within five business days after the day on which it is required to convey such Receivables pursuant to the Pooling and Servicing Agreement;

            5. on any Determination Date, the Available Subordinated Amount for the next Distribution Date will be reduced to an amount less than the Required Subordinated Amount on such Determination Date after giving effect to the distributions to be made on the next Distribution Date;

            6. any Service Default with respect to the Series [199_-_] Certificates occurs;

            7. on any Determination Date, as of the last day of the preceding Collection Period, the aggregate amount of Principal Receivables relating to Used Vehicles exceeds [ ]% of the Pool Balance on such last day;

            8. on any Determination Date, the average of the Monthly Payment Rates for the two preceding Collection Periods, is less than [ ]%;

            9. on any Determination Date, the quotient obtained by dividing
      (i) the sum of (x) the amount on deposit in the Yield Supplement Account on the next Distribution Date, after giving effect to the distributions to be made on such Distribution Date, and (y) the amount on deposit in the Yield Supplement Account on the immediately preceding Distribution Date, after giving effect to the distributions made on such Distribution Date, by (ii) the sum of (A) the outstanding principal balance of the Series [199_-_] Certificates on the next Distribution Date, after giving effect to all distributions and payments to be made on such Distribution Date and (B) the outstanding principal balance of the Series [199_-_] Certificates on the immediately preceding Distribution Date, after giving effect to all distributions and payments made on such Distribution Date, is less than
      [   ];

            10. any Carry-over Amount is outstanding on six consecutive Distribution Dates; and

            11. [other].](4)

      [In the case of any event described in clause [1, 2 or 6] above, an Early Amortization Event with respect to Series [199_-_] will be deemed to have occurred only if, after the applicable grace period described in such clauses, if any, either the Trustee or Series [199_-_] Certificateholders holding Series

----------------
(4) Delete or modify, as appropriate.

[199_-_] Certificates evidencing more than 50% of the aggregate unpaid principal amount of the Series [199_-_] Certificates by written notice to the Seller and the Servicer (and the Trustee, if given by Certificateholders) declare that an Early Amortization Event has occurred as of the date of such notice. In the case of any Early Amortization Event described in the Prospectus or any event described in clause [3, 4, 5, 7, 8, 9, 10 or 11] above, an Early Amortization Event with respect to Series [199_-_] will be deemed to have occurred without any notice or other action on the part of the Trustee or the Series [199_-_] Certificateholders immediately upon the occurrence of such event.]

      [Under certain limited circumstances, an Early Amortization Period which commences prior to the scheduled end of the Revolving Period may terminate and the Revolving Period recommence. If an Early Amortization Period results from the failure by USA to convey Receivables in Additional Accounts to the Trust, as described in paragraph 4 above, during the Revolving Period and no other [Reinvestment Event or] Early Amortization Event [that has not been cured as described herein] has occurred, the Early Amortization Period resulting from such failure will terminate and the Revolving Period will recommence (unless the scheduled termination date of the Revolving Period has occurred) as of the end of the first Collection Period during which the Seller would no longer be required to convey Receivables to the Trust. The Seller may no longer be required to convey Receivables as described above as a result of a reduction in the Invested Amount occurring due to principal payments made in respect of the Series [199_-_] Certificates and the Certificates of other outstanding Series during the Early Amortization Period or as a result of the subsequent addition of Receivables to the Trust. Notwithstanding the foregoing, if any Early Amortization Event occurs, the Revolving Period will recommence following receipt of (i) written confirmation by each Rating Agency (other than Moody's) that its rating of the Series [199_-_] Certificates will not be withdrawn or lowered as a result of such recommencement and (ii) the consent of Series [199_-_] Certificateholders holding Series [199_-_] Certificates evidencing more than 50% of the aggregate unpaid principal amount of the Series [199_-_] Certificates to such recommencement, provided that no other [Reinvestment Event or] Early Amortization Event [that has not been cured as described herein] has occurred and the scheduled termination of the Revolving Period has not occurred.]

      [Describe other cures of Early Amortization Events, if applicable.]

Series Termination

      The last payment of principal and interest on the Series [199_-_]
Certificates will be due and payable no later than the [             ]
Distribution Date (the "Series Termination Date"). In the event that the aggregate Invested Amount is greater than zero on the Series Termination Date (after giving effect to deposits and distributions otherwise to be made on such Series Termination Date), the Trustee will sell or cause to be sold (and apply the proceeds to the extent necessary to pay such remaining amounts to all Series [199_-_] Certificateholders) an interest in the Receivables or certain Receivables, as specified in the Pooling and Servicing Agreement, in an amount equal to (a) 110% of the aggregate Invested Amount on such Series Termination Date (after giving effect to such deposits and distributions) and
(b) the Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date following such Determination
Date); provided, however, that in no event shall such amount exceed the Series Allocation Percentage (for the Collection Period in which such Series Termination Date occurs) of Receivables on such Series Termination Date. The net proceeds of such sale and any collections on the Receivables will be paid pro rata to Series [199_-_] Certificateholders on the Series Termination Date as the final payment of the Series [199_-_] Certificates.

Reports

      On each Distribution Date (including each Distribution Date that corresponds to the Expected Payment Date or any Special Payment Date), commencing with the initial Distribution Date, the Trustee will forward to each Series [199_-_] Certificateholder of record a statement (the "Distribution Date Statement") prepared by the Servicer setting forth the following information (which, in the case of (c), (d) and (e) below, will be stated on the basis of an original principal amount of $1,000 per Series [199_-_]

Certificate if the [Accumulation Period] [Controlled Amortization Period] or an Early Amortization Period [or Reinvestment Period] has commenced): (a) the aggregate amount of collections, the aggregate amount of Interest Collections and the aggregate amount of Principal Collections processed during the immediately preceding Collection Period; (b) the Series Allocation Percentage, the Floating Allocation Percentage and the Fixed Allocation Percentage for such Collection Period; (c) the total amount, if any, distributed on the Series [199_-_] Certificates; (d) the amount of such distribution allocable to principal on the Series [199_-_] Certificates; (e) the amount of such distribution allocable to interest on the Series [199_-_] Certificates; (f) the Investor Default Amount for such Distribution Date; (g) the Draw Amount, if any, for such Collection Period; (h) the amount of the Investor Charge-Offs and the amounts of reimbursements thereof for such Collection Period; (i) the amount of the Monthly Servicing Fee for such Collection Period; (j) the [Controlled Distribution Amount] [Controlled Deposit Amount] for the following Distribution Date; (k) the Invested Amount[, the Excess Funding Amount] and the outstanding principal balance of the Series [199_-_] Certificates for such Distribution Date (after giving effect to all distributions which will occur on such Distribution Date); (1) the "pool factor" for the Series [199_-_] Certificates as of the Determination Date with respect to such Distribution Date (consisting of an eleven-digit decimal expressing the Invested Amount as of such Determination Date (determined after taking into account any reduction in the Invested Amount which will occur on such Distribution Date) as a proportion of the Initial Invested Amount); (m) the Available Subordinated Amount for such Determination Date; [(n) the Reserve Fund balance for such date;] (o) [the Principal Funding Account Balance,] [the Interest Funding Account Balance,] [the Prefunding Account Balance] and [the Yield Supplement Account balance] with respect to such date; [(p) during any Reinvestment Period, information with respect to the Eligible Investments in the accounts for the Series [199_-_] Certificates;] and (q) [other] [; provided, that after the Fully Reinvested Date, [unless the Revolving Period has recommenced,] such statement will not include the information in clauses [(a), (b), (f), (g),
(h), (i), (k) or (m) above].

                                  UNDERWRITING

      Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement"), the Seller has agreed to sell to the underwriters named below (the "Underwriters"), and each of the Underwriters has severally agreed to purchase from the Seller, the principal amount of the Series [199_-_] Certificates set forth opposite its name:

                                                        Series [199_-_]
                     Underwriters                        Certificates
                     ------------                        --------------
[          ] ........................................      $[      ]
[          ] ........................................       [      ]
                                                           --------
      Total .........................................      $[      ]
                                                           ========

      In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Series [199_-_] Certificates offered hereby if any of the Series [199_-_] Certificates are purchased.

      The Seller has been advised by the Underwriters that the Underwriters propose to initially offer the Series [199_-_] Certificates to the public at the price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of [ ]% of the Certificate denominations. The Underwriters may allow and such dealers may reallow a concession not in excess of [ ]% of the Certificate denominations to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed.

      The Underwriting Agreement provides that USA and CFC will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

      [In the ordinary course of their businesses, the Underwriters and their respective affiliates have engaged and may engage in investment banking transactions with the Seller and its affiliates.]

      The Underwriter intends to make a secondary market in the Series [199_-_ ] Certificates, but has no obligation to do so. There can be no assurance that a secondary market for the Series [199_-_ ] Certificates will develop or, if it does develop, that it will continue or that it will provide holders of the Series [199 - ] Certificates with a sufficient level of liquidity of, or trading markets for, the Series [199_-_ ] Certificates.

      In order to facilitate the offering of the Series [199_-_ ] Certificates, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the Series [199_-_ ] Certificates. Specifically, the Underwriter may overallot in connection with the offering, creating a short position in the Series [199_-_ ] Certificates for its own account. In addition, to cover overallotments or to stabilize the price of the Series [199_-_ ] Certificates, the Underwriter may bid for, and purchase, the Series [199_-_ ] Certificates in the open market. Any of these activities may stabilize or maintain the market price of the [199_-_ ] Certificates above independent market levels. The Underwriter is not required to engage in these activities, and may end any of these activities at any time.

                                 LEGAL MATTERS

      Certain legal matters relating to the Series [199_-_ ] Certificates will be passed upon for USA by Christopher A. Taravella, Esq., Vice President and General Counsel of Chrysler Financial Corporation, and for the Underwriter by Cravath, Swaine & Moore, New York, New York. Certain Federal income tax and ERISA matters will be passed upon for USA and the Trust by Cravath, Swaine & Moore. In addition to representing the Underwriter, Cravath, Swaine & Moore from time to time represents Chrysler Financial Corporation and its affiliates. See "Legal Matters" in the Prospectus.

                            INDEX OF PRINCIPAL TERMS

                                Term                                    Page
                                ----                                    ----
Accounts  ..........................................................      1
Accumulation Period Commencement Date  .............................      3
Accumulation Period Length  ........................................      3
Adjustment Date  ...................................................      1
Assets Receivables Rate  ...........................................     19
Available Certificateholder Principal Collections  .................     29
Available Credit Enhancement Amount  ...............................     30
Available Negative Carry Subordinated Amount  ......................     25
Available Seller's Collections  ....................................     23
Available Seller's Interest Collections  ...........................     23
Available Seller's Principal Collections  ..........................     23
Carry-over Amount  .................................................     19
Certificate Rate  ..................................................      1
Certificateholder Interest Collections  ............................     27
Controlled Accumulation Amount  ....................................     30
Controlled Amortization Amount  ....................................     30
Controlled Deposit Amount  .........................................     30
Controlled Distribution Amount  ....................................     30
Deficiency Amount  .................................................     24
Distribution Date  .................................................      1
Distribution Date Statement  .......................................     36
Draw Amount  .......................................................     24
Early Amortization Period  .........................................      5
Enhancement Provider  ..............................................     30
Excess Funding Account  ............................................      4
Excess Principal Collections  ......................................     22
Excess Reserve Fund Required Amount  ...............................     28
Excess Seller's Percentage  ........................................     23
Excluded Dealers  ..................................................     14
Excluded Receivables  ..............................................     14
Expected Payment Date  .............................................     17
Fixed Allocation Percentage  .......................................     22
Floating Allocation Percentage  ....................................     21
Incremental Subordinated Amount  ...................................      6
Index  .............................................................      1
Initial Invested Amount  ...........................................     22
Interest Funding Account  ..........................................      1
Interest Funding Account Balance  ..................................     31
Interest Payment Date  .............................................      1
Interest Period  ...................................................      1
Invested Amount  ...................................................     22
Investment Proceeds  ...............................................     27
Investor Charge-Off  ...............................................     32
Monthly Interest  ..................................................     19
Monthly Principal  .................................................     29
Negative Carry Required Amount  ....................................     25
Paired Series  .....................................................      1
Prefunded Period  ..................................................      1

                                Term                                    Page
                                ----                                    ----

Prefunding Account  ................................................      3
Prefunding Account Balance  ........................................     31
Principal Funding Account  .........................................     31
Principal Funding Account Balance  .................................     31
Principal Shortfalls  ..............................................     22
Receivables  .......................................................      1
Registration of Series 199_-_ Certificates  ........................      9
Required Negative Carry Subordinated Amount  .......................     25
Required Participation Percentage  .................................      8
Required Subordinated Amount  ......................................     25
Reserve Fund  ......................................................     27
Reserve Fund Deposit Amount  .......................................     27
Reserve Fund Required Amount  ......................................     27
Seller  ............................................................      1
Seller's Interest  .................................................      1
Seller's Percentage  ...............................................     23
Series  ............................................................      1
Series 199_-_ Certificates  ........................................      1
Series 199_-_ Termination Date  ....................................     10
Series Cut-Off Date  ...............................................     10
Series Issuance Date  ..............................................     10
Series Supplement  .................................................     18
Series Termination Date  ...........................................     10
Servicer  ..........................................................      1
Servicing Fee Rate  ................................................      9
Subordinated Percentage  ...........................................      7
Trust  .............................................................      1
Underwriters  ......................................................     37
Underwriting Agreement  ............................................     37
USA  ...............................................................      1
Yield Supplement Account  ..........................................      1
Yield Supplement Account Deposit Amount  ...........................     28
Yield Supplement Account Required Amount  ..........................     28

                                                                      ANNEX I

                  OUTSTANDING SERIES OF INVESTOR CERTIFICATES





                                [to be provided]

[Backcover - left]
=============================================================

    No dealer, salesman or other person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Seller or the Underwriters. Neither this Prospectus Supplement nor the accompanying Prospectus constitutes an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus Supplement or the accompanying Prospectus, nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Seller since the date hereof or thereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to its date.

                               TABLE OF CONTENTS

                                                        Page
                                                        ----
                    Prospectus Supplement
Summary of Series Terms .............................    S-1
Risk Factors ........................................   S-11
Use of Proceeds .....................................   S-13
The Dealer Floorplan Financing Business .............   S-13
The Accounts ........................................   S-14
Chrysler Financial Corporation.......................   S-17
Maturity and Principal Payment Considerations .......   S-17
Series Provisions ...................................   S-18
Underwriting ........................................   S-37
Legal Matters .......................................   S-38
Index of Principal Terms ............................   S-39
Annex I .............................................   A-1
                         Prospectus
Available Information ...............................      2
Reports to Certificateholders .......................      2
Incorporation of Certain Documents by Reference .....      2
Prospectus Summary ..................................      3
Risk Factors ........................................     16
U.S. Auto Receivables Company and the Trust .........     19
Use of Proceeds .....................................     21
The Dealer Floorplan Financing Business .............     21
The Accounts ........................................     25
Chrysler Financial Corporation and Chrysler Credit
  Corporation .......................................     26
Description of the Certificates .....................     27
Description of the Receivables Purchase Agreement ...     57
Certain Legal Aspects of the Receivables ............     58
Certain Tax Matters .................................     61
ERISA Considerations ................................     65
Experts .............................................     66
Plan of Distribution ................................     66
Legal Matters .......................................     67
Index of Principal Terms ............................     68
Annex I .............................................

    Until [ ], 199[ ] (90 days after the date of this Prospectus Supplement), all dealers effecting transactions in the Series [199_-_] Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
=============================================================

[Backcover - right]
=============================================================

                             CARCO
                    Auto Loan Master Trust

                         $[         ]






             [Floating Rate] [ %] Auto Loan Asset
             Backed Certificates, Series [199_-_]




                 U.S. AUTO RECEIVABLES COMPANY
                            Seller


                CHRYSLER FINANCIAL CORPORATION
                           Servicer




                     ---------------------
                     PROSPECTUS SUPPLEMENT
                     ---------------------






                        [Underwriters]

=============================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                                   [Dual Class -- Money Market]
              Subject to Completion Dated [               ], 1997

PROSPECTUS SUPPLEMENT
---------------------
To Prospectus dated             , 1997

                                      $
                         CARCO Auto Loan Master Trust
                                  Auto Loan
                  Asset Backed Certificates, Series [199_-_]
      $[ ] Floating Rate Class A-1 Money Market Extendible Certificates,
                               Series [199_-_]
            $[ ] [Floating Rate] [ %] Class A-2 [Medium Term] [ ]
                                Certificates,
                               Series [199_-_]
                                  ---------
                    U.S. AUTO RECEIVABLES COMPANY, Seller
                   CHRYSLER FINANCIAL CORPORATION, Servicer

      The Auto Loan Asset Backed Certificates, Series [199_-_] (the "Series [199_-_] Certificates") offered hereby evidence undivided interests in certain assets of the CARCO Auto Loan Master Trust (the "Trust") created pursuant to a Pooling and Servicing Agreement among U.S. Auto Receivables Company ("USA" or the "Seller"), Chrysler Financial Corporation, as servicer ("CFC" or the "Servicer"), and The Bank of New York, as trustee. The Series [199_-_] Certificates will be issued in two Classes, the Floating Rate Class A-1 Money Market Extendible Certificates, Series [199_-_] (the "Class A-1 Certificates"), and the [Floating Rate] [ %] Class A-2 [Medium Term] [ ] Certificates, Series [199_-_] (the "Class A-2 Certificates"). The Trust assets include wholesale receivables (the "Receivables") generated from time to time in a portfolio of revolving financing arrangements (the "Accounts") with automobile dealers to finance their automobile and light duty truck inventory and collections on the Receivables. Certain assets of the Trust will be allocated to Series [199_-_] Certificateholders, including the right to receive a varying percentage of each month's collections with respect to the Receivables at the times and in the manner described herein. The Seller will own the remaining interest in the Trust not represented by the Series [199_-_] Certificates or the Certificates of any other Series issued by the Trust (the "Seller's Interest"). The Trust previously has issued [ ] other Series of Certificates (each, a "Series"). From time to time, subject to certain conditions, the Seller may offer other Series of Certificates, which may have terms significantly different from the terms of the Series [199_-_] Certificates. The issuance of additional Series of Certificates may impact the timing of payments received by Series [199_-_] Certificateholders.

      Interest will accrue on the Class A-1 Certificates at the rate of [ ]% per annum [above] [below] [times] [ ] (the "Class A-1 Index") prevailing on the Class A-1 Adjustment Date (as defined herein) [, subject to certain limitations described herein] (the "Class A-1 Certificate Rate"), and on the Class A-2 Certificates at the rate of [[ ]% per annum] [[ ]% [above] [below] [times] [ ] (the "Class A-2 Index") prevailing on the Class A-2 Adjustment Date (as defined herein) [, subject to certain limitations described herein]](the "Class A-2 Certificate Rate"). Interest with respect to the Class A-1 Certificates is payable on the [ ] day of each month (or, if such day is not a business day, on the next succeeding business day) (each, [a "Distribution Date" and]a "[Class A-1] Interest Payment Date"), commencing on [ ,] 199[ ], and interest with respect to the Class A-2 Certificates is payable on [each Interest Payment Date] [the [ ] day of each [quarter] [other] (or, if such day is not a business day, on the next succeeding business day) (each, a "Class A-2 Interest Payment Date")].

      Principal is payable on each Class A-1 Certificate monthly on each Distribution Date commencing on the [ ], 199[ ] Distribution Date unless the Class A-1 Revolving Period with respect to such Class A-1 Certificate is automatically extended. The holder of each Class A-1 Certificate will have the option to elect not to extend the Class A-1 Revolving Period with respect to such Certificate by delivering an election notice during a specified period in each month prior to the month preceding the month in which the [Accumulation Period Commencement Date] [Principal Commencement Date] occurs. If the Class A-1 Certificateholder does not so elect, the Class A-1 Revolving Period for such Certificate will automatically be extended from month to month, but not beyond the day immediately preceding the [Accumulation Period Commencement Date] [Principal Commencement Date]. [ ] ([an "Underwriter" and] the "Remarketing Broker-Dealer") will have the right but not the obligation to remarket any Class A-1 Certificate for which an election notice has been delivered and the right to purchase any such Certificate in the manner described herein. If the Remarketing Broker-Dealer chooses not to exercise such right, principal will be payable monthly with respect to such Class A-1 Certificate commencing on the second Distribution Date after the election notice is given. If the Class A-1 Revolving Period for a Class A-1 Certificate does not end in or prior to the month that is two months prior to the month in which the [Accumulation Period Commencement Date] [Principal Commencement Date] occurs, the principal of such Certificate will be payable on [[ ] (the "Expected Payment Date")] [each Distribution Date, commencing on the Distribution Date in [ ] and ending on the Distribution Date in [ ]], but may be paid earlier or later as described herein.

      Principal with respect to the Class A-2 Certificates [is scheduled to be paid on the Expected Payment Date] [is scheduled to be distributed on each Distribution Date commencing on the Distribution Date in [ , ] and ending on the Distribution Date in [ ] but may be paid earlier or later under certain circumstances described herein. In addition, no principal will be paid with respect to the Class A-2 Certificates until principal of the Class A-1 Certificates has been paid in full, except in certain limited circumstances described herein.

      The Seller's Interest will be subordinated to the rights of the Series [199_-_] Certificateholders to the limited extent of the Available Subordinated Amount as described herein. [Describe other Enhancement, if any, and any additional subordination of the Seller's Interest, if applicable.]

      Prospective investors should consider the factors set forth under "Risk Factors" commencing on page [ ] herein and on page [ ] and in the Prospectus.

  THE SERIES [199_-_] CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST
    ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SELLER, THE
         SERVICER OR ANY AFFILIATE THEREOF. NEITHER THE SERIES [199_-_]
           CERTIFICATES NOR THE RECEIVABLES ARE INSURED OR GUARANTEED
                          BY ANY GOVERNMENTAL AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                   OF THIS PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

===============================================================================

                                                          Price to     Underwriting   Proceeds to the
                                                          Public(1)      Discount       Seller(1)(2)

Per Class A-1 Certificate ...........................          %              %                %
Per Class A-2 Certificate ...........................          %              %                %
Total ...............................................   $              $                $

===============================================================================

(1) Plus accrued interest, if any, at the applicable Certificate Rate from [ ], 199[ ].

(2) Before deducting expenses, estimated to be $[ ].

      The Series [199_-_] Certificates are offered subject to prior sale, and subject to the Underwriters' right to reject orders in whole or in part. It is expected that delivery of the Series [199_-_] Certificates will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company [, CEDEL S.A. and the Euroclear System] on or about
              , 199 .

                                [Underwriters]

          The date of this Prospectus Supplement is           , 199 .

      CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SERIES [199_-_] CERTIFICATES. SPECIFICALLY, THE UNDERWRITER MAY OVERALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR, AND PURCHASE, THE SERIES [199
- ] CERTIFICATES IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING".

      THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION WITH RESPECT TO THE OFFERING OF THE SERIES [199 - ] CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE SERIES [199 - ] CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                           SUMMARY OF SERIES TERMS

      This summary of Series Terms sets forth and defines specific terms of the Series [199_-_] Certificates offered in this Prospectus Supplement and the Prospectus, but is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Reference is made to the Index of Principal Terms in each of this Prospectus Supplement and the Prospectus for the location herein and therein of the definitions of certain capitalized terms used herein. Certain capitalized terms used but not defined herein have the meanings assigned to such terms in the Prospectus.

Title of Securities  .... Auto Loan Asset Backed Certificates, Series [199_-_]
                          (the "Series [199_-_] Certificates"). The Series [199_-_] Certificates will be issued in two Classes: the Floating Rate Class A-1 Money Market Extendible Certificates, Series [199_-_] (the "Class A-1 Certificates"), and the [Floating Rate] [ %] Class
                          A-2 [Medium Term] [    ] Certificates, Series
                          [199_-_] (the "Class A-2 Certificates").

Remarketing
   Broker-Dealer  ....... [        ]

The Series [199_-_]
   Invested Amount  ..... The aggregate Series [199_-_] Invested Amount is expected to be approximately $[ ] on the Series Issuance Date (based on information as of the Series Cut-Off Date) and represents the principal amount of the Series [199_-_] Certificates invested in Receivables as of the Series Issuance Date. [The Invested Amount is subject to increase to the extent amounts are withdrawn from the Excess Funding Account and paid to the Seller. The Seller expects, although there can be no assurance, that the Invested Amount of the Series [199_-_] Certificates will equal the outstanding principal balance of the Series [199_-_] Certificates within [ ] months of the Series Issuance Date.] [The Invested Amount is subject to decrease to the extent funds are deposited in the Excess Funding Account and, subsequently, to increase to the extent amounts are withdrawn from the Excess Funding Account and paid to the Seller. The Invested Amount is also subject to reduction during the [Accumulation Period] [Controlled Amortization Period], any Early Amortization Period [and any Reinvestment/Early Payoff Period] and at such other times as deposits are made to the Excess Funding Account in connection with the payment of Receivables.] Any such increases or decreases in the aggregate Invested Amount will be allocated to the Class A-1 Certificates and the Class A-2 Certificates pro rata based on the Class A-1 Allocation Percentage and the Class A-2 Allocation Percentage, respectively, for the related Collection Period. The Class A-1 Allocation Percentage for any Collection Period is the percentage obtained by dividing the outstanding principal amount of the Class A-1 Certificates as of the last day of the immediately preceding Collection Period (after giving effect to any reduction thereof to occur on the immediately following Distribution Date) by the aggregate outstanding principal amount of all the Series [199_-_] Certificates as of such last day (after giving effect to any reduction thereof to occur on the immediately following Distribution Date); and the Class A-2 Allocation Percentage for any Collection Period is the percentage obtained by subtracting from 100% the Class A-1 Allocation Percentage.

Interest  ............... Interest on the principal balance of the Class A-1
                          Certificates will accrue at the Class A-1 Certificate Rate and will be payable to Class A-1
                          Certificateholders on the [     ] day of each month
                          (or, if such day is not a business day, on the next succeeding business day) (each, [a "Distribution Date" and] a "[Class A-1] Interest Payment Date")
                          commencing [          ], 19[ ]. Interest on the
                          principal balance of the Class A-2 Certificates will accrue at the Class A-2 Certificate Rate and will be payable to Class A-2 Certificateholders on [each Interest Payment Date] [the day of each [quarter] [other] (or, if such day is not a business day, on the next succeeding business day) (each, a "Class A-2 Interest Payment Date"), provided that, during any Early Amortization
                          Period, interest will be distributed to Class A-2 Certificateholders on each Distribution Date, commencing on the first Distribution Date following the occurrence of an Early Amortization Event. A portion of Certificateholder Interest Collections and certain other amounts will be deposited each month into a trust account (the "Interest Funding Account") and used to make interest payments to the Class A-2 Certificateholders on each Class A-2 Interest Payment Date or, during an Early Amortization Period, each Distribution Date]. Interest [on the Class A-1 Certificates] will accrue for the period beginning on and including the most recent [Class A-1] Interest Payment Date and ending on and including the day preceding the next succeeding [Class A-1] Interest Date (each, a "[Class A-1] Interest Period"), except that the first [Class A-1] Interest Period will begin on and include the Series Issuance Date. [Interest on the Class A-2 Certificates will accrue for the period beginning on and including the most recent Class
                          A-2 Interest Payment Date and ending on and including the day preceding the next succeeding
                          Class A-2 Interest Payment Date (each, a "Class A-2 Interest Period"), except that the first Class A-2 Interest Period will begin on and include the Series Issuance Date.] Interest for any [Class A-1] Interest Payment Date [or Class A-2 Interest
                          Payment Date] due but not paid on such [Class A-1] Interest Payment Date [or Class A-2 Interest
                          Payment Date] will be due on the next [Class A-1] Interest Payment Date [or Class A-2 Interest
                          Payment Date, as applicable], together with, to the extent permitted by applicable law, interest on such amount at the applicable Certificate Rate. The Class A-1 Certificate Rate for each [[Class A-1] Interest Period] [other] will be determined on the [ ] day preceding the first day of such [[Class
                          A-1] Interest Period] [other] (each, a "Class A-1 Adjustment Date"); [and the Class A-2 Certificate Rate for each [[Class A-2] Interest Period] [other] will be determined on the [ ] day preceding the first day of such [[Class A-2] Interest Period]] [other] (each, a "Class A-2 Adjustment Date")]. The Class A-1 Certificate Rate will equal [ ] (the
                          "Class A-1 Index") for the applicable Class A-1 Adjustment Date, determined as provided herein, [plus] [minus] [times] [__%][; provided that, if the Class A-1 Certificate

                          Rate for any Distribution Date calculated on the basis of the Class A-1 Index is greater than the Assets Receivables Rate, then the Class A-1 Certificate Rate for such Distribution Date will be the Assets Receivables Rate]. The Class A-2 Certificate Rate will equal [[ ]% per annum][ ] (the "Class A-2 Index") for the applicable Class A-2 Adjustment Date, determined as provided herein, [plus] [minus] [times] [ %][; provided that, if the Class A-2 Certificate Rate for any Distribution Date calculated on the basis of the Class A-2 Index is greater than the Assets Receivables Rate, then the Class A-2 Certificate Rate for such Distribution Date will be the Assets Receivables Rate]. Interest on the Class A-1 Certificates will be calculated on the basis of the actual number of days in each [Class A-1] Interest Period divided by [360] [other]. Interest on the Class A-2 Certificates will be calculated on the basis of [a 360-day year of twelve 30-day months] [the actual number of days in each [Class A-2] Interest Period divided by [360] [other]].

[Yield Supplement
   Account  ............. On the Series Issuance Date, the Seller will deposit $[ ] in a trust account which will be established by the Seller with the Trustee (the "Yield Supplement Account"). The Yield Supplement Account will be funded, from time to time as described herein, by the deposit thereto of certain amounts otherwise distributable to the Seller. See "Series Provisions -- Distributions from the Collection Account; [Reserve Fund;] Yield Supplement Account -- Yield Supplement Account".]

[[Class A-1] Expected
   Payment Date  ........ [     ], [     ].]

[Class A-2 Expected
   Payment Date  ........ [     ], [      ].]

[Excess Funding
    Account ............. Unless and until a Special Payoff Period with respect to any Class A-1 Certificate, any Early Amortization Period [or Reinvestment/Early Payoff Period] or the [Accumulation Period] [Controlled Amortization Period] shall have commenced, the Excess Funded Amount will be maintained in the Excess Funding Account.

                          Upon the earliest of (a) the commencement of a Special Payoff Period with respect to any Class A-1 Certificate, (b) the commencement of any Early Amortization Period [or Reinvestment/ Early Payoff Period] and (c) [ ] [the [ ] Distribution Date] [the Accumulation Period Commencement Date], some or all of the funds on deposit in the Excess Funding Account will be distributed to the Series [199_-_] Certificateholders as described herein or deposited into the Principal Funding Account as described herein.]

Class A-1 Revolving
   Periods; Automatic
   Extension of Class
   A-1 Revolving
   Periods .............. Principal will be payable monthly to the holder of each Class A-1 Certificate commencing not later than the second Distribution Date following the end of the Class A-1 Revolving Period with respect to such Class A-1 Certificate. During the Class A-1 Revolving Period with respect to a Class A-1 Certificate, Principal Collections otherwise allocable to such Certificate will, subject to certain limitations, be paid to the holders of Class A-1 Certificates that are in their Special Payoff Periods or paid to the Seller[, deposited to the Excess Funding Account] or allocated to another Series (in effect, in exchange for the allocation to the interest of such Certificateholder of an equal interest in the Receivables balances that are new or would otherwise be part of the Seller's Interest or the interest of such other Certificateholders) in order to maintain [the sum of] the Invested Amount of such Certificateholder's Certificate [and such Certificateholder's pro rata share of the Excess Funded Amount] at a constant level. The "Class A-1 Revolving Period" for each Class A-1 Certificate shall be the period beginning on the Series Cut-Off Date and ending on the last day of the Collection Period ending in [ ], 199[ ], unless such Revolving Period is automatically extended. The holder of each Class A-1 Certificate will have the option of electing not to extend the Revolving Period with respect to such Certificate in each Collection Period, commencing with the Collection Period ending in [ ], 199[ ], by delivering an election notice at the time and in the manner described below. If the holder does not so elect, the Class A-1 Revolving Period with respect to such Certificate will be automatically extended from each Collection Period to the next succeeding Collection Period. The Revolving Periods for all Class A-1 Certificates will in any event end upon the termination of the Series Revolving Period.

Election Not to Extend
   Class A-1 Revolving
   Period  .............. During the period beginning on and including the
                          [     ] business day of each month and ending on and
                          including the [      ] business day of such month
                          (each, an "Election Period"), commencing in
                          [        ], 199[ ], each Class A-1 Certificateholder
                          may deliver to its Indirect Participant or its Participant, as applicable, with copies to the Remarketing Coordinator and the Remarketing Broker-Dealer, a notice in which the Class A-1 Certificateholder elects not to extend the Revolving Period with respect to its Class A-1 Certificate effective as of the beginning of the next succeeding Collection Period (an "Election Notice"). Delivery of an Election Notice by a Class A-1 Certificateholder (each an "Electing Certificateholder") will be irrevocable and the Electing Certificateholder will either (x) receive payment in full of the unpaid principal amount of the related Class A-1 Certificate on the next succeeding Distribution Date if the Remarketing Broker-Dealer chooses to purchase such Class A-1 Certificate as described below or (y) begin receiving monthly payments of principal as described below. If the Remarketing Broker-Dealer chooses to purchase the Class A-1 Certificate subject to an Election Notice and the purchase price with respect thereto is paid, the Class A-1 Revolving Period for such Class A-1 Certificate (which would then be held by a new Class A-1 Certificateholder) will be automatically extended as if an election not to extend such Revolving Period had not been made.

Remarketing; Purchase of
   Class A-1
   Certificates Subject
   to an Election
   Notice ............... During the period beginning on and including the first day of any Election Period and ending on and
                          including the [        ] business day of the month in
                          which such Election Period occurs (the "Remarketing Period"), the Remarketing Broker-Dealer will be entitled to remarket any Class A-1 Certificates as to which an Election Notice has been delivered during such Election Period and the Remarketing Broker-Dealer will be entitled, but will not be obligated, to purchase any or all of the Class A-1
                          Certificates which are the subject of an Election Notice by notifying the Remarketing Coordinator of such purchase by the last day of the related Remarketing Period with respect to such Certificates. If the Remarketing Broker-Dealer chooses to acquire a Class A-1 Certificate subject to an Election Notice, such Certificate will be automatically transferred to or upon the order of the Remarketing Broker-Dealer for settlement on the Distribution Date following the Remarketing Period. The purchase price for any Class A-1 Certificate so purchased will be equal to the unpaid principal amount of the subject Certificate. The Electing Certificateholder will be entitled to receive the applicable interest payment on the Class A-1 Certificate on the Distribution Date on which such Certificate is purchased. Following the delivery of an Election Notice, the Electing Certificateholder may not transfer the Class A-1 Certificates to which such Election Notice applies, except (i) pursuant to the remarketing procedures or (ii) after receipt of notice that such Certificates will not be purchased by the Remarketing Broker-Dealer.

Class A-1 Special
   Payoff Period  ......  During the period beginning on the day immediately following the last day of the Class A-1 Revolving Period with respect to a Class A-1 Certificate as to which the Class A-1 Revolving Period ends in or prior to the month that is [ ] months prior to the month in which the [Accumulation Period Commencement Date] [Principal Commencement Date] occurs and prior to the commencement of an Early Amortization Period [or Reinvestment/Early Payoff Period] [that is not terminated as described herein] and ending on the earlier of the payment in full of the outstanding principal balance of such Certificate and the Termination Date (a "Special Payoff Period"), the holder of such Class A-1 Certificate will receive principal payments on its Certificate monthly on each Distribution Date, commencing not later than the [ ] Distribution Date following the commencement of such Special Payoff Period in an amount equal to the Special Class A-1 Monthly Principal with respect to such Certificate for such Distribution Date plus, in certain circumstances, certain additional amounts. The amount of such principal will not be subject to any controlled amortization amount. In the event that principal of such Class A-1 Certificate will not be paid in full by the eleventh Distribution Date after the commencement of the Special Payoff Period with respect thereto, the holder thereof will have the option to direct the Trustee to sell on such eleventh Distribution Date such Certificateholder's pro rata share of the Receivables and apply the proceeds thereof to pay principal of such holder's Class A-1 Certificate on such Distribution Date. The holders of any Class A-1 Certificate the principal of which will not be paid in full by the eleventh Distribution Date following the commencement of the [Accumulation Period] [Controlled Amortization Period] or any Early Amortization Period [or Reinvestment/Early Payoff Period] will have the same option on such Distribution Date. Principal of a Class A-1 Certificate is payable in full (provided that the holder exercises, if necessary, its right to direct the Trustee to sell a portion of the Receivables corresponding to such holder's interest in the Trust and the proceeds of such sale are sufficient) by not later than the eleventh Distribution

                          Date after the end of the Class A-1 Revolving Period with respect to such Class A-1 Certificate.

Series Revolving
    Period .............. During the Series Revolving Period, Principal
                          Collections allocable to the Series [199_-_]
                          Certificateholders' Interest generally will be paid to the holders of Class A-1 Certificates that are in their Special Payoff Periods or paid to the Seller[, deposited in the Excess Funding Account] or allocated to another Series (in effect, in exchange for the allocation to the Series [199_-_] Certificateholders' Interest of an equal interest in the Receivables balances that are new or that would otherwise be part of the Seller's Interest or the interest of the Certificateholders of such other Series) in order to maintain [the sum of] the aggregate Invested Amount [and the Excess Funded Amount] at a constant level, subject to reduction to reflect payment of principal of Class A-1 Certificates that are in their Special Payoff Periods. The "Series Revolving Period" shall be the period beginning on the Series Cut-Off Date and ending on the earlier of (a) the day immediately preceding the [Accumulation Period Commencement Date] [Principal Commencement Date] and (b) the business day immediately preceding the day on which an Early Amortization Event [or Reinvestment/Early Payoff Event] occurs. See "Series Provisions -- Early Amortization Events" and " -- Reinvestment/Early Payoff Events" for a discussion of certain events which might lead to the early termination of the Series Revolving Period and, in certain limited circumstances, the recommencement of the Series Revolving Period.

[Accumulation Period]
   [Controlled
   Amortization
   Period] .............. [Unless an Early Amortization Event [or
                          Reinvestment/Early Payoff Event] that is not cured as described herein shall have occurred, the Regular Payoff Certificates will have an Accumulation Period of one, two, three, four or five month(s) as described in the following paragraph.

                          On the [ ] Distribution Date and each
                          Distribution Date thereafter that occurs prior to the Accumulation Period Commencement Date, the Servicer shall calculate the Accumulation Period Length. The "Accumulation Period Length" will be calculated on each such date as the lesser of (i) the number of full Collection Periods between such Distribution Date and the Expected Payment Date and
                          (ii)the product, rounded upwards to the nearest integer not greater than five, of (a) one divided by the lowest Monthly Payment Rate on the Receivables during the last [ ] months and (b) a fraction, the numerator of which is the sum of (i) the Invested Amount as of such Distribution Date (after giving effect to all changes therein on such date) and (ii) the invested amounts of all other Series [(excluding certain Series)] currently in their amortization or accumulation periods or expected to be in their amortization or accumulation periods by the Expected Payment Date and the denominator of which is the sum of such Invested Amount and the invested amounts as of such Distribution Date (after giving effect to all changes therein on such date) of all other outstanding Series [(excluding certain Series)] which are expected to be outstanding on the Expected Payment Date. The Accumulation Period Commencement Date (which will be the first day of a Collection Period) will occur when the number of full Collection Periods remaining until the Expected Payment Date first equals the Accumulation Period Length as calculated above. If the Accumulation Period Length is one month, two months, three months, four months or five months in length, the "Accumulation Period Commencement Date" shall be the first day of the [ ] Collection Period, the [ ] Collection Period, the [ ] Collection Period, the [ ] Collection Period, or the [ ] Collection Period, respectively. In addition, if at any time after the [ ] Distribution Date, any other outstanding Series [(excluding certain Series)] shall have entered into a reinvestment period or an early amortization period, the Accumulation Period Commencement Date shall be the earlier of (i) the date that such outstanding Series shall have entered into its reinvestment period or early amortization period and (ii) the Accumulation Period Commencement Date as previously determined. See "Annex I -- Outstanding Series of Investor Certificates".

                          The effect of the calculation described above is to permit the reduction of the length of the Accumulation Period based on the Invested Amounts of certain other Series which are scheduled to be in their revolving periods during the Accumulation Period and on increases in the principal payment rate, which, if continued, would result in a shorter Accumulation Period.]

                          [Unless an Early Amortization Event [or
                          Reinvestment/Early Payoff Event] that is not cured as described herein shall have occurred, the Controlled Amortization Period will commence on [ ] (the "Principal Commencement Date").]

[Reinvestment/Early
   Payoff Period  ....... If a Reinvestment Event (referred to herein as a
                          "Reinvestment/Early Payoff Event") occurs the Class A-1 Certificates that are Regular Payoff Certificates will have an early payoff period, during which principal will be paid to the holders of such Certificates monthly on each Distribution Date, and the Class A-2 Certificates will have a Reinvestment Period (such periods being referred to herein collectively as a "Reinvestment/Early Payoff Period"). [A Reinvestment/Early Payoff Period will commence if the Seller delivers a notice to the Trustee stating that the Seller will no longer sell
                          Receivables to the Trust commencing on [     ] or any
                          yearly anniversary thereof and certain other conditions are satisfied.] See "Series Provisions
                          -- Reinvestment/Early Payoff Events" for a description of the [other] events that might result in the commencement of a Reinvestment/Early Payoff Period. See also "Series Provisions --
                          Distributions from the Collection Account [;
                          Reserve Fund] [; Yield Supplement Account] -- Principal Collections".]

                          [The Seller is required to add Receivables to the Trust under certain circumstances described under "Description of the Certificates -- Addition of Accounts or Participating Interests" in the Prospectus. The failure of the Seller to add Receivables when required will result in the occurrence of a Reinvestment/Early Payoff Event. However, if no other Reinvestment/Early Payoff Event has occurred, the Reinvestment/Early Payoff Period resulting from such failure will terminate and the Series Revolving Period and any Class A-1 Revolving Period that terminated as a result of such Reinvestment/Early Payoff Event will recommence when the Seller would no longer be required to add Receivables to the Trust, so long as neither the scheduled termination date of the Series Revolving Period nor an Early Amortization Event that is not cured as described herein has occurred.]

                          [Notwithstanding the foregoing, in the event of the occurrence of any Reinvestment/Early Payoff Event, provided that neither the scheduled termination date of the Series Revolving Period nor an Early Amortization Event that is not cured as described herein has occurred, the Series Revolving Period and any Class A-1 Revolving Period that terminated as a result of such Reinvestment/Early Payoff Event may recommence following receipt of (i) written confirmation from each Rating Agency (other than Moody's) that such Rating Agency's rating of either Class of the Series [199_-_] Certificates will not be withdrawn or lowered as a result of such recommencement and (ii) the consent of the Series [199_-_] Certificateholders holding Series [199_-_] Certificates evidencing more than 50% of the aggregate unpaid principal amount of the Series [199_-_] Certificates to such recommencement.] [Describe other cures of Reinvestment/Early Payoff Events and partial Reinvestment/Early Payoff Periods, if applicable.]]

Early Amortization
   Period  .............. Upon the commencement of any Early Amortization
                          Period that is not cured as described herein, any Class A-1 Revolving Period and the Series Revolving Period or the [Accumulation Period] [Controlled Amortization Period], as the case may be, will terminate and Principal Collections and certain other amounts allocable to the Series [199_-_] Certificateholders' Interest will no longer be paid to the Seller or the holders of any other outstanding Series as described above but instead will be distributed monthly on each Distribution Date beginning with the Distribution Date following the Collection Period in which an Early Amortization Period commences. Any such amounts allocable to the interest of holders of the Regular Payoff Certificates will be paid first to the holders of Class A-1 Certificates until such Certificates have been paid in full and then to the holders of Class A-2 Certificates. See "Description of the Certificates -- Reinvestment Events and Early Amortization Events" in the Prospectus and "Series Provisions -- Early Amortization Events" herein for a description of the events that might result in the commencement of an Early Amortization Period. See also "Series Provisions -- Distributions from the Collection Account [;Reserve Fund] [; Yield Supplement Account] -- Principal Collections". In addition, on the first Special Payment Date any amounts on deposit in the Principal Funding Account [and any amounts on deposit in the Excess Funding Account not allocable to the Special Payoff Class A-1 Certificates], up to the outstanding principal balance of the Regular Payoff Certificates, will be paid in the same manner.

                          [The Seller is required to add Receivables to the Trust under certain circumstances described under "Description of the Certificates -- Addition of Accounts or Participation Interests" in the Prospectus. The failure of the Seller to add Receivables when required will result in the occurrence of an Early Amortization Event. However, if no other Early Amortization Event has occurred, the Early Amortization Period resulting from such failure will terminate and the Series Revolving Period and any Class A-1 Revolving Period that terminated as a result of such Early Amortization Event will recommence when the Seller would no longer be required to add Receivables to the Trust, so long as [neither] the scheduled termination date of the Series Revolving Period [nor a Reinvestment/Early Payoff Event that is not cured as described herein] has [not] occurred.]

                          [Notwithstanding the foregoing, in the event of the occurrence of any Early Amortization Event, provided that [neither] the scheduled termination date of the Series Revolving Period [nor a Reinvestment/Early Payoff Event that is not cured as described herein] has [not] occurred, the Series Revolving Period and any Class A-1 Revolving Period that terminated as a result of such Early Amortization Event may recommence following receipt of (i) written confirmation from each Rating Agency (other than Moody's) that such Rating Agency's rating of the Series [199_-_] Certificates will not be withdrawn or lowered as a result of such recommencement and (ii) the consent of the Series [199_-_] Certificateholders holding Series [199_-_] Certificates evidencing more than 50% of the aggregate principal amount of the Series [199_-_] Certificates to such recommencement.].] [Describe other cures of Early Amortization Events, if applicable.]

Subordination of the
   Seller's Interest  ... If [on or prior to the Fully Reinvested Date [or thereafter if the Series Revolving Period has recommenced] the Interest Collections, Investment Proceeds[, certain amounts in the Reserve Fund] and certain other amounts allocable to the Series [199_-_] Certificateholders for any Collection Period[, including Excess Interest Collections,] are not sufficient to cover the interest payable with respect to the Series [199_-_] Certificates on the next Distribution Date (plus any overdue interest and interest thereon), the Monthly Servicing Fee for such Distribution Date, any Investor Default Amount for such Distribution Date and certain other amounts, the Available Subordinated Amount will be applied to make up such deficiency. The Available Subordinated Amount for a Determination Date is equal to (a) the lesser of (i) the Available Subordinated Amount for the preceding Determination Date, minus, with certain limitations, the Draw Amount for such preceding Determination Date, [minus funds from the Reserve Fund applied to cover any portion of the Investor Default Amount,] plus the excess, if any, of the Required Subordinated Amount for such Determination Date over the Required Subordinated Amount for the immediately preceding Determination Date, plus the amount of Excess Servicing available to be paid to the Seller as described under "Series Provisions -- Distributions from the Collection Account [; Reserve Fund Account] [; Yield Supplement Account] -- Excess Servicing", and (ii) the product of the fractional equivalent of the

                          Subordinated Percentage and the Invested Amount [minus (b) in the case of clause (a)(i), the Incremental Subordinated Amount for such preceding Determination Date, plus (c) the Incremental Subordinated Amount for the current Determination Date,] [plus (d) the Subordinated Percentage of funds to be withdrawn from the Excess Funding Account on the succeeding Distribution Date and paid to the Seller or allocated to one or more Series]; provided, however, that, from and after the commencement of [the [Accumulation Period] [Controlled Amortization Period] or] any Early Amortization Period [that is not cured as described herein] until the payment in full of the Series [199_-_] Certificates, the Available Subordinated Amount shall be calculated based on the Invested Amount as of the close of business on the day preceding such [[Accumulation Period] [Controlled Amortization Period] or] Early Amortization Period [; and provided further that from and after the commencement of any Reinvestment/ Early Payoff Period [that is not cured as described herein] until the earliest of the commencement of any Early Amortization Period [that is not cured as described herein], the payment in full of the Series [19_-_] Certificates and the Fully Reinvested Date, the Available Subordinated Amount shall be calculated based on the Invested Amount as of the close of business on the day preceding such Reinvestment/Early Payoff Period [less [describe permitted reductions, e.g., based on payment rates and amounts on deposit in the Principal Funding Account]]. The Available Subordinated Amount for the first Determination Date is equal to the Required Subordinated Amount. The "Required Subordinated Amount" shall mean, as of any date of determination [, the sum of (a)] the product of the initial Subordinated Percentage [as adjusted from time to time as described herein other than as a result of an increase therein at the option of the Seller,] and the Invested Amount [and (b) the Incremental Subordinated Amount].

                          [The "Incremental Subordinated Amount" on any Determination Date will equal the result obtained by multiplying (a) a fraction, the numerator of which is the sum of the Invested Amount on the last day of the immediately preceding Collection Period and the Available Subordinated Amount for such Determination Date (calculated without adding the Incremental Subordinated Amount for such Determination Date as described in clause (c) above), and the denominator of which is the Pool Balance on such last day by (b) the excess, if any, of (x) the sum of the Overconcentration Amount, the Installment Balance Amount and the aggregate amount of Ineligible Receivables on such Determination Date over (y) the aggregate amount of Ineligible Receivables, Receivables in Accounts containing Dealer Overconcentrations and Receivables in Installment Balances, in each case that became Defaulted Receivables during the preceding Collection Period and are not subject to reassignment from the Trust, unless certain insolvency events relating to the Seller or CCC have occurred, as further described in the Pooling and Servicing Agreement.] "Dealer Overconcentrations" on any Distribution Date means, with respect to any Dealer or group of affiliated Dealers and Series [199_-_], the excess of (x) the aggregate principal amount of Receivables due from such Dealer or group of affiliated Dealers on the last day of the Collection Period immediately preceding such

                          Distribution Date over (y) [ ]% of the Pool Balance on the last day of the immediately preceding Distribution Date.

                          The "Subordinated Percentage" will initially equal the percentage equivalent of a fraction, the numerator of which is the Subordination Factor and the denominator of which will be the excess of 100% over the Subordination Factor. The Subordination Factor will [initially] be [ ]% [, but will be subject to increase [by [ ]% when the [Floating Rate] [ %] Auto Loan Asset Backed Certificates, Series [ ] have been paid in full] [by [ ]% in the event that the rating of CFC's long-term unsecured debt is lowered below BBB- by Standard & Poor's or withdrawn by Standard & Poor's unless the Seller receives written confirmation from Standard & Poor's that the failure to so increase the Subordination Factor would not result in such Rating Agency lowering or withdrawing its rating of the Series [199_-_] Certificates] [or if [describe other events that will require an increase in the Subordination Factor]] [; provided, however, that in no event will the Subordination Factor be greater than [ ]%]. The Seller may, in its sole discretion, increase at any time the Available Subordinated Amount for so long as the cumulative amount of such increases does not exceed the lesser of (i) $[ ] or (ii) [ ]% of the Invested Amount on such date. The Seller is not under any obligation to increase the Available Subordinated Amount at any time[, except as described herein]. If [the sum of] the Available Subordinated Amount [and the Incremental Subordinated Amount] were reduced to less than [the sum of] the Required Subordinated Amount [and the Incremental Subordinated Amount], a [Reinvestment/Early Payoff Event] [Early Amortization Event] would occur. The Seller could elect to increase the Available Subordinated Amount at the time such a [Reinvestment/Early Payoff Event] [Early Amortization Event] would otherwise occur, thus preventing or delaying the occurrence of the [Reinvestment/Early Payoff Event] [Early Amortization Event]. [Describe partial Reinvestment/Early Payoff Periods resulting from a failure to meet the test described above, if applicable.]

                          [The Seller's Interest will be further subordinated to the extent of the Available Negative Carry Subordinated Amount. In the event of the occurrence of [a Reinvestment/Early Payoff Event,] [an Early Amortization Event] or the [Accumulation Period Commencement Date] [commencement of the Controlled Amortization Period], certain Interest Collections and Principal Collections allocated to the Seller, not to exceed the Available Negative Carry Subordinated Amount, will be deposited to the Reserve Fund [and other] until the amounts on deposit therein equal the Negative Carry Required Amount [and other]. See "Series Provisions -- Allocation of Collections; Limited Subordination of Seller's Interest".] [Describe any other subordination of the Seller's Interest, if applicable.]

Required Participation
   Percentage  .......... "Required Participation Percentage" shall mean, with respect to Series [199_-_], [ ]%; provided, however, [that if the aggregate amount of Principal Receivables due from any Dealer or group of affiliated Dealers at the close of business on the last day of any Collection

                          Period with respect to which such determination is being made is greater than [ ]% of the Pool Balance on such last day, the Required Participation Percentage shall mean, as of such last day and with respect to such Collection Period and the immediately following Collection Period only, [ ]%; provided, further,] that the Seller may, upon ten days' prior notice to the Trustee, the Rating Agencies and any Enhancement Provider reduce the Required Participation Percentage to not less than 100%, so long as the Rating Agencies shall not have notified the Seller or the Servicer that any such reduction will result in a reduction or withdrawal of the rating of either Class of the Series [199_-_] Certificates or any other outstanding Series or Class of Certificates.

Other Series Issuances . As of the date hereof, [ ] other Series issued by the Trust are out- standing. See "Annex I --
                          Outstanding Series of Investor Certi- ficates" for a summary of the terms of the outstanding Series.

Allocations  ............ Interest Collections, Principal Collections and
                          Defaulted Receivables allocated to Series [199_-_] as described under "Description of the Certificates -- Allocation Percentages -- Allocation among Series" in the Prospectus will be further allocated between the Series [199_-_] Certificateholders' Interest and the Seller's Interest as described below.

                          Interest Collections and Defaulted Receivables allocated to Series [199_-_] will be allocated at all times to the Series [199_-_] Certificateholders' Interest based on the Floating Allocation Percentage applicable during the related Collection Period [, provided that during any Early Amortization Period, Interest Collections will be allocated to the Series [199_-_] Certificateholders' Interest based on the Fixed Allocation Percentage as described below]. The Floating Allocation Percentage for any Collection Period is [the percentage obtained by dividing the Invested Amount on the last day of the immediately preceding Collection Period by the product of (x) the Pool Balance on the last day of the immediately preceding Collection Period and (y) the Series Allocation Percentage for the Collection Period in respect of which the Floating Allocation Percentage is being calculated] [other]. Principal Collections will also be allocated to Series [199_-_] Certificateholders' Interest based on the Floating Allocation Percentage during any period (a "Nonprincipal Period") that is not the Special Payoff Period for any Class A-1 Certificate the [Accumulation Period] [Controlled Amortization Period] or an Early Amortization Period [or Reinvestment/Early Payoff Period].

                          During the Special Payoff Period for any Class A-1 Certificate, the [Accumulation Period] [Controlled Amortization Period] and any Early Amortization Period [or Reinvestment/Early Payoff Period], Principal Collections allocated to Series [199_-_] will be allocated to the Series [199_-_] Certificateholders' Interest based on the [Fixed Allocation Percentage] [others]. The [Fixed Allocation Percentage for a Collection Period during Special Payoff Period for any Class A-1 Certificate, the [Accumulation Period] [Controlled Amortization Period], any Early Amortization Period [and any Reinvestment/Early

                          Payoff Period] is [the percentage equivalent of a fraction, the numerator of which is the sum of (x) the Invested Amount of each Class A-1 Certificate that is in its Special Payoff Period as of the last day of its Class A-1 Revolving Period and (y) the Invested Amount of each other Class A-1 Certificate as of the last day of the Series Revolving Period and the Invested Amount of each Class A-2 Certificate as of the last day of the Series Revolving Period, if such last day has occurred or, if such last day has not occurred, the Invested Amount of each such other Class A-1 Certificate and Class A-2 Certificate as of the last day of the immediately preceding Collection Period and the denominator of which is the product of (x) the Pool Balance on the last day of the immediately preceding Collection Period and (y) the Series Allocation Percentage for the Collection Period in respect of which the Fixed Allocation Percentage is being calculated] [other]].

                          Principal Collections allocated to the Series [199_-_] Certificateholders' Interest will be further allocated between the interest of each holder of a Class A-1 Certificate that is in a Special Payoff Period (each, a "Special Payoff Class A-1 Certificate"), and the interest of holders of other Series [199_-_] Certificates (the "Regular Payoff Certificates") based on their respective Certificate Principal Percentages. The Certificate Principal Percentage for any Collection Period and any Special Payoff Class A-1 Certificate is [the percentage obtained by dividing the Invested Amount of such Certificate as of the last day of its Class A-1 Revolving Period by the sum of
                          (x) the aggregate Invested Amount of all Special Payoff Certificates as of the last day of their respective Class A-1 Revolving Periods and (y) the aggregate Invested Amount of all Regular Payoff Certificates as of the last day of the Series Revolving Period, if such last day has occurred or, if such last day has not occurred, the aggregate Invested Amount of such Certificates as of the last day of the immediately preceding Collection Period] [other]; and the Certificate Principal Percentage for any Collection Period and all Regular Payoff Certificates in the aggregate is 100% minus the sum of the Certificate Principal Percentages for all Special Payoff Class A-1 Certificates.

                          During any Special Payoff Period for any Special Payoff Class A-1 Certificates that does not occur during the [Accumulation Period] [Controlled Amortization Period] or any Early Amortization Period [or Reinvestment/Early Payoff Period] Principal Collections allocated to the interest of the Series [199_-_] Certificateholders other than that of the holders of such Special Payoff Class A-1 Certificates will be reallocated and paid to the holders of such Class A-1 Certificates. In addition, unless an Early Amortization Event [or Reinvestment/Early Payoff Event] [that is not cured as described herein] shall have occurred, monthly [deposits of principal to the Principal Funding Account with respect to] [payments of principal of] the Regular Payoff Certificates during the [Accumulation Period] [Controlled Amortization Period] will not exceed the [Controlled Deposit Amount] [Controlled Distribution Amount] and, subject to certain limitations, any Principal Collections allocated to such Certificates but not paid to [the Principal Funding Account] [the holders of such Certificates] will be reallocated to the Special Payoff Class A-1 Certificates. Finally, during any Special Payoff Period for any Special Payoff Class A-1 Certificate, any Principal Collections allocated to such Certificate and not needed to pay principal of such Certificate will be reallocated and paid to holders of other Special Payoff Class A-1 Certificates or, during the [Accumulation Period] [Controlled Amortization Period] or any Early Amortization Period [or Reinvestment/Early Payoff Period], reallocated to the Regular Payoff Certificates and paid to the Principal Funding Account or the holders of other Series [199_-_] Certificates. Any excess after such reallocations will be paid to the Seller or allocated to any other Series. See "Series Provisions -- Allocation Percentages -- Principal Collections for All Series [199_-_] Certificates" and " -- Principal Collections for All Series".

Excess Principal
   Collections  ......... [Describe Excess Principal Collection allocations applicable to Series [199_-_]]. See "Series
                          Provisions -- Allocation Percentages -- Principal Collections for All Series".

[Excess Finance Charge
   Collections .......... Series [199_-_] has been designated as an Excess
                          Allocation Series. See "Description of the
                          Certificates -- Allocation Percentages -- Sharing of Excess Interest Collections" in the Prospectus.]

[Enhancement  ........... The Trust will have the benefit of a [letter of credit] [interest rate swap] [currency swap] [cash collateral account] [guaranty] [surety bond] [insurance policy] [spread account] [other
                          enhancement] [issued by [     ]] for the benefit of
                          the Series [199_-_] Certificateholders as described herein. [Describe subordination of another Series, if applicable.] See "Series Provisions -- Enhancements" herein.]

Registration of Series
   [199_-_]
   Certificates ......... [The Series [199_-_] Certificates will initially be represented by one or more Certificates registered in the name of Cede, as the nominee of DTC. No person acquiring an interest in the Series [199_-_] Certificates will be entitled to receive a definitive certificate representing such person's interest except under certain limited circumstances. Series [199_-_] Certificateholders may elect to hold their Series [199_-_] Certificates through DTC (in the United States) [or CEDEL or Euroclear (in Europe)]. See "Description of the Certificates -- Definitive Certificates" in the Prospectus.]

Servicing Fee Rate  ..... [  ]% or, if the Monthly Servicing Fee has been waived as discussed under "Description of the Certificates -- Servicing Compensation and Payment of Expenses" in the Prospectus, 0% for the Distribution Date in respect of which the Monthly Servicing Fee has been waived.

[Optional Repurchase  ... The Series [199_-_] Certificateholders' Interest will be subject to optional repurchase by the Seller on any Distribution Date after the aggregate Invested Amount is reduced to an amount less than or equal to
                          $[   ] ([  ]% of the initial outstanding principal
                          amount of the Series [199_-_] Certificates). [Series [199_-_] Certificates will also be subject to repurchase at the option of the Seller or the Series [199_-_] Certificateholders at any time on or after the [ ] Distribution Date.]
                          The purchase price will equal the sum of (i) the Invested Amount or a pro rata portion thereof, in the case of a purchase of fewer than all the Series [199_-_] Certificates on the Determination Date preceding the Distribution Date on which the purchase is scheduled to be made, (ii) accrued and unpaid interest on the Series [199_-_] Certificates to be repurchased at the applicable Certificate
                          Rate (together with interest on overdue interest) [and (iii) any outstanding Carry-over Amount (together with interest thereon].]

Series [199_-_]
   Termination Date  .... [      , 199 ]. See "Series Provisions -- Series
                          Termination".

Legal Investment  ....... The Class A-1 Certificates will be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. See "Special Considerations -- Legal Investment".

ERISA Considerations  ... [Series [199_-_] Certificates may be eligible for purchase by employee benefit plans. See "ERISA Considerations" in the Prospectus.] [Other.]

Certificate Ratings  .... It is a condition to the issuance of the Class A-1
                          Certificates that they be rated in the highest short-term rating category by at least one nationally recognized rating agency and a condition to the issuance of the Class A-2 Certificates that they be rated in the highest long-term category by at least one such rating agency. A security rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal in the future by the assigning rating agency. The rating of the Series [199_-_] Certificates addresses the likelihood of the ultimate payment of the principal and interest, at the applicable Certificate Rate, on the Series [199_-_] Certificates. However, the rating agencies do not evaluate, and the rating of the Series [199_-_] Certificates does not address the likelihood of payment of the outstanding principal of the Series [199_-_] Certificates by any date, including the Expected Payment Date, other than (i) in the case of a Class A-1 Certificate, the eleventh Distribution Date after the termination of the Class A-1 Revolving Period with respect thereto or (ii) in the case of the Class A-2 Certificates, the Series Termination Date. [The rating of a Class of Certificates also does not address the likelihood of payment of any Carry-over Amount.] See "Special Considerations -- Ratings of the Certificates".

Series Issuance Date  ... [            , 199 ].

Series Cut-Off Date  .... [            , 199 ].

                                 RISK FACTORS

      Payments. The payment of principal on the Series [199_-_] Certificates is dependent on Dealer repayments. Accordingly, the Series [199_-_] Certificates may not be fully amortized by the Expected Payment Date and no assurances can be given as to the timing of the final principal payment on a Class A-1 Certificate as to which a Special Payoff Period commences prior to the [Accumulation Period Commencement Date] [Principal Commencement Date]. [In addition, the shorter the Accumulation Period Length the greater the likelihood that payment of the Series [199_-_] Certificates in full by the Expected Payment Date will be dependent on the reallocation of Principal Collections which are initially allocated to other Series.] If one or more other Series from which Principal Collections are expected to be available to be reallocated to the payment of the Series [199_-_] Certificates enters into an early amortization period or reinvestment period after [ ] [the [ ] Distribution Date][the Accumulation Period Commencement Date], Principal Collections allocated to such Series generally will not be available to be reallocated to make payments of principal of the Series [199_-_] Certificates and [the final payment of principal of the Series [199_-_] Certificates may be later than the Expected Payment Date] [the amount distributed in respect of principal of the Series [199_-_] Certificates on any Distribution Date during the Controlled Amortization Period may be less than the Controlled Amortization Amount]. Upon written request, the Seller will make available to Series [199_-_] Certificateholders Disclosure Documents relating to the other outstanding Series which describe the events which could result in the commencement of an early amortization period or reinvestment period with respect to such outstanding Series. Also, if an Early Amortization Period [or Reinvestment/Early Payoff Period] [that is not terminated as described herein] commences with respect to the Series [199_-_] Certificates prior to the [Accumulation Period Commencement Date] [Principal Commencement Date], Principal Collections allocated to the interest of holders of Regular Payoff Certificates generally will not be available to be reallocated to make payments of principal of the Special Payoff Class A-1 Certificates except as described herein and the final payment of principal of such Class A-1 Certificates may be later than expected. Although the holder of each Class A-1 Certificate will have the right to direct the Trustee to sell a portion of the Receivables corresponding to such holder's interest in the Trust if principal of such Class A-1 Certificate will not be paid in full by the eleventh Distribution Date after the commencement of the related Special Payoff Period or the eleventh Distribution Date following the commencement of the [Accumulation Period] [Controlled Amortization Period] or an Early Amortization Period [or Reinvestment/Early Payoff Period], no assurances can be given as to the price at which such Receivables could be sold. See "Maturity and Principal Payment Considerations".

      [In addition, a significant decline in the amount of Receivables generated could cause an [Early Amortization Event] [Reinvestment/Early Payoff Event]. However, such a decline in the amount of Receivables generated would initially be absorbed by an increase in the Excess Funded Amount. The Receivables Purchase Agreement will provide that CFC will be required to designate additional Accounts, the Receivables of which will be sold to the Seller, and the Pooling and Servicing Agreement will provide that the Seller will be required to transfer such Receivables to the Trust in the event that the amount of the Pool Balance is not maintained at a certain minimum level. If additional Accounts are not designated by CFC when required, an [Early Amortization Event] [Reinvestment/Early Payoff Event] will occur and result in the commencement of an [Early Amortization Period] [Reinvestment/Early Payoff Period], although in certain circumstances the resulting [Early Amortization Period] [Reinvestment/Early Payoff Period] may terminate and the Series Revolving Period and any Class A-1 Revolving Period that terminated as a result of such [Early Amortization Event] [Reinvestment/Early Payoff Event] recommence. If an insolvency event relating to CFC, the Seller or Chrysler were to occur, then an Early Amortization Event [or Reinvestment/Early Payoff Event] would occur, additional Receivables would not be transferred to the Trust and distributions of principal in respect of the Regular Payoff Certificates [or the Regular Payoff Certificates that are Class A-1 Certificates, in the case of a Reinvestment/Early Payoff Event,] would not be subject to the [Controlled Deposit Amount][Controlled Amortization Amount]. See "The Dealer Floorplan Financing Business" in the Prospectus and "Maturity and Principal Payment Considerations" herein and see also "Series Provisions -- Early Amortization Events" [and " -- "Reinvestment/Early Payoff Events"] for a discussion of other events which might lead to the occurrence of an Early Amortization Period [or Reinvestment/Early Payoff Period].]

      Trust's Relationship to Chrysler and CFC; Financial Condition of Chrysler. Certain aspects of the Trust's relationship to Chrysler Corporation and CFC are described in the Prospectus under "Risk Factors -- Trust's Relationship to Chrysler and CFC". Set forth below is certain financial and other information with respect to Chrysler and CFC.

      Chrysler Corporation and its consolidated subsidiaries ("Chrysler") reported earnings before income taxes of $[ ] million for the [ ] quarter of 199[ ], compared with $[ ] million for the [ ] quarter of 199[ ]. For the first [ ] months of 199[ ], Chrysler reported earnings before income taxes of $[ ] million, compared with $[ ] million for the first [ ] months of 199[ ]. Net earnings for the [ ] quarter of 199[ ] were $[ ] million, or $[ ] per common share, compared with $[ ] million, or $[ ] per common share, for the [ ] quarter of 199[ ]. Net earnings for the first [ ] months of 199[ ] were $[ ] million, or $[ ] per common share, compared with $[ ] million, or $[ ] per common share, for the first [ ] months of 199[ ].

      Chrysler reported earnings before taxes, extraordinary item, and the cumulative effect of a change in accounting principle of $[ ] billion in 199[ ], compared with $[ ] billion in 199[ ]. Net earnings for 199[ ] were $[ ] billion, or $[ ] per common share, compared with $[ ] billion, or $[ ] per common share, in 199[ ].

      Chrysler Financial Corporation and its consolidated subsidiaries' net earnings were $[ ] million and $[ ] million for the [ ] and [ ] months ended [ ], compared to $[ ] million and $[ ] million for the [ ] and [ ] months ended [ ].

      Chrysler Financial Corporation and its consolidated subsidiaries achieved net earnings of $[ ] million in 199[ ] compared to $[ ] million and $[ ] million in 199[ ] and 199[ ], respectively.

      Chrysler and CFC are subject to the informational requirements of the Exchange Act and in accordance therewith file reports and other information with the Commission. For further information regarding Chrysler and CFC reference is made to such reports and other information which are available as described under "Available Information" in the Prospectus.

      Credit Enhancement. Credit enhancement of the Series [199_-_] Certificates will be provided by the subordination of the Seller's Interest to the extent of the Available Subordinated Amount as described herein [and amounts in the Reserve Fund]. [Describe other subordination of the Seller's Interest, if applicable.] [Describe any applicable Enhancements.] The amount of such credit enhancement is limited and will be reduced from time to time as described herein. See "Series Provisions -- Allocation of Collections; Limited Subordination of Seller's Interest" [and " -- Enhancements"].

      Timing of Payments of Principal of Class A-2 Certificates. The Class A-2 Certificateholders will not receive distributions of principal until the later of (i) the Distribution Date on which the Class A-1 Certificates have been paid in full and (ii) [the Expected Payment Date] [the [ ] Distribution Date], except in certain limited circumstances described herein.

      [Control. Subject to certain limited circumstances, Series [199_-_] Certificateholders holding a specified percentage of the aggregate unpaid principal amount of the Series [199_-_] Certificates may take certain actions, or direct certain actions to be taken, under the Pooling and Servicing Agreement or the Series Supplement, including amending the Series Supplement and declaring certain Early Amortization Events. In such cases (subject to certain exceptions), when determining whether the required percentage of Series [199_-_] Certificateholders have given their approval or consent, the Class A-1 Certificateholders and the Class A-2 Certificateholders will be treated as a single class. Accordingly, the Class A-[ ] Certificateholders will have the power to determine whether any such action is taken without regard to the position or interests of the Class A-[ ] Certificateholders. The Class A-[ ] Certificateholders will not have similar power. In order to make such determinations, the Class A-[ ] Certificateholders will need the approval or consent of the Class A-[ ] Certificateholders owning a substantial portion of the Class A-[ ] Certificateholders' Interest.]

      [Basis Risk. The Receivables bear interest at prime rates announced by certain banks plus a margin currently ranging from [ ]% to [ ]%. [The Class A-1 Certificate Rate is based on the Class A-1 Index. [The Class A-2 Certificate Rate is based on the Class A-2 Index.] If, in respect of any Distribution Date, there does not exist a positive spread between (a) the Assets Receivables Rate and (b) the Class A-1 Certificate Rate based on the Class A-1 Index [or the Class A-2 Certificate Rate based on the Class A-2 Index], the Class A-1 Certificate Rate for such Distribution Date [or the Class A-2 Certificate Rate for such Distribution Date, as the case may be,] will be the Assets Receivables Rate. The Class A-1 Certificate Rate based on the Class A-1 Index [or the Class A-2 Certificate Rate based on the Class A-2 Index] may exceed the Assets Receivables Rate as a result of (i) the Class A-1 Index [or the Class A-2 Index, as the case may be,] exceeding the applicable prime rate [and (ii) if amounts are deposited in [the Excess Funding Account or] the Principal Funding Account, the Class A-1 Index [or the Class A-2 Index, as the case may be,] exceeding the investment earnings on amounts on deposit therein]. [Any Carry-over Amount will be reduced by the amounts, if any, on deposit in the Yield Supplement Account. However, there can be no assurance that sufficient amounts, if any, will be available in the Yield Supplement Account. In addition, the amount required to be deposited in the Yield Supplement Account is not designed to include amounts which would be required to pay any Class A-1 Carry-over Amount resulting from the Class A-1 Index exceeding the applicable prime rate [or any Class A-2 Carry-over Amount resulting from the Class A-2 Index exceeding such prime rate]. See "Series Provisions -- Interest" and " -- Distributions from the Collection Account[; Reserve Fund]; Yield Supplement Account -- Yield Supplement Account".

      In addition, CFC may reduce the rates applicable to any of the Receivables, so long as CFC does not reasonably expect any such reduction to result in the creation of a Carry-over Amount. In any event, such a reduction would have the effect of reducing or possibly eliminating the positive spread, if any, between the Assets Receivables Rate and the [related] [Class A-1] Certificate Rate.

      Once amounts deposited from time to time in the Yield Supplement Account are exhausted, any Carry-over Amount arising as a result of the [Class A-1] Certificate Rate [for either Class of Series [199_-_] Certificates] being determined on the basis of the Assets Receivables Rate will be paid to the extent funds are allocated and available therefor after making all required distributions and deposits with respect to the Series [199_-_] Certificates, including payments with respect to principal [(including payments to the Excess Funding Account)], Monthly Interest, the Monthly Servicing Fee, [the Reserve Fund Deposit Amount] and the Investor Default Amount as described under "Series Provisions -- Distributions from the Collection Account; [Reserve Fund;] Yield Supplement Account". However, if any Carry-over Amount is outstanding for six consecutive Distribution Dates an [Early Amortization Event] [Reinvestment/Early Payoff Event] will occur. See "Series Provisions -- [Early Amortization Events"] [" -- Reinvestment/Early Payoff Event"]. Any Carry-over Amount outstanding on the Final Payment Date, after making the distributions described in the second preceding sentence, will be paid on such date from (i) amounts on deposit in the Reserve Fund and (ii) Available Seller's Collections on deposit in the Collection Account on such date as described under "Series Provisions -- Distributions from the Collection Account; Reserve Fund; Yield Supplement Account -- Interest Collections". The ratings of the Series [199_-_] Certificates do not address the likelihood of payment of any Carry-over Amount.]

      Legal Investment. The Class A-1 Certificates will be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended, for so long as they are rated in one of the two highest short-term rating categories by each of two nationally recognized statistical rating organizations. Money market funds should note that the Class A-1 Certificates satisfy the requirement of Rule 2a-7 because the holder has the right (a) to give an Election Notice, thereby terminating the Class A-1 Revolving Period with respect thereto, and (b) to direct the Trustee to sell a portion of the Receivables corresponding to such holder's interest in the Trust, if the principal of a Class A-1 Certificate would not otherwise be paid in full on or before the eleventh Distribution Date after the end of the Class A-1 Revolving Period with respect thereto. Money market funds should be prepared at all times to take these steps.

      Ratings of the Certificates. It is a condition of the Class A-1 Certificates that they be rated in the highest short-term rating category by at least one Rating Agency and a condition to issuance of the Class A-2 Certificates that they be rated in the highest long-term rating category by at least one Rating Agency. A rating is not a recommendation to buy, sell or hold securities, inasmuch as such rating does not comment as to the market price or the suitability for a particular investor. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. The rating of the Series [199_-_] Certificates addresses the likelihood of the ultimate payment of principal and interest, at the applicable Certificate Rate, on the Series [199_-_] Certificates. However, a Rating Agency does not evaluate, and the rating of the Series [199_-_] Certificates does not address, the likelihood that the outstanding principal amount of the Series [199_-_] Certificates will be paid by any date, including the Expected Payment Date, other than (1) in the case of a Class A-1 Certificate, the eleventh Distribution Date after the termination of the Class A-1 Revolving Period with respect thereto or (ii) in the case of the Class A-2 Certificates, the Series Termination Date. [In addition, a Rating Agency does not evaluate, and the rating of a Class of Series [199_-_] Certificates does not address, the likelihood that any Carry-over amount will be paid.]

                               USE OF PROCEEDS

      [After making the deposit of the Excess Funded Amount to the Excess Funding Account, the balance of the] [The] net proceeds from the sale of the Series [199_-_] Certificates will be paid to USA. USA will use such proceeds (together with the subordinated loan from CFC described under "U.S. Auto Receivables Company and the Trust -- U.S. Auto Receivables Company" in the Prospectus) to purchase Receivables from CFC or to repay certain amounts previously borrowed to purchase Receivables. CFC will use the portion of the proceeds paid to it for [general corporate purposes] [other].

                   THE DEALER FLOORPLAN FINANCING BUSINESS

      Information regarding the dealer floorplan financing business is set forth under "The Dealer Floorplan Financing Business" in the Prospectus. In addition, the Receivables sold to the Trust by the Seller pursuant to the Pooling and Servicing Agreement were or will be selected from extensions of credit and advances made by Chrysler and CFC, directly or as successor to CCC, to approximately [ ] domestic motor "vehicle dealers". CFC, directly or as successor to CCC, financed [ ]% of the total number of all Chrysler franchised dealers as of [ ], 199[ ]. Furthermore, CFC, directly or as successor to CCC, has extended credit lines to [ ] Chrysler-franchised dealers that also operate non-Chrysler franchises (representing approximately [ ]% of the aggregate credit lines of dealers in the U.S. Wholesale Portfolio as of [ ], 199[ ]) and [ ] non-Chrysler dealers (representing approximately [ ]% of such aggregate credit lines). As of [ ], 199[ ], the balance of Principal Receivables in the U.S. Wholesale Portfolio was approximately $[ ] billion. CFC currently services the U.S. Wholesale Portfolio through its home office and through a network of [ ] zone offices located throughout the United States.

      As of [ ], 199[ ], the average credit lines per dealer in the U.S. Wholesale Portfolio for new and used vehicles (which includes Auction Vehicles) were $[ ] million and $[ ] million, respectively, and the average balance of principal receivables per dealer was $[ ] million. As of [ ], 199[ ], the aggregate total receivables balance as a percentage of the aggregate total credit line was approximately [ ]%.

      The following table sets forth the percentages of dealer account balances by year of credit line origination for the U.S. Wholesale Portfolio as of [ ], 199[ ].

           Portfolio Percentages by Year of Credit Line Origination

                                                                Prior
                                                                 to
 199[ ]   1996     1995     1994     1993     1992     1991     1991
 ------   ----     ----     ----     ----     ----     ----     ----
[    ]   [    ]   [    ]   [    ]   [    ]   [    ]   [    ]   [    ]

      As of [ ], 199[ ], the weight average spread over the Prime Rate charged to dealers in the U.S. Wholesale Portfolio was approximately [ ]%.

      As of [ ], 199[ ], approximately [ ]% of all dealers participating in the installment payment plan were remitting 100% of the Installment Balance following the sale of the related vehicle. Currently CFC has elected to have Chrysler absorb credit losses on Installment Balances in an amount equal to [ ]% of the aggregate Installment Balances created in each calendar month (rather than sell Installment Balances to Chrysler) and Chrysler supports such agreement by maintaining a deposit with CFC in an amount equal to [ ]% of the aggregate amount of Installment Balances outstanding at the end of each calendar month.

      Used Vehicles (which excludes Auction Vehicles) represented approximately [ ]% of the aggregate principal amount of receivables in the U.S. Wholesale Portfolio as of [ ], 199[ ]. As of [ ], 199[ ], Used Vehicles represented approximately [ ]% of the aggregate principal amount of Receivables in the Trust (including Excluded Receivables).

      The following table provides the percentage of dealers in the U.S. Wholesale Portfolio that were subject to finance hold as of the dates indicated.

                           Finance Hold Experience

                             As of
                         [          ]                     As of December 31,
                         ------------   -----------------------------------------------------
                             199[ ]     1996   1995   1994   1993   1992   1991   1990   1989
                             ------     ----   ----   ----   ----   ----   ----   ----   ----
Percentage of Dealers        [   ]%      1.1%   1.8%   1.6%   3.2%   6.8%   9.4%   6.8%   4.6%

      The following table provides the number and percentage of dealers in Dealer Trouble Status in the U.S. Wholesale Portfolio as of the dates indicated.

                          Dealer Trouble Experience

                             As of
                         [          ]                     As of December 31,
                         ------------   -----------------------------------------------------
                             199[ ]     1996   1995   1994   1993   1992   1991   1990   1989
                             ------     ----   ----   ----   ----   ----   ----   ----   ----
Number of Dealers ....       [  ]         20      6     12     21     56    100    129    106
Percentage of Dealers        [  ]%       0.6%   0.2%   0.3%   0.6%   1.8%   3.1%   4.2%   3.5%

                                 THE ACCOUNTS

      As of the Series Cut-Off Date, with respect to the Accounts in the
Trust: (a) there were [ ] Accounts and the Principal Receivables balance was approximately $[ ] million; (b) the average credit lines per Dealer for new and used vehicles (which include Auction Vehicles) were approximately $[ ] million and $[ ] million, respectively, and the average balance of Principal Receivables per Dealer was approximately $[ ] million; and (c) the aggregate total receivables balance as a percentage of the aggregate total credit line was approximately [ ]%. Unless otherwise indicated, the statistics included in this paragraph, in the table below and under "The Accounts -- General" and " -- Geographic Distribution" with respect to the Accounts and the Receivables in the Trust gives effect to approximately $[ ] million of principal receivables balances with respect to certain Dealers (the "Excluded Receivables" and the "Excluded Dealers", respectively) that are in voluntary or involuntary bankruptcy proceedings or voluntary or involuntary liquidation or that, subject to certain limitations, are being voluntarily removed by the Seller (or the Servicer on its behalf) from the Trust. A portion of such principal receivables was created after such Dealers entered into such status or were designated by the Seller (or the Servicer on its behalf) for removal from the Trust and, as a result thereof, are owned by CFC and not the Trust. Principal receivables balances created prior to such Dealers entering into such status or being designated for removal from the Trust are included in the Principal Receivables balance. See "Description of the Certificates -- Removal of Accounts" in the Prospectus for a description of the manner in which an Account can be removed from the Trust.

      The following table sets forth the percentages of dealer account balances by year of credit line origination for the accounts in the Trust as of [ ], 199[ ].

           Portfolio Percentage by Year of Credit Line Origination

                                                                Prior
                                                                 to
 199[ ]   1996     1995     1994     1993     1992     1991     1991
 ------   ----     ----     ----     ----     ----     ----     -----
[    ]   [    ]   [    ]   [    ]   [    ]   [    ]   [    ]   [    ]

      As of [ ], 199[ ], the weighted average spread over the Prime Rate charged to Dealers was approximately [ ]%.

Loss Experience

      The following tables set forth the average Principal Receivables balance and loss experience for each of the periods shown on the U.S. Wholesale Portfolio. Because the Eligible Accounts will be only a portion of the entire U.S. Wholesale Portfolio, actual loss experience with respect to the Eligible Accounts may be different. There can be no assurance that the loss experience for the Receivables in the future will be similar to the historical experience set forth below with respect to the U.S. Wholesale Portfolio. In addition, the historical experience set forth below reflects financial assistance provided by Chrysler to Chrysler-franchised dealers as described in the Prospectus under "The Dealer Floorplan Financing Business -- Relationship with Chrysler" in the Prospectus. If Chrysler is not able to or elects not to provide such assistance, the loss experience in respect of the U.S. Wholesale Portfolio may be adversely affected. See "Risk Factors -- Trust's Relationship to Chrysler and CFC" in the Prospectus and "Risk Factors -- Trust's Relationship to Chrysler and CFC; Financial Condition of Chrysler" in this Prospectus Supplement.

               Loss Experience for the U.S. Wholesale Portfolio

                                                           [

                                                                       ]             Year Ended December 31,
                                                          -------------------------------------------------------
                                                          199[ ]     199[ ]     1996      1995      1994     1993
                                                          ------     ------     ----      ----      ----     ----
                                                                           (Dollars in millions)
Average Principal
  Receivables Balance(1) ............................   $[     ]   $[     ]   $ 8,825   $ 8,256   $ 6,754   $6,271
Net Losses(2) .......................................      [   ]   $  [   ]   $    (0)  $    (1)  $    (1)  $   12
Net Losses/
  Liquidations ......................................    [     ]%   [     ]%   (0.000)%  (0.002)%  (0.003)%  0.035%
Net Losses/
  Average Principal Receivables Balance(3) ..........     [    ]%    [    ]%    (0.00)%   (0.01)%   (0.01)%   0.19%


                                                         1992     1991     1990     1989     1988     1987     1986
                                                         ----     ----     ----     ----     ----     ----     ----
Average Principal
  Receivables Balance(1) ............................   $5,344   $4,826   $4,726   $4,933   $4,129   $3,787   $2,991
Net Losses(2) .......................................   $   26   $   36   $   23   $   13   $    3   $    2   $    3
Net Losses/
  Liquidations ......................................    0.098%   0.163%   0.117%   0.060%   0.015%   0.015%   0.023%
Net Losses/
  Average Principal Receivables Balance(3) ..........     0.49%    0.75%    0.49%    0.26%    0.07%    0.06%    0.10%

                                                                           Year Ended December 31,
                                                         ----------------------------------------------------------
                                                         1985     1984     1983     1982     1981     1980     1979
                                                         ----     ----     ----     ----     ----     ----     ----
                                                                            (Dollars in millions)
Average Principal Receivables Balance(1) ............   $2,532   $2,098   $1,461   $1,451   $1,390   $1,622   $1,837
Net Losses(2) .......................................   $    1   $   (2)  $    2   $   14   $   12   $   18   $   11
Net Losses/
  Liquidations ......................................    0.004%   (.019)%  0.023%   0.239%   0.225%   0.338%   0.163%
Net Losses/Average Principal Receivables Balance ....     0.02%   (0.09)%   0.12%    0.95%    0.85%    1.12%    0.58%

----------------
(1) Average Principal Receivables Balance is the average of the month-end
    principal balances for the [      ] months ending on the last day of the
    period, except for the [ ] months ended [ ], 199[ ] and [ ], 199[ ], which are based on a [ ]-month average.

(2) Net losses in any period are gross losses less recoveries for such period.

(3) Percentages for the [         ] months ended [               ], 199[ ] and
    199[ ] are expressed on an annualized basis.


Aging Experience

      The following table provides the age distribution of vehicle inventory for all dealers in the U.S. Wholesale Portfolio, as a percentage of total principal outstanding at the date indicated. Because the Eligible Accounts will only be a portion of the entire U.S. Wholesale Portfolio, actual age distribution with respect to the Eligible Accounts may be different.


              Age Distribution for the U.S. Wholesale Portfolio

                      [                                                  As of
                                  ]                                   December 31,
                      ---------------  --------------------------------------------------------------------------
                      199[ ]   199[ ]  1996   1995   1994   1993   1992   1991   1990   1989   1988   1987   1986
                      ------   ------  ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
1-120  ...........   [    ]%  [    ]%  80.4%  82.2%  82.5%  82.4%  77.2%  75.9%  72.2%  71.3%  78.8%  73.0%  81.5%
121-180  .........   [    ]    [   ]   10.0    9.3   10.1    9.6   13.8   12.9   13.7   14.5   11.0   13.9    9.2
181-270  .........    [   ]    [   ]    5.0    3.8    4.0    4.6    4.8    4.8    7.1    6.4    4.7    6.8    4.4
Over 270  ........    [   ]    [   ]    4.6    4.7    3.4    3.4    4.2    6.4    7.0    7.8    5.5    6.3    4.9

Geographic Distribution

      The following table provides the geographic distribution of the vehicle inventory for all dealers in the Trust on the basis of receivables outstanding and the number of dealers generating such portfolio.

      Geographic Distribution of Accounts in the Trust As of [ ], 199[ ]

                                                                  Percentage
                      Receivables    Percentage of     Total          of
                      Outstanding     Receivables      Number     Number of
                     (thousands of    Outstanding        of        Dealers
                      dollars)(2)       (2)(4)       Dealers(3)     (3)(4)
                     ------------    ------------    ----------   ----------
California  ......                         %                           %
Texas  ...........                         %                           %
New York  ........                         %                           %
New Jersey  ......                         %                           %
Illinois  ........                         %                           %
Pennsylvania  ....                         %                           %
Michigan  ........                         %                           %
[     ]  .........                         %                           %
Other(1)  ........                         %                           %

----------------
(1) No other state includes more than 5% of the outstanding Receivables.

(2) Includes Excluded Receivables.

(3) Includes Excluded Dealers.

(4) May not add to 100.0% due to rounding.


                        CHRYSLER FINANCIAL CORPORATION

      Certain information regarding Chrysler Financial Corporation is set forth under "Chrysler Financial Corporation" in the Prospectus. In addition, as of [ ], 199[ ], CFC had nearly [ ] employees and was servicing $[ ] million in finance receivables. During the first [ ] months of 199[ ], CFC financed or leased approximately [ ] vehicles at retail, including approximately [ ] new Chrysler passenger cars and light duty trucks representing [ ]% of Chrysler's U.S. retail and fleet deliveries. CFC also financed at wholesale approximately [ ] new Chrysler passenger cars and light duty trucks representing [ ]% of Chrysler's U.S. factory unit sales for the [ ] months ended [ ], 199[ ]. Wholesale vehicle financing accounted for [ ]% of the total automotive financing volume of CFC in the first six months of 199[ ] and represented [ ]% of gross automotive finance receivables outstanding at [ ], 199[ ].

                MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS

      Principal with respect to the Series [199_-_] Certificates will be payable if an Early Amortization Event [that is not cured as described herein] has occurred and, in the case of a Class A-1 Certificate, will be payable if [a Reinvestment/Early Payoff Event [that is not cured as described herein] occurs or] the Class A-1 Revolving Period with respect thereto terminates prior to the [Accumulation Period Commencement Date] [Principal Commencement Date]. Full amortization of the Series [199_-_] Certificates by the [ ] Distribution Date (the "Expected Payment Date") and of any Class A-1 Certificate as to which a Special Payoff Period commences by the eleventh Distribution Date after such commencement depends on, among other things, repayment by Dealers of the Receivables and may not occur if Dealer payments are insufficient therefor. Because the Receivables generally are paid upon retail sale of the underlying Vehicle, the timing of such payments is uncertain. In addition, there is no assurance that CFC will generate additional Receivables under the Accounts or that any particular pattern of Dealer payments will occur. See "Series Provisions -- Interest" and "-- Principal" herein and "The Dealer Floorplan Financing Business" in the Prospectus and herein. [In addition, the shorter the Accumulation Period Length the greater the likelihood that payment of the Series [199_-_] Certificates in full by the Expected Payment Date will be dependent on the reallocation of Principal Collections which are initially allocated to other outstanding Series.] If one or more other Series from which Principal Collections are expected to be available to be reallocated to the payment of the Series [199_-_] Certificates enters into an early amortization period or reinvestment period after [ ] [the [ ] Distribution Date] [the Accumulation Period Commencement Date], Principal Collections allocated to such Series generally will not be available to be reallocated to make payments of principal of the Series [199_-_] Certificates and [the final payment of principal of the Series [199_-_] Certificates may be later than the Expected Payment Date] [the amount distributed in respect of principal of the Series [199_-_] Certificates on any Distribution Date during the Controlled Amortization Period may be less than the Controlled Amortization Amount]. Upon written request, the Seller will make available to Series [199_-_] Certificateholders Disclosure Documents relating to the other outstanding Series which describe the events which could result in the commencement of an early amortization period or reinvestment period with respect to such outstanding Series.] Also, if an Early Amortization Period [or Reinvestment/Early Payoff Period] commences with respect to the Series [199_-_] Certificates prior to the [Accumulation Period Commencement Date] [Principal Commencement Date], Principal Collections allocated to the interest of holders of Regular Payoff Certificates generally will not be available to be reallocated to make payments of principal of Special Payoff Class A-1 Certificates except as described herein and the final payment of principal of such Class A-1 Certificates may be later than expected. Although the holder of each Class A-1 Certificate will have the right to direct the Trustee to sell a portion of the Receivables corresponding to such holder's interest in the Trust if the principal of such Class A-1 Certificate is not paid in full by the eleventh Distribution Date after the commencement of the [Accumulation Period] [Controlled Amortization Period] or an Early Amortization Period [or Reinvestment/Early Payoff Period], no assurances can be given as the price at which such Receivables could be sold.

      Because an Early Amortization Event [or Reinvestment/Early Payoff Event] with respect to the Series [199_-_] Certificates may occur which would initiate an Early Amortization Period [or Reinvestment/Early Payoff Period], the final distribution of principal on the Series [199_-_] Certificates [or, in the case of a Reinvestment/Early Payoff Period, the Class A-1 Certificates] may be made prior to the scheduled termination of the Series Revolving Period or prior to the Expected Payment Date. See "Series Provisions -- Early Amortization Events" [and "-- Reinvestment/Early Payoff Events"].

      [Several of the events which constitute Reinvestment/Early Payoff Events with respect to the Series [199_-_] Certificates may constitute early amortization events with respect to other Series. Should such an event occur, holders of Certificates of such other Series and holders of Class A-1 Certificates would receive monthly distribution of principal, which distributions would not be limited to any controlled amortization amount, while no distributions in respect of principal would be made to the Class A-2 Certificateholders until the Expected Payment Date or, if earlier, the first Distribution Date following the occurrence of an Early Amortization Event. See "Series Provisions -- Principal" and "-- Reinvestment/Early Payoff Events".]

      The amount of new Receivables generated in any month and monthly payment rates on the Receivables may vary because of seasonal variations in Vehicle sales and inventory levels, retail incentive programs provided by Vehicle manufacturers and various economic factors affecting Vehicle sales generally. The following table sets forth the highest and lowest monthly payment rates for the U.S. Wholesale Portfolio during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown, in each case calculated as the percentage equivalent of a fraction, the numerator of which is the aggregate of all collections of principal during the period and the denominator of which is the average aggregate principal balance for such period. Monthly payment rates reflected in the table include principal credit adjustments. The monthly payment rates presented for 1980 through 1985 are calculated using quarterly data while monthly payment rates for 1986 through 1994 reflect actual monthly data. There can be no assurance that the rate of Principal Collections will be similar to the historical experience set forth below. Because the Eligible Accounts will be only a portion of the entire U.S. Wholesale Portfolio, historical actual monthly payment rates with respect to the Eligible Accounts may be different than those shown below.

            Monthly Payment Rates for the U.S. Wholesale Portfolio

                          [
                                      ]                              Year Ended December 31,
                          -------------    ---------------------------------------------------------------------------
                          199[ ]   199[ ]   1996   1995   1994   1993   1992   1991   1990   1989   1988   1987   1986
                          ------   ------   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Highest Month ........   [    ]%  [    ]%  58.35%  59.1%  59.7%  54.7%  50.6%  49.0%  42.1%  41.5%  48.7%  40.3%  56.7%
Lowest Month .........   [    ]   [    ]   43.2    36.5   34.2   35.9   34.4   30.2   25.3   29.5   29.5   26.8   27.7
Average of the Months
  in the Period ......   [    ]   [    ]   49.0    45.6   50.3   46.6   41.3   38.4   35.7   35.6   41.2   34.2   37.7


                                     Year Ended December 31,
                         ----------------------------------------------
                         1985   1984   1983   1982   1981   1980   1979
Highest Month ........   45.9%  43.7%  45.9%  35.5%  34.3%  28.9%  36.5%
Lowest Month .........   35.8   35.7   37.7   29.0   27.4   26.7   26.0
Average of the Months
  in the Period ......   40.1   39.9   42.2   32.9   32.2   28.1   30.0

                              SERIES PROVISIONS

General

      The Series [199_-_] Certificates will be issued pursuant to the Pooling and Servicing Agreement and a Series Supplement relating to the Series [199_-_] Certificates (the "Series Supplement"). The Series [199_-_] Certificates will consist of two Classes. The Trustee will enter into a Remarketing Agreement with respect to the Class A-1 Certificates with the Remarketing Broker-Dealer, the Remarketing

Coordinator, the Seller, and CFC (the "Remarketing Agreement") which provides, among other things, that the Trustee and the Remarketing Broker-Dealer will follow certain procedures for remarketing and purchasing Class A-1 Certificates. The Remarketing Agreement will be substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part. The Trustee will make available for inspection a copy of the Pooling and Servicing Agreement (without exhibits or schedules) and the Remarketing Agreement to Series [199_-_] Certificateholders on written request. Reference should be made to the Prospectus for additional information concerning the Series [199_-_] Certificates and the Pooling and Servicing Agreement.

      The Class A-1 Certificates and the Class A-2 Certificates will evidence undivided beneficial interests in certain assets of the Trust allocated to the Class A-1 Certificateholders' Interest and the Class A-2 Certificateholders' Interest, respectively, representing the right to receive from such Trust assets funds up to (but not in excess of) the amounts required to make payments of interest on and principal of the Class A-1 Certificates and the Class A-2 Certificates, respectively, pursuant to the Pooling and Servicing Agreement.

Interest

      Interest on the principal balance of the Class A-1 Certificates will accrue at the Class A-1 Certificate Rate and will be payable to the Class A-1 Certificateholders on each [Class A-1] Interest Payment Date, commencing [ ], 199[ ]. Interest on the principal balance of the Class A-2 Certificates will accrue at the Class A-2 Certificate Rate and will be payable to the Class A-2 Certificateholders on each [Class A-2] Interest Payment Date, commencing [ ] 199[ ] [; provided that, during any Early Amortization Period, interest will be distributed to Class A-2 Certificateholders on each Distribution Date, commencing on the first Distribution Date following the occurrence of an Early Amortization Event]. Interest [on the Class A-1 Certificates] will accrue from and including the preceding [Class A-1] Interest Payment Date (or, in the case of the first [Class A-1] Interest Payment Date, from and including the Series Issuance Date) to but including such [Class A-1] Interest Payment Date. [Interest on the Class A-2 Certificates will accrue from and including the preceding Class A-2 Interest Payment Date (or in the case of the first Class A-2 Interest Payment Date, from and including the Series Issuance Date) to but including such Class A-2 Interest Payment Date.] Interest on the Class A-1 Certificates will be calculated on a basis of [the actual number of days in each [Class A-1] Interest Period divided by [360][other]]. Interest on the Class A-2 Certificates will be calculated on a basis of [a 360-day year of twelve 30-day months] [the actual number of days in each [Class A-2] Interest Period divided by [360] [other]]. Interest due for any [Class A-1] Interest Payment Date [or Class A-2 Interest Payment Date] but not paid on such [Class A-1] Interest Payment Date [or Class A-2 Interest Payment Date] will be due on the next [Class A-1] Interest Payment Date [or Class A-2 Interest Payment Date, as applicable], together with interest on such amount at the applicable Certificate Rate, to the extent permitted by applicable law. Interest payments on the Series [199_-_] Certificates will generally be derived from Certificateholder Interest Collections for a Collection Period, [any withdrawals from the Reserve Fund,] [Excess Interest Collections, if any, allocated to Series [199_-_],] Investment Proceeds and, under certain circumstances, Available Seller's Collections to the extent of the Available Subordinated Amount [describe other sources].

      The Class A-1 Certificate Rate for each [[Class A-1] Interest Period] [other] will be determined on the Class A-1 Adjustment Date preceding such [[Class A-1] Interest Period] [other]. The "Class A-1 Certificate Rate" will be equal to [the lesser of (a)] the Class A-1 Index [plus] [minus] [times] [ ]% [and (b) the Assets Receivables Rate for the related Distribution Date].

      [The Class A-2 Certificate Rate for each [[Class A-2] Interest Period] [other] will be determined on the Class A-2 Adjustment Date preceding such [[Class A-2] Interest Period] [other].] The "Class A-2 Certificate Rate" will be [ %] [equal to [the lesser of (a)] the Class A-2 Index [plus] [minus] [times] [ ]% [and (b) the Assets Receivables Rate for the related Distribution Date].

      "Class A-1 Monthly Interest" for any Distribution Date means the amount of interest accrued in respect of the Class A-1 Certificates as described above for such Distribution Date; and "Class A-2 Monthly Interest" for any Distribution Date means the amount of interest accrued in respect of the Class

A-2 Certificates as described above for such Distribution Date. Class A-1 Monthly Interest and Class A-2 Monthly Interest are referred to collectively as "Monthly Interest".

      [Describe Class A-1 Index [and Class A-2 Index] and define Class A-1 Adjustment Date [and Class A-2 Adjustment Date].]

      [If the Class A-1 Certificate Rate for a Distribution Date calculated on the basis of the Class A-1 Index as described above is greater than the Assets Receivable Rate, then the Class A-1 Certificate Rate for such Distribution Date will be the Assets Receivables Rate; and if the Class A-2 Certificate Rate for a Distribution Date as calculated on the basis of the Class A-2 Index as described above is greater than the Assets Receivables Rate, then the Class A-2 Certificate Rate for such Distribution Date will be the Assets Receivables Rate.]

      [The "Assets Receivables Rate" for any [Interest Period][period from one Distribution Date to the immediately succeeding Distribution Date] shall equal [the product of (a) the quotient obtained by dividing (i) 360 by (ii) the actual number of days elapsed in such period and (b) a percentage, expressed as a fraction, (i) the numerator of which is the sum of (A) Certificateholder Interest Collections for the Collection Period immediately preceding the last day of such period (which for this purpose only is based on interest amounts billed to the Dealers which are due during such Collection Period) less, unless waived by the Servicer, the Monthly Servicing Fee with respect to such immediately preceding Collection Period [and] (B) the Investment Proceeds to be applied on the Distribution Date related to such period [and (c) Excess Interest Collections allocated to Series [199_-_-] with respect to such period] and (ii) the denominator of which is [the sum of (A)] the product of (I) the Floating Allocation Percentage, (II) the Series Allocation Percentage and (III) the average Pool Balance (after giving effect to any charge-offs) for such immediately preceding Collection Period, [(B) the principal balance on deposit in the Excess Funding Account on the first day of such period (after giving effect to all deposits to and withdrawals therefrom on such first day)] and [(C) the principal balance on deposit in the Principal Funding Account on the first day of such period (after giving effect to all deposits to and withdrawals therefrom on such first day)] [other].

      If the Class A-1 Certificate Rate [or the Class A-2 Certificate Rate] for any Distribution Date is based on the Assets Receivables Rate, the excess of (a) the amount of interest on the Class A-1 Certificates [or the Class A-2 Certificates] that would have accrued in respect of the related [[Class A-1] Interest Period [or Class A-2 Interest Period] [period from one Distribution Date to the immediately succeeding Distribution Date] had interest been calculated based on the Class A-1 Index [or the Class A-2 Index, as the case may be,] over (b) the amount of interest on the Class A-1 Certificates [or the Class A-2 Certificates, as the case may be,] actually accrued in respect of such period based on the Assets Receivables Rate (such excess, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the [applicable] [Class A-1] Certificate Rate calculated on the basis of the Class A-1 Index [or the Class A-2 Index, as the case may be,] is referred to as the "Class A-1 Carry-over Amount" [or the "Class A-2 Carry-over Amount", as applicable]) will be paid on such Distribution Date from amounts on deposit in the Yield Supplement Account and, if such amounts are depleted, to the extent funds are allocated and available therefor after making all required distributions and deposits with respect to the Series [199_-_] Certificates, including payments with respect to principal [(including payments to the Excess Funding Account)], Monthly Interest, the Monthly Servicing Fee[, the Reserve Fund Deposit Amount] and the Investor Default Amount as described below under "Distributions from the Collection Account; [Reserve Fund;] Yield Supplement Account". In addition, any Carry-over Amount outstanding on the Final Payment Date, after making the distributions described in the preceding sentence, will be paid on such date from (i) amounts on deposit in the Reserve Fund and (ii) Available Seller's Collections on deposit in the Collection Account on such date as described under "Series Provisions -- Distributions from the Collection Account; Reserve Fund; Yield Supplement Account". The rating of the Series [199_-_] Certificates does not address the likelihood of payment of any Carry-over Amount.]

Principal

      Principal on each Class A-1 Certificate is payable monthly on each Distribution Date commencing on the [ ] 199[ ] Distribution Date unless the Class A-1 Revolving Period with respect to such Class A-1 Certificate is automatically extended. The holder of each Class A-1 Certificate shall have the option to elect not to extend the Revolving Period with respect to such Certificate by delivering a notice in the form of Exhibit A hereto to its Indirect Participant or its Participant, as applicable, with copies to the Remarketing Coordinator and the Remarketing Broker-Dealer (an "Election Notice") during the period commencing on the [ ] business day of each month prior to the month preceding the month in which the [Accumulation Period Commencement Date] [Principal Commencement Date] occurs or, if earlier, the commencement of an Early Amortization Period [or Reinvestment/Early Payoff Period] and ending on and including the [ ] day of such month (each an "Election Period"), commencing in [ ] 199[ ]. If such Class A-1 Certificateholder does not so elect, the Class A-1 Revolving Period for such Certificate will be automatically extended from month to month, but not beyond the end of the Series Revolving Period. If the holder of a Class A-1 Certificate delivers an Election Notice (each, an "Electing Certificateholder"), the Remarketing Broker-Dealer will have the right to remarket such Class A-1 Certificate during the period beginning on and including the first day of any Election Period and ending on and including the [ ] business day of the month in which such Election Period occurs (each a "Remarketing Period") and the right but not the obligation to purchase any such Certificate in the manner described herein. See "Remarketing; Purchase of Class A-1 Certificates Subject to an Election Notice". Any Class A-1 Certificate which the Remarketing Broker-Dealer chooses to purchase will be purchased on the Distribution Date following the Remarketing Period. If the Remarketing Broker-Dealer does not purchase a Class A-1 Certificate which is the subject of an Election Notice, the Special Payoff Period with respect to such Certificate will commence and principal with respect to such Certificate will be payable monthly commencing on the second Distribution Date following the Election Period in which the Election Notice is given. In the event that the entire principal amount of such Certificate will not be paid in full by the eleventh Distribution Date after the commencement of the related Special Payoff Period, the holder thereof will have the right to direct the Trustee to sell on such eleventh Distribution Date a portion of the Receivables corresponding to such holder's interest in the Trust. The Revolving Period for all Class A-1 Certificates will in any event end, however, on the earlier
(x) the day immediately preceding the [Accumulation Period Commencement Date] [Principal Commencement Date] and (y) the business day preceding the day on which an Early Amortization Event [or Reinvestment/Early Payoff Event] [that is not cured as described herein] occurs. See "Early Amortization Events" [and "Reinvestment/Early Payoff Events"] for a discussion of certain events which might lead to the early termination of the Revolving Period for all Series [199_-_] Certificates. Principal of any Class A-1 Certificate the Revolving Period for which does not end in or prior to the month that is two months prior to the month in which the [Accumulation Period Commencement Date][Controlled Amortization Period] occurs will be payable on [the Expected Payment Date][each Distribution Date, commencing on the [ ] Distribution Date], but may be paid earlier or later in certain circumstances described herein. The holder of any such Class A-1 Certificate principal of which will not be paid in full by the eleventh Distribution Date following the commencement of the [Accumulation Period][Controlled Amortization Period] or an Early Amortization Period [or Reinvestment/Early Payoff Period] will have the right to direct the Trustee to sell on such Distribution Date a portion of the Receivables corresponding to such holder's interest in the Trust. Principal of a Class A-1 Certificate is payable in full (provided that the holder exercises, if necessary, its right to direct the Trustee to sell a portion of the Receivables corresponding to such holder's interest in the Trust and the proceeds of such sale are sufficient) by no later than the eleventh Distribution Date after the end of the Class A-1 Revolving Period with respect to such Class A-1 Certificate.

      The following sets forth an example of the application of the foregoing provisions to a hypothetical Class A-1 Certificate. The example would be applicable to any Class A-1 Certificate issued during any month. For purposes of the example, it is assumed that every date is a business day.

[               ]  ...... The Election Period and Remarketing Period Commence.
                          Class A-1 Certificateholders may elect to deliver an Election Notice with respect to one or more of their Class A-1 Certificates and the Remarketing Broker-Dealer may acquire the Class A-1 Certificates as to which Election Notices have been delivered.

[               ]  ...... Election Period ends. Class A-1 Certificateholders may no longer elect not to extend the Class A-1 Revolving Period with respect to their Class A-1 Certificates after this date.

[               ]  ...... Remarketing Period ends. Any Class A-1 Certificates with respect to which Election Notices have been delivered and which the Remarketing Broker-Dealer has decided to purchase will be purchased on the
                          [        ] Distribution Date. Any Class A-1
                          Certificates which the Remarketing Broker-Dealer has decided not to purchase will begin to receive
                          principal payments on the [       ] Distribution
                          Date.

[               ]  ...... Class A-1 Adjustment Date. The Class A-1 Certificate
                          Rate (calculated on the assumption that the Class A-1 Index formula will apply) for the [Class A-1]
                          Interest Period which is to begin on the [      ]
                          Distribution Date is determined by the Trustee as of this date.

[               ]  ...... Record Date. Distributions on [         ] will be
                          made to Series [199_-_] Certificateholders of record as of the close of business on this Record Date.

[               ]  ...... Distribution Date. The Servicer distributes the
                          allocable portion of collections to the Series [199_-_] Certificateholders pursuant to the Pooling and Servicing Agreement. The [Class A-1] Interest
                          Period for the [      ] Distribution Date commences
                          on this date. Any Class A-1 Certificates subject to an Election Notice which the Remarketing Broker-Dealer has chosen to purchase during the
                          Remarketing Period which began on [        ] will be
                          purchased on this date.

[               ]  ...... Distribution Date. Any Class A-1 Certificates subject to an Election Notice which the Remarketing
                          Broker-Dealer has chosen not to purchase during the
                          Remarketing Period which began on [         ] will
                          receive principal payments on this date.

      In general, except as described above with respect to Class A-1 Certificates as to which a Special Payoff Period has begun ("Special Payoff Class A-1 Certificates") no principal payments will be made to the Series [199_-_] Certificateholders until the [Expected Payment Date] [Principal Commencement Date] or, upon the occurrence of an Early Amortization Event [that is not cured as described herein] [or, in the case of the Class A-1 Certificates, the occurrence of a Reinvestment/Early Payoff Event [that is not cured as described herein]], until the first [Distribution Date with respect to the Early Amortization Period or Reinvestment/Early Payoff Period (a "Special Payment Date")] [Special Payment Date]. On each Distribution Date with respect to the Series Revolving Period, collections of Principal Receivables allocable to the interest of holders of Class A-1 Certificates that are not Special Payoff Class A-1 Certificates and Class A-2 Certificates (collectively, "Regular Payoff Certificates"), subject to certain limitations, will either be (a) allocated to one or more Special Payoff Class A-1 Certificates, (b) allocated to one or more Series which are in amortization, early amortization or accumulation periods to cover principal payments due to the Certificateholders of any such Series or which provides for excess funding accounts or similar arrangements or (c) if no such Class A-1 Certificate is in its Special Payoff Period and no such Series is then amortizing or accumulating principal or otherwise does not provide for excess funding accounts or similar arrangements, paid to the Seller to maintain the Series [199_-_]

Certificateholders' Interest or held as Unallocated Principal Collections. See "Allocation Percentages -- Principal Collections for all Series [199_-_] Certificates", "Principal Collections for all Series" and "Distributions from the Collection Account[; Reserve Fund][; Yield Supplement Account] -- Principal Collections".

      Unless and until an Early Amortization Event [or Reinvestment/Early Payoff Event] [that is not cured as described herein] shall have occurred and until the outstanding principal balance of the Series [199_-_] Certificates is paid in full, on each Distribution Date with respect to the [Accumulation Period] [Controlled Amortization Period], collections of Principal Receivables allocable to the interest of holders of Regular Payoff Certificates plus certain other amounts comprising Regular Class A-1/A-2 Monthly Principal will no longer be paid for the benefit of Special Payoff Class A-1 Certificates or another Series or to the Seller as described above but instead an amount thereof up to the [Controlled Deposit Amount] [Controlled Distribution Amount] for each such Distribution Date will be [deposited in the Principal Funding Account] [distributed to Series [19_-_] Certificateholders]. [The funds deposited in the Principal Funding Account and any amounts in the Excess Funding Account not allocable to any Special Payoff Class A-1 Certificate will be used to pay the outstanding principal balance of the Series [199_-_] Certificates on the Expected Payment Date with such amounts being applied first to pay principal of the Class A-1 Certificates until such Certificates have been paid in full and then to pay principal of the Class A-2 Certificates. If on such date the sum of the Principal Funding Account Balance, any such amounts in the Excess Funding Account and other amounts available to pay principal of the Special Payoff Class A-1 Certificates is less than the outstanding principal balance of the Series [199_-_] Certificates, the Early Amortization Period will commence and on each Special Payment Date the holders of Regular Payoff Certificates will receive distributions of principal and interest until the outstanding principal balance of such Certificates has been paid in full or the Series Termination Date has occurred. Even if the sum of the Principal Funding Account Balance, any such amounts in the Excess Funding Account and other amounts available to pay principal of the Special Payoff Class A-1 Certificates on the Expected Payment Date is insufficient to pay the outstanding principal balance of the Series [199_-_] Certificates in full, such balances will be distributed to the Series [199_-_] Certificateholders at such time. Any such distribution of amounts on deposit in the Principal Funding Account and the Excess Funding Account will be made first to the holders of the Class A-1 Certificates until the Class A-1 Certificates have been paid in full and then to the Class A-2 Certificateholders.]

      It is expected that the final principal payment with respect to the Series [199_-_] Certificates will be made on the Expected Payment Date, but the principal of the Series [199_-_] Certificates may be paid earlier or, depending on the actual payment rate on the Receivables, later, as described under "Special Considerations -- Payments" herein and in the Prospectus.

Remarketing; Purchase of Class A-1 Certificates Subject to an Election Notice

      General. If a Class A-1 Certificateholder delivers an Election Notice during any Election Period, the Remarketing Broker-Dealer will be entitled to remarket the Class A-1 Certificates to which the Election Notice has been delivered during the related Remarketing Period. While the Remarketing Broker-Dealer has no obligation to remarket Class A-1 Certificates, the Remarking Broker-Dealer will be required to make a payment to the Seller with respect to Class A-1 Certificates which enter into a Special Payoff Period prior to [ ] on account of the delivery of an Election Notice. [See Underwriting".] The Remarketing Broker-Dealer may purchase Class A-1 Certificates for its own account either pursuant to the Remarketing Agreement or otherwise and may sell Class A-1 Certificates which it owns without giving preference to Class A-1 Certificates which are subject to Election Notices.

      The delivery of an Election Notice by a Class A-1 Certificateholder shall be irrevocable (unless waived by the Remarketing Broker-Dealer) and shall be made by written notice to its Indirect Participant or its Participant, as applicable, with a copy to the Remarketing Coordinator, prior to the end of the related Election Period. Each Class A-1 Certificateholder will agree by accepting its Class A-1 Certificate that the Remarketing Broker-Dealer may purchase any Class A-1 Certificate which is the subject of an Election Notice on the Distribution Date following the Election Period in which the Election Notice is given. The Remarketing Broker-Dealer may choose to purchase any or all of the Class

A-1 Certificates which are the subject of an Election Notice. The Remarketing Broker-Dealer may purchase the Class A-1 Certificates of some Electing Certificateholders and not others without regard to the time at which the Election Notices are delivered, the amount of Class A-1 Certificates which are subject to the Election Notices or any other factors. The Remarketing Broker-Dealer may choose to purchase a Class A-1 Certificate which is the subject of an Election Notice by notifying the Remarketing Coordinator in writing on or before the last day of the related Remarketing Period.

      Each Election Notice will specifically authorize the Remarketing Coordinator, DTC and all Participants and Indirect Participants in the DTC system to transfer any Class A-1 Certificate which is the subject of an Election Notice. If the Remarketing Broker-Dealer does not choose to purchase any such Certificate, monthly payments of principal will commence with respect to such Certificate on the second Distribution Date following the end of the related Remarketing Period.

      Settlement Procedures. If the Remarketing Broker-Dealer notifies the Remarketing Coordinator of its desire to purchase a Class A-1 Certificate which is the subject of an Election Notice (each a "Purchased Class A-1 Certificate") on or before the last day of the Remarketing Period, the Remarketing Coordinator will notify the Electing Certificateholder of such exercise by written notice on or about the business day following such last day. The Election Notice from an Electing Certificateholder will irrevocably instruct and authorize the Remarketing Coordinator, DTC and all Participants and Indirect Participants in the DTC system to deliver any Purchased Class A-1 Certificates, by book entry against payment therefor through DTC on the Distribution Date following the Remarketing Period, at the election of the Remarketing Broker-Dealer (the "Settlement Date"). The Remarketing Broker-Dealer will pay the purchase price against delivery of the Purchased Class A-1 Certificates received by DTC. The purchase price for any Class A-1 Certificate so purchased will be equal to the unpaid principal amount of the Purchased Class A-1 Certificate. The Electing Certificateholder will be entitled to receive the applicable monthly interest payment on the Purchased Class A-1 Certificate on the Distribution Date on which such Certificate is purchased.

      In accordance with DTC's normal procedures, the transactions described above will be executed on each Settlement Date through DTC and the accounts of the respective Participants will be debited and credited and Class A-1 Certificates delivered by book entry as necessary to effect the purchases and sales of Class A-1 Certificates in the remarketing. Purchasers of the Class A-1 Certificates will be required to make payment in same-day funds to DTC, DTC is required to make payment to the Electing Certificateholder in same-day funds. [Modify as appropriate for CEDEL and Euroclear settlement, if applicable.]

      The Remarketing Broker-Dealer. The Remarketing Broker-Dealer will be [ ]. The Remarketing Broker-Dealer may resign at any time by delivering written notice to the Remarketing Coordinator. If the Remarketing Broker-Dealer resigns, an Electing Certificateholder will receive monthly payments of principal commencing on the second Distribution Date following the end of the related Election Period unless a replacement Remarketing Broker-Dealer is appointed.

      CFC and the Seller have agreed to indemnify the Remarketing
Broker-Dealer against certain liabilities arising out of or in connection with its activities under the Remarketing Agreement.

      The Remarketing Coordinator. The "Remarketing Coordinator" will be [the corporate trust department of the Trustee][other].

[Excess Funding Account

      Unless and until an Early Amortization Event [or Reinvestment/Early Payoff Event] shall have occurred, the Excess Funded Amount will be maintained in the Excess Funding Account established with the Trustee. The Excess Funded Amount will initially equal the excess of the initial principal balance of the Series [199_-_] Certificates, if any, over the Initial Invested Amount. Funds on deposit in the Excess Funding Account will be invested by the Trustee at the direction of the Servicer generally in Eligible Investments. Such investments must mature on or prior to the next Distribution Date.

      Funds on deposit in the Excess Funding Account will be withdrawn and paid to the Seller or allocated to one or more Series which are in amortization, early amortization or accumulation periods to the extent of any increases in the Invested Amount as a result of the addition of Receivables to the Trust, a reduction in the Seller's Interest, or a reduction in the initial invested amount of any other Series. Additional amounts will be deposited in the Excess Funding Account on a Distribution Date to the extent that the sum of the Series [199_-_] Certificateholders' Interest in Principal Receivables and the amount on deposit in the Excess Funding Account prior to the deposit on such Distribution Date is less than the outstanding principal balance of the Series [199_-_] Certificates, but only to the extent that funds are available therefor as described herein. In the event that other Series issued by the Trust provide for excess funding accounts or other arrangements similar to the Excess Funding Account involving fluctuating levels of investment in the Receivables, the allocation of additional Receivables to increase the Invested Amount will generally be based on the proportion that the amount on deposit in the Excess Funding Account bears to the amounts on deposit in the excess funding accounts of all Series providing for excess funding accounts or such similar arrangements or to amounts otherwise similarly available; and the deposit of amounts in the Excess Funding Account will be based on the proportion that the Adjusted Invested Amount bears to the adjusted invested amounts of all Series providing for excess funding accounts or such similar arrangements.

      On each Distribution Date, all investment income earned on amounts in the Excess Funding Account since the preceding Distribution Date will be withdrawn from the Excess Funding Account and applied as described herein.

      Any funds on deposit in the Excess Funding Account on the earlier of
(i) [ ] [the [ ] Distribution Date] [the Accumulation Period Commencement Date] and (ii) the commencement of an Early Amortization Period [or Reinvestment/Early Payoff Period] and not allocable to the holders of Special Payoff Class A-1 Certificates [or the holders of other Class A-1 Certificates, in the case of a Reinvestment/Early Payoff Period,] will be deposited in the Principal Funding Account on such date. In addition, on the second Distribution Date during the Special Payoff Period for any Class A-1 Certificate [and on the first Special Payment Date with respect to any Reinvestment/Early Payoff Period] the portion of the amount on deposit in the Excess Funding Account allocable to that Certificate [or each Class A-1 Certificate, in the case of a Reinvestment/Early Payoff Period] (based on a fraction the numerator of which is the initial principal amount of such Certificate [or each such Certificate] and the denominator of which is the aggregate initial principal amount of the Series [199_-_] Certificates (other than any Special Payoff Class A-1 Certificate that was entitled to begin receiving principal on a prior Distribution Date)), up to the amount necessary to pay the principal balance of that Certificate [or each such Certificate] taking into account Principal Collections available for such payment, will be applied to pay principal of that Certificate [or each such Certificate]. [In addition, on each Distribution Date with respect to the Controlled Amortization Period an amount equal to the quotient obtained by dividing the amount on deposit in the Excess Funding Account as of the [ ] Distribution Date (after giving effect to any withdrawals from or deposits to such account on such date) and not allocable to the holders of Special Payoff Class A-1 Certificates by [ ] will be distributed to Series [199_-_] Certificateholders on such date in respect of principal of the Series [199_-_] Certificates.] No funds will be deposited in the Excess Funding Account during any Early Amortization Period [or Reinvestment/Early Payoff Period] or with respect to any Collection Period following [ ] [the [ ] Distribution Date] [the Accumulation Period Commencement Date].

Allocation Percentages

      Allocation between the Series [199_-_] Certificateholders and the Seller. The Servicer will allocate amounts initially allocated to Series [199_-_] as described under "Description of the Certificates -- Allocation Percentages -- Allocations among Series" in the Prospectus between the Series [199_-_] Certificateholders' Interest and the Seller's Interest for each Collection Period as follows:

            (i) Series Allocable Interest Collections and the Series Allocable Defaulted Amount will be allocated to Series [199_-_] Certificateholders based on the Floating Allocation Percentage [, provided that during any Early Amortization Period, Series Allocable Interest Collections will be allocated to the Series [199_-_] Certificateholders based on the Fixed
      Allocation Percentage];

            (ii) during any period that is not a Special Payoff Period with respect to any Class A-1 Certificate, the [Accumulation Period] [Controlled Amortization Period] or an Early Amortization Period [or Reinvestment/Early Payoff Period] (a "Nonprincipal Period"), Series Allocable Principal Collections will be allocated to Certificateholders based on the Floating Allocation Percentage;

           (iii) during the Special Payoff Period with respect to any Class A-1 Certificate, the [Accumulation Period] [Controlled Amortization Period] and any Early Amortization Period [or Reinvestment/Early Payoff Period], Series Allocable Principal Collections will be allocated to Series [199_-_] Certificateholders based on the [Fixed Allocation Percentage] [other]; and

            (iv) Series Allocable Miscellaneous Payments will at all times be allocated to Series [199_-_] Certificateholders.

Amounts not allocated to the Series [199_-_] Certificateholders as described above will be allocated to the Seller.

            "Floating Allocation Percentage" for any Collection Period means [the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the immediately preceding Collection Period and the denominator of which is the product of (x) the Pool Balance as of such last day and
      (y) the Series Allocation Percentage for the Collection Period in respect of which the Floating Allocation Percentage is being calculated; provided, however, that, with respect to the first Collection Period, the Floating Allocation Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Initial Invested Amount as of the Series Issuance Date and the denominator of which is the Series Allocation Percentage of the Pool Balance as of the Series Cut-Off Date] [other].

            "Fixed Allocation Percentage" for any Collection Period generally means [the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the sum of (x) the Invested Amount of each Special Payoff Class A-1 Certificate as of the last term of its Class A-1 Revolving Period, and (y) the Invested Amount of each Regular Payoff Certificate as of the last day of the Series Revolving Period, if such last day has occurred or, if such last day has not occurred, the Invested Amount of each Regular Payoff Certificate as of the last day of the immediately preceding Collection Period and the denominator of which is the product of (x) the Pool Balance as of the last day of the immediately preceding Collection Period and (y) the Series Allocation Percentage for the Collection Period in respect of which the Fixed Allocation Percentage is being calculated] [other].

            "Invested Amount" means for any date an amount equal to the sum of the Class A-1 Invested Amount and the Class A-2 Invested Amount, in each case for such date.

            "Class A-1 Invested Amount" means for any date [an amount equal to the Initial Class A-1 Invested Amount, minus the amount, without duplication, of principal payments [(except principal payments made from the Excess Funding Account)] made to Class A-1 Certificateholders or deposited to the Principal Funding Account in respect of the Class A-1 Certificates prior to such date since the Series Issuance Date other than any such payments made to the holders of [Special Payoff] Class A-1 Certificates that have been paid in full, minus the excess, if any, of the aggregate amount of Class A-1 Investor Charge-Offs for all Distribution Dates preceding such date, over the aggregate amount of any reimbursements of Class A-1 Investor Charge-Offs for all Distribution Dates preceding such date] [other].

            "Class A-2 Invested Amount" means for any date [an amount equal to the Class A-2 Initial Invested Amount, minus the amount, without duplication, of principal payments [(except principal payments made from the Excess Funding Account)] made to Class A-2 Certificateholders or deposited to the Principal Funding Account in respect of the Class A-2 Certificates prior to such date since the Series Issuance Date minus the excess, if any, of the aggregate amount of Class A-2 Investor Charge-Offs for all Distribution Dates preceding such date, over the aggregate amount of any reimbursements of Class A-2 Investor Charge-Offs for all Distribution Dates preceding such date][other].

            "Initial Invested Amount" means the sum of the Class A-1 Initial Invested Amount and the Class A-2 Initial Invested Amount.

            "Class A-1 Initial Invested Amount" means [the portion of the initial principal amount of the Class A-1 Certificates which is invested in Principal Receivables on the Series Issuance Date, which is expected to equal approximately $[ ] (based on information as of the Series Cut-Off Date), plus (x) the product of the Class A-1 Allocation Percentage and the amount of any withdrawals from the Excess Funding Account in connection with the purchase of an additional interest in Principal Receivables since the Series Issuance Date, minus (y) the product of the Class A-1 Allocation Percentage and the amount of any additions to the Excess Funding Account in connection with a reduction in the Principal Receivables in the Trust since the Series Issuance Date, minus (z) principal payments (except principal payments made from the Excess Funding Account) made to the holders of any [Special Payoff] Class A-1 Certificates that have been paid in full][other].

            "Class A-2 Initial Invested Amount" means [the portion of the initial principal amount of the Class A-2 Certificates which is invested in Principal Receivables on the Series Issuance Date, which is expected to equal approximately $[ ] (based on information as of the Series Cut-off Date), plus (x) the product of the Class A-2 Allocation Percentage and the amount of any withdrawals from the Excess Funding Account in connection with the purchase of an additional interest in Principal Receivables since the Series Issuance Date, minus (y) the product of the Class A-2 Allocation Percentage and the amount of any additions to the Excess Funding Account in connection with a reduction in the Principal Receivables in the Trust since the Series Issuance Date] [other].

The Floating Allocation Percentage and the Fixed Allocation Percentage will be adjusted for any Collection Period in which Additional Accounts are designated to reflect the additional Receivables added to the Trust.

      Allocation Between the Class A-1 Certificateholders and the Class A-2 Certificateholders. The Servicer will allocate Available Certificateholder Principal Collections between the interest of holders of each Special Payoff Class A-1 Certificate and the interest of holders of Regular Payoff Certificates for each Collection Period based on their respective Certificate Principal Percentages.

            "Available Certificateholder Principal Collections" for any Distribution Date means the sum of (a) the product of (i) the Floating Allocation Percentage, with respect to any Nonprincipal Period, or the [Fixed Allocation Percentage] [other], with respect to the Special Payoff Period with respect to any Class A-1 Certificate, the [Accumulation Period][Controlled Amortization Period] or any Early Amortization Period [or Reinvestment/Early Payoff Period], for the related Collection Period and (ii) Series Allocable Principal Collections deposited in the Collection Account for the related Collection Period, (b) the amount, if any, of Interest Collections, [funds in the Reserve Fund,] Available Seller's Collections and Excess Servicing allocated to cover the Investor Default Amount or reimburse Investor Charge-Offs, (c) Series Allocable Miscellaneous Payments on deposit in the Collection Account for such Distribution Date and (d) Excess Principal Collections, if any, from other Series allocated to Series [199_-_].

            "Certificate Principal Percentage" means (a) for any Collection Period and any Special Payoff Class A-1 Certificate, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount of such Certificate as of the last day of its Class A-1 Revolving Period and the denominator of which is the sum of (i) the aggregate Invested Amount of all Special Payoff Class A-1 Certificates as of the last day of their respective Class A-1 Revolving Periods and (ii) the aggregate Invested Amount of all Regular Payoff Certificates as of the last day of the Series Revolving Period, if such last day has occurred, or if such last day has not occurred, the aggregate Invested Amount of such Certificates as of the last day of the immediately preceding Collection Period; and (b) for any Collection Period and all Regular Payoff Certificates in the aggregate, 100% minus the sum of the Certificate Principal Percentages for all Special Payoff Class A-1 Certificates.

      Principal Collections for All Series [199_-_] Certificates. Principal Collections allocated to any Special Payoff Class A-1 Certificate, for any Collection Period, will first be allocated to make required payments of principal of such Certificate; and all Available Certificateholder Principal Collections allocated to the Regular Payoff Certificates for any Collection Period with respect to the [Accumulation Period] [Controlled Amortization Period] or any Early Amortization Period [or Reinvestment/Early Payoff Period] will first be allocated to make required payments of principal to the Principal Funding Account [during the Accumulation Period], [to make required payments of principal to the Principal Funding Account and to the holders of Regular Payoff Certificates that are Class A-1 Certificates during any Reinvestment/Early Payoff Period] and to the holders of Series [199_-_] Certificates during the [Controlled Amortization Period or] Early Amortization Period, in each case as described herein. The Servicer will determine the amount of Available Certificateholder Principal Collections for any Collection Period remaining after such required payments, if any ("Series Excess Principal Collections"). The Servicer will allocate Series Excess Principal Collections first to cover any principal distributions to the holder of any Special Payoff Class A-1 Certificate which have not been covered out of Principal Collections and certain other amounts allocated or reallocated to such Class A-1 Certificate ("Class A-1 Principal Shortfalls") and second, during the [Accumulation Period] [Controlled Amortization Period] or any Early Amortization Period [or Reinvestment/Early Payoff Period], to make any required payment of principal in respect of the Regular Payoff Certificates to the Principal Funding Account or any required payment of principal to the holders of Series [199_-_] Certificates as described herein which have not been covered out of Principal Collections and certain other amounts allocated to the Series [199_-_] Certificates ("Regular Class A-1/A-2 Principal Shortfalls"). See "Maturity and Principal Payment Considerations". Series Excess Principal Collections will generally not be used to cover Investor Chart-Offs for any Series [199_-_] Certificate. If Class A-1 Principal Shortfalls exceed Series Excess Principal Collections for any Collection Period, Series Excess Principal Collections will be allocated pro rata among the applicable Special Payoff Class A-1 Certificates based on the relative amounts of Class A-1 Principal Shortfalls. To the extent that Series Excess Principal Collections exceed the sum of (a) Class A-1 Principal Shortfalls and (b) Regular Class A-1/A-2 Principal Shortfalls, the balance will be applied first to make any required deposit to the Excess Funding Account and then treated as Excess Principal Collections for all Series as described below.

      Principal Collections for All Series. Principal Collections allocated to the interest of the holder of any Special Payoff Class A-1 Certificate, for any Collection Period with respect to the Special Payoff Period for such Certificate, will first be allocated to make required payments of principal in respect of such Class A-1 Certificate or reallocated to make payments in respect of other Special Payoff Class A-1 Certificates or Regular Payoff Certificates as described above. Principal Collections allocated to the interest of holders of Regular Payoff Certificates, for any Collection Period with respect to the [Accumulation Period] [Controlled Amortization Period] or the Early Amortization Period [or Reinvestment/Early Payoff Period], will first be allocated to make required payments of principal to the Principal Funding Account during the Accumulation Period[, to make required payments of principal to the Principal Funding Account and to the holders of Regular Payoff Certificates that are Class A-1 Certificates during any Reinvestment/Early Payoff Period] and to the holders of Series [199_-_] Certificates during the Early Amortization Period [or Controlled Amortization Period] or reallocated to make payments in respect of Special Payoff Class A-1 Certificates as described above. See "Distributions from the Collection Account; [Reserve Fund;] [Yield Supplement Account] -- Principal Collections". The Servicer will determine the amount of Available Certificateholder Principal Collections for any Collection Period remaining after such required payments, if any, and the amount of any similar excess for any other Series ("Excess Principal Collections"). The Servicer will allocate Excess Principal Collections to cover any principal distributions to Certificateholders for any Series which are either scheduled or permitted and which have not been covered out of Principal Collections and certain other amounts allocated to such Series ("Principal Shortfalls"). See "Maturity and Principal Payment Considerations". Excess Principal Collections will generally not be used to cover investor charge-offs for any Series. If Principal Shortfalls exceed Excess Principal Collections for any Collection Period, Excess Principal Collections will be allocated [pro rata among the applicable Series based on the relative amounts of Principal Shortfalls] [describe other method of applying, if applicable].

Allocation of Collections; Limited Subordination of Seller's Interest

      [Except as otherwise described herein with respect to Interest Collections and Principal Collections allocated to the Available Negative Carry Subordinated Amount, [and [ ]] on] [On] any date on which collections are deposited in the Collection Account, the Servicer will distribute directly to the Seller an amount equal to (a) the Excess Seller's Percentage for the related Collection Period of Series Allocable Interest Collections for such date and (b) the Excess Seller's Percentage for the related Collection Period of Series Allocable Principal Collections for such date, if the Seller's Participation Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date). In addition, during any Nonprincipal Period, subject to certain limitations, the Servicer will distribute directly to the Seller on each such date of deposit an amount equal to the Available Seller's Principal Collections for such date, if the Seller's Participation Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination
Date) [describe exceptions, if any].

            "Available Seller's Collections" for any date means the sum of
      (a) the Available Seller's Interest Collections for such date and (b) the Available Seller's Principal Collections for such date; provided, however, that the Available Seller's Collections will be zero for any Collection Period with respect to which the Available Subordinated Amount is zero on the Determination Date immediately following the end of such Collection Period.

            "Available Seller's Interest Collections" for any date means an amount equal to the result obtained by multiplying (a) the excess of
      (i) the Seller's Percentage for the related Collection Period over (ii) the Excess Seller's Percentage for such Collection Period by (b) Series Allocable Interest Collections for such date.

            "Available Seller's Principal Collections" for any date means an amount equal to the product of (a) the excess of (i) the Seller's Percentage for the related Collection Period over (ii) the Excess Seller's Percentage for such Collection Period and (b) Series Allocable Principal Collections for such date.

            "Seller's Percentage" means 100% minus (a) the Floating Allocation Percentage, when used with respect to Interest Collections [(except during any Early Amortization Period)], Defaulted Receivables and Principal Collections during a Nonprincipal Period, and (b) the [Fixed Allocation Percentage] [other], when used with respect to [Interest Collections during any Early Amortization Period and] Principal Collections during the Special Payoff Period with respect to any Class A-1 Certificate, the [Accumulation Period] [Controlled Amortization Period] and any Early Amortization Period [or Reinvestment/Early Payoff Period].

            "Excess Seller's Percentage" for any Collection Period means a percentage (which percentage shall never be less than 0% nor more than 100%) equal to (a) 100% minus, when used with respect to Interest Collections [(except during any Early Amortization Period)] and Principal Collections during a Nonprincipal Period, the sum of (i) the Floating Allocation Percentage with respect to such Collection Period and (ii) the percentage equivalent of a fraction, the numerator of which is the Available Subordinated Amount as of the Determination Date occurring in such Collection Period (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date), and the denominator of which is the product of (x) the Pool Balance as of the last day of such immediately preceding Collection Period and (y) the Series Allocation Percentage for the Collection Period in respect of which the Excess Seller's Percentage is being calculated or (b) 100% minus, when used with respect to [Interest Collections during any Early Amortization Period and] Principal Collections during the Special Payoff Period with respect to any Class A-1 Certificate, the [Accumulation Period]

      [Controlled Amortization Period] and any Early Amortization Period [or Reinvestment/Early Payoff Period], the sum of (i) the [Fixed Allocation Percentage] [other] with respect to such Collection Period and (ii) the percentage described in clause (a)(ii) above for such Collection Period.

      Deficiency Amount. [On each Determination Date [with respect to a Distribution Date that occurs on or prior to the Fully Reinvested Date [or any Distribution Date thereafter during the Series Revolving Period, if the Series Revolving Period has recommenced,]], the Servicer will determine for the Series [199_-_] Certificates the amount (the "Deficiency Amount"), if any, by which (a) the sum of (i) Class A-1 Monthly Interest and Class A-2 Monthly Interest for the following Distribution Date, (ii) Class A-1 Monthly Interest and Class A-2 Monthly Interest accrued but not paid with respect to prior Distribution Dates (and interest thereon), (iii) the Monthly Servicing Fee for such Distribution Date, (iv) the Investor Default Amount for such Distribution Date, (v) the amount of any Adjustment Payment allocated to the Series [199_-_] Certificates for such Distribution Date that has not been deposited in the Collection Account as required under the Pooling and Servicing Agreement and (vi) if such Distribution Date is the Final Payment Date, any Carry-over Amount on such Distribution Date that will not be satisfied on such date by the application of amounts on deposit in the Yield Supplement Account as described under "Distributions from the Collection Account; Reserve Fund; Yield Supplement Account -- Yield Supplement Account", exceeds (b) the sum of [(i)] Certificateholder Interest Collections and Investment Proceeds for such Distribution Date [(ii) Excess Interest Collections allocated to Series [199_-_] with respect to such Distribution] [and (iii) the amount of funds in the Reserve Fund on such Determination Date available to fund any portion of the Deficiency Amount or described under "Distributions from the Collection Account; Reserve Fund[; Yield Supplement Account] -- Interest Collections"]. The lesser of the Deficiency Amount and the Available Subordinated Amount is the "Draw Amount".] [Include other sources of funds and applications of the Draw Amount, as appropriate.]

      "Final Payment Date" means the first Distribution Date on which, after giving effect to all payments to be made on such Distribution Date, the outstanding principal balance of the Series [199_-_] Certificates will be paid in full.

      Available Subordinated Amount. The "Required Subordinated Amount" shall mean, as of any date of determination, [the sum of (i)] the product of the initial Subordinated Percentage [, as adjusted from time to time as described herein other than as a result of an increase therein at the option of the Seller,] and the Invested Amount [and (ii) the Incremental Subordinated Amount]. Assuming that the Initial Invested Amount of the Series [199_-_] Certificates is equal to the initial principal amount of the Series [199_-_] Certificates, such amount would initially be $[ ].

      The Available Subordinated Amount for a Determination Date is equal to
(a) the lesser of (i) the Available Subordinated Amount for the preceding Determination Date, minus, with certain limitations, the Draw Amount for such preceding Determination Date, [minus funds from the Reserve Fund applied to cover any portion of the Investor Default Amount,] plus the excess, if any, of the Required Subordinated Amount for such Determination Date over the Required Subordinated Amount for the immediately preceding Determination Date, plus the amount of Excess Servicing available to be paid to the Seller as described under "Distributions from the Collection Account[; Reserve Fund][; Yield Supplement Account] -- Excess Servicing", and (ii) the product of the fractional equivalent of the Subordinated Percentage and the Invested Amount, [minus (b) in the case of clause (a) (i) the Incremental Subordinated Amount for such preceding Determination Date, plus (c) the Incremental Subordinated Amount for the current Determination Date,] [plus (d) the Subordinated Percentage of funds to be withdrawn from the Excess Funding Account on the succeeding Distribution Date and paid to the Seller or allocated to one or more Series]; provided, however, that, once [the [Accumulation Period] [Controlled Amortization Period] or] any Early Amortization Period [that is not cured as described herein] shall have commenced, the Available Subordinated Amount shall be calculated based on the Invested Amount as of the close of business on the day preceding such [[Accumulation Period] [Controlled Amortization Period] or] Early Amortization Period[; and provided further that from and after the commencement of any Reinvestment/Early Payoff Period [that is not cured as described herein] until the earliest of the commencement of any Early Amortization Period [that is not cured, as described herein,] the payment in full of the Series [199_-_] Certificates and the Fully Reinvested Date, the Available Subordinated Amount shall be calculated based on the Invested Amount as of the close of business on the day preceding such Reinvestment/Early Payoff Period [less [describe permitted reductions, e.g., based on payment rates or amounts on deposit in the Principal Funding Account]]. The Available Subordinated Amount for the first Determination Date is equal to the Required Subordinated Amount. [The "Incremental Subordinated Amount" on any Determination Date will equal the result obtained by multiplying (a) a fraction, the numerator of which is the sum of the Invested Amount on the last day of the immediately preceding Collection Period and the Available Subordinated Amount for such Determination Date (calculated without adding the Incremental Subordinated Amount for such Determination Date as described in clause (c) above), and the denominator of which is the Pool Balance on such last day by (b) the excess, if any, of (x) the sum of the Overconcentration Amount, the Instalment Balance Amount and the aggregate amount of Ineligible Receivables on such Determination Date over (y) the aggregate amount of Ineligible Receivables, Receivables in Accounts containing Dealer Overconcentrations and Receivables in Instalment Balances, in each case that became Defaulted Receivables during the preceding Collection Period and are not subject to reassignment from the Trust, unless certain insolvency events relating to the Seller or CFC have occurred, as further described in the Pooling and Servicing Agreement].

      The "Subordinated Percentage" will initially equal the percentage equivalent of a fraction, the numerator of which is the Subordination Factor and the denominator of which will be the excess of 100% over the Subordination Factor. The Seller may, in its sole discretion, at any time increase the Available Subordinated Amount for so long as the cumulative amount of such increases does not exceed the lesser of (i) $[ ] or (ii) [ ]% of the Invested Amount. The Seller is not under any obligation to increase the Available Subordinated Amount at any time. If [the sum of] the Available Subordinated Amount [and the Incremental Subordinated Amount] were reduced to less than the sum of the Required Subordinated Amount [and the Incremental Subordinated Amount], a [Reinvestment/Early Payoff Event] [Early Amortization Event] would occur. The Seller could elect to increase the Available Subordinated Amount at the time such a [Reinvestment/Early Payoff Event] [Early Amortization Event] would otherwise occur, thus preventing or delaying the occurrence of the [Reinvestment/Early Payoff Event] [Early Amortization Event]. [Describe partial Reinvestment/Early Payoff Periods resulting from a failure to meet the test described above, if applicable.]

      [Negative Carry Subordinated Amount. In the event of the occurrence of [a Reinvestment/Early Payoff Event,] [an Early Amortization Event] [or the commencement of the Accumulation Period] [or the commencement of the Controlled Amortization Period], Interest Collections and Principal Collections otherwise distributed to the Seller in respect of the Excess Seller's Percentage, in an amount not to exceed the Available Negative Carry Subordinated Amount, will be deposited to the Reserve Fund [and other] until the amounts on deposit therein equal the Negative Carry Required Amount [and [ ]].

      ["Available Negative Carry Subordinated Amount" means, initially, the Required Negative Carry Subordinated Amount and, on any subsequent date, the Available Negative Carry Subordinated Amount at the open of business on the immediately preceding date less the amount of Seller's Collections deposited on such immediately preceding date to the Reserve Fund [and other] in accordance with the preceding paragraph.]

            "Required Negative Carry Subordinated Amount" means [      ].

            "Negative Carry Required Amount" means [       ].]

      [Describe other subordination of the Seller's Interest, if applicable.]

Distributions from the Collection Account[; Reserve Fund] [;Yield Supplement
   Account]

      Interest Collections. On each Distribution Date [with respect to a Collection Period that ends prior to the Fully Invested Date [and each Collection Period thereafter during the Series Revolving Period]], commencing with the initial Distribution Date, the Servicer shall instruct the Trustee to apply

Certificateholder Interest Collections and Investment Proceeds, if any, [Excess Interest Collections allocated to Series [199_-_] [other amounts] in respect of the related Collection Period to make the following distributions in the following priority:

            [(i) first, an amount equal to Class A-1 Monthly Interest for such Distribution Date, plus the amount of any Class A-1 Monthly Interest previously due but not distributed on a prior Distribution Date (plus, but only to the extent permitted under applicable law, interest at the Class A-1 Certificate Rate on Class A-1 Monthly Interest previously due but not so distributed), shall be distributed to the Class A-1 Certificateholders, and an amount equal to Class A-2 Monthly Interest for such Distribution Date, plus the amount of any Class A-2 Monthly Interest previously due but not [deposited to the Interest Funding Account or] distributed on a prior Distribution Date (plus, but only to the extent permitted under applicable law, interest at the Class A-2 Certificate Rate on Class A-2 Monthly Interest previously due but not so [deposited or] distributed), shall be [deposited to the Interest Funding Account] [distributed to the Class A-2 Certificateholders];

            (ii) second, an amount equal to the Monthly Servicing Fee for such Distribution Date shall be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account as described in the Prospectus under "Description of the Certificates -- Allocation of Collections; Deposits in Collection Account" or waived by the Servicer);

          [(iii) third, an amount equal to the Reserve Fund Deposit Amount, if any, for such Distribution Date shall be deposited in the Reserve Fund;]

            (iv) fourth, an amount equal to the Investor Default Amount, if any, for such Distribution Date shall be treated as a portion of Available Certificateholder Principal Collections for such Distribution Date;

            [(v) fifth, an amount equal to any outstanding Class A-1 Carry-over Amount (after giving effect to any withdrawals from the Yield Supplement Account) shall be distributed to the Class A-1 Certificateholders and, an amount equal to any outstanding Class A-2 Carry-over Amount (after giving effect to any withdrawals from the Yield Supplement Account) shall be distributed to the Class A-2 Certificateholders;]

           [(vi) sixth, an amount equal to the Yield Supplement Account Deposit Amount, if any, for such Distribution Date shall be deposited in the Yield Supplement Account;]

          [(vii) seventh, describe other applications, if any;] and

          (viii) eighth, the balance shall constitute Excess Servicing.]

      In the event Certificateholder Interest Collections and Investment Proceeds [describe other funds] are insufficient to make the entire amount of any distribution described in clause [(i) or (v)] above, funds available for such distribution will be applied to make such distribution to the Class A-1 Certificateholders and the Class A-2 Certificateholders pro rata based on the Class A-1 Allocation Percentage and the Class A-2 Allocation Percentage, respectively, for the related Collection Period. Any excess in the amount allocated to make distributions to the holders of either Class of Series [199_-_] Certificates pursuant to either such clause over the amount required to make such distribution will be applied to cover any shortfalls in the amount available to make distributions to holders of Series [199_-_] Certificates of the other Class pursuant to such clause.

      [If, on any Distribution Date, Certificateholder Interest Collections and Investment Proceeds [Excess Interest Collections allocated to Series [199_-_] [describe other funds] are not sufficient to make the entire distributions required by clauses [(i), (ii) and (iv)] above, the Trustee shall withdraw funds from the Reserve Fund and apply such funds to complete the distributions pursuant to such clauses; provided, however, that during any Early Amortization Period [or Reinvestment/Early Payoff Period] funds shall not be withdrawn from the Reserve Fund to make distributions required by clause [(iv)] to the extent that, after giving effect to such withdrawal, the amount on deposit in the Reserve Fund shall be less than $[ ].]

      If there is a Draw Amount for such Distribution Date, the Trustee shall apply the amount of Available Seller's Collections for the related Collection Period on deposit in the Collection Account on such Distribution Date, but only up to the Draw Amount, to make the distributions required by clauses [(i), (ii) and (iv)] above [that have not been made through the application of funds from the Reserve Fund as described in the preceding paragraph]. Additionally, Available Seller's Collections will be applied to any unpaid Adjustment Payments. The Available Subordinated Amount will be reduced by the amount of Available Seller's Collections so applied. If the Draw Amount exceeds such Available Seller's Collections, the Available Subordinated Amount will be reduced by the amount of such excess, but not by more than the sum of the Investor Default Amount and the portion of Adjustment Payments not paid by the Seller, in order to maintain the Invested Amount, but not generally by more than the Investor Default Amount for such Distribution Date.

            "Certificateholder Interest Collections" for any Distribution Date means the portion of Series Allocable Interest Collections for the related Collection Period allocated to the Series [199_-_] Certificateholders' Interest as described under "Allocation Percentages -- Allocation Between the Series [199_-_] Certificateholders and the Seller".

            "Investment Proceeds" for any Distribution Date means an amount equal to the sum of (a) [the investment earnings on the related Determination Date with respect to funds held in the Reserve Fund,] (b) the Series Allocation Percentage of investment earnings on the related Determination Date with respect to funds held in the Collection Account and (c) all investment income on amounts in [the Excess Funding Account,] [the Principal Funding Account,] [the Interest Funding Account,] [the Yield Supplement Account] [other accounts] since the preceding Distribution Date.

            "Class A-1 Allocation Percentage" for any Collection Period means the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the outstanding principal amount of the Class A-1 Certificates as of the last day of the immediately preceding Collection Period (after giving effect to any reduction thereof to occur on the immediately following Distribution Date) and the denominator of which is the aggregate outstanding principal amount of all the Series [199_-_] Certificates as of such last day (after giving effect to any reduction thereof to occur on the immediately following Distribution Date).

            "Class A-2 Allocation Percentage" for any Collection Period means the percentage obtained by subtracting from 100% the Class A-1 Allocation Percentage for such Collection Period.

            [Investment Proceeds. On each Distribution Date with respect to a Collection Period that ends after the Fully Reinvested Date [other than any such Collection Period during the Series Revolving Period], the Servicer shall instruct the Trustee to apply Investment Proceeds [Excess Interest Collections allocated to Series [199_-_] [describe other funds], in respect of the related Collection Period to make the following distributions in the following priority:

            (i) first, an amount equal to Class A-1 Monthly Interest for such Distribution Date, plus, the amount of any Class A-1 Monthly Interest previously due but not distributed on a prior Distribution Date (plus, but only to the extent permitted under applicable law, interest at the Class A-1 Certificate Rate on Class A-1 Monthly Interest previously due but not so distributed), shall be distributed to Class A-1 Certificateholders, and an amount equal to Class A-2 Monthly Interest for such Distribution Date, plus the amount of any Class A-2 Monthly Interest previously due but not [deposited in the Interest Funding Account or] distributed on a prior Distribution Date (plus, but only to the extent permitted under applicable law, interest at the Class A-2 Certificate Rate on Class A-2 Monthly Interest previously due but not so deposited or distributed shall be [deposited to the Interest Funding Account][distributed to Class A-2 Certificateholders];

            [(ii) second, describe other applications; and]

            (iii) third, the balance shall be distributed to the Seller.]

      In the event Investment Proceeds [Excess Interest Collections allocated to Series [199_-_] [and describe other funds] are insufficient to make the entire amount of any distribution described in clause (i) above, funds available for such distribution will be applied to make such distribution to the Class A-1 Certificateholders and the Class A-2 Certificateholders pro rata based on the Class A-1 Allocation Percentage and the Class A-2 Allocation Percentage, respectively, for the related Collection Period. Any excess in the amount allocated to make distributions to the holders of either Class of Series [199_-_] Certificates pursuant to such clause over the amount required to make such distributions will be applied to cover any shortfalls in the amount available to make distributions to holders of Series [199_-_] Certificateholders of the other Class pursuant to such clause.

      [If, on any Distribution Date, Investment Proceeds [Excess Interest Collections allocated to Series [199_-_] [describe other funds] are not sufficient to make the entire distributions required in clause (i) above, the Trustee shall withdraw funds from the Reserve Fund and apply such funds to complete the distributions pursuant to such clause.]

      [Reserve Fund. The "Reserve Fund" will be an Eligible Deposit Account established and maintained in the name of the Trustee for the benefit of the Series [199_-_] Certificateholders. On the Series Issuance Date, the Seller will deposit $[ ] ([ ]% of the principal balance of the Series [199_-_] Certificates) into the Reserve Fund. The "Reserve Fund Required Amount" for any Distribution Date will equal [ ]% of the outstanding principal balance of the Series [19_-_] Certificates for such Distribution Date (after giving effect to any change therein on such Distribution Date). [Describe any increases in the Reserve Fund Required Amount, e.g., as a result of the long-term rating of CFC falling below BBB- or to cover any negative carry during a principal accumulation period.] The "Reserve Fund Deposit Amount" is the amount, if any, by which the Reserve Fund Required Amount exceeds the amount on deposit in the Reserve Fund. Funds in the Reserve Fund will be invested in Eligible Investments that will mature on or prior to the next Distribution Date. On each Determination Date, the Servicer will apply any investment earnings (net of losses and investment expenses) with respect to the Reserve Fund as set forth under "Distributions from the Collection Account; Reserve Fund[; Yield Supplement Account]". After the earlier of the payment in full of the outstanding principal balance of the Series [199_-_] Certificates and the Series Termination Date, any funds remaining on deposit in the Reserve Fund will be paid to the Seller. [Describe other applications, if any.]

      If, after giving effect to the allocations, distributions and deposits in the Reserve Fund described above under "Interest Collections", the amount in the Reserve Fund is less than the Reserve Fund Required Amount for the next following Distribution Date, the Trustee shall deposit any remaining Available Seller's Collections for the related Collection Period into the Reserve Fund until the amount in the Reserve Fund is equal to such Reserve Fund Required Amount.

      If, for any Distribution Date with respect to an Early Amortization Period [or Reinvestment/Early Payoff Period], after giving effect to the allocations, distributions and deposits described in the preceding paragraph, the amount in the Reserve Fund is less than the Excess Reserve Fund
Required Amount for such Distribution Date, the Trustee shall deposit the remaining Available Seller's Collections for the related Collection Period into the Reserve Fund until the amount in the Reserve Fund is equal to such Excess Reserve Fund Required Amount. The "Excess Reserve Fund Required Amount" for any such Distribution Date means an amount equal to the greater of (a) [ ]% of the initial principal balance of the Series [199_-_] Certificates and (b) the excess of (i) the sum of (x) the Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution Date) and (y) an amount equal to (A) the excess of the Required Participation Percentage over 100%, multiplied by (B) the outstanding principal balance of the Series [199_-_] Certificates on such Distribution Date (after giving effect to any changes therein on such Distribution Date) over (ii) the excess of (x) the Series Allocation Percentage of the Pool Balance on the last day of the immediately preceding Collection Period over (y) the Invested Amount on such Distribution Date (after giving effect to changes therein on such Distribution Date); provided that the Excess Reserve Fund Required Amount shall not exceed such Available Subordinated Amount. [Describe adjustments, if applicable.]]

      [Yield Supplement Account. The Yield Supplement Account will be an Eligible Deposit Account established and maintained in the name of the Trustee for the benefit of the Series [199_-_] Certificateholders. On the Series Issuance Date, the Seller will deposit $[ ] ([ ]% of the principal balance of the Series [199_-_] Certificates) into the Yield Supplement Account. The "Yield Supplement Account Required Amount" for any Distribution Date [(i) that occurs prior to the Fully Reinvested Date [or any Distribution Date thereafter during the Series Revolving Period]] will equal [ ]% of the outstanding principal balance of the Series [199_-_] Certificates for such Distribution Date (after giving effect to any change therein on such Distribution Date) [and (ii) for any [other] Distribution Date that occurs on or after the Fully Reinvested Date, zero]. [On any Distribution Date on which there is a Class A-1 Carry-over Amount or a Class A-2 Carry-over Amount, the amount on deposit in the Yield Supplement Account on such Distribution Date shall be applied by the Trustee up to the amount of such Carry-over Amount to satisfy such Carry-over Amount. In the event of any insufficiency of funds on deposit in the Yield Supplement Account to satisfy all such Carry-over Amounts, such funds shall be applied to the Class A-1 Carry-over Amount and the Class A-2 Carry-over Amount pro rata based on the Class A-1 Allocation Percentage and the Class A-2 Allocation Percentage, respectively, for the related Collection Period. Any excess in the amount so allocated to pay a Class A-1 Carry-over Amount or a Class A-2 Carry-over Amount over the amount of such Carry-over Amount will be applied to cover any shortfall in the amount available to pay a Carry-over Amount with respect to the other Class of Series [199_-_] Certificates.] [Describe other applications, e.g., to pay Monthly Interest.] The "Yield Supplement Account Deposit Amount" is the amount, if any, by which the Yield Supplement Account Required Amount exceeds the amount on deposit in the Yield Supplement Account. Funds in the Yield Supplement Account will be invested [in Eligible Investments that mature on or prior to the next Distribution Date] [in any investments consisting of financial assets that by their terms convert to cash within a finite period of time that mature on or prior to the next Distribution Date]. On each Determination Date, the Servicer will apply any investment earnings (net of losses and investment expenses) with respect to the Yield Supplement Account as set forth under "Distributions from the Collection Account; [Reserve Fund;] Yield Supplement Account". After the earlier of the payment in full of the outstanding principal balance of the Series [199_-_] Certificates and the Series Termination Date, any funds remaining on deposit in the Yield Supplement Account will be paid to the Seller. [Describe other applications.]]

      Excess Servicing. On each Distribution Date [with respect to a Collection Period that ends prior to the Fully Reinvested Date [or any such Collection Period thereafter during the Series Revolving Period]], the Servicer will allocate Excess Servicing with respect to the Collection Period immediately preceding such Distribution Date, in the following priority:

            [(a) first, an amount equal to the aggregate amount of Investor Charge-Offs which have not been previously reimbursed (after giving effect to the allocation on such Distribution Date of Series Allocable Miscellaneous Payments with respect to such Distribution Date) will be allocated in the same manner as Available Certificateholder Principal Collections for such Distribution Date;

             (b) second, an amount equal to the aggregate outstanding amounts of the Monthly Servicing Fee which have been previously waived as described under "Servicing Compensation and Payment of Expenses" in the Prospectus will be distributed to the Servicer;

            [(c) third, describe other applications; and]

             (d) fourth, the balance, if any, shall be distributed to the Seller and shall increase the Available Subordinated Amount as described in the definition thereof].

      Principal Collections. On each Distribution Date [with respect to a Collection Period that ends prior to the Fully Reinvested Date [or any such Collection Period thereafter during the Series Revolving Period]], the Servicer will allocate Available Certificateholder Principal Collections as follows:

            (a) Special Class A-1 Available Principal Collections with respect to any Special Payoff Class A-1 Certificate in its Special Payoff Period shall be distributed as follows:

                  (i) first, an amount equal to the Special Class A-1 Monthly
            Principal for such Distribution Date and such Class A-1 Certificate shall be distributed to the holder of such Certificate;

                 (ii) second, to cover any Class A-1 Principal Shortfalls
            for other Special Payoff Class A-1 Certificates;

                (iii) third, if such Distribution Date relates to the
            Series Revolving Period, to make any required deposit to the Excess Funding Account or, if such Distribution Date relates to the [Accumulation Period] [controlled Amortization Period] or any Early Amortization Period [or Reinvestment/Early Payoff Period], to cover any Regular Class A-1/A-2 Principal Shortfalls; and

                 (iv) fourth, to Excess Principal Collections as described
            under "Allocation Percentages -- Principal Collections for All Series";

            (b) for each Distribution Date with respect to the Series Revolving Period, all Regular Class A-1/A-2 Available Principal Collections will be allocated as follows:

                  (i) first, to cover any Class A-1 Principal Shortfalls for
            Special Payoff Class A-1 Certificates;

                 (ii) second, to make any required deposit to the Excess
            Funding Account; and

                (iii) third, to Excess Principal Collections;

            (c) for each Distribution Date with respect to the [Accumulation Period] [Controlled Amortization Period] or any Early Amortization Period all Regular Class A-1/A-2 Available Principal Collections shall be distributed as follows:

                  (i) first, an amount equal to the Regular Class A-1/A-2
            Monthly Principal for such Distribution Date will be [deposited to the Principal Funding Account, in the case of the Accumulation Period or] distributed to Series [199_-_] Certificateholders[, in the case of the Controlled Amortization Period or Early Amortization Period];

                 (ii) second, to cover any Class A-1 Principal Shortfalls
            for Special Payoff Class A-1 Certificates; and

                (iii) third, the balance, if any, will be allocated to
            Excess Principal Collections; and

            [(d) for each Distribution Date with respect to the Reinvestment/Early Payoff Period all Regular Class A-1/A-2 Available Principal Collections shall be distributed as follows:

                  (i) first, an amount equal to the Regular Class A-1 Monthly
            Principal for such Distribution Date will be distributed to holders of Regular Payoff Certificates that are Class
            A-1-Certificates;

                 (ii) second, an amount equal to the Regular Class A-2
            Monthly Principal for such Distribution Date will be deposited to the Principal Funding Account;

                (iii) third, to cover any Class A-1 Principal Shortfalls
            for Special Payoff Class A-1 Certificates; and

                 (iv) fourth, the balance if any will be allocated to Excess
            Principal Collections].

      [In the event that the aggregate Invested Amount is greater than zero on the Series Termination Date, any funds remaining in the Reserve Fund (after the application of funds in the Reserve Fund as described above under "Interest Collections") will be treated as a portion of Available Certificateholder Principal Collections for the Distribution Date occurring on the Series Termination Date.]

            "Special Class A-1 Available Principal Collections" for any Distribution Date and any Special Payoff Class A-1 Certificate means the sum of (a) the amount of Available Certificateholder Principal Collections allocated to such Certificate with respect to such Distribution Date as described under "Allocation Percentages -- Allocation Between the Class A-1 Certificateholders and the Class A-2 Certificateholders" and (b) Series Excess Principal Collections, if any, allocated to such Certificate.

            "Special Class A-1 Monthly Principal" with respect to any Distribution Date and Special Payoff Class A-1 Certificate will equal the Special Class A-1 Available Principal Collection for such Certificate and Distribution Date; provided, however, that Special Class A-1 Monthly Principal for such Certificate shall not exceed the Invested Amount of such Certificate.

            "Regular Class A-1/A-2 Available Principal Collections" for any Distribution Date means the sum of (a) the amount of Available Certificateholder Principal Collections allocated to the Regular Payoff Certificates with respect to such Distribution Date as described under "Allocation Percentages -- Allocation Between the Class A-1 Certificateholders and the Class A-2 Certificateholders" and (b) Series Excess Principal Collections, if any, allocated to the Regular Payoff Certificates.

            "Regular Class A-1/A-2 Monthly Principal" with respect to any Distribution Date relating to the [Accumulation Period][Controlled Amortization Period] or any Early Amortization Period will equal Regular Class A-1/A-2 Available Principal Collections for such Distribution Date; provided, however, that for each Distribution Date [with respect to the Accumulation Period, Regular Class A-1/A-2 Monthly Principal may not exceed the Controlled Deposit Amount][with respect to the Controlled Amortization Period, Regular Class A-1/A-2 Monthly Principal may not exceed the Controlled Distribution Amount] for such Distribution Date; and provided, further, that Regular Class A-1/A-2 Monthly Principal shall not exceed the aggregate Invested Amount of the Regular Payoff Certificates.

            ["Controlled Deposit Amount" for a Distribution Date means the excess, if any, of (a) [the sum of (i)] the product of the Controlled Accumulation Amount and the number of Distribution Dates from and including the first Distribution Date with respect to the Accumulation Period through and including such Distribution Date (but not in excess of the Accumulation Period Length) [and (ii) the amount on deposit in the Excess Funding Account as of [ ] [the [ ] Distribution Date] (after giving effect to any withdrawals from or deposits to such account on such date (other than the transfer to the Principal Funding Account of the amounts on deposit therein on such date))] over (b) the sum of amounts on deposit in [the Excess Funding Account and] the Principal Funding Account, in each case before giving effect to any withdrawals from or deposits to such accounts on such Distribution Date other than any such withdrawal with respect to a Special Payoff Class A-1 Certificate.]

            ["Controlled Accumulation Amount" means an amount equal to the Invested Amount of the Regular Payoff Certificates as of [ ] [the [ ] Distribution Date] (after giving effect to any changes therein on such date) divided by the Accumulation Period Length.]

            ["Controlled Distribution Amount" for a Distribution Date means the sum of (a) [the excess, if any, of (i)] the Controlled Amortization Amount for such Distribution Date [over (ii) the quotient obtained by dividing the amount on deposit in the Excess Funding Account as of the
      [ ] Distribution Date (after giving effect to any withdrawals from or deposits to such account on such date) by [ ],] plus (b) any Controlled Distribution Amount for a prior Distribution Date not previously distributed to Series [199_-_] Certificateholders.]

            ["Controlled Amortization Amount" for a Distribution Date means an amount equal to the Invested Amount of the Regular Payoff Certificates as of the [ ] Distribution Date (after giving effect to any changes therein on such date) divided by [ ].]

            ["Regular Class A-1 Monthly Principal" with respect to any Distribution Date relating to any Reinvestment/Early Payoff Period will equal Regular Class A-1/A-2 Available Principal Collections for such Distribution Date; provided, however, that Regular Class A-1 Monthly Principal shall not exceed the aggregate Invested Amount of the Regular Payoff Certificates that are Class A-1 Certificates.]

            ["Regular Class A-2 Monthly Principal" with respect to any Distribution Date relating to any Reinvestment/Early Payoff Period will equal the excess, if any, of Regular Class A-1/A-2 Available Principal Collections for such Distribution Date over Regular Class A-1 Monthly Principal for such Distribution Date; provided, however, that Regular Class A-2 Monthly Principal shall not exceed the aggregate Invested Amount of the Class A-2 Certificates.]

[Enhancements

      The Series [199_-_] Certificates will have the benefit of the [Letter of Credit] [Interest Rate Swap] [Currency Swap] [Cash Collateral Account] [Guaranty] [Surety Bond] [Insurance Policy] [Spread Account] [other] [issued by [ ] (the "Enhancement Provider")] in the initial amount of $[ ].

      With respect to any Distribution Date, the amount available to be drawn under the [Letter of Credit] [Interest Rate Swap] [Currency Swap] [Cash Collateral Account] [Guaranty] [Surety Bond] [Insurance Policy] [Spread Account] [other] (the "Available Credit Enhancement Amount") will equal [ ].]

      [Describe subordination of other Series of Certificates to the Series [199_-_] Certificates, if applicable.]

      [Information with respect to Enhancement.]

[Enhancement Provider

      Information to be provided by Enhancement Provider.]

[Interest Funding Account

      The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of the Class A-2 Certificateholders (the "Interest Funding Account"). On each Distribution Date Class A-2 Monthly Interest will be deposited in the Interest Funding Account as provided above under "Distributions from the Collection Account[; Reserve Fund] [; Yield Supplement Account]; provided that if an Early Amortization Event [that is not cured as described herein] shall have occurred, interest will be distributed to the Class A-2 Certificateholders on the first Distribution Date following such Early Amortization Event.

      All amounts on deposit in the Interest Funding Account on any Distribution Date (after giving effect to distributions to be made on such Distribution Date) (the "Interest Funding Account Balance") will be invested from the date of their deposit by the Trustee at the direction of the Servicer in Eligible Investments that will mature on or prior to the next succeeding Distribution Date. The Servicer may select an appropriate agent as representative of the Servicer for the purpose of designating such investments. On each Distribution Date, the interest and other investment income on the Interest Funding Account Balance will be applied as provided above under "Distributions from the Collection Account[; Reserve Fund][; Yield Supplement Account].]

[Principal Funding Account

      The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of the holders of Regular Payoff Certificates (the "Principal Funding Account"). [On each Distribution Date with respect to the Accumulation Period, Regular Class A-1/A-2 Monthly Principal will be deposited in the Principal Funding Account] [and on each Distribution Date with respect to any Reinvestment/Early Payoff Period, Regular Class A-2 Monthly Principal will be deposited in the Principal Funding Account, in each case] as provided above under "Distributions from the Collection Account[; Reserve Fund][; Yield Supplement Account] -- Principal Collections"; provided that, if an Early Amortization Event [that is not cured as described herein] occurs during the [Accumulation Period] [or any Reinvestment/Early Payoff Period], the Principal Funding Account Balance shall be paid to the Series [199_-_] Certificateholders on the first Special Payment Date [and, if a Reinvestment/Early Payoff Event [that is not cured as described herein] occurs during the Accumulation Period, funds on deposit in the Principal Funding Account in an amount equal to the Invested Amount of the Class A-1 Certificates that are Regular Payoff Certificates shall be paid to the holders of such Certificates on the first Special Payment Date].

      All amounts on deposit in the Principal Funding Account on any Distribution Date (after giving effect to distributions to be made on such Distribution Date) (the "Principal Funding Account Balance") will be invested from the date of their deposit to on or prior to the Expected Payment Date by the Trustee at the direction of the Servicer in Eligible Investments that will mature on or prior to the following Distribution Date. The Servicer may select an appropriate agent as representative of the Servicer for the purpose of designating such investments. On each Distribution Date, the interest and other investment income on the Principal Funding Account Balance will be applied as provided above under "Distributions from the Collection Account[; Reserve Fund][; Yield Supplement Account]".]

      [Describe other Series [199_-_] Accounts, if applicable.]

Distributions

      Payments to Series [199_-_] Certificateholders will be made from the Collection Account, [the Reserve Fund,] [the Principal Funding Account,] [the Interest Funding Account,] [other] and [the Excess Funding Account].

            (a) The Servicer shall instruct the Trustee to apply funds on deposit in the Collection Account, [the Reserve Fund,] [the Interest Funding Account,] [other] and shall instruct the Trustee to make the following distributions at the following times:

                  (i) on each Interest Payment Date[, Class A-2 Interest
            Payment Date] or Special Payment Date] all amounts on deposit in the Collection Account[, Reserve Fund] [Interest Funding Account] [other] as are payable to the Class A-1 Certificateholders or Class A-2 Certificateholders with respect to accrued interest will be distributed to such Certificateholders.

            (b) The Servicer shall instruct the Trustee to apply the funds on deposit in the [Collection Account,] [the Principal Funding Account,] [other] and [the Excess Funding Account] and shall instruct the Trustee to make, without duplication, the following distributions at the following times:

                  (i) on each Distribution Date all amounts on deposit in the
            Collection Account [other] as are payable to the holder of any Special Payoff Class A-1 Certificate with respect to principal of such Certificate will be distributed to such Certificateholder;

                [(ii) on each Distribution Date during the Controlled
            Amortization Period all amounts on deposit in the Collection Account [and the Excess Funding Account (other than amounts to be distributed to holders of Special Payoff Class A-1 Certificates as described in clause [(iv)] below)] as are payable to Regular Payoff Certificates with respect to principal will be distributed first to the holders of Regular Payoff Certificates that are Class A-1 Certificates up to a maximum amount equal to the excess of the outstanding principal amount of such Certificates over unreimbursed Investor Charge-Offs allocated to such Certificates, each on such date, and then to the holders of Class A-2 Certificates up to a maximum amount equal to the excess of the outstanding principal amount of such Certificates over unreimbursed Investor Charge-Offs allocated to such Certificates, each on such date;]

               [(iii) on each Special Payment Date and on the Expected
            Payment Date the Principal Funding Account Balance[, the amount on deposit in the Excess Funding Account (other than amounts to be distributed to holders of [Special Payoff] Class A-1 Certificates as described in clause (iv) below)] and all amounts on deposit in the Collection Account as are payable to Regular Payoff Certificateholders with respect to principal shall be distributed first to the holders of the Class A-1 Certificates up to a maximum amount equal to the excess of the outstanding principal amount of such Certificates over unreimbursed Investor Charge-Offs allocated to such Certificates, each on such date, and then[, except in the case of a Special Payment Date with respect to a Reinvestment/Early Payoff Period,] to the holders of Class A-2 Certificates up to a maximum amount equal to the excess of the outstanding principal amount of such Certificates over unreimbursed Investor Charge-Offs allocated to such Certificates, each on such date;]

                 (iv) on the second Distribution Date in the Special Payoff
            Period with respect to any Special Payoff Class A-1 Certificate [and on the first Special Payment Date with respect to any Reinvestment/Early Payoff Period], amounts on deposit in the Excess Funding Account and allocable to that Certificate [or each Regular Payoff Certificate that is a Class A-1 Certificate] will be distributed to the holder thereof up to a maximum amount (taking into account any distribution with respect to that Certificate pursuant to clause (a) (i) or (iii) above) equal to the excess of the outstanding principal amount of such Certificate over unreimbursed Investor Charge-offs allocated to such Certificate, each on such date;)

           [(c) On each Distribution Date on which there is an unpaid Class A-1 Carry-over Amount or Class A-2 Carry-over Amount (or unpaid interest thereon), the Servicer shall instruct the Trustee to distribute to the Class A-1 Certificateholders or Class A-2 Certificateholders, as the case may be, such Carry-over Amount (or unpaid interest thereon) to the extent funds are available therefor first from amounts on deposit in the Yield Supplement Account and second to the extent funds are available therefor after making all required distributions and deposits with respect to the Series [199_-_] Certificates as provided above under "Distributions from the Collection Account[; Reserve Fund]; Yield Supplement Account".]

            [(d) If, on the Final Payment Date, there is any Class A-1 Carry-over Amount or Class A-2 Carry-over Amount (after giving effect to any distributions on such date pursuant to (a) through (c) above), the Trustee shall distribute to the Class A-1 Certificateholders or Class A-2 Certificateholders, as applicable (i) the amount on deposit in the Reserve Fund and (ii) Available Seller's Collections on deposit in the Collection Account which are available to satisfy such Carry-over Amount on the Final Payment Date as described above under "Distributions from the Collection Account; Reserve Fund; Yield Supplement Account -- Interest Collections".]

      All distributions shall be made to the Series [199 - ]
Certificateholders of record at the close of business on the day immediately preceding the related Distribution Date (each such day a "Record Date"), except that the final distribution with respect to any Series [199 - ] Certificate will be made only upon surrender of such Series [199 - ] Certificate.

Investor Charge-Offs

      If the Available Subordinated Amount is reduced to zero and on any Distribution Date the Deficiency Amount is greater than zero, the outstanding principal balance of the Series [199_-_] Certificates will be reduced by the Deficiency Amount, but not by more than the Investor Default Amount for such Distribution Date (an "Investor Charge-Off"). Any such reduction shall be applied to reduce the outstanding principal balance of the Class A-1 Certificates (a "Class A-1 Investor Charge-Off") and the Class A-2 Certificates (a "Class A-2 Investor Charge Off") pro rata based on the Class A-1 Allocation Percentage and the Class A-2 Allocation Percentage, respectively, in each case for the related Collection Period. Any reduction in the outstanding principal balance of the Series [199_-_] Certificates will have the effect of slowing or reducing the return of principal to the Series [199_-_] Certificateholders. If the outstanding principal balance of the Series [199_-_] Certificates has been reduced by any Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate unreimbursed Investor Charge-Offs) by the sum of
(a) Series Allocable Miscellaneous Payments for such Distribution Date and
(b) the amount of Excess Servicing allocated and available for such purpose as described above. Any such increase shall be applied pro rata between the Class A-1 Certificates and the Class A-2 Certificates as described above.

[Reinvestment/Early Payoff Events

      The Reinvestment/Early Payoff Events with respect to the Series [199_-_] Certificates are the following:

            [1. failure on the part of USA, the Servicer or CFC, as applicable, (i) to make any payment or deposit required by the Pooling and Servicing Agreement or the Receivables Purchase Agreement, including but not limited to any Transfer Deposit Amount or Adjustment Payment, on or before the date occurring two business days after the date such payment or deposit is required to be made therein; or (ii) to deliver a Distribution Date Statement on the date required under the Pooling and Servicing Agreement (or within the applicable grace period which will not exceed five business days); (iii) to comply with its covenant not to create any lien on a Receivable; or (iv) to observe or perform in any material respect any other covenants or agreements set forth in the Pooling and Servicing Agreement or the Receivables Purchase Agreement, which failure continues unremedied for a period of 45 days after written notice of such failure;

             2. any representation or warranty made by the RPA Seller in the Receivables Purchase Agreement or by USA in the Pooling and Servicing Agreement or any information required to be given by USA to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result the interests of the Certificateholders are materially and adversely affected; provided, however, that a Reinvestment Event shall not be deemed to occur thereunder if USA has repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Pooling and Servicing Agreement;

             3. the occurrence of certain events of bankruptcy, insolvency or receivership relating to any of CFC, or Chrysler;

             4. a failure by USA to convey Receivables in Additional Accounts to the Trust within five business days after the day on which it is required to convey such Receivables pursuant to the Pooling and Servicing Agreement;

             5. on any Determination Date, the Available Subordinated Amount for the next Distribution Date will be reduced to an amount less than the Required Subordinated Amount on such Determination Date after giving effect to the distributions to be made on the next Distribution Date;

             6. any Service Default with respect to the Series [199_-_] Certificates occurs;

             7. on any Determination Date, as of the last day of the preceding Collection Period, the aggregate amount of Principal Receivables relating to Used Vehicles exceeds [ ]% of the Pool Balance on such last day;

             8. on any Determination Date, the average of the Monthly Payment Rates for the two preceding Collection Periods, is less than [ ]%;

             9. the delivery by the Seller to the Trustee, of a notice stating that the Seller will no longer continue to sell Receivables to the Trust commencing on [ ] or any yearly anniversary thereof; provided, however, that the Seller shall have delivered to the Trustee an opinion of counsel to the effect that, following such discontinuation of sales of Receivables, the Trust shall not become an investment company within the meaning of the Investment Company Act of 1940, as amended;

            10. on any Determination Date, the quotient obtained by dividing
      (i) the sum of (x) the amount on deposit in the Yield Supplement Account on the next Distribution Date, after giving effect to the distribution to be made on such Distribution Date, and (y) the amount on deposit in the Yield Supplement Account on the immediately preceding Distribution Date, after giving effect to the distributions made on such Distribution Date, by (ii) the sum of (A) the outstanding principal balance of the Series [199_-_] Certificates on the next Distribution Date, after giving effect to all distributions and payments to be made on such Distribution Date, and (B) the outstanding principal balance of the Series [199_-_] Certificates on the immediately preceding Distribution Date, after giving effect to all distributions and payments made on such Distribution Date, is less than [ ]%;

            11. interest at the Class A-1 Certificate Rate is not paid on the Class A-1 Certificates on any Distribution Date or interest at the Class A-2 Certificate Rate is not paid on the Class A-2 Certificates on any [Class A-2] Interest Payment Date;

            12. any Carry-over Amount is outstanding on six consecutive Distribution Dates; and

            13. [other].](1)

      [In the case of any event described in clause [1, 2 or 6] above, a Reinvestment/Early Payoff Event with respect to Series [199_-_] will be deemed to have occurred only if, after the applicable grace period described in such clauses, if any, either the Trustee or Series [199_-_] Certificateholders holding Series [199_-_] Certificates evidencing more than 50% of the aggregate unpaid principal amount of the Series [199_-_] Certificates by written notice to the Seller and the Servicer (and the Trustee, if given by Certificateholders) declare that a Reinvestment/Early Payoff Event has occurred as of the date of such notice. In the case of any event described in clause [3, 4, 5, 7, 8, 9, 10, 11, 12 or 13] above, a Reinvestment/Early Payoff Event with respect to Series [199_-_] will be deemed to have occurred without any notice or other action on the part of the Trustee or the Series [199_-_] Certificateholders immediately upon the occurrence of such event.]

      [Under certain limited circumstances, a Reinvestment/Early Payoff Period which commences prior to the scheduled end of the Revolving Period may terminate and the Series Revolving Period recommence. If a Reinvestment/Early Payoff Period results from the failure by USA to convey Receivables in Additional Accounts to the Trust, as described in paragraph 4 above, during the Series Revolving Period and no other Reinvestment/Early Payoff Event or Early Amortization Event [that has not been cured as described herein] has occurred, the Reinvestment/Early Payoff Period resulting from such failure will terminate and the Series Revolving Period will recommence (unless the scheduled termination date of the Series Revolving Period has occurred) as of the end of the first Collection Period during which the Seller would no longer be required to convey Receivables to the Trust. In addition, the Class A-1 Revolving Period with respect to any Class A-1 Certificate that terminated as a result of such Reinvestment/Payoff Event will recommence. The Seller may no longer be required to convey Receivables as described above as a result of a reduction in the Invested Amount occurring due to principal payments made in respect of the Series [199_-_] Certificates and the Certificates of other outstanding Series during the Reinvestment/Early Payoff Period or as a result of the subsequent addition of Receivables to the Trust. Notwithstanding the foregoing, if any Reinvestment/Early Payoff Event occurs, the Series Revolving Period and any Class A-1 Revolving Period that terminated as a result of such Reinvestment/Payoff Event will recommence following receipt of (i) written confirmation by each Rating Agency (other than Moody's) that its rating of the Series [199_-_] Certificates will not be withdrawn or lowered as a result of such recommencement and (ii) the consent of Series [199_-_] Certificateholders holding Series [199_-_] Certificates evidencing more than 50% of the aggregate unpaid principal amount of the Series [199_-_] Certificates to such recommencement, provided that no other Reinvestment/Early Payoff Event or Early Amortization Event [that has not been cured as described herein] has occurred and the scheduled termination of the Series Revolving Period has not occurred.]

      [Describe other cures of Reinvestment/Early Payoff Events and partial Reinvestment/Early Payoff Periods, if applicable.]

----------------

(1) Delete or modify, as appropriate.

 Early Amortization Events

      [The Early Amortization Events with respect to the Series [199_-_] Certificates will include each of the events so defined in the Prospectus, plus the following:

            1. failure on the part of USA, the Servicer or CFC, as applicable, (i) to make any payment or deposit required by the Pooling and Servicing Agreement or the Receivables Purchase Agreement, including but not limited to any Transfer Deposit Amount or Adjustment Payment, on or before the date occurring two business days after the date such payment or deposit is required to be made therein; or (ii) to deliver a Distribution Date Statement on the date required under the Pooling and Servicing Agreement (or within the applicable grace period which will not exceed five business days); (iii) to comply with its covenant not to create any lien on a Receivable; or (iv) to observe or perform in any material respect any other covenants or agreements set forth in the Pooling and Servicing Agreement or the Receivables Purchase Agreement, which failure continues unremedied for a period of 45 days after written notice of such failure;

            2. any representation or warranty made by the RPA Seller in the Receivables Purchase Agreement or by USA in the Pooling and Servicing Agreement or any information required to be given by USA to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result the interests of the Certificateholders are materially and adversely affected; provided, however, that an Early Amortization Event shall not be deemed to occur thereunder if USA has repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Pooling and Servicing Agreement;

            3. the occurrence of certain events of bankruptcy, insolvency or receivership relating to any of CFC or Chrysler;

            4. a failure by USA to convey Receivables in Additional Accounts to the Trust within five business days after the day on which it is required to convey such Receivables pursuant to the Pooling and Servicing Agreement;

            5. on any Determination Date, the Available Subordinated Amount for the next Distribution Date will be reduced to an amount less than the Required Subordinated Amount on such Determination Date after giving effect to the distributions to be made on the next Distribution Date;

            6. any Service Default with respect to the Series [199_-_] Certificates occurs;

            7. on any Determination Date, as of the last day of the preceding Collection Period, the aggregate amount of Principal Receivables relating to Used Vehicles exceeds [ ]% of the Pool Balance on such last day;

            8. on any Determination Date, the average of the Monthly Payment Rates for the two preceding Collection Periods, is less than [ ]%

            9. on any Determination Date, the quotient obtained by dividing
      (i) the sum of (x) the amount on deposit in the Yield Supplement Account on the next Distribution Date, after giving effect to the distributions to be made on such Distribution Date, and (y) the amount on deposit in the Yield Supplement Account on the immediately preceding Distribution Date, after giving effect to the distributions made on such Distribution Date, by (ii) the sum of (A) the outstanding principal balance of the Series [199_-_] Certificates on the next Distribution Date, after giving effect to all distributions and payments to be made on such Distribution Date and (B) the outstanding principal balance of the Series [199_-_] Certificates on the immediately preceding Distribution Date, after giving effect to all distributions and payments made on such Distribution Date, is less than [ ];

            10. any Carry-over Amount is outstanding on six consecutive Distribution Dates; and

            11. [other].](2)

      [In the case of any event described in clause [1, 2 or 6] above, an Early Amortization Event with respect to Series [199_-_] will be deemed to have occurred only if, after the applicable grace period described in such clauses, if any, either the Trustee or Series [199_-_] Certificateholders holding Series [199_-_] Certificates evidencing more than 50% of the aggregate unpaid principal amount of the Series [199_-_] Certificates by written notice to the Seller and the Servicer (and the Trustee, if given by Certificateholders) declare that an Early Amortization Event has occurred as of the date of such notice. In the case of any Early Amortization Event described in the Prospectus or any event described in clause [3, 4, 5, 7, 8, 9, 10 or 11] above, an Early Amortization Event with respect to Series [199_-_] will be deemed to have occurred without any notice or other action on the part of the Trustee or the Series [199_-_] Certificateholders immediately upon the occurrence of such event.]

      [Under certain limited circumstances, an Early Amortization Period which commences prior to the scheduled end of the Series Revolving Period may terminate and the Series Revolving Period recommence. If an Early Amortization Period results from the failure by USA to convey Receivables in Additional Accounts to the Trust, as described in paragraph 4 above, during the Series Revolving Period and no other [Reinvestment/Early Payoff Event or] Early Amortization Event [that has not been cured as described herein] has occurred, the Early Amortization Period resulting from such failure will terminate and the Series Revolving Period will recommence (unless the scheduled termination date of the Series Revolving Period has occurred) as of the end of the first Collection Period during which the Seller would no longer be required to convey Receivables to the Trust. In addition, the Class A-1 Revolving Period with respect to any Class A-1 Certificate that terminated as a result of such Early Amortization Event will recommence. The Seller may no longer be required to convey Receivables as described above as a result of a reduction in the Invested Amount occurring due to principal payments made in respect of the Series [199_-_] Certificates and the Certificates of other outstanding Series during the Early Amortization Period or as a result of the subsequent addition of Receivables to the Trust. Notwithstanding the foregoing, if any Early Amortization Event occurs, the Series Revolving Period and any Class A-1 Revolving Period that terminated as a result of such Early Amortization Event will recommence following receipt of (i) written confirmation by each Rating Agency (other than Moody') that its rating of the Series [199_-_] Certificates will not be withdrawn or lowered as a result of such recommencement and (ii) the consent of Series [199_-_] Certificateholders holding Series [199_-_] Certificates evidencing more than 50% of the aggregate unpaid principal amount of the Series [199_-_] Certificates to such recommencement, provided that no other Early Amortization Event [or Reinvestment/Early Payoff Event] [that has not been cured as described herein] has occurred and the scheduled termination of the Series Revolving Period has not occurred.]

      [Describe other cures of Early Amortization Events, if applicable.]

      If the portion of proceeds of the sale of the Receivables following the occurrence of an insolvency event with respect to USA or a breach by USA of its covenant not to create any lien on any Receivable, as described in the Prospectus under "Description of the Certificates -- Reinvestment Events and Early Amortization Events", allocated to the Series [199_-_] Certificateholders' Interest and proceeds of any collections on the Receivables in the Collection Account allocable to the Series [199_-_] Certificateholders' Interest are not sufficient to pay the aggregate unpaid principal amount of the Series [199_-_] Certificates in full plus accrued and unpaid interest thereon, such amounts will be paid to the holders of the Class A-1 Certificates and the Class A-2 Certificates pro rata based on the Class A-1 Allocation Percentage and the Class A-2 Percentage, respectively, and the Series [199_-_] Certificateholders will incur a loss.

Series Termination

      The last payment of principal and interest on the Series [199_-_] Certificates will be due and payable no later than the [ ] Distribution Date (the "Series Termination Date"). In the event that the aggregate Invested Amount is greater than zero on the Series Termination Date (after

----------------

(2) Delete or modify, as appropriate.

giving effect to deposits and distributions otherwise to be made on such Termination Date), the Trustee will sell or cause to be sold (and apply the proceeds to the extent necessary to pay such remaining amounts to all Series [199_-_] Certificateholders) an interest in the Receivables or certain Receivables, as specified in the Pooling and Servicing Agreement, in an amount equal to (a) 110% of the aggregate Invested Amount on such Series Termination Date (after giving effect to such deposits and distributions) and
(b) the Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date following such Determination
Date); provided, however, that in no event shall such amount exceed the Series Allocation Percentage (for the Collection Period in which such Series Termination Date occurs) of Receivables on such Series Termination Date. The net proceeds of such sale and any collections on the Receivables will be paid pro rata to Class A-1 Certificateholders and the Class A-2 Certificateholders based on the Class A-1 Allocation Percentage and the Class A-2 Allocation Percentage, respectively, on the Series Termination Date as the final payment of the Series [199_-_] Certificates.


      In the event that principal of any Class A-1 Certificate will not be paid in full by the eleventh Distribution Date after the commencement of the related Special Payoff Period or the eleventh Distribution Date following the commencement of the [Accumulation Period] [Controlled Amortization Period] or an Early Amortization Period [or Reinvestment/Early Payoff Period], the holder of such Class A-1 Certificate will have the option to direct the Trustee to sell on such Distribution Date such Certificateholder's pro rata share of the Receivables and apply proceeds thereof to pay principal of such holder's Class A-1 Certificate on such Distribution Date.

Reports

      On each Distribution Date (including each Distribution Date that corresponds to the Expected Payment Date or any Special Payment Date), commencing with the initial Distribution Date, the Trustee will forward to each Series [199_-_] Certificateholder of record a statement (the "Distribution Date Statement") prepared by the Servicer setting forth the following information (which, in the case of (c), (d) and (e) below, will be stated on the basis of an original principal amount of $1,000 per Series [199_-_] Certificate if the [Accumulation Period] [Controlled Amortization Period] or an Early Amortization Period [or Reinvestment/Early Payoff Period] has commenced): (a) the aggregate amount of collections, the aggregate amount of Interest Collections and the aggregate amount of Principal Collections processed during the immediately preceding Collection Period; (b) the Series Allocation Percentage, the Floating Allocation Percentage, the Fixed Allocation Percentage, the Certificate Principal Percentages, the Class A-1 Allocation Percentage and the Class A-2 Allocation Percentage for such Collection Period; (c) the total amount, if any, distributed on the Class A-1 Certificates and the Class A-2 Certificates; (d) the amount of such distribution allocable to principal on each Class of Series
[199_-_] Certificates; (e) the amount of such distribution allocable to interest on each Class of the Series [199_-_] Certificates; (f) the Investor Default Amount for such Distribution Date; (g) the Draw Amount, if any, for such Collection Period; (h) the amount of the Class A-1 Investor Charge-Offs and the Class A-2 Investor Charge-Offs and the amounts of reimbursements thereof for such Collection Period; (i) the amount of the Monthly Servicing Fee for such Collection Period; [(j) the Controlled Distribution Amount for the following Distribution Date;] (k) the Class A-1 Invested Amount and the Class A-2 Invested Amount[, the Excess Funding Amount] and the outstanding principal balance of the Series [199_-_] Certificates for such Distribution Date (after giving effect to all distributions which will occur on such Distribution Date); (1) the "pool factor" for the Series [199_-_] Certificates as of the Determination Date with respect to such Distribution Date (consisting of an eleven-digit decimal expressing the Invested Amount as of such Determination Date (determined after taking into account any reduction in the Invested Amount which will occur on such Distribution Date) as a proportion of the Initial Invested Amount); (m) the Available Subordinated Amount for such Determination Date; [(n) the Reserve Fund balance for such date;] (o) [the Principal Funding Account Balance,] [the Interest Funding Account Balance] and [the Yield Supplement Account balance] with respect to such date; [(p) during any Reinvestment/Early Payoff

Period, information with respect to the Eligible Investments in the accounts for the Series [199_-_] Certificates;] and (q) [other] [; provided, that after the Fully Reinvested Date, [unless the Series Revolving Period has recommenced,] such statement will not include the information in clauses [(a), (b), (f), (g), (h), (i), (k) or (m) above].

                                 UNDERWRITING

      Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement"), the Seller has agreed to sell to the underwriters named below (the "Underwriters"), and each of the Underwriters has severally agreed to purchase from the Seller, the principal amount of the Class A-1 Certificates and the Class A-2 Certificates set forth opposite its name:

                                                          Class A-1      Class A-2
                     Underwriters                       Certificates   Certificates
                     ------------                       ------------   ------------
[          ] ........................................     $[      ]      $[      ]
[          ] ........................................      [      ]       [      ]
                                                          ---------      ---------
      Total .........................................     $[      ]      $[      ]
                                                          =========      =========

      In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Series [199_-_] Certificates offered hereby if any of the Series [199_-_] Certificates are purchased.

      The Seller has been advised by the Underwriters that the Underwriters propose to initially offer the Class A-1 Certificates to the public at the price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of [ ]% of the Class A-1 Certificate denominations. The Underwriters may allow and such dealers may reallow a concession not in excess of [ ]% of the Class A-1 Certificate denominations to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed.

      The Seller has been advised by the Underwriters that the Underwriters propose to initially offer the Class A-2 Certificates to the public at the price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of [ ]% of the Class A-2 Certificate denominations. The Underwriters may allow and such dealers may reallow a concession not in excess of [ ]% of the Class A-2 Certificate denominations to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed.

      [Under the Remarketing Agreement, the Underwriters have agreed to pay the Seller, on the first business day in The City of New York following the Distribution Dates occurring in [ ], [ ] and [ ] an amount equal to [ ]%, [ ]% and [ ]%, respectively, of the aggregate initial principal amount of the Class A-1 Certificates, if any, in respect of which the automatic extension of the Class A-1 Revolving Period has been terminated since the Distribution Date occurring in [ ] of the immediately preceding year. No amount shall be payable in respect of a Class A-1 Certificate for which the first distribution of principal is due on the Distribution Date occurring in [ ] or after an Early Amortization Event [or Reinvestment/Early Payoff Event].]

      The Underwriting Agreement provides that USA and CFC will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

      [In the ordinary course of their businesses, the Underwriters and their respective affiliates have engaged and may engage in investment banking transactions with the Seller and its affiliates.]

      The Underwriter intends to make a secondary market in the Series [199 - ] Certificates, but has no obligation to do so. There can be no assurance that a secondary market for the Series [199 - ] Certificates will develop or, if it does develop, that it will continue or that it will provide holders of the Series [199 - ] Certificates with a sufficient level of liquidity of, or trading markets for, the Series [199 - ] Certificates.

      In order to facilitate the offering of the Series [199_-_] Certificates, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the Series [199__-_] Certificates. Specifically, the Underwriter may overallot in connection with the offering, creating a short position in the Series [199_-_] Certificates for its own account. In addition, to cover overallotments or to stabilize the price of the Series [199_-_] Certificates, the Underwriter may bid for, and purchase, the Series [199_-_] Certificates in the open market. Any of these activities may stabilize or maintain the market price of the [199_-_ ] Certificates above independent market levels. The Underwriter is not required to engage in these activities, and may end any of these activities at any time.

                                LEGAL MATTERS

      Certain legal matters relating to the Series [199_-_] Certificates will be passed upon for USA by Christopher A. Taravella, Esq., Vice President and General Counsel of Chrysler Financial Corporation, and for the Underwriter by Cravath, Swaine & Moore, New York, New York. Certain Federal income tax and ERISA matters will be passed upon for USA and the Trust by Cravath, Swaine & Moore. In addition to representing the Underwriter, Cravath, Swaine & Moore from time to time represents Chrysler Financial Corporation and its affiliates. See "Legal Matters" in the Prospectus.

                            INDEX OF PRINCIPAL TERMS

                                Term                                    Page
                                ----                                    ----
Accounts  ..........................................................      1
Accumulation Period Commencement Date  .............................      7
Accumulation Period Length  ........................................      6
Assets Receivables Rate  ...........................................     27
Available Certificateholder Principal Collections  .................     34
Available Credit Enhancement Amount  ...............................     45
Available Negative Carry Subordinated Amount  ......................     38
Available Seller's Collections  ....................................     36
Available Seller's Interest Collections  ...........................     36
Available Seller's Principal Collections  ..........................     36
Certificate Principal Percentage  ..................................     34
Certificateholder Interest Collections  ............................     40
Class A-1 Adjustment Date  .........................................      2
Class A-1 Allocation Percentage  ...................................     40
Class A-1 Carry-over Amount  .......................................     27
Class A-1 Certificate Rate  ........................................      1
Class A-1 Certificates  ............................................      1
Class A-1 Expected Payment Date  ...................................      3
Class A-1 Index  ...................................................      1
Class A-1 Initial Invested Amount  .................................     34
Class A-1 Interest Payment Date  ...................................      1
Class A-1 Interest Period  .........................................      2
Class A-1 Invested Amount  .........................................     33
Class A-1 Investor Charge-Off  .....................................     47
Class A-1 Monthly Interest  ........................................     26
Class A-1 Principal Shortfalls  ....................................     35
Class A-1 Revolving Period  ........................................      4
Class A-2 Adjustment Date  .........................................      2
Class A-2 Allocation Percentage  ...................................     40
Class A-2 Carry-over Amount  .......................................     27
Class A-2 Certificate Rate  ........................................      1
Class A-2 Certificates  ............................................      1
Class A-2 Expected Payment Date  ...................................      3
Class A-2 Invested Amount  .........................................     33
Class A-2 Index  ...................................................      1
Class A-2 Initial Invested Amount  .................................     34
Class A-2 Interest Payment Date  ...................................      1
Class A-2 Interest Period  .........................................      2
Class A-2 Investor Charge-Off  .....................................     47
Class A-2 Monthly Interest  ........................................     26
Controlled Accumulation Amount  ....................................     44
Controlled Amortization Amount  ....................................     44
Controlled Deposit Amount  .........................................     44
Controlled Distribution Amount  ....................................     44
Deficiency Amount  .................................................     37
Distribution Date  .................................................      1
Distribution Date Statement  .......................................     52
Draw Amount  .......................................................     40

                                     S-55

                                Term                                    Page
                                ----                                    ----
Early Amortization Period  .........................................      8
Electing Certificateholder  ........................................      4
Election Notice  ...................................................      4
Election Period  ...................................................      4
Enhancement  .......................................................     14
Enhancement Provider  ..............................................     45
Excess Funding Account  ............................................      3
Excess Principal Collections  ......................................     35
Excess Reserve Fund Required Amount  ...............................     41
Excess Seller's Percentage  ........................................     36
Excluded Dealers  ..................................................     21
Excluded Receivables  ..............................................     21
Expected Payment Date  .............................................      1
Final Payment Date  ................................................     37
Fixed Allocation Percentage  .......................................     33
Floating Allocation Percentage  ....................................     33
Incremental Subordinated Amount  ...................................     10
Initial Invested Amount  ...........................................     34
Interest Funding Account  ..........................................      4
Interest Funding Account Balance  ..................................     45
Invested Amount  ...................................................     33
Investment Proceeds  ...............................................     40
Investor Charge-Off  ...............................................     47
Monthly Interest  ..................................................     27
Negative Carry Required Amount  ....................................     38
Nonprincipal Period  ...............................................     12
Principal Commencement Date  .......................................      7
Principal Funding Account  .........................................     45
Principal Funding Account Balance  .................................     46
Principal Shortfalls  ..............................................     35
Purchased Class A-1 Certificate  ...................................     81
Regular Class A-1/A-2 Available Principal Collections  .............     44
Receivables  .......................................................      1
Regular Class A-1/A-2 Monthly Principal  ...........................     44
Regular Class A-1/A-2 Principal Shortfalls  ........................     35
Regular Class A-1 Monthly Principal  ...............................     44
Regular Class A-2 Monthly Principal  ...............................     44
Regular Payoff Certificates  .......................................     13
Reinvestment/Early Payoff Event  ...................................      7
Reinvestment/Early Payoff Period  ..................................      7
Remarketing Agreement  .............................................     25
Remarketing Broker -- Dealer  ......................................      1
Remarketing Coordinator  ...........................................     31
Remarketing Period  ................................................      4
Required Negative Carry Subordinated Amount  .......................     38
Required Participation Percentage  .................................     11
Required Subordinated Amount  ......................................     10
Reserve Fund  ......................................................     41
Reserve Fund Deposit Amount  .......................................     41
Reserve Fund Required Amount  ......................................     41
Seller  ............................................................      1

                                     S-56

                                Term                                    Page
                                ----                                    ----
Seller's Interest  .................................................      1
Seller's Percentage  ...............................................     36
Series  ............................................................      1
Series 199_-_ Certificates  ........................................      1
Series 199_-_ Termination Date  ....................................     15
Series Cut-Off Date  ...............................................     15
Series Excess Principal Collections  ...............................     35
Series Issuance Date  ..............................................     15
Series Revolving Period  ...........................................      6
Series Supplement  .................................................     25
Series Termination Date  ...........................................     51
Servicer  ..........................................................      1
Servicing Fee Rate  ................................................     14
Settlement Date  ...................................................     31
Special Class A-1 Available Principal Collections  .................     44
Special Class A-1 Monthly Principal  ...............................     44
Special Class A-1/A-2 Monthly Available Principal Collections  .....     44
Special Payment Date  ..............................................     29
Special Payoff Class A-1 Certificate  ..............................     13
Special Payoff Period  .............................................      5
Subordinated Percentage  ...........................................     11
Trust  .............................................................      1
Underwriters  ......................................................     53
Underwriting Agreement  ............................................     53
USA  ...............................................................      1
Yield Supplement Account  ..........................................      3
Yield Supplement Account Deposit Amount  ...........................     42
Yield Supplement Account Required Amount  ..........................     42

                                                                        ANNEX I

                  OUTSTANDING SERIES OF INVESTOR CERTIFICATES

                                [to be provided]

                                                                    EXHIBIT A

                               ELECTION NOTICE

      [Part A. To be completed by the Class A-1 Certificateholder and delivered to its Participant or Indirect Participant, as applicable, with a copy to the Remarketing Coordinator.] [Revise, as necessary to reflect CEDEL and Euroclear settlement]

[Name and address of Participant or Indirect Participant] with a copy to:

[            ]
[            ]
[            ]

Attention: CARCO Auto Loan Master Trust Series [199_-_], Class A-1 Remarketing Coordinator

(Facsimile: [            ])
(Telephone: [            ])

Gentlemen:

      Reference is made to the Pooling and Servicing Agreement dated as of May 31, 1991, as assigned by Chrysler Auto Receivables Company ("CARCO") to U.S. Auto Receivables Company (the "Seller") on August 8, 1991 (as assigned and as supplemented and amended from time to time, the "P&S"), among CARCO, the Seller, Chrysler Credit Corporation, which has been succeeded by Chrysler Financial Corporation, as Servicer, and Manufacturers and Traders Trust Company, which has been succeeded by The Bank of New York, as Trustee and the Series [199_-_] Supplement to the P&S dated as of [ , 199_] (the "Supplement"), among the Seller, the Servicer and the Trustee (the P&S and the Supplement taken together referred to herein as the "Pooling and Servicing Agreement") pursuant to which $[ ] aggregate principal amount of Class A-1 Floating Rate Money Market Extendible Certificates, Series [199_-_] (the "Certificates") have been issued. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

      The undersigned, the beneficial owner of $ principal amount of Certificates (bearing CUSIP Number ) (the "Subject Certificates") hereby notifies you that it desires to terminate the Class A-1 Revolving Period with respect to the Subject Certificates in accordance with the terms of the Pooling and Servicing Agreement.

      The undersigned hereby irrevocably authorizes and instructs you, The Depository Trust Company ("DTC"), Cede & Co., the Remarketing Coordinator, the Trustee and all DTC's participating organizations ("Participants") or other persons that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), to transfer any or all of the Subject Certificates to the Remarketing Broker-Dealer in the event the Remarketing Broker-Dealer elects, at its option, to purchase such Subject Certificates against delivery of the purchase price for such Subject Certificates, which purchase price shall be equal to the unpaid principal amount thereof.

      The undersigned hereby irrevocably authorizes and instructs you, DTC, Cede & Co., the Remarketing Coordinator, the Trustee and all Participants or Indirect Participants in the DTC system on receipt of notice from the Remarketing Coordinator that any or all of the Subject Certificates will not be purchased by the Remarketing Broker-Dealer, to take or cause to be taken any and all actions necessary to cause the Class A-1 Revolving Period for the Subject Certificates to be terminated in accordance with DTC's procedures.

      We agree that, during the applicable period as described in the Pooling and Servicing Agreement, ownership of Certificates shall be represented by one or more global certificates registered in the name of the applicable securities depository or its nominee, that we will not be entitled to receive any certificate representing the Certificates and that our ownership of any Certificates will be maintained in book entry form by the securities depository for the account of our agent member, which in turn will maintain records of our beneficial ownership. We further agree that we will not sell, assign, transfer, convey or otherwise dispose of the subject Certificates at any time following the transmittal of this Election Notice, except (i) pursuant to the Remarketing Procedures or (ii) following receipt by us of notice that the Subject Certificates will not be purchased by the Remarketing Broker-Dealer. We authorize and instruct our agent member to disclose to the applicable securities depository such information concerning our beneficial ownership of Certificates as such securities depository shall request.

                                               Very truly yours,

                         [Name of Certificate Owner]

      [Part B. To be completed by the Participant or Indirect Participant, as applicable, and delivered to the Remarketing Coordinator.]

      On behalf of the above-signed Certificate Owner, we hereby certify that at the time this Election Notice is delivered to you we hold in our name on behalf of such Certificate Owner a settled position in the Subject Certificates. We acknowledge that this Election Notice, completed as required by the Certificate Owner must be received by you at 3:00 p.m. New York City time on the Business Day following the receipt of this Election Notice by us.

      We hereby certify that we are a Participant or an Indirect Participant of DTC with, in the case of a Participant, the present right to use and receive DTC's services or, in the case of an Indirect Participant, to exercise such rights through a Participant.

      We hereby agree that: (i) if notified by you that any or all of the Subject Certificates will be remarketed by the Remarketing Broker-Dealer, we will take or cause to be taken all actions necessary to cause the transfer of any or all of the Subject Certificates through DTC to the Remarketing Broker-Dealer against delivery of the purchase price for such Subject Certificates, which purchase price shall be equal to the unpaid principal amount thereof, and (ii) if we receive notice from you that such Subject Certificates will not be purchased, we will promptly take all actions necessary, in accordance with DTC's procedures to cause the Class A-1 Revolving Period with respect to such Subject Certificates to be terminated.

      We hereby certify that the beneficial holder of the Subject Certificates is: [Name and address of Certificate Owner].

      Any notice from you to us regarding this matter should be delivered to:

      [Name of Contact]
      Facsimile No.: [Facsimile No.]
      Telephone Number: [Telephone No.]

Dated:             , 19

                         [Name of DTC Participant or
                          Indirect Participant] DTC
                                   Number:

                        by  _____________________________
                                     Authorized Signature

                           [Address]
                           Telephone Number: [            ]
                           Facsimile Number: [            ]

With a copy to:

[            ]
Attention: CARCO Auto Loan Master Trust, Series [199_-_]
(Facsimile: [            ])
(Telephone: [            ])

============================================================================

    No dealer, salesman or other person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Seller or the Underwriters. Neither this Prospectus Supplement nor the accompanying Prospectus constitutes an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus Supplement or the accompanying Prospectus, nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Seller since the date hereof or thereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to its date.
                                  ---------
                               TABLE OF CONTENTS

                                                      Page
                                                      ----
                    Prospectus Supplement
Summary of Series Terms .............................   S-1
Risk Factors ........................................   S-16
Use of Proceeds .....................................   S-20
The Dealer Floorplan Financing Business .............   S-20
The Accounts ........................................   S-21
Chrysler Financial Corporation ......................   S-24
Maturity and Principal Payment Considerations .......   S-24
Series Provisions ...................................   S-25
Underwriting ........................................   S-53
Legal Matters .......................................   S-54
Index of Principal Terms ............................   S-55
Annex I .............................................   A-1
Exhibit A ...........................................   E-1
                         Prospectus
Available Information ...............................      2
Reports to Certificateholders .......................      2
Incorporation of Certain Documents by Reference .....      2
Prospectus Summary ..................................      3
Risk Factors ........................................     16
U.S. Auto Receivables Company and the Trust .........     19
Use of Proceeds .....................................     21
The Dealer Floorplan Financing Business .............     21
The Accounts ........................................     25
Chrysler Financial Corporation and Chrysler Credit
  Corporation .......................................     26
Description of the Certificates .....................     27
Description of the Receivables Purchase Agreement ...     57
Certain Legal Aspects of the Receivables ............     58
Certain Tax Matters .................................     61
ERISA Considerations ................................     65
Experts .............................................     66
Plan of Distribution ................................     66
Legal Matters .......................................     67
Index of Principal Terms ............................     68
Annex I .............................................

                                  ---------
    Until [ ], 199[ ] (90 days after the date of this Prospectus Supplement), all dealers effecting transactions in the Series [199_-_] Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

============================================================================

====================================

               CARCO
       Auto Loan Master Trust

          $[             ]

          Auto Loan Asset
Backed Certificates, Series
              [199_-_]

 $[      ] Floating Rate Class A-1
Money Market Extendible
           Certificates,
          Series [199_-_]

$[      ] [Floating Rate] [  %]
             Class A-2
    [Medium Term] Certificates,
          Series [199_-_]

   U.S. AUTO RECEIVABLES COMPANY
               Seller

  CHRYSLER FINANCIAL CORPORATION
              Servicer

       PROSPECTUS SUPPLEMENT

           [Underwriters]

====================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                                 [Senior/Subordinated Series]
                            Subject to Completion
                       Dated [               ], 1997

PROSPECTUS SUPPLEMENT
To Prospectus dated             , 1997

                                  $
                         CARCO Auto Loan Master Trust
                                  Auto Loan
                  Asset Backed Certificates, Series [199_-_]

            $[     ] [Floating Rate] [  %] Class A Certificates,
                               Series [199_-_]
            $[     ] [Floating Rate] [  %] Class B Certificates,
                               Series [199_-_]

                     U.S. AUTO RECEIVABLES COMPANY, Seller
                    CHRYSLER FINANCIAL CORPORATION, Servicer

      The Auto Loan Asset Backed Certificates, Series [199_-_] (the "Series [199_-_] Certificates") offered hereby evidence undivided interests in certain assets of the CARCO Auto Loan Master Trust (the "Trust") created pursuant to a Pooling and Servicing Agreement among U.S. Auto Receivables Company ("USA" or the "Seller"), Chrysler Financial Corporation, as servicer ("CFC" or the "Servicer"), and The Bank of New York, as trustee. The Series [199_-_] Certificates will be issued in two Classes, the [Floating Rate] [ %] Class A Certificates, Series [199_-_] (the "Class A Certificates"), and the [Floating Rate] [ %] Class B Certificates, Series [199_-_] (the "Class B Certificates"). The Trust assets include wholesale receivables (the "Receivables") generated from time to time in a portfolio of revolving financing arrangements (the "Accounts") with automobile dealers to finance their automobile and light duty truck inventory and collections on the Receivables. Certain assets of the Trust will be allocated to Series [199_-_] Certificateholders, including the right to receive a varying percentage of each month's collections with respect to the Receivables at the times and in the manner described herein. The Seller will own the remaining interest in the Trust not represented by the Series [199_-_] Certificates or the Certificates of any other Series issued by the Trust (the "Seller's Interest"). The Trust previously has issued [ ] other Series of Certificates (each a "Series"). From time to time, subject to certain conditions, the Seller may offer other Series of Certificates, which may have terms significantly different from the terms of the Series [199_-_] Certificates. The issuance of additional Series of Certificates may impact the timing of payments received by Series [199_-_] Certificateholders.

      Interest will accrue on the Class A Certificates at the rate of [[ ]% per annum] [[ ]% [above] [below] [times] [ ] (the "Class A Index") prevailing on the Class A Adjustment Date (as defined herein) [, subject to certain limitations described herein]] (the "Class A Certificate Rate"), and on the Class B Certificates at the rate of [[ ]% per annum] [[ ]% [above] [below] [times] [ ] (the "Class B Index") prevailing on the Class B Adjustment Date (as defined herein) [, subject to certain limitations described herein]](the "Class B Certificate Rate"). Interest with respect to the Class A Certificates is payable on the [ ] day of each [month] [quarter] [other] (or, if such day is not a business day, on the next succeeding business day) (each, [a "Distribution Date" and] a "[Class A] Interest Payment Date"),
commencing on [          ,] 199[ ], and interest with respect to the Class B
Certificates is payable on [each Interest Payment Date] [the [ ] day of each [month] [quarter] [other] (or, if such day is not a business day, on the next succeeding business day) (each, [a "Distribution Date" and] a "Class B Interest Payment Date")].

      Principal with respect to the Class A Certificates [is scheduled to be paid on [ ]] [is scheduled to be distributed on each Distribution Date
commencing on the [        ] Distribution Date and ending on the Distribution
Date in [           ]] but may be paid earlier or later under certain
circumstances described herein. Principal with respect to the Class B Certificates [is scheduled to be paid on [ ]] [is scheduled to be distributed on each Distribution Date [commencing on the Distribution Date in [ , ]] [commencing with the Distribution Date following the Distribution Date on which the Class A Certificates have been paid in full] [other] and ending on
the Distribution Date in [   ]] but may be paid earlier or later under certain
circumstances described herein. [In addition, no principal will be paid with respect to the Class B Certificates until [principal of the Class A Certificates has been paid in full] [principal payments then due in respect of the Class A Certificates have been made].]

      The fractional undivided interest in the Trust represented by the Class B Certificates will be subordinated to the extent necessary to fund payments with respect to the Class A Certificates to the extent described herein.

      The Seller's Interest will be subordinated to the rights of the Series [199_-_] Certificateholders to the limited extent of the Available Subordinated Amount as described herein. [Describe other Enhancement, if any, and any additional subordination of the Seller's Interest, if applicable.]

      Prospective investors should consider the factors set forth under "Risk Factors" commencing on page [ ] herein and on page [ ] in the Prospectus.

 THE SERIES [199_-_] CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST
   ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SELLER, THE
        SERVICER OR ANY AFFILIATE THEREOF. NEITHER THE SERIES [199_-_]
               CERTIFICATES NOR THE RECEIVABLES ARE INSURED OR
                    GUARANTEED BY ANY GOVERNMENTAL AGENCY.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                  OF THIS PROSPECTUS. ANY REPRESENTATION TO
                     THE CONTRARY IS A CRIMINAL OFFENSE.

=====================================================================================================
                                                          Price to     Underwriting   Proceeds to the
                                                          Public(1)      Discount       Seller(1)(2)
                                                          --------     ------------   ---------------

  Per Class A Certificate ...........................          %              %                %
  Per Class B Certificate ...........................          %              %                %
  Total .............................................   $              $                $

==============================================================================
(1) Plus accrued interest, if any, at the applicable Certificate Rate from
    [        ], 199[ ].
(2) Before deducting expenses, estimated to be $[ ].

      The Series [199_-_] Certificates are offered subject to prior sale, and subject to the Underwriters' right to reject orders in whole or in part. It is expected that delivery of the Series [199_-_] Certificates will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company [, CEDEL S.A. and the Euroclear System] on or about
               , 199 .

                                 [Underwriters]

        The date of this Prospectus Supplement is                , 199 .

      CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SERIES [199 - ] CERTIFICATES. SPECIFICALLY, THE UNDERWRITER MAY OVERALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR, AND PURCHASE, THE SERIES
[199 - ] CERTIFICATES IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING".

      THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION WITH RESPECT TO THE OFFERING OF THE SERIES [199 - ] CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE SERIES [199 - ] CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                            SUMMARY OF SERIES TERMS

      This summary of Series Terms sets forth and defines specific terms of the Series [199_-_] Certificates offered in this Prospectus Supplement and the Prospectus, but is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Reference is made to the Index of Principal Terms in each of this Prospectus Supplement and the Prospectus for the location herein and therein of the definitions of certain capitalized terms used herein. Certain capitalized terms used but not defined herein have the meanings assigned to such terms in the Prospectus.

Title of Securities  .... Auto Loan Asset Backed Certificates, Series [199_-_]
                          (the "Series [199_-_] Certificates"). The [Series [199_-_] Certificates will be issued in two
                          Classes: the [Floating Rate] [ %] Class A
                          Certificates, Series [199_-_] (the "Class A
                          Certificates"), and the [Floating Rate] [ %] Class
                          B Certificates, Series [199_-_] (the "Class B Certificates").

The Series [199_-_]
   Invested Amount  ..... The aggregate Series [199_-_] Invested Amount is expected to be approximately $[ ] on the Series Issuance Date (based on information as of the Series Cut-Off Date) and represents the principal amount of the Series [199_-_] Certificates invested in Receivables as of the Series Issuance Date. [The Invested Amount is subject to increase to the extent amounts are withdrawn from the Excess Funding Account and paid to the Seller. The Seller expects, although there can be no assurance, that the Invested Amount of the Series [199_-_] Certificates will equal the outstanding principal balance of the Series [199_-_] Certificates within [ ] months of the Series Issuance Date.] [The Invested Amount is subject to decrease to the extent funds are deposited in the Excess Funding Account and, subsequently, to increase to the extent amounts are withdrawn from the Excess Funding Account and paid to the Seller. The Invested Amount is also subject to reduction during [the [Class A] [Class B] Accumulation Period] [, the [Class A] [Class B] Controlled Amortization Period], any Early Amortization Period [and any Reinvestment Period] and at such other times as deposits are made to the Excess Funding Account in connection with the payment of Receivables.] Any such increases or decreases in the aggregate Invested Amount will be allocated between the Class A Certificates and the Class B [ ] Certificates [pro rata based on the Class A Allocation Percentage and the Class B Allocation Percentage, respectively, for the related Collection Period] [other].

                          The Class B Invested Amount will [also] be reduced in certain circumstances as a result of (i) the allocation to the Class B Certificates of Defaulted Amounts otherwise allocable to the Class A Certificates and (ii) the reallocation of Principal Collections otherwise allocable to the Class B Certificates to fund certain payments in respect of the Class A Certificates. Any such reductions in the Class B Invested Amount may be reimbursed out of Excess Servicing and certain other amounts as described herein.

Interest  ............... Interest on the principal balance of the Class A
                          Certificates will accrue at the Class A Certificate Rate and will be payable to Class A
                          Certificateholders on the [    ] day of each [month]
                          [quarter] [other] (or, if such day is not a business day, on the next succeeding business day) (each, [a "Distribution Date" and] [a "[Class
                          A] Interest Payment Date"), commencing [          ],
                          19[ ][, provided that, during any Early
                          Amortization Period, interest will be distributed
                          to the Class A Certificateholders on each
                          Distribution Date, commencing on the first
                          Distribution Date following the occurrence of an Early Amortization Event. "Distribution Date" shall
                          mean the [      ] day of each month (or, if such
                          date is not a business day, the next succeeding business day). A portion of Class A Certificateholder Interest Collections and certain other amounts will be deposited each month into a trust account (the "Class A Interest Funding Account") and used to make interest payments to the Class A Certificateholders on each [Class A] Interest Payment Date or, during Early Amortization Period, each Distribution Date. Interest on the principal balance of the Class B Certificates will accrue at the Class B Certificate Rate and will be payable to Class B Certificateholders on [each Interest Payment Date] [the [ ] day of each [month] [quarter] [other] (or, if such day is not a business day, on the next succeeding business day) (each, a ["Distribution Date" and a] "Class B Interest Payment Date")[, provided that, during any Early Amortization Period, interest will be distributed to the Class B Certificateholders on each Distribution Date, commencing on the first Distribution Date following the occurrence of an Early Amortization Event. A portion of Class B Certificateholder Interest Collections and certain other amounts will be deposited each month into a trust account (the "Class B Interest Funding Account") and used to make interest payments to the Class B Certificateholders on each Class B Interest Payment Date or, during an Early Amortization Period, each Distribution Date]. Interest [on the Class A Certificates] will accrue for the period beginning on and including the most recent [Class
                          A] Interest Payment Date and ending on and including the day preceding the next succeeding [Class A] Interest Payment Date (each, a "[Class A] Interest Period"), except that the first [Class A] Interest Period will begin on and include the Series Issuance Date. [Interest on the Class B Certificates will accrue for the period beginning on and including the most recent Class B Interest Payment Date and ending on and including the day preceding the next succeeding Class B Interest Payment Date (each, a "Class B Interest Period"), except that the first Class B Interest Period will begin on and include the Series Issuance Date.] Interest for any [Class A] Interest Payment Date
                          [or Class B Interest Payment Date] due but not paid on such [Class A] Interest Payment Date [or Class B Interest Payment Date] will be due on the next [Class A] Interest Payment Date [or Class B
                          Interest Payment Date, as applicable], together with, to the extent permitted by applicable law, interest on such amount at the applicable Certificate Rate. [The Class A Certificate Rate for each [[Class A] Interest Period] [other] will be determined on the [ ] day preceding the first day of such [[Class A] Interest Period] [other] (each, a "Class A Adjustment Date"); [and the Class B Certificate Rate for each [[Class B] Interest Period] [other] will be determined on the [ ] day preceding the first day of such [[Class B] Interest Period]] [other] (each, a "Class B Adjustment Date")].] The Class A Certificate Rate will equal
                          [[ ]% per annum] [[ ] (the "Class A Index") for the applicable Class A Adjustment Date, determined as provided herein, [plus] [minus] [times]

                          [ %][; provided that, if the Class A Certificate Rate for any Distribution Date calculated on the basis of the Class A Index is greater than the Assets Receivables Rate, then the Class A Certificate Rate for such Distribution Date will be the Assets Receivables Rate]]. The Class B Certificate Rate will equal [[ ]% per annum][[ ] (the "Class B Index") for the applicable Class B Adjustment Date, determined as provided herein, [plus] [minus] [times] [ %][; provided that, if the Class B Certificate Rate for any Distribution Date calculated on the basis of the Class B Index is greater than the Assets Receivables Rate, then the Class B Certificate Rate for such Distribution Date will be the Assets Receivables Rate]]. Interest on the Class A Certificates will be calculated on the basis of [a 360-day year of twelve 30-day months] [the actual number of days in each [Class A] Interest Period divided by [360] [other]]. Interest on the Class B Certificates will be calculated on the basis of [a 360-day year of twelve 30-day months] [the actual number of days in each [Class B] Interest Period divided by [360] [other]].

[Yield Supplement
   Account  ............. On the Series Issuance Date, the Seller will deposit
                          $[         ] in a trust account which will be
                          established by the Seller with the Trustee (the "Yield Supplement Account"). The Yield Supplement Account will be funded, from time to time as described herein, by the deposit thereto of certain amounts otherwise distributable to the Seller. See "Series Provisions -- Distributions from the Collection Account; [Reserve Fund;] Yield Supplement Account -- Yield Supplement Account".]

[Class A Expected
   Payment Date  ........ [     ], [         ].]

[Class B Expected
   Payment Date  ........ [     ], [         ].]

[Excess Funding Account
    ..................... Unless and until any Early Amortization Period [or
                          Reinvestment Period] or the [Class A] [Accumulation Period] [Class A] [Controlled Amortization Period] shall have commenced, the Excess Funded Amount will be maintained in the Excess Funding Account.

                          Upon the earliest of (a) the commencement of any Early Amortization Period [or Reinvestment Period] and (b) [ ] [the [ ] Distribution Date] [the [Class A] Accumulation Period Commencement Date], some or all of the funds on deposit in the Excess Funding Account will be distributed to the Series [199_-_] Certificateholders as described herein or deposited into the Principal Funding Account as described herein.]

Revolving Period  ....... The Revolving Period with respect to Series [199_-_]
                          will commence on the Series Cut-Off Date and end on the earlier of (a) the day immediately preceding [the [Class A] Accumulation Period Commencement Date] [the [Class A] Principal Commencement Date] and (b) the business day immediately preceding the day on which an Early Amortization Event [or Reinvestment Event] occurs. See "Series Provisions -- Early Amortization Events" [and "-- Reinvestment Events"] for a discussion of certain events which might lead to the early termination of the Revolving Period and, in certain circumstances, the recommencement of the Revolving Period. During the Revolving Period, Principal Collections (other than Principal Collections allocated to the Class B Certificates ("Reallocated Principal Collections") that are used to pay any deficiency in the Class A Required Amount) generally will be paid to the Seller[, deposited, to the Excess Funding Account] or allocated to another Series.

[Class A][Class B]
   Accumulation Period]
   [Class A] [Class B]
   Controlled
   Amortization Period]
    ..................... [Unless an Early Amortization Event [or Reinvestment
                          Event] that is not cured as described herein shall have occurred, the [Class A] [Class B] [Series [199_-_]] Certificates will have an Accumulation Period (the "[Class A] [Class B] Accumulation Period") of one, two, three, four or five month(s) as described in the following paragraph [, which will include separate Accumulation Periods for the Class A Certificates (the "Class A Accumulation Period") and the Class B Certificates (the "Class B Accumulation Period")].

                          On the [   ] Distribution Date and each Distribution
                          Date thereafter that occurs prior to the [Class A] Accumulation Period Commencement Date, the Servicer shall calculate the [Class A] Accumulation Period Length. The "[Class A] Accumulation Period Length" will be calculated on each such date as the lesser of (i) the number of full Collection Periods
                          between such Distribution Date and the [        ]
                          Distribution Date and (ii) the product, rounded upwards to the nearest integer not greater than five, of (a) one divided by the lowest Monthly Payment Rate on the Receivables during the last [ ] months and (b) a fraction, the numerator of which is the sum of (i) the [Class A] Invested Amount as of such Distribution Date (after giving effect to all changes therein on such date) and (ii) the invested amounts of all other Series [(excluding certain Series)] currently in their amortization or accumulation periods or expected to be in their amortization or accumulation periods by the [ ] Distribution Date and the denominator of which is the sum of such [Class A] Invested Amount and the invested amounts as of such Distribution Date
                          (after giving effect to all changes therein on such
                          date) of all other outstanding Series [(excluding certain Series)] which are expected to be
                          outstanding on the [       ] Distribution Date. The
                          [Class A] Accumulation Period Commencement Date (which will be the first day of a Collection
                          Period) will occur when the number of full
                          Collection Periods remaining until the [         ]
                          Distribution Date first equals the Accumulation Period Length as calculated above. If the [Class A] Accumulation Period Length is one month, two months, three months, four months or five months in length, the "Accumulation Period Commencement Date" shall be the first day of the [ ] Collection
                          Period, the [     ] Collection Period, the [      ]
                          Collection Period, the [     ] Collection Period, or
                          the [       ] Collection Period, respectively. In
                          addition, if at any time after the [    ]
                          Distribution Date, any other outstanding Series [(excluding certain Series)] shall have entered into a reinvestment period or an early amortization period, the [Class A]

                          Accumulation Period Commencement Date shall be the earlier of (i) the date that such outstanding Series shall have entered into its reinvestment period or early amortization period and (ii) the [Class A] Accumulation Period Commencement Date as previously determined. See "Annex I -- Outstanding Series of Investor Certificates".

                          The effect of the calculation described above is to permit the reduction of the length of the [Class A] Accumulation Period based on the invested amounts of certain other Series which are scheduled to be in their revolving periods during the [Class A] Accumulation Period and on increases in the principal payment rate, which, if continued, would result in a shorter [Class A] Accumulation Period.

                          [The Class A Accumulation Period [and the Class B Accumulation Period] will commence on the Accumulation Period Commencement Date.] [The Class B Accumulation Period will commence on the date on which [principal of the Class A Certificates has been [paid in full] [deposited to the Principal Funding Account].]

                          [Unless an Early Amortization Event [or
                          Reinvestment Event] that is not cured as described herein shall have occurred, the [Series [199_-_] Certificates] [Class A Certificates] [Class B Certificates] will have a Controlled Amortization Period (the "[Class A] [Class B] Controlled Amortization Period") [, which will include separate Controlled Amortization Periods for the Class A Certificates (the "Class A Controlled Amortization Period") and the Class B Certificates (the "Class B Controlled Amortization Period")]. [The [Class A] Controlled Amortization Period will
                          commence on [       ] (the "[Class A] Principal
                          Commencement Date") and] [the Class B Controlled Amortization Period will commence on [ ] [the date on which principal of the Class A Certificates has been [paid in full] [deposited to the Principal Funding Account]].]

[Reinvestment Period  ... The Series [199_-_] Certificates will have a
                          Reinvestment Period if a Reinvestment Event occurs. [A Reinvestment Period will commence if the Seller delivers a notice to the Trustee stating that the Seller will no longer sell Receivables to the Trust
                          commencing on [     ] or any yearly anniversary
                          thereof and certain other conditions are satisfied.] See "Series Provisions -- Reinvestment Events" for a description of the [other] events that might result in the commencement of a Reinvestment Period. See also "Series Provisions -- Distributions from the Collection Account [;Reserve Fund] [;Yield Supplement Account] -- Principal Collections".]

                          [The Seller is required to add Receivables to the Trust under certain circumstances described under "Description of the Certificates -- Addition of Accounts or Participation Interests" in the Prospectus. The failure of the Seller to add Receivables when required will result in the occurrence of a Reinvestment Event. However, if no other Reinvestment Event has occurred, the Reinvestment Period resulting from such failure will terminate and the Revolving Period will recommence when the Seller would no longer be required to add Receivables to the Trust, or so long as neither the scheduled termination date of the Revolving Period nor an Early Amortization Event that is not cured as described herein has occurred.]

                          [Notwithstanding the foregoing, in the event of the occurrence of any Reinvestment Event, provided that neither the scheduled termination date of the Revolving Period nor an Early Amortization Event that is not cured as described herein has occurred, the Revolving Period may recommence following receipt of (i) written confirmation from each Rating Agency (other than Moody's) that such Rating Agency's rating of the Series [199_-_] Certificates will not be withdrawn or lowered as a result of such recommencement and (ii) the consent of Series [199_-_] Certificateholders holding Series [199_-_] Certificates evidencing more than 50% of the aggregate unpaid principal amount of the Series [199_-_] Certificates to such recommencement. [Describe other cures of Reinvestment Events and partial Reinvestment Periods, if applicable.]]

Early Amortization
   Period  .............. The Series [199_-_] Certificates will have an Early
                          Amortization Period if an Early Amortization Event occurs. See "Description of the Certificates -- Reinvestment Events and Early Amortization Events" in the Prospectus and "Series Provisions -- Early Amortization Events" herein for a description of the events that might result in the commencement of an Early Amortization Period. See also "Series Provisions -- Distributions from the Collection Account [;Reserve Fund] [;Yield Supplement Account] -- Principal Collections". During any Early Amortization Period no principal payments will be made to Class B Certificateholders until the principal amount of the Class A Certificates has been paid in full.

                          [The Seller is required to add Receivables to the Trust under certain circumstances described under "Description of the Certificates -- Addition of Accounts or Participation Interests" in the Prospectus. The failure of the Seller to add Receivables when required will result in the occurrence of an Early Amortization Event. However, if no other Early Amortization Event has occurred, the Early Amortization Period resulting from such failure will terminate and the Revolving Period will recommence when the Seller would no longer be required to add Receivables to the Trust, so long as [neither] the scheduled termination date of the Revolving Period [nor a Reinvestment Event that is not cured as described herein] has [not] occurred.]

                          [Notwithstanding the foregoing, in the event of the occurrence of any Early Amortization Event, provided that [neither] the scheduled termination date of the Revolving Period [nor a Reinvestment Event that is not cured as described herein] has [not] occurred, the Revolving Period may recommence following receipt of (i) written confirmation from each Rating Agency (other than Moody's) that such Rating Agency's rating of the Series [199_-_] Certificates will not be withdrawn or lowered as a result of such recommencement and (ii) the consent of Series [199_-_] Certificateholders holding Series [199_-_] Certificates evidencing more than 50% of the aggregate unpaid principal amount of the Series [199_-_] Certificates to such recommencement.] [Describe other cures of Early Amortization Events, if applicable.]

Subordination of the
   Seller's Interest  ... If [on or prior to the Fully Reinvested Date [or thereafter if the Revolving Period has recommenced] the Interest Collections, Investment Proceeds, Excess Servicing[, certain amounts in the Reserve Fund] and certain other amounts allocable to the [Series [199_-_] Certificateholders for any Collection Period [, including Excess Interest Collecting] are not sufficient to cover the interest payable with respect to the Class A Certificates and the Class B Certificates on the next Distribution Date (plus any overdue interest and interest thereon), the Class A Monthly Servicing Fee and the Class B Monthly Servicing Fee for such Distribution Date, any Class A Investor Default Amount and Class B Investor Default Amount for such Distribution Date and certain other amounts, the Available Subordinated Amount will be applied to make up such deficiency, with such amount being applied first to cover any such deficiency with respect to the Class A Certificates and second to cover any such deficiency with respect to the Class B Certificates. The Available Subordinated Amount for a Determination Date is equal to (a) the lesser of (i) the Available Subordinated Amount for the preceding Determination Date, minus, with certain limitations, the Class A Draw Amount and the Class B Draw Amount for such preceding Determination Date, [minus funds from the Reserve Fund applied to cover any portion of the Class A Investor Default Amount or Class B Investor Default Amount,] plus the excess, if any, of the Required Subordinated Amount for such Determination Date over the Required Subordinated Amount for the immediately preceding Determination Date plus the amount of Excess Servicing available to be paid to the Seller as described under "Series Provisions -- Distributions from the Collection Account [; Reserve Fund Account] [; Yield Supplement Account] -- Excess Servicing and Excess Interest Collections", and (ii) the product of the fractional equivalent of the Subordinated Percentage and the Invested Amount [minus (b) in the case of clause (a)(i), the Incremental Subordinated Amount for such preceding Determination Date, plus (c) the Incremental Subordinated Amount for the current Determination Date,] [plus (d) the Subordinated Percentage of funds to be withdrawn from the Excess Funding Account on the succeeding Distribution Date and paid to the Seller or allocated to one or more Series]; provided, however, that, from and after the commencement of [the [Class A] Accumulation Period] [the [Class A] Controlled Amortization Period] or] any Early Amortization Period [that is not cured as described herein] until the payment in full of the Series [199_-_] Certificates, the Available Subordinated Amount shall be calculated based on the Invested Amount as of the close of business on the day preceding such [[[Class A] Accumulation Period] [[Class A] Controlled Amortization Period] or] Early Amortization Period [; and provided further that from and after the commencement of any Reinvestment Period [that is not cured as described herein] until the earliest of the commencement of any Early Amortization Period [that is not cured as described herein], the payment in full of the Series [19_-_] Certificates and the Fully Reinvested Date, the Available Subordinated Amount shall be calculated based on the Invested Amount as of the close of business on the day preceding such Reinvestment Period [less [describe permitted reductions, e.g., based on payment rates or amounts or deposit in the Principal Funding Account]]. The Available Subordinated Amount for the first Determination Date is equal to the Required Subordinated Amount. The "Required Subordinated Amount" shall mean, as of any date of determination [, the sum of (a)] the product of the initial Subordinated Percentage [as adjusted from time to time as described herein other than as a result of an increase therein at the option of the Seller,] and the Invested Amount [and (b) the Incremental Subordinated Amount].

                          [The "Incremental Subordinated Amount" on any Determination Date will equal the result obtained by multiplying (a) a fraction, the numerator of which is the sum of the Invested Amount on the last day of the immediately preceding Collection Period and the Available Subordinated Amount for such Determination Date (calculated without adding the Incremental Subordinated Amount for such Determination Date as described in clause (c) above), and the denominator of which is the Pool Balance on such last day by (b) the excess, if any, of (x) the sum of the Overconcentration Amount, the Installment Balance Amount and the aggregate amount of Ineligible Receivables on such Determination Date over (y) the aggregate amount of Ineligible Receivables, Receivables in Accounts containing Dealer Overconcentrations and Receivables in Installment Balances, in each case that became Defaulted Receivables during the preceding Collection Period and are not subject to reassignment from the Trust, unless certain insolvency events relating to the Seller or CCC have occurred, as further described in the Pooling and Servicing Agreement.]

                          "Dealer Overconcentrations" on any Distribution Date means, with respect to any Dealer or group of affiliated Dealers and Series [199_-_], the excess of (x) the aggregate principal amount of Receivables due from such Dealer or group of affiliated Dealers on the last day of the Collection Period immediately preceding such Distribution Date over (y) [ ]% of the Pool Balance on the last day of the immediately preceding Distribution Date.

                          The "Subordinated Percentage" will initially equal the percentage equivalent of a fraction, the numerator of which is the Subordination Factor and the denominator of which will be the excess of 100% over the Subordination Factor. The Subordination Factor will [initially] be [ ]% [, but will be subject to increase [by [ ]% when the [Floating Rate] [ %] Auto Loan Asset Backed Certificates, Series [ ] have been paid in full] [by [ ]% in the event that the rating of CFC's long-term unsecured debt is lowered below BBB- by Standard & Poor's or withdrawn by Standard & Poor's unless the Seller receives written confirmation from Standard &
                          Poor's that the failure to so increase the
                          Subordination Factor would not result in such
                          Rating Agency lowering or withdrawing its rating of the Series [199_-_] Certificates] [or if [describe other events that will require an increase in the Subordination Factor]] [; provided, however, that in no event will the Subordination Factor be
                          greater than [ ]%]. The Seller may, in its sole discretion, increase at any time the Available Subordinated Amount for so long as the cumulative amount of such increases does not exceed the lesser
                          of (i) $[    ] or (ii) [   ]% of the Invested Amount
                          on such date. The Seller is not under any obligation to increase the Available Subordinated Amount at any time[, except as described herein]. If [the sum of] the Available Subordinated Amount [and the Incremental Subordinated Amount] were reduced to less than [the sum of] the Required Subordinated Amount [and the Incremental Subordinated Amount], a [Reinvestment Event] [Early Amortization Event] would occur. The Seller could elect to increase the Available Subordinated Amount at the time such a [Reinvestment Event] [Early Amortization Event] would otherwise occur, thus preventing or delaying the occurrence of the [Reinvestment Event] [Early Amortization Event]. [Describe partial Reinvestment Periods resulting from a failure to meet the test described above, if applicable.]

                          [The Seller's Interest will be further subordinated to the extent of the Available Negative Carry Subordinated Amount. In the event of the occurrence of [a Reinvestment Event,] [an Early Amortization Event] or the [[Class A] Accumulation Period Commencement Date] [commencement of the [Class A] Controlled Amortization Period], certain Interest Collections and Principal Collections allocated to the Seller, not to exceed the Available Negative Carry Subordinated Amount, will be deposited to the Reserve Fund [and other] until the amounts on deposit therein equal the Negative Carry Required Amount [and other]. See "Series Provisions -- Allocation of Collections; Limited Subordination of Seller's Interest and Class B Certificateholders' Interest".] [Describe any other subordination of the Seller's Interest, if applicable.]

Required Participation
   Percentage  .......... "Required Participation Percentage" shall mean, with respect to Series [199_-_], [ ]%; provided, however, [that if the aggregate amount of Principal Receivables due from any Dealer or group of affiliated Dealers at the close of business on the last day of any Collection Period with respect to which such determination is being made is greater than [ ]% of the Pool Balance on such last day, the Required Participation Percentage shall mean, as of such last day and with respect to such Collection Period and the immediately following Collection Period only, [ ]%; provided, further,] that the Seller may, upon ten days' prior notice to the Trustee, the Rating Agencies and any Enhancement Provider reduce the Required Participation Percentage to not less than 100%, so long as the Rating Agencies shall not have notified the Seller or the Servicer that any such reduction will result in a reduction or withdrawal of the rating of either Class of the Series [199_-_] Certificates or any other outstanding Series or Class of Certificates.

Other Series Issuances .  As of the date hereof, [ ] other Series issued by the Trust are outstanding. See "Annex I -- Outstanding Series of Investor Certificates" for a summary of the terms of the outstanding Series.

Allocations  ............ Interest Collections, Principal Collections and
                          Defaulted Receivables allocated to Series 199[_-_] as described under "Description of the Certificates -- Allocation Percentages -- Allocation among Series" in the Prospectus will be further allocated between the Series [199_-_] Certificateholders' Interest and the Seller's Interest as described below.

                          Interest Collections and Defaulted Receivables allocated to Series [199_-_] will be allocated at all times to the Series [199_-_] Certificateholders' Interest based on the Floating Allocation Percentage applicable during the related Collection Period [, provided that during any Early Amortization Period, Interest Collections will be allocated to the Series [199_-_] Certificateholders' Interest based on the Fixed Allocation Percentage as described below]. The Floating Allocation Percentage for any Collection Period is [the percentage obtained by dividing the Invested Amount on the last day of the immediately preceding Collection Period by the product of (x) the Pool Balance on the last day of the immediately preceding Collection Period and (y) the Series Allocation Percentage for the Collection Period in respect of which the Floating Allocation Percentage is being calculated] [other]. During the [Class A] [Class B] [Accumulation Period] [Class A] [Class B] [Controlled Amortization Period], any Early Amortization Period [and any Reinvestment Period], Principal Collections [and, in the case of any Early Amortization Period, Interest Collections] allocated to Series 199[_-_] will be allocated to the Series [199_-_] Certificateholders' Interest based on the [Fixed Allocation Percentage][other]. The Fixed Allocation Percentage for a Collection Period during the [Class A] [Class B] [Accumulation Period] [Class A] [Class B] [Controlled Amortization Period], any Early Amortization Period [and any Reinvestment Period] is [the percentage equivalent of a fraction, the numerator of which is the Invested Amount on the last day of the Revolving Period and the denominator of which is the product of (x) the Pool Balance on the last day of the immediately preceding Collection Period and
                          (y) the Series Allocation Percentage for the
                          Collection Period in respect of which the Fixed Allocation Percentage is being calculated] [other].

                          Interest Collections, Principal Collections and Defaulted Receivables allocated to the Series [199_-_] Certificateholders' Interest will be further allocated between the interest of holders of Class A Certificates (the "Class A Certificateholders") and the interest of holders of Class B Certificates (the "Class B Certificateholders") based on the Class A Allocation Percentage and the Class B Allocation Percentage, respectively, for the related Collection Period. The Class A Allocation Percentage for any Collection Period is the percentage obtained by dividing the Class A Invested Amount as of the last day of the immediately preceding Collection Period (after giving effect to any reduction thereof to occur on the immediately following Distribution Date) by the aggregate Invested Amount of the Series [199_-_] Certificates as of such last day (after giving effect to any reduction thereof to occur on the immediately following Distribution Date); and the Class B Allocation Percentage for any Collection Period is the percentage obtained by subtracting from 100% the Class A Allocation Percentage.

[Additional Amounts
   Available to Class A
   Certificateholders  .. If [on or prior to the Fully Reinvested Date [or thereafter if the Revolving Period has recommenced]] the Interest Collections and Investment Proceeds allocable to the Class A Certificates for any Collection Period, Excess Servicing for such Collection Period[, certain amounts in the Reserve Fund], the Available Subordinated Amount and certain other amounts allocable to the Class A Certificateholders for such Collection Period [including Excess Interest Collections allocated to Series [199_-_]] are not sufficient to cover the interest payable with respect to the Class A Certificates on the next Distribution Date (plus overdue interest and interest thereon), the Class A Monthly Servicing
                          Fee for such Distribution Date, any Class A
                          Investor Default Amount for such Distribution Date and certain other amounts, Reallocated Principal Collections with respect to the related Collection Period will be applied to cover such deficiency. If Reallocated Principal Collections with respect to such Collection Period are insufficient to fund such deficiency, then a portion of the Class B Invested Amount will be reduced by the amount of such deficiency (but not by more than the Class A Investor Default Amount for such Collection
                          Period). If such reduction would cause the Class B Invested Amount to be reduced below zero, the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount for such Collection Period over the amount of such reduction in the Class B Invested Amount) and the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Series Provisions -- Allocation of Collections; Limited Subordination of Seller's Interest and Class B Certificateholders' Interest" and "-- Investor Charge-Offs".]

Subordination of the
   Class B
    Certificates ........ The Class B Certificates will be subordinated to the extent necessary to fund payments with respect to the Class A Certificates as described herein. To the extent the Class B Invested Amount is reduced, the percentage of Interest Collections and Principal Collections allocable to the Class B Certificateholders with respect to subsequent Collection Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. See "Series Provisions -- Allocation of Collections; Limited Subordination of Seller's Interest and Class B Certificateholders' Interest".

Excess Principal
   Collections  ......... [Describe Excess Principal Collection allocations applicable to Series [199_-_].] See "Series
                          Provisions -- Allocation Percentages -- Principal Collections for all Series".

[Excess Finance Charge
   Collections  ......... Series [199_-_] has been designated as an Excess
                          Allocation Series. See "Description of the
                          Certificates -- Allocation Percentages -- Sharing of Excess Interest Collections" in the Prospectus.]

[Enhancement  ........... The Trust will have the benefit of a [letter of credit] [interest rate swap] [currency swap] [cash collateral account] [guaranty] [surety bond] [insurance policy] [spread account] [other
                          enhancement] [issued by [     ]] for the benefit of
                          the [Class A] [Class B] [Series [199_-_]]
                          Certificateholders as described herein. [Describe subordination of another Series, if applicable.] See "Series Provisions -- Enhancements" herein.]

Registration of Series
   [199_-_]
     Certificates ....... [The Series [199_-_] Certificates will initially be represented by one or more Certificates registered in the name of Cede, as the nominee of DTC. No person acquiring an interest in the Series [199_-_] Certificates will be entitled to receive a definitive certificate representing such person's interest except under certain limited circumstances. Series [199_-_] Certificateholders may elect to hold their Series [199_-_] Certificates through DTC (in the United States) [or CEDEL or Euroclear (in Europe)]. See "Description of the Certificates -- Definitive Certificates" in the Prospectus.]

Servicing Fee Rate  ..... [  ]% or, if the Monthly Servicing Fee has been waived as discussed under "Description of the Certificates -- Servicing Compensation and Payment of Expenses" in the Prospectus, 0% for the Distribution Date in respect of which the Monthly Servicing Fee has been waived. The share of the Monthly Servicing Fee allocable to the Class A Certificateholders with respect to any Distribution Date (the "Class A Monthly Servicing Fee") shall generally be equal to one-twelfth of the product of
                          (i) the Servicing Fee Rate, (ii) the Invested Amount as of the last day of the second preceding Collection Period and (iii) the Class A Allocation Percentage; and the share of the Monthly Servicing Fee allocable to the Class B Certificateholders with respect to any Distribution Date (the "Class B Monthly Servicing Fee") shall generally be equal to one-twelfth of the product of (i) the Servicing Fee Rate, (ii) the Invested Amount as of the last day of the second preceding Collection Period and (iii) the Class B Allocation Percentage.

[Optional Repurchase  ... The Series [199_-_] Certificateholders' Interest
                          will be subject to optional repurchase by the Seller on any Distribution Date after the aggregate Invested Amount is reduced to an amount less than or equal to $[ ] ([ ]% of the initial outstanding principal amount of the Series [199_-_] Certificates). Series [199_-_] Certificates will also be subject to repurchase at the option of the Seller or the Series [199_-_] Certificateholders at any time on or after the [ ] Distribution Date.] The purchase price will equal the sum of (i) the Invested Amount or a pro rata portion thereof, in the case of a purchase of fewer than all the Series [199_-_] Certificates, on the Determination Date preceding the Distribution Date on which the purchase is scheduled to be made, (ii) accrued and unpaid interest on the Series [199_-_] Certificates to be re-purchased at the applicable Certificate Rate (together with interest on overdue interest) [and (iii) any outstanding Carry-over Amount (together with interest thereon].]

Series [199_-_]
   Termination
   Date  ................ [            , 199 ]. See "Series Provisions --
                          Series Termination".

ERISA Considerations  ... [Class A] [Class B] Certificates may be eligible for purchase by employee benefit plans. See "ERISA Considerations" in the Prospectus.] [Other.]

Certificate Ratings  .... It is a condition to the issuance of the Class A
                          Certificates that they be rated in the highest long-term rating category by at least one nationally recognized rating agency and a condition to the issuance of the Class B Certificates that they be rated in one of the [three] highest long-term rating categories by at least one such rating agency. A security rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal in the future by the assigning rating agency. The rating of the Series [199_-_] Certificates addresses the likelihood of the ultimate payment of the principal and interest, at the applicable Certificate Rate, on the Series [199_-_] Certificates. However, the rating agencies do not evaluate, and the rating of the Series [199_-_] Certificates does not address the likelihood of payment of the outstanding principal of the Series [199_-_] Certificates by any date, including the [Class A] Expected Payment Date [or Class B Expected Payment Date], other than the Series Termination Date. [The rating of a Class of Certificates also does not address the likelihood of payment of any Carry-over Amount.] See "Special Considerations -- Ratings of the Certificates".

Series Issuance Date  ... [            , 199 ].

Series Cut-Off Date  .... [            , 199 ].

                                 RISK FACTORS

      Payments. [The shorter the [Class A] Accumulation Period Length the greater the likelihood that payment of the Class A Certificates [and the
Class B Certificates] in full by [the] [their respective] Expected Payment Date[s] will be dependent on the reallocation of Principal Collections which are initially allocated to other Series.] If one or more other Series from which Principal Collections are expected to be available to be reallocated to the payment of the Series [199_-_] Certificates enters into an early
amortization period or reinvestment period after [   ] [the [   ] Distribution
Date][the [Class A] Accumulation Period Commencement Date], Principal Collections allocated to such Series generally will not be available to be reallocated to make payments of principal of the [Series [199_-_]
Certificates and [the final payment of principal of the [Series [199_-_]] [Class A and Class B] Certificates may be later than the [Class A Expected Payment Date and Class B] Expected Payment Date [, respectively]] [the amount distributed in respect of principal of the [Series [199_-_]] [Class A] [Class B] Certificates on any Distribution Date during the [Class A] [Class B] Controlled Amortization Period may be less than the [applicable] Controlled Amortization Amount]. Upon written request, the Seller will make available to Series [199_-_] Certificateholders Disclosure Documents relating to the other outstanding Series which describe the events which could result in the commencement of an early amortization period or reinvestment period with respect to such outstanding Series. See "Maturity and Principal Payment Considerations".

      [In addition, a significant decline in the amount of Receivables generated could cause an Early Amortization Event. However, such a decline in the amount of Receivables generated would initially be absorbed by an increase in the Excess Funded Amount. The Receivables Purchase Agreement will provide that CFC will be required to designate additional Accounts, the Receivables of which will be sold to the Seller, and the Pooling and Servicing Agreement will provide that the Seller will be required to transfer such Receivables to the Trust in the event that the amount of the Pool Balance is not maintained at a certain minimum level. If additional Accounts are not designated by CFC when required, an [Early Amortization Event] [Reinvestment Event] will occur and result in the commencement of an [Early Amortization Period] [Reinvestment Period], although in certain circumstances the resulting [Early Amortization Period] [Reinvestment Period] may terminate and the Revolving Period recommence. If an insolvency event relating to CFC, the Seller or Chrysler were to occur, then an [Early Amortization Event] [Reinvestment Event] would occur, additional Receivables would not be transferred to the Trust and distributions of principal in respect of the Series [199_-_] Certificates would not be subject to any [Controlled Deposit Amount][Controlled Amortization Amount]. See "The Dealer Floorplan Financing Business" in the Prospectus and "Maturity and Principal Payment Considerations" herein and see also "Series Provisions -- [Early Amortization Events"] [and "-- Reinvestment Events"] for a discussion of other events which might lead to the occurrence of an Early Amortization Period [or Reinvestment Period].]

      Trust's Relationship to Chrysler and CFC; Financial Condition of Chrysler. Certain aspects of the Trust's relationship to Chrysler Corporation and CFC are described in the Prospectus under "Special Considerations -- Trust's Relationship to Chrysler and CFC". Set forth below is certain financial information with respect to Chrysler and CFC.

      Trust's Relationship to Chrysler and CFC; Financial Condition of Chrysler. Certain aspects of the Trust's relationship to Chrysler Corporation and CFC are described in the Prospectus under "Risk Factors -- Trust's Relationship to Chrysler and CFC". Set forth below is certain financial and other information with respect to Chrysler and CFC.

      Chrysler Corporation and its consolidated subsidiaries ("Chrysler")
reported earnings before income taxes of $[    ] million for the [    ]
quarter of 199[ ], compared with $[    ] million for the [ ] quarter of
199[ ]. For the first [   ] months of 199[ ], Chrysler reported earnings
before income taxes of $[ ] million, compared with $[ ] million for the first
[   ] months of 199[ ].

Net earnings for the [     ] quarter of 199[ ] were $[    ] million,
or $[   ] per common share, compared with $[   ] million, or $[ ]
per common share, for the [    ] quarter of 199[ ]. Net earnings for the
first [   ] months of 199[ ] were $[ ] million, or $[ ] per common share,
compared with $[ ] million, or $[ ] per common share, for the first [   ]
months of 199[ ].

      Chrysler reported earnings before taxes, extraordinary item, and the cumulative effect of a change in accounting principle of $[ ] billion in 199[ ], compared with $[ ] billion in 199[ ]. Net earnings for 199[ ] were
$[    ] billion, or $[    ] per common share, compared with $[ ] billion, or
$[    ] per common share, in 199[ ].

      Chrysler Financial Corporation and its consolidated subsidiaries' net earnings were $[ ] million and $[ ] million for the [ ] and [ ] months ended [ ], compared to $[ ] million and $[ ] million for the [ ] and [ ] months
ended [             ].

      Chrysler Financial Corporation and its consolidated subsidiaries achieved net earnings of $[ ] million in 199[ ] compared to $[ ] million and $[ ] million in 199[ ] and 199[ ], respectively.

      Chrysler and CFC are subject to the informational requirements of the Exchange Act and in accordance therewith file reports and other information with the Commission. For further information regarding Chrysler and CFC reference is made to such reports and other information which are available as described under "Available Information" in the Prospectus.

      Credit Enhancement. Credit enhancement of the Series [199_-_] Certificates will be provided by the subordination of the Seller's Interest to the extent of the Available Subordinated Amount as described herein [and amounts in the Reserve Fund]. Additional credit enhancement of the Class A Certificates will be provided by the subordination of the interests of the Class B Certificateholders. [Describe other subordination of the Seller's Interest, if applicable.] [Describe any applicable Enhancements.] The amount of such credit enhancement is limited and will be reduced from time to time as described herein. See "Series Provisions -- Allocation of Collections; Limited Subordination of Seller's Interest and Class B Certificateholders' Interest" [and " -- Enhancements"].

      Effect of Subordination of Class B Certificates; Principal Payments. The Class B Certificates are subordinated in right of payment of principal to the Class A Certificates to the extent described herein. [Payments of principal in respect of the Class B Certificates will not commence until after the final principal payment with respect to the Class A Certificates has been made as described herein.] [No principal payments will be made in respect of the Class B Certificates unless all principal payments then due with respect to the Class A Certificates have been made.] Moreover, the Class B Invested Amount is subject to reduction if the Class A Required Amount for any Collection Period is not funded from Interest Collections and Investment Proceeds allocable to the Class A Certificates, Excess Servicing, [amounts on deposit in the Reserve Fund] [Excess Interest Collections allocated to Series [199_-_]]or Available Seller's Collections. To the extent the Class B Invested Amount is reduced, the percentage of Interest Collections and Principal Collections allocable to the Class B Certificateholders' Interest in future Collection Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. See "Series Provisions -- Allocation of Collections; Limited Subordination of Seller's Interest and Class B Certificateholders' Interest" herein. If the Class B Invested Amount is reduced to zero, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

      [Control. Subject to certain limited circumstances, Series [199_-_] Certificateholders holding a specified percentage of the aggregate unpaid principal amount of the Series [199_-_] Certificates may take certain actions, or direct certain actions to be taken, under the Pooling and Servicing Agreement or the Series Supplement, including amending the Series Supplement and declaring certain Early Amortization Events. In such cases (subject to certain exceptions), when determining whether the required percentage of Series [199_-_] Certificateholders have given their approval or consent, the Class A Certificateholders and the Class B Certificateholders will be treated as a single class. Accordingly, the Class [ ] Certificateholders will have the power to determine whether any such action is taken without regard to the position or interests of the Class [ ] Certificateholders. The Class [ ] Certificateholders will not have similar power. In order to make such determinations, the Class [ ] Certificateholders will need the approval or consent of the Class [ ] Certificateholders owning a substantial portion of the Class [ ] Certificateholders' Interest.]

      [Basis Risk. The Receivables bear interest at prime rates announced by certain banks plus a margin currently ranging from [ ]% to [ ]%. [The Class A Certificate Rate is based on the Class A Index.] [The Class B Certificate Rate is based on the Class B Index.] If, in respect of any Distribution Date, there does not exist a positive spread between (a) the Assets Receivables Rate and (b) [the Class A Certificate Rate based on the Class A Index] [or the Class B Certificate Rate based on the Class B Index], [the Class A Certificate Rate for such Distribution Date] [or the Class B Certificate Rate for such Distribution Date, as the case may be,] will be the Assets Receivables Rate. [The Class A Certificate Rate based on the Class A Index] [or the Class B Certificate Rate based on the Class B Index] may exceed the Assets Receivables Rate as a result of (i) [the Class A Index] [or the Class B Index, as the case may be,] exceeding the applicable prime rate [and (ii) if amounts are deposited in [the Excess Funding Account or] the Principal Funding Account, [the Class A Index] [or the Class B Index, as the case may be,] exceeding the investment earnings on amounts on deposit therein]. [Any Carry-over Amount will be reduced by the amounts, if any, on deposit in the Yield Supplement Account. However, there can be no assurance that sufficient amounts, if any, will be available in the Yield Supplement Account. In addition, the amount required to be deposited in the Yield Supplement Account is not designed to include amounts which would be required to pay [any Class A Carry-over Amount resulting from the Class A Index exceeding the applicable prime rate] [or any Class B Carry-over Amount resulting from the Class B Index exceeding such prime rate]. See "Series Provisions -- Interest" and "Distributions from the Collection Account[; Reserve Fund]; Yield Supplement Account -- Yield Supplement Account".

      In addition, CFC may reduce the rates applicable to any of the Receivables, so long as CFC does not reasonably expect any such reduction to result in the creation of a Carry-over Amount. In any event, such a reduction would have the effect of reducing or possibly eliminating the positive spread, if any, between the Assets Receivables Rate and the [related] [Class A] [Class B] Certificate Rate.

      Once amounts deposited from time to time in the Yield Supplement Account are exhausted, any Carry-over Amount arising as a result of [the Class A Certificate Rate] [or the Class B Certificate Rate] being determined on the basis of the Assets Receivables Rate will be paid to the extent funds are allocated and available therefor after making certain required distributions and deposits with respect to the Series [199_-_] Certificates, including payments with respect to principal [(including payments to the Excess Funding Account)], Class A Monthly Interest, Class B Monthly Interest, the Class A Monthly Servicing Fee, the Class B Servicing Fee, [the Reserve Fund Deposit Amount], the Class A Investor Default Amount and the Class B Investor Default Amount as described under "Series Provisions -- Distributions from the Collection Account; [Reserve Fund;] Yield Supplement Account". However, if any Carry-over Amount is outstanding for six consecutive Distribution Dates an [Early Amortization

Event] [Reinvestment Event] will occur. See "Series Provisions -- [Early Amortization Events"] [ -- Reinvestment Events"]. Any Carry-over Amount outstanding on the Final Payment Date, after making the distributions described in the second preceding sentence, will be paid on such date from
(i) amounts on deposit in the Reserve Fund and (ii) Available Seller's Collections on deposit in the Collection Account on such date as described under "Series Provisions -- Distributions from the Collection Account; Reserve Fund; Yield Supplement Account -- Interest Collections". The ratings of the Series [199_-_] Certificates do not address the likelihood of payment of any Carry-over Amount.](1)<F1>

     Ratings of the Certificates. It is a condition of the Class A Certificates that they be rated in the highest long-term rating category by at least one Rating Agency and a condition to issuance of the Class B Certificates that they be rated in one of the [three] highest long-term rating categories by at least one Rating Agency. A rating is not a recommendation to buy, sell or hold securities, inasmuch as such rating does not comment as to the market price or the suitability for a particular investor. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. The rating of the Series [199_-_] Certificates addresses the likelihood of the ultimate payment of principal and interest, at the applicable Certificate Rate, on the Series [199_-_] Certificates. However, a Rating Agency does not evaluate, and the rating of the Series [199_-_] Certificates does not address, the likelihood that the outstanding principal amount of the Series [199_-_] Certificates will be paid by any date, including the [Class A] Expected Payment Date [or the Class B Expected Payment Date], other than the Series Termination Date. [In addition, a Rating Agency does not evaluate, and the rating of a Class of Series [199_-_] Certificates does not address, the likelihood that any Carry-over Amount will be paid.]


<F1>
----------
(1) Modify to reflect other sources, if any, for payment of Carry-over
    Amounts.

                                USE OF PROCEEDS

      [After making the deposit of the Excess Funded Amount to the Excess Funding Account, the balance of the] [The] net proceeds from the sale of the Series [199_-_] Certificates will be paid to USA. USA will use such proceeds (together with the subordinated loan from CFC described under "U.S. Auto Receivables Company and the Trust -- U.S. Auto Receivables Company" in the Prospectus) to purchase Receivables from CFC or to repay certain amounts previously borrowed to purchase Receivables. CFC will use the portion of the proceeds paid to it for [general corporate purposes] [other].

                    THE DEALER FLOORPLAN FINANCING BUSINESS

      Information regarding the dealer floorplan financing business is set forth under "The Dealer Floorplan Financing Business" in the Prospectus. In addition, the Receivables sold to the Trust by the Seller pursuant to the Pooling and Servicing Agreement were or will be selected from extensions of credit and advances made by Chrysler and CFC, directly or as successor to CCC, to approximately [ ] domestic motor "vehicle dealers". CFC, directly or as successor to CCC, financed [ ]% of the total number of all Chrysler
franchised dealers as of [      ], 199[ ]. Furthermore, CFC, directly or as
successor to CCC, has extended credit lines to [     ] Chrysler-franchised
dealers that also operate non-Chrysler franchises (representing approximately [ ]% of the aggregate credit lines of dealers in the U.S. Wholesale Portfolio
as of [   ], 199[ ]) and [ ] non-Chrysler dealers (representing approximately
[ ]% of such aggregate credit lines). As of [       ], 199[ ], the balance of
Principal Receivables in the U.S. Wholesale Portfolio was approximately
$[         ] billion. CFC currently services the U.S. Wholesale Portfolio through its home office and through a network of [ ] zone offices located throughout the United States.

      As of [     ], 199[ ], the average credit lines per dealer in the U.S.
Wholesale Portfolio for new and used vehicles (which includes Auction Vehicles) were $[ ] million and $[ ] million, respectively, and the average
balance of principal receivables per dealer was $[ ] million. As of [      ],
199[ ], the aggregate total receivables balance as a percentage of the aggregate total credit line was approximately [ ]%.

      The following table sets forth the percentages of dealer account balances by year of credit line origination for the U.S. Wholesale Portfolio
as of [         ], 199[ ].

           Portfolio Percentages by Year of Credit Line Origination

 199[ ]   1996     1995     1994     1993     1992     1991    Prior to 1991
-----------------------------------------------------------------------------
[    ]   [    ]   [    ]   [    ]   [    ]   [    ]   [    ]       [    ]

      As of [     ], 199[ ], the weight average spread over the Prime Rate
charged to dealers in the U.S. Wholesale Portfolio was approximately [ ]%.

      As of [    ], 199[ ], approximately [ ]% of all dealers participating in the installment payment plan were remitting 100% of the Installment Balance following the sale of the related vehicle. Currently CFC has elected to have Chrysler absorb credit losses on Installment Balances in an amount equal to [ ]% of the aggregate Installment Balances created in each calendar month (rather than sell Installment Balances to Chrysler) and Chrysler supports such agreement by maintaining a deposit with CFC in an amount equal to [ ]% of the aggregate amount of Installment Balances outstanding at the end of each calendar month.

      Used Vehicles (which excludes Auction Vehicles) represented approximately [ ]% of the aggregate principal amount of receivables in the
U.S. Wholesale Portfolio as of [   ], 199[ ]. As of [ ], 199[ ], Used Vehicles
represented approximately [ ]% of the aggregate principal amount of Receivables in the Trust (including Excluded Receivables).

      The following table provides the percentage of dealers in the U.S. Wholesale Portfolio that were subject to finance hold as of the dates indicated.

                            Finance Hold Experience

                              As of
                              [    ]                    As of December 31,
                              --------------------------------------------------------------
                               199[ ]  1996   1995   1994   1993   1992   1991   1990   1989
                              --------------------------------------------------------------
Percentage of Dealers  ....   [    ]%  1.1%   1.8%   1.6%   3.2%   6.8%   9.4%   6.8%   4.6%

      The following table provides the number and percentage of dealers in Dealer Trouble Status in the U.S. Wholesale Portfolio as of the dates indicated.

                           Dealer Trouble Experience

                              As of
                              [    ]                    As of December 31,
                              --------------------------------------------------------------
                               199[ ]  1996   1995   1994   1993   1992   1991   1990   1989
                              --------------------------------------------------------------
Number of Dealers  ........   [    ]    20      6     12     21     56    100    129    106
Percentage of Dealers  ....   [    ]%  0.6%   0.2%   0.3%   0.6%   1.8%   3.1%   4.2%   3.5%

                                  THE ACCOUNTS

      As of the Series Cut-Off Date, with respect to the Accounts in the
Trust: (a) there were [ ] Accounts and the Principal Receivables balance was approximately $[ ] million; (b) the average credit lines per Dealer for new and used vehicles (which include Auction Vehicles) were approximately $[ ] million and $[ ] million, respectively, and the average balance of Principal Receivables per Dealer was approximately $[ ] million; and (c) the aggregate total receivables balance as a percentage of the aggregate total credit line was approximately [ ]% . Unless otherwise indicated, the statistics included in this paragraph, in the table below and under "The Accounts -- General" and " -- Geographic Distribution" with respect to the Accounts and the Receivables in the Trust gives effect to approximately $[ ] million of principal receivables balances with respect to certain Dealers (the "Excluded Receivables" and the "Excluded Dealers", respectively) that are in voluntary or involuntary bankruptcy proceedings or voluntary or involuntary liquidation or that, subject to certain limitations, are being voluntarily removed by the Seller (or the Servicer on its behalf) from the Trust. A portion of such principal receivables was created after such Dealers entered into such status or were designated by the Seller (or the Servicer on its behalf) for removal from the Trust and, as a result thereof, are owned by CFC and not the Trust. Principal receivables balances created prior to such Dealers entering into such status or being designated for removal from the Trust are included in the Principal Receivables balance. See "Description of the Certificates -- Removal of Accounts" in the Prospectus for a description of the manner in which an Account can be removed from the Trust.

      The following table sets forth the percentage of dealer account balances by year of credit line origination for the accounts in the Trust as of [ ], 199[ ].

            Portfolio Percentage by Year of Credit Line Origination

 199[ ]   1996     1995     1994     1993     1992     1991    Prior to 1991
-----------------------------------------------------------------------------
[    ]   [    ]   [    ]   [    ]   [    ]   [    ]   [    ]       [    ]

      As of [       ], 199[ ], the weighted average spread over the Prime Rate charged to Dealers was approximately [ ]%.

Loss Experience

      The following tables set forth the average Principal Receivables balance and loss experience for each of the periods shown on the U.S. Wholesale Portfolio. Because the Eligible Accounts will be only a portion of the entire U.S. Wholesale Portfolio, actual loss experience with respect to the Eligible

Accounts may be different. There can be no assurance that the loss experience for the Receivables in the future will be similar to the historical experience set forth below with respect to the U.S. Wholesale Portfolio. In addition, the historical experience set forth below reflects financial assistance provided by Chrysler to Chrysler-franchised dealers as described in the Prospectus under "The Dealer Floorplan Financing Business -- Relationship with Chrysler" in the Prospectus. If Chrysler is not able to or elects not to provide such assistance, the loss experience in respect of the U.S. Wholesale Portfolio may be adversely affected. See "Risk Factors -- Trust's Relationship to Chrysler and CFC" in the Prospectus and "Risk Factors -- Trust's Relationship to Chrysler and CFC; Financial Condition of Chrysler" in this Prospectus Supplement.



                Loss Experience for the U.S. Wholesale Portfolio

                                                             [

                                                                       ]               Year Ended December 31,
                                                        -------------------------------------------------------------
                                                          199[ ]      199[ ]      1996      1995      1994     1993
                                                          ------      ------      ----      ----      ----     ----
                                                                            (Dollars in millions)
Average Principal Receivables Balance(1) ............   $[     ]   $  [     ]   $ 8,825   $ 8,256   $ 6,754   $6,271
Net Losses(2) .......................................   $  [   ]   $    [   ]   $    (0)  $    (1)  $    (1)  $   12
Net Losses/Liquidations .............................    [     ]%   [       ]%   (0.000)%  (0.002)%  (0.003)%  0.035%
Net Losses/Average Principal Receivables Balance (3)      [    ]%      [    ]%    (0.00)%   (0.01)%   (0.01)%   0.19%
                                                                           Year Ended December 31,
                                                        -------------------------------------------------------------
                                                         1992     1991     1990     1989     1988     1987     1986
                                                         ----     ----     ----     ----     ----     ----     ----
Average Principal Receivables Balance(1) ............   $5,344   $4,826   $4,726   $4,933   $4,129   $3,787   $2,991
Net Losses(2) .......................................   $   26   $   36   $   23   $   13   $    3   $    2   $    3
Net Losses/Liquidations .............................    0.098%   0.163%   0.117%   0.060%   0.015%   0.015%   0.023%
Net Losses/Average Principal Receivables Balance (3)      0.49%    0.75%    0.49%    0.26%    0.07%    0.06%    0.10%
                                                                           Year Ended December 31,
                                                        -------------------------------------------------------------
                                                         1985     1984     1983     1982     1981     1980     1979
                                                         ----     ----     ----     ----     ----     ----     ----
                                                                            (Dollars in millions)
Average Principal Receivables Balance(1) ............   $2,532   $2,098   $1,461   $1,451   $1,390   $1,622   $1,837
Net Losses(2) .......................................   $    1   $   (2)  $    2   $   14   $   12   $   18   $   11
Net Losses/Liquidations .............................    0.004%   (.019)%  0.023%   0.239%   0.225%   0.338%   0.163%
Net Losses/Average Principal Receivables Balance ....     0.02%   (0.09)%   0.12%    0.95%    0.85%    1.12%    0.58%

----------------
(1) Average Principal Receivables Balance is the average of the month-end
    principal balances for the [      ] months ending on the last day of the
    period, except for the [ ] months ended [    ], 199[ ] and [ ], 199[ ],
    which are based on a [   ]-month average.

(2) Net losses in any period are gross losses less recoveries for such period.

(3) Percentages for the [   ] months ended [         ], 199[ ] and 199[ ] are
    expressed on an annualized basis.

Aging Experience

      The following table provides the age distribution of vehicle inventory for all dealers in the U.S. Wholesale Portfolio, as a percentage of total principal outstanding at the date indicated. Because the Eligible Accounts will only be a portion of the entire U.S. Wholesale Portfolio, actual age distribution with respect to the Eligible Accounts may be different.

               Age Distribution for the U.S. Wholesale Portfolio

                           [                                                  As of
                                     ]                                    December 31,
                         ---------------------------------------------------------------------------------------------
                          199[ ]   199[ ]  1996   1995   1994   1993   1992   1991   1990   1989   1988   1987   1986
                          ------   ------  ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
1-120 ................   [    ]   [    ]%  80.4%  82.2%  82.5%  82.4%  77.2%  75.9%  72.2%  71.3%  78.8%  73.0%  81.5%
121-180 ..............   [    ]    [   ]   10.0    9.3   10.1    9.6   13.8   12.9   13.7   14.5   11.0   13.9    9.2
181-270 ..............    [   ]    [   ]    5.0    3.8    4.0    4.6    4.8    4.8    7.1    6.4    4.7    6.8    4.4
Over 270 .............    [   ]    [   ]    4.6    4.7    3.4    3.4    4.2    6.4    7.0    7.8    5.5    6.3    4.9

Geographic Distribution

      The following table provides the geographic distribution of the vehicle inventory for all dealers in the Trust on the basis of receivables outstanding and the number of dealers generating such portfolio.

   Geographic Distribution of Accounts in the Trust as of [        ], 199[ ]

                                                                      Percentage
                          Receivables    Percentage of      Total         of
                          Outstanding     Receivables      Number      Number of
                         (thousands of    Outstanding        of         Dealers
                          dollars)(2)        (2)(4)      Dealers(3)     (3)(4)
                         -------------   -------------   ----------   ----------
California ...........                          %                          %
Texas ................                          %                          %
New York .............                          %                          %
New Jersey ...........                          %                          %
Illinois .............                          %                          %
Pennsylvania .........                          %                          %
Michigan .............                          %                          %
[     ] ..............                          %                          %
Other(1) .............                          %                          %

----------------
(1) No other state includes more than 5% of the outstanding Receivables.

(2) Includes Excluded Receivables.

(3) Includes Excluded Dealers.

(4) May not add to 100.0% due to rounding.

                         CHRYSLER FINANCIAL CORPORATION

      Certain information regarding Chrysler Financial Corporation is set forth under "Chrysler Financial Corporation" in the Prospectus. In addition,
as of [   ], 199[ ], CFC had nearly [ ] employees and was servicing $[ ]
billion in finance receivables. During the first [ ] months of 199[ ], CFC financed or leased approximately [ ] vehicles at retail, including approximately [ ] new Chrysler passenger cars and light duty trucks representing [ ]% of Chrysler's U.S. retail and fleet deliveries.
CFC also financed at wholesale approximately [ ] new Chrysler passenger cars and light duty trucks representing [ ]% of Chrysler's U.S. factory
unit sales for the [ ] months ended [   ], 199[ ]. Wholesale vehicle
financing accounted for [ ]% of the total automotive financing volume of CFC in the first [ ] months of 199[ ] and represented [ ]% of gross automotive finance receivables outstanding at [ ], 199[ ].

                 MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS

      Principal with respect to the Series [199_-_] Certificates will be payable if an Early Amortization Event [that is not cured as described herein] has occurred. Full amortization of [the Swiss [199_-_] Certificates
by the [   ] Distribution Date (the "Expected Payment Date")] [the Class A
Certificates by the [   ] Distribution Date (the "Class A Expected Payment
Date") and the Class B Certificates by the [   ] Distribution Date (the "Class
B Expected Payment Date")] depends on, among other things, repayment by Dealers of the Receivables and may not occur if Dealer payments are insufficient therefor. Because the Receivables generally are paid upon retail sale of the underlying Vehicle, the timing of such payments is uncertain. In addition, there is no assurance that CFC will generate additional Receivables under the Accounts or that any particular pattern of Dealer payments will occur. See "Series Provisions -- Interest" and " -- Principal" herein and
"The Dealer Floorplan Financing Business" in the Prospectus and herein. [In addition, the shorter the [Class A] Accumulation Period Length the greater the likelihood that payment of [the Series [199_-_] Certificates by the Expected Payment Date] [the Class A Certificates [and the Class B Certificates] in full by [their respective] [the Class A] Expected Payment Date[s]] will be dependent on the reallocation of Principal Collections which are initially allocated to other outstanding Series.] If one or more other Series from which Principal Collections are expected to be available to be reallocated to the payment of the Series [199_-_] Certificates enters into an early amortization period or reinvestment period after [ ] [the [ ] Distribution Date] [the [Class A] Accumulation Period Commencement Date], Principal Collections allocated to such Series generally will not be available to be reallocated to make payments of principal of the Series [199_-_] Certificates and [the final payment of principal of the Series [199_-_] Certificates may be later than the Expected Payment Date] [the final payment of principal of the Class A Certificates and the Class B Certificates may be later than the Class A Expected Payment Date and the Class B Expected Payment Date, respectively] [the amount distributed in respect of principal of the Class A Certificates on any Distribution Date during the Class A Controlled Amortization Period may be less than the Class A Controlled Amortization Amount] [the amount distributed in respect of principal of the Class B Certificates on any Distribution Date with respect to the Class B Controlled Amortization Period may be less than the Class B Controlled Amortization Amount]. Upon written request, the Seller will make available to Series [199_-_] Certificateholders Disclosure Documents relating to the other outstanding Series which describe the events which could result in the commencement of an early amortization period or reinvestment period with respect to such outstanding Series.]

      Because an Early Amortization Event with respect to the Series [199_-_] Certificates may occur which would initiate an Early Amortization Period, the final distribution of principal on the Series [199_-_] Certificates may be made prior to the scheduled termination of the Revolving Period or prior to the Expected Payment Date[s] [for the Class A Certificates and the Class B Certificates, respectively]. See "Series Provisions -- Early Amortization Events".

      [Several of the events which constitute Reinvestment Events with respect to the Series [199_-_] Certificates may constitute early amortization events with respect to other Series. Should such an event occur, holders of Certificates of such other Series would receive monthly distribution of principal, which distributions would not be limited to any controlled amortization amount, while Certificateholder Principal Collections would be retained in the Principal Funding Account and would not be distributed to Series [199_-_] Certificateholders until [the Expected Payment Date] [the Class A Expected Payment Date, in the case of the Class A Certificates, and the Class B Expected Payment Date, in the case of the Class B Certificates] or, if earlier, the first Distribution Date following the occurrence of an Early Amortization Event. See "Series Provisions -- Principal" and " -- Reinvestment Events".]

      The amount of new Receivables generated in any month and monthly payment rates on the Receivables may vary because of seasonal variations in Vehicle sales and inventory levels, retail incentive programs provided by Vehicle manufacturers and various economic factors affecting Vehicle sales generally. The following table sets forth the highest and lowest monthly payment rates for the U.S. Wholesale Portfolio during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown, in each case calculated as the percentage equivalent of a fraction, the numerator of which is the aggregate of all collections of principal during the period and the denominator of which is the average aggregate principal balance for such period. Monthly payment rates reflected in the table include principal credit adjustments. The monthly payment rates presented for 1980 through 1985 are calculated using quarterly data while monthly payment rates for 1986 through 1994 reflect actual monthly data. There can be no assurance that the rate of Principal Collections will be similar to the historical experience set forth below. Because the Eligible Accounts will be only a portion of the entire U.S. Wholesale Portfolio, historical actual monthly payment rates with respect to the Eligible Accounts may be different than those shown below.

             Monthly Payment Rates for the U.S. Wholesale Portfolio

                               [
                                           ]                             Year Ended December 31,
                              ---------------------------------------------------------------------------------------------
                               199[ ]   199[ ]  1996   1995   1994   1993   1992   1991   1990   1989   1988   1987   1986
                               ------   ------  ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Highest Month  ............   [    ]%  [    ]%  58.3%  59.1%  59.7%  54.7%  50.6%  49.0%  42.1%  41.5%  48.7%  40.3%  56.7%
Lowest Month  .............   [    ]   [    ]   43.2   36.5   34.2   35.9   34.4   30.2   25.3   29.5   29.5   26.8   27.7
Average of the Months in
  the Period  .............   [    ]   [    ]   49.0   45.6   50.3   46.6   41.3   38.4   35.7   35.6   41.2   34.2   37.7
                                         Year Ended December 31,
                              ----------------------------------------------
                              1985   1984   1983   1982   1981   1980   1979
                              ----   ----   ----   ----   ----   ----   ----
Highest Month  ............   45.9%  43.7%  45.9%  35.5%  34.3%  28.9%  36.5%
Lowest Month  .............   35.8   35.7   37.7   29.0   27.4   26.7   26.0
Average of the Months in
  the Period  .............   40.1   39.9   42.2   32.9   32.2   28.1   30.0

                               SERIES PROVISIONS

General

      The Series [199_-_] Certificates will be issued pursuant to the Pooling and Servicing Agreement and a Series Supplement relating to the Series [199_-_] Certificates (the "Series Supplement"). The Series [199_-_] Certificates will consist of two Classes. The Trustee will make available for inspection a copy of the Pooling and Servicing Agreement (without exhibits or schedules) on written request. Reference should be made to the Prospectus for additional information concerning the Series [199_-_] Certificates and the Pooling and Servicing Agreement.

      The Class A Certificates and the Class B Certificates will evidence undivided beneficial interests in certain assets of the Trust allocated to the Class A Certificateholders' Interest and the Class B Certificateholders' Interest, respectively, representing the right to receive from such Trust assets funds up to (but not in excess of) the amounts required to make payments of interest on and principal of the Class A Certificates and the Class B Certificates, respectively, pursuant to the Pooling and Servicing Agreement.

Interest

      Interest on the principal balance of the Class A Certificates will accrue at the Class A Certificate Rate and will be payable to the Class A Certificateholders on each [Class A] Interest Payment Date, commencing [ ], 199[ ] [, provided that, during any Early Amortization Period, interest will be distributed to Class A Certificateholders on each Distribution Date, commencing on the first Distribution Date following the occurrence of an Early Amortization Event]. Interest on the principal balance of the Class B Certificates will accrue at the Class B Certificate Rate and will be payable to the Class B Certificateholders on each [Class B] Interest Payment Date, commencing [ ], 199[ ][, provided that, during any Early Amortization Period, interest will be distributed to Class B Certificateholders on each Distribution Date, commencing on the first Distribution Date following the occurrence of an Early Amortization Event]. Interest on the [Class A] Certificates will accrue from and including the preceding [Class A] Interest Payment Date (or, in the case of the first [Class A] Interest Payment
Date, from and including the Series Issuance Date) to but including such [Class A] Interest Payment Date. [Interest on the Class B Certificates will accrue from and including the preceding Class B Interest Payment Date (or, in the case of the first Class B Interest Payment Date, from and including the Series Issuance Date) to but including such Class B Interest Payment Date.] Interest on the Class A Certificates will be calculated on a basis of [a 360-day year of twelve 30-day months] [the actual number of days in each [Class A] Interest Period divided by [360] [other]]. Interest on the Class B Certificates will be calculated on a basis of [a 360-day year of twelve 30-day months] [the actual number of days in each [Class B] Interest Period divided by [360] [other]]. Interest due for any [Class A] Interest Payment Date [or Class B Interest Payment Date] but not paid on such [Class A] Interest Payment Date [or Class B Interest Payment Date] will be due on the next [Class A] Interest Payment Date [or Class B Interest Payment Date, as applicable], together with interest on such amount at the applicable Certificate Rate, to the extent permitted by applicable law. Interest payments on the Series [199_-_] Certificates will generally be derived from Certificateholder Interest Collections for a Collection Period, [any withdrawals from the Reserve Fund,] [Excess Interest Collections, if any, allocated to Series [199_-_],] Investment Proceeds, and, under certain circumstances, Available Seller's Collections to the extent of the Available Subordinated Amount and, in the case of the Class A Certificates, Reallocated Principal Collections [describe other sources].

      [The Class A Certificate Rate for each [[Class A] Interest Period] [other] will be determined on the Class A Adjustment Date preceding such [[Class A] Interest Period] [other].] The "Class A Certificate Rate" will be [ %] [equal to [the lesser of (a)] the Class A Index [plus] [minus] [times]
[ ]% [and (b) the Assets Receivables Rate for the related Distribution Date].

      [The Class B Certificate Rate for each [[Class B] Interest Period] [other] will be determined on the Class B Adjustment Date preceding such Class B Interest Period] [other].] The "Class B Certificate Rate" will be
[  %] [equal to [the lesser of (a)] the Class B Index [plus] [minus] [times]
[  ]% [and (b) the Assets Receivables Rate for the related Distribution Date].

      "Class A Monthly Interest" for any Distribution Date means the amount of interest accrued in respect of the Class A Certificates as described above for such Distribution Date; and "Class B Monthly Interest" for any Distribution Date means the amount of interest accrued in respect of the Class B Certificates as described above for such Distribution Date. Class A Monthly Interest and Class B Monthly Interest are referred to collectively as "Monthly Interest".

      [Describe [Class A Index] [and Class B Index] and define [Class A Adjustment Date] [and Class B Adjustment Date].]

      [If the Class A Certificate Rate for a Distribution Date calculated on the basis of the Class A Index as described above is greater than the Assets Receivable Rate, then the Class A Certificate Rate for such Distribution Date will be the Assets Receivables Rate; and if the Class B Certificate Rate for a Distribution Date as calculated on the basis of the Class B Index as described above is greater than the Assets Receivables Rate, then the Class B Certificate Rate for such Distribution Date will be the Assets Receivables Rate.]

      [The "Assets Receivables Rate" for any [Interest Period][period from one Distribution Date to the immediately succeeding Distribution Date] shall equal [the product of (a) the quotient obtained by dividing (i) 360 by (ii) the actual number of days elapsed in such period and (b) a percentage, expressed as a fraction, (i) the numerator of which is the sum of (A) Certificateholder Interest Collections for the Collection Period immediately preceding the last day of such period (which for this purpose only is based on interest amounts billed to the Dealers which are due during such Collection Period) less, unless waived by the Servicer, the Monthly Servicing Fee with respect to such immediately preceding Collection Period [and] (B) the Investment Proceeds to be applied on the Distribution Date related to such period [and (C) Excess Interest Collections allocated to Series [199_-_] with respect to such period] and (ii) the denominator of which is the sum of
(A) the product of (I) the Floating Allocation Percentage, (II) the Series Allocation Percentage and (III) the average Pool Balance (after giving effect to any charge-offs) for such immediately preceding Collection Period, [(B) the principal balance on deposit in the Excess Funding Account on the first day of such period (after giving effect to all deposits to and withdrawals therefrom on such first day)] and [(C) the principal balance on deposit in the Principal Funding Account on the first day of such period (after giving effect to all deposits to and withdrawals therefrom on such first day)] [other].

      [If [the Class A Certificate Rate] [or the Class B Certificate Rate] for any Distribution Date is based on the Assets Receivables Rate, the excess of (a) the amount of interest on [the Class A Certificates] [or the Class B Certificates] that would have accrued in respect of the related [[Class A] Interest Period [or Class B Interest Period] [period from one Distribution Date to the immediately succeeding Distribution Date] had interest been calculated based on the [Class A Index] [or the Class B Index, as the case may be,] over (b) the amount of interest on [the Class A Certificates] [or the Class B Certificates, as the case may be,] actually accrued in respect of such period based on the Assets Receivables Rate (such excess, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the applicable Certificate Rate calculated on the basis of [the Class A Index] [or the Class B Index, as the case may be,]), is referred to as [the "Class A Carry-over Amount"] [or the "Class B Carry-over Amount", as applicable]) will be paid on such Distribution Date from amounts on deposit in the Yield Supplement Account and, if such amounts are depleted, to the extent funds are allocated and available therefor after making certain required distributions and deposits with respect to the Series [199_-_] Certificates, including payments with respect to principal [(including payments to the Excess Funding Account)], Class A Monthly Interest, Class B Monthly Interest, the Class A Monthly Servicing Fee, the Class B Monthly Servicing Fee[, the Reserve Fund Deposit Amount], the Class A Investor Default Amount and the Class B Investor Default Amount as described below under "Distributions from the Collection Account; [Reserve Fund;] Yield Supplement Account". In addition, any Carry-over Amount outstanding on the Final Payment Date, after making the distributions described in the preceding sentence, will be paid on such date from (i) amounts on deposit in the Reserve Fund and (ii) Available Seller's Collections on deposit in the Collection Account on such date as described under "Series Provisions -- Distributions from the Collection Account; Reserve Fund; Yield Supplement Account" The rating of the Series [199_-_] Certificates does not address the likelihood of payment of any Carry-over Amount.]

Principal

      In general, no principal payments will be made to [the Series [199_-_] Certificateholders until the [Expected Payment Date] [Principal Commencement Date]] [the Class A Certificateholders until the [Class A Expected Payment Date] [Class A Principal Commencement Date] or to the Class B Certificateholders until the [Class B Expected Payment Date] [Class B Principal Commencement Date]] or, upon the occurrence of an Early Amortization Event [that is not cured as described herein], until the first Special Payment Date. On each Distribution Date with respect to the Revolving Period, collections of Principal Receivables allocable to the Series [199_-_] Certificateholders' Interest other than Reallocated Principal Collections applied to the Class A Required Amount, subject to certain limitations, will either be (a) allocated to one or more Series which are in amortization, early amortization or accumulation periods to cover principal payments due to the Certificateholders of any such Series or which provides for excess funding accounts or similar arrangements or (b) if no such Series is then amortizing or accumulating principal or otherwise does not provide for excess funding accounts or similar arrangements, paid to the Seller to maintain the Series [199_-_] Certificateholders' Interest or held as Unallocated Principal Collections. See "Allocation Percentages -- Principal Collections for all Series" and "Distributions from the Collection Account[; Reserve Fund][; Yield Supplement Account] -- Principal Collections".

      Unless and until an Early Amortization Event [or Reinvestment Event] [that is not cured as described herein] shall have occurred and until the outstanding principal balance of the Series [199_-_] Certificates is paid in full, on each Distribution Date with respect to the [Class A] [Class B] [Accumulation Period] [Class A] [Class B] [Controlled Amortization Period], collections of Principal Receivables allocable to the Series [199_-_] Certificateholders' Interest not applied to the Class A Required Amount plus certain other amounts comprising Class A Monthly Principal and/or Class B Monthly Period will no longer be paid for the benefit of another Series or to the Seller as described above but instead an amount thereof up to [the Class A Controlled Deposit Amount, in the case of the Class A Accumulation Period,] [and the Class B Controlled Deposit Amount, in the case of the Class B Accumulation Period] for each such Distribution Date will be [deposited in the Principal Funding Account [, in respect of the Class A Certificates and the Class B Certificates, respectively,] [and an amount thereof up to [the Class A Controlled Distribution Amount, in the case of the Class A Controlled Amortization Period] [and the Class B Controlled Distribution Amount, in the case of the Class B Controlled Amortization Period]] distributed to Class A Certificateholders and Class B Certificateholders, respectively]. [The funds deposited in the Principal Funding Account and any amounts in the Excess Funding Account will be used to pay the outstanding principal balance of [the Series [199_-_] Certificates on the Expected Payment Date], [the Class A Certificates on the Class A Expected Payment Date and the Class B Certificates on the Class B Expected Payment Date]. If on [either] such date the sum of the Principal Funding Account Balance and any amounts in the Excess Funding Account is less than the outstanding principal balance of [such Class of] the Series [199_-_] Certificates, the Early Amortization Period will commence and on each Special Payment Date the Class A Certificateholders will receive distributions of Class A Monthly Principal until the outstanding principal balance of the Class A Certificates has been paid in full or the Series Termination Date has occurred and on each Special Payment Date after the Class A Certificates have been paid in full the Class B Certificateholders will receive distributions of Class B Monthly Principal until the outstanding principal balance of the Class B Certificates has been paid in full or the Series Termination Date has occurred. Even if the sum of the Principal Funding Account Balance and any amounts in the Excess Funding Account on the [Expected Payment Date] [the Class A Expected Payment Date or Class B Expected Date, as the case may be,] is insufficient to pay the outstanding principal balance of [such Class of] the Series [199_-_] Certificates in full, such balances will be distributed to the Series [199_-_] Certificateholders at such time.]

      It is expected that the final principal payment with respect to [the Series [199_-_] Certificates] [the Class A Certificates and the Class B Certificates] will be made on the [Class A] Expected Payment Date [and the Class B Expected Payment Date, respectively], but the principal of the Series [199_-_] Certificates may be paid earlier or, depending on the actual payment rate on the Receivables, later, as described under "Special Considerations -- Payments" herein and in the Prospectus.

[Excess Funding Account

      Unless and until an Early Amortization Event [or Reinvestment Event] shall have occurred, the Excess Funded Amount will be maintained in the Excess Funding Account established with the Trustee. The Excess Funded Amount will initially equal the excess of the initial principal balance of the Series [199_-_] Certificates, if any, over the Initial Invested Amount. Funds on deposit in the Excess Funding Account will be invested by the Trustee at the direction of the Servicer generally in Eligible Investments. Such investments must mature on or prior to the next Distribution Date.

      Funds on deposit in the Excess Funding Account will be withdrawn and paid to the Seller or allocated to one or more Series which are in amortization, early amortization or accumulation periods to the extent of any increases in the Invested Amount as a result of the addition of Receivables to the

Trust, a reduction in the Seller's Interest, or a reduction in the initial invested amount of any other Series. Additional amounts will be deposited in the Excess Funding Account on a Distribution Date to the extent that the sum of the Series [199_-_] Certificateholders' Interest in Principal Receivables and the amount on deposit in the Excess Funding Account prior to the deposit on such Distribution Date is less than the outstanding principal balance of the Series [199_-_] Certificates, but only to the extent that funds are available therefor as described herein. In the event that other Series issued by the Trust provide for excess funding accounts or other arrangements similar to the Excess Funding Account involving fluctuating levels of investment in the Receivables, the allocation of additional Receivables to increase the Invested Amount will generally be based on the proportion that the amount on deposit in the Excess Funding Account bears to the amounts on deposit in the excess funding accounts of all Series providing for excess funding accounts or such similar arrangements or to amounts otherwise similarly available; and the deposit of amounts in the Excess Funding Account will be based on the proportion that the Adjusted Invested Amount bears to the adjusted invested amounts of all Series providing for excess funding accounts or such similar arrangements.

      On each Distribution Date, all investment income earned on amounts in the Excess Funding Account since the preceding Distribution Date will be withdrawn from the Excess Funding Account and applied as described herein.

      [Describe application of funds on deposit in the Excess Funding Account during an Accumulation Period for one or both Classes or a Controlled Amortization Period for one or both Classes.]

      No funds will be deposited in the Excess Funding Account during any Early Amortization Period [or Reinvestment Period] or with respect to any Collection Period following [ ] [the [ ] Distribution Date] [the Accumulation Period Commencement Date].

Allocation Percentages

      Allocation between the Series [199_-_] Certificateholders and the Seller. The Servicer will allocate amounts initially allocated to Series [199_-_] as described under "Description of the Certificates -- Allocation Percentages -- Allocations among Series" in the Prospectus between the Series [199_-_] Certificateholders' Interest and the Seller's Interest for each Collection Period as follows:

            (i) Series Allocable Interest Collections and the Series Allocable Defaulted Amount will be allocated to Series [199_-_] Certificateholders based on the Floating Allocation Percentage [; provided that during any Early Amortization Period, Series Allocable Interest Collections will be allocated to the Series [199_-_] Certificateholders based on the Fixed Allocation Percentage];

            (ii) during the Revolving Period, Series Allocable Principal Collections will be allocated to Certificateholders based on the Floating Allocation Percentage;

            (iii) during the [Class A] [Class B] [Accumulation Period] [Class A] [Class B] [Controlled Amortization Period] and any Early
      Amortization Period [or Reinvestment Period], Series Allocable Principal Collections will be allocated to Series [199_-_]
      Certificateholders based on the [Fixed Allocation Percentage] [other];
      and

            (iv) Series Allocable Miscellaneous Payments will at all times be allocated to Series [199_-_] Certificateholders.

Amounts not allocated to the Series [199_-_] Certificateholders as described above will be allocated to the Seller.

            "Floating Allocation Percentage" for any Collection Period means [the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the immediately preceding Collection Period and the denominator of which is the product of (x) the Pool Balance as of such last day and
      (y) the Series Allocation Percentage for the Collection Period in respect of which the Floating Allocation Percentage is being calculated; provided, however, that, with respect to the first Collection Period, the Floating Allocation

      Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Initial Invested Amount as of the Series Issuance Date and the denominator of which is the Series Allocation Percentage of the Pool Balance as of the Series Cut-Off Date] [other].

            "Fixed Allocation Percentage" for any Collection Period generally means [the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the Revolving Period and the denominator of which is the product of (x) the Pool Balance as of the last day of the immediately preceding Collection Period and (y) the Series Allocation Percentage for the Collection Period in respect of which the Fixed Allocation Percentage is being calculated] [other].

            "Invested Amount" means for any date an amount equal to the sum of the Class A Invested Amount and the Class B Invested Amount, in each case for such date.

            "Class A Invested Amount" means for any date [an amount equal to
      (i) the Class A Initial Invested Amount, minus (ii) the amount, without duplication, of principal payments [(except principal payments made from the Excess Funding Account)] made to Class A Certificateholders or deposited to the Principal Funding Account in respect of the Class A Certificates prior to such date since the Series Issuance Date, minus
      (iii) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all Distribution Dates preceding such date, over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Distribution Dates preceding such date] [other].

            "Class B Invested Amount" means for any date [an amount equal to
      (i) the Class B Initial Invested Amount, minus (ii) the amount, without duplication, of principal payments [(except principal payments made from the Excess Funding Account)] made to Class B Certificateholders or deposited to the Principal Funding Account in respect of the Class B Certificates prior to such date since the Series Issuance Date (other than any such amounts applied to pay principal of the Class A Certificates), minus (iii) the excess, if any, of the aggregate amount of Class B Investor Charge-Offs for all Distribution Dates preceding such date over the aggregate amount of any reimbursements of Class B Investor Charge-Offs for all Distribution Dates preceding such date, minus (iv) the aggregate amount of Reallocated Principal Collections for all prior Distribution Dates which have been used to fund the Class A-1 Required Amount with respect to such Distribution Date, minus (v) an amount equal to the amount in which the Class B Invested Amount has been reduced to fund the Class A Investor Default Amount on all prior Distribution Dates as described under "Investor Charge-Offs" and plus
      (vi) the aggregate amount of Excess Spread [other amounts] applied on prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (iii), (iv) and (v)][other].

            "Initial Invested Amount" means the sum of the Class A Initial Invested Amount and the Class B Initial Invested Amount.

            "Class A Initial Invested Amount" means [the portion of the initial principal amount of the Class A Certificates which is invested in Principal Receivables on the Series Issuance Date, which is expected to equal approximately $[ ] (based on information as of the Series Cut-Off Date), plus (x) the product of the Class A Allocation Percentage and the amount of any withdrawals from the Excess Funding Account in connection with the purchase of an additional interest in Principal Receivables since the Series Issuance Date, minus (y) the product of the Class A Allocation Percentage and the amount of any additions to the Excess Funding Account in connection with a reduction in the Principal Receivables in the Trust since the Series Issuance Date][other].

            "Class B Initial Invested Amount" means [the portion of the initial principal amount of the Class B Certificates which is invested in Principal Receivables on the Series Issuance Date, which is expected to equal approximately $[ ] (based on information as of the Series Cut-off Date), plus (x) the product of the Class B Allocation Percentage and the amount of any withdrawals from the Excess Funding Account in connection with the purchase of an additional interest in Principal

      Receivables since the Series Issuance Date, minus (y) the product of the Class B Allocation Percentage and the amount of any additions to the Excess Funding Account in connection with a reduction in the Principal Receivables in the Trust since the Series Issuance Date] [other].

The Floating Allocation Percentage and the Fixed Allocation Percentage will be adjusted for any Collection Period in which Additional Accounts are designated to reflect the additional Receivables added to the Trust.

      Allocation Between the Class A Certificateholders and the Class B Certificateholders. The Servicer will allocate Available Certificateholder Principal Collections and Available Certificateholder Interest Collections between the interest of holders of Class A Certificates and the interest of holders of Class B Certificates for each Collection Period based on the Class A Allocation Percentage and the Class B Allocation Percentage, respectively.

            "Available Certificateholder Principal Collections" for any Distribution Date means the sum of (a) the product of (i) the Floating Allocation Percentage, with respect to any Revolving Period, or the Fixed Allocation Percentage, with respect to the [Class A] [Class B] [Accumulation Period] [Class A] [Class B] [Controlled Amortization Period] or any Early Amortization Period [or Reinvestment Period], for the related Collection Period and (ii) Series Allocable Principal Collections deposited in the Collection Account for the related Collection Period, (b) the amount, if any, of Interest Collections, [funds in the Reserve Fund,] Available Seller's Collections and Excess Servicing allocated to cover the Investor Default Amount or reimburse Investor Charge-Offs, (c) Series Allocable Miscellaneous Payments on deposit in the Collection Account for such Distribution Date and (d) Excess Principal Collections, if any, from other Series allocated to Series [199_-_].

            "Available Certificateholder Interest Collections" for any Distribution Date means the portion of Series Allocable Interest Collections for the related Collection Period allocated to the Series [199_-_] Certificateholders' Interest as described under "Allocation Between the Series [199_-_] Certificateholders and the Seller".

            "Class A Allocation Percentage" for any Collection Period is the percentage obtained by dividing the Class A Invested Amount as of the last day of the immediately preceding Collection Period (after giving effect to any reduction thereof to occur on the immediately following Distribution Date) by the aggregate Invested Amount of the Series [199_-_] Certificates as of such last day (after giving effect to any reduction thereof to occur on the immediately following Distribution
      Date).

            "Class B Allocation Percentage" for any Collection Period is the percentage obtained by subtracting from 100% the Class A Allocation Percentage.

      Principal Collections for All Series. Principal Collections allocated to the Series [199_-_] Certificateholders' Interest for any Collection Period with respect to the [Class A] [Class B] [Accumulation Period] [Controlled Amortization Period] or the Early Amortization Period [or Reinvestment Period], other than Reallocated Principal Collections applied to the Class A Required Amount, will first be allocated to make required payments of principal to the Principal Funding Account during the [Class A] [Class B] Accumulation Period [or any Reinvestment Period] and to the holders of Series [199_-_] Certificates during the Early Amortization Period [or [Class A] [Class B] Controlled Amortization Period]. See "Distributions from the Collection Account; [Reserve Fund;] [Yield Supplement Account] --
Principal Collections". The Servicer will determine the amount of Unreallocated Certificateholder Principal Collections for any Collection Period remaining after such required payments, if any, and the amount of any similar excess for any other Series ("Excess Principal Collections"). The Servicer will allocate Excess Principal Collections to cover any principal distributions to Certificateholders for any Series which are either scheduled or permitted and which have not been covered out of Principal Collections and certain other amounts allocated to such Series ("Principal Shortfalls"). See "Maturity and Principal Payment Considerations". Excess Principal Collections will generally not be used to cover investor charge-offs for any Series. If Principal Shortfalls exceed Excess Principal Collections for any Collection Period, Excess Principal Collections will be allocated [pro rata among the applicable Series based on the relative amounts of Principal Shortfalls] [describe other method of applying, if applicable].

Allocation of Collections; Limited Subordination of Seller's Interest and Class
   B Certificateholders' Interest

      Allocation of Collections. [Except as otherwise described herein with respect to Interest Collections and Principal Collections allocated to the Available Negative Carry Subordinated Amount, [and [ ]] on] [On] any date on which collections are deposited in the Collection Account, the Servicer will distribute directly to the Seller an amount equal to (a) the Excess Seller's Percentage for the related Collection Period of Series Allocable Interest Collections for such date and (b) the Excess Seller's Percentage for the related Collection Period of Series Allocable Principal Collections for such date, if the Seller's Participation Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date). In addition, during the Revolving Period, subject to certain limitations, the Servicer will distribute directly to the Seller on each such date of deposit an amount equal to the Available Seller's Principal Collections for such date, if the Seller's Participation Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date) [describe exceptions, if any].

            "Available Seller's Collections" for any date means the sum of
      (a) the Available Seller's Interest Collections for such date and (b) the Available Seller's Principal Collections for such date; provided, however, that the Available Seller's Collections will be zero for any Collection Period with respect to which the Available Subordinated Amount is zero on the Determination Date immediately following the end of such Collection Period.

            "Available Seller's Interest Collections" for any date means an amount equal to the result obtained by multiplying (a) the excess of
      (i) the Seller's Percentage for the related Collection Period over (ii) the Excess Seller's Percentage for such Collection Period by (b) Series Allocable Interest Collections for such date.

            "Available Seller's Principal Collections" for any date means an amount equal to the product of (a) the excess of (i) the Seller's Percentage for the related Collection Period over (ii) the Excess Seller's Percentage for such Collection Period and (b) Series Allocable Principal Collections for such date.

            "Seller's Percentage" means 100% minus (a) the Floating Allocation Percentage, when used with respect to Interest Collections [(except during any Early Amortization Period)], Defaulted Receivables and Principal Collections during the Revolving Period, and (b) the [Fixed Allocation Percentage] [other], when used with respect to [Interest Collections during any Early Amortization Period and] Principal Collections during the [Class A] [Class B] [Accumulation Period] [Class A] [Class B] [Controlled Amortization Period] and any Early Amortization Period [or Reinvestment Period].

            "Excess Seller's Percentage" for any Collection Period means a percentage (which percentage shall never be less than 0% nor more than 100%) equal to (a) 100% minus, when used with respect to Interest Collections [(except during any Early Amortization Period)] and Principal Collections during the Revolving Period, the sum of (i) the Floating Allocation Percentage with respect to such Collection Period and (ii) the percentage equivalent of a fraction, the numerator of which is the Available Subordinated Amount as of the Determination Date occurring in such Collection Period (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the

      Distribution Date immediately following such Determination Date), and the denominator of which is the product of (x) the Pool Balance as of the last day of such immediately preceding Collection Period and (y) the Series Allocation Percentage for the Collection Period in respect of which the Excess Seller's Percentage is being calculated or (b) 100% minus, when used with respect to [Interest Collections during any Early Amortization Period and] Principal Collections during the [Class A] [Class B] [Accumulation Period] [Class A] [Class B] [Controlled Amortization Period] and any Early Amortization Period [or Reinvestment Period], the sum of (i) the [Fixed Allocation Percentage] [other] with respect to such Collection Period and (ii) the percentage described in clause (a)(ii) above for such Collection Period.

      Deficiency Amounts. [On each Determination Date [with respect to a Distribution Date that occurs on or prior to the Fully Reinvested Date [or any Distribution Date thereafter during the Revolving Period, if the Revolving Period has recommenced]], the Servicer will determine for the Class A Certificates the amount (the "Class A Deficiency Amount"), if any, by which
(a) the sum of (i) Class A Monthly Interest for the following Distribution Date, (ii) Class A Monthly Interest accrued but not paid with respect to prior Distribution Dates (and interest thereon), (iii) the Class A Monthly Servicing Fee for such Distribution Date, (iv) the Class A Investor Default Amount for such Distribution Date (the sum of the amounts in clauses (i), (ii), (iii) and (iv) being referred to herein as the "Class A Required Amount"), (v) the product of the Class A Allocation Percentage and the amount of any Adjustment Payment allocated to the Series [199_-_] Certificates for such Distribution Date that has not been deposited in the Collection Account as required under the Pooling and Servicing Agreement, and (vi) if such Distribution Date is the Final Payment Date, any Class A Carry-over Amount on such Distribution Date that will not be satisfied on such date by the application of amounts on deposit in the Yield Supplement Account as described under "Distributions from the Collection Account; Reserve Fund; Yield Supplement Account -- Yield Supplement Account" exceeds (b) the sum of
(i) Class A Certificateholder Interest Collections and Class A Investment Proceeds for such Distribution Date, (ii) the amount of Excess Servicing [and Excess Interest Collections] available to fund any portion of the Class A Deficiency Amount as described under "Distributions from the Collection Account[; Reserve Fund][; Yield Supplement Account] -- Excess Servicing [and Excess Interest Collections]" and (iii) the amount of funds in the Reserve Fund on such Determination Date available to fund any portion of the Class A Deficiency Amount as described under "Distributions from the Collection Account[; Reserve Fund][; Yield Supplement Account] -- Interest Collections -- Class A"]. The lesser of the Class A Deficiency Amount and the Available Subordinated Amount is the "Class A Draw Amount".] [Include other sources of funds and applications of the Class A Draw Amount, as appropriate.]

      "Final Payment Date" means the first Distribution Date on which, after giving effect to all payments to be made on such Distribution Date, the outstanding principal balance of the Series [199_-_] Certificates will be paid in full.

      [On each Determination Date [with respect to a Distribution Date that occurs on or prior to the Fully Reinvested Date [or any Distribution Date thereafter during the Revolving Period, if the Revolving Period has recommenced]], the Servicer will determine for the Class B Certificates, the amount (the "Class B Deficiency Amount"), if any, by which (a) the sum of (i) Class B Monthly Interest for the following Distribution Date, (ii) Class B Monthly Interest accrued but not paid with respect to prior Distribution Dates (and interest thereon), (iii) the Class B Monthly Servicing Fee for such Distribution Date, (iv) the Class B Investor Default Amount for such Distribution Date (the sum of the amounts in clauses (i), (ii), (iii) and (iv) being referred to herein as the "Class B Required Amount"), (v) the product of the Class B Allocation Percentage and the amount of any Adjustment Payment allocated to the Series [199_-_] Certificates for such Distribution Date that has not been deposited in the Collection Account as required under the Pooling and Servicing Agreement, and (vi) if such Distribution Date is the Final Payment Date, any Class B Carry-over Amount on such Distribution Date that will not be satisfied on such date by the application of amounts on deposit in the Yield Supplement Account as described under "Distributions from the Collection Account; Reserve Fund; Yield Supplement Account -- Yield Supplement Account", exceeds (b) the sum of (i) Class B Certificateholder Interest Collections and Class B Investment Proceeds for such Distribution Date, (ii) the amount of Excess Servicing [and

Excess Interest Collections] available to fund any portion of the Class B Deficiency Amount as described under "Distributions from the Collection Account[; Reserve Fund][;Yield Supplement Account] -- Excess Servicing [and Excess Interest Collections]" [and (iii) the amount of funds in the Reserve Fund on such Determination Date available to fund any portion of the Class B Deficiency Amount as described under "Distributions from the Collection Account; Reserve Fund[; Yield Supplement Account] -- Interest Collections -- Class B"]. The lesser of the Class B Deficiency Amount and the excess of the Available Subordinated Amount over the Class A Draw Amount is the "Class B Draw Amount".] [Include other sources of funds and applications of the Class B Draw Amount, as appropriate.]

      Available Subordinated Amount. The "Required Subordinated Amount" shall mean, as of any date of determination, [the sum of (i)] the product of the initial Subordinated Percentage [, as adjusted from time to time as described herein other than as a result of an increase therein at the option of the Seller,] and the Invested Amount [and (ii) the Incremental Subordinated Amount]. Assuming that the Initial Invested Amount of the Series [199_-_] Certificates is equal to the initial principal amount of the Series [199_-_] Certificates, such amount would initially be $[ ].

      The Available Subordinated Amount for a Determination Date is equal to
(a) the lesser of (i) the Available Subordinated Amount for the preceding Determination Date, minus, with certain limitations, the Class A Draw Amount and the Class B Draw Amount for such preceding Determination Date, [minus funds from the Reserve Fund applied to cover any portion of the Investor Default Amount,], plus the excess, if any, of the Required Subordinated Amount for such Determination Date over the Required Subordinated Amount for the immediately preceding Determination Date, plus the amount of Excess Servicing available to be paid to the Seller as described under "Distributions from the Collection Account[; Reserve Fund][; Yield Supplement Account] -- Excess Servicing", and (ii) the product of the fractional equivalent of the Subordinated Percentage and the Invested Amount, [minus (b) in the case of clause (a) (i) the Incremental Subordinated Amount for such preceding Determination Date, plus (c) the Incremental Subordinated Amount for the current Determination Date,] [plus (d) the Subordinated Percentage of funds to be withdrawn from the Excess Funding Account on the succeeding Distribution Date and paid to the Seller or allocated to one or more Series]; provided, however, that, once [the [[Class A] Accumulation Period] [[Class A] Controlled Amortization Period] or] any Early Amortization Period [that is not cured as described herein] shall have commenced, the Available Subordinated Amount shall be calculated based on the Invested Amount as of the close of business on the day preceding such [[[Class A] Accumulation Period] [[Class A] Controlled Amortization Period] or] Early Amortization Period[; and provided further that from and after the commencement of any Reinvestment Period [that is not cured as described herein] until the earliest of the commencement of any Early Amortization Period [that is not cured, as described herein,] the payment in full of the Series [199_-_] Certificates and the Fully Reinvested Date, the Available Subordinated Amount shall be calculated based on the Invested Amount as of the close of business on the day preceding such Reinvestment Period [less [describe permitted reductions, e.g., based on payment rates or amounts on deposit in the Principal Funding Account]]. The Available Subordinated Amount for the first Determination Date is equal to the Required Subordinated Amount. [The "Incremental Subordinated Amount" on any Determination Date will equal the result obtained by multiplying (a) a fraction, the numerator of which is the sum of the Invested Amount on the last day of the immediately preceding Collection Period and the Available Subordinated Amount for such Determination Date (calculated without adding the Incremental Subordinated Amount for such Determination Date as described in clause (c) above), and the denominator of which is the Pool Balance on such last day by (b) the excess, if any, of (x) the sum of the Overconcentration Amount, the Instalment Balance Amount and the aggregate amount of Ineligible Receivables on such Determination Date over (y) the aggregate amount of Ineligible Receivables, Receivables in Accounts containing Dealer Overconcentrations and Receivables in Instalment Balances, in each case that became Defaulted Receivables during the preceding Collection Period and are not subject to reassignment from the Trust, unless certain insolvency events relating to the Seller or CFC have occurred, as further described in the Pooling and Servicing Agreement].

      The "Subordinated Percentage" will initially equal the percentage equivalent of a fraction, the numerator of which is the Subordination Factor and the denominator of which will be the excess of 100% over the Subordination Factor. The Seller may, in its sole discretion, at any time increase the Available Subordinated Amount for so long as the cumulative amount of such increases does not exceed the lesser of (i) $[ ] or (ii) [ ] of the Invested Amount. The Seller is not under any obligation to increase the Available Subordinated Amount at any time. If [the sum of] the Available Subordinated Amount [and the Incremental Subordinated Amount] were reduced to less than the sum of the Required Subordinated Amount [and the Incremental Subordinated Amount], a [Reinvestment Event] [Early Amortization Event] would occur. The Seller could elect to increase the Available Subordinated Amount at the time such a [Reinvestment Event] [Early Amortization Event] would otherwise occur, thus preventing or delaying the occurrence of the [Reinvestment Event] [Early Amortization Event]. [Describe partial Reinvestment Periods resulting from a failure to meet the test described above, if applicable.]

      [Negative Carry Subordinated Amount. In the event of the occurrence of [a Reinvestment Event,] [an Early Amortization Event] [or the commencement of the [Class A] Accumulation Period] [or the commencement of the [Class A] Controlled Amortization Period], Interest Collections and Principal Collections otherwise distributed to the Seller in respect of the Excess Seller's Percentage, in an amount not to exceed the Available Negative Carry Subordinated Amount, will be deposited to the Reserve Fund [and other] until the amounts on deposit therein equal the Negative Carry Required Amount [and
[        ]].

      "Available Negative Carry Subordinated Amount" means, initially, the Required Negative Carry Subordinated Amount and, on any subsequent date, the Available Negative Carry Subordinated Amount at the open of business on the immediately preceding date less the amount of Seller's Collections deposited on such immediately preceding date to the Reserve Fund [and other] in accordance with the preceding paragraph.]

      "Required Negative Carry Subordinated Amount" means [
            ].

      "Negative Carry Required Amount" means [               ].]

      [Describe other subordination of the Seller's Interest, if applicable.]

      Subordination of Class B Certificateholders' Interest. The fractional undivided interest in the Trust represented by the Class B Certificates will be subordinated to the extent described herein to fund payments with respect to the Class A Certificates. The Class B Invested Amount represents the Class B Certificateholders' allocable interest in the Trust assets and represents the subordinated amount which, in addition to the Available Subordinated Amount, is available to fund payments with respect to the Class A Certificates.

      [On each Determination Date [with respect to a Distribution Date that occurs on or prior to the Fully Reinvested Date [or any Distribution Date thereafter during the Revolving Period, if the Revolving Period has recommenced]], the Servicer will determine for the Class A Certificates, the amount (the "Reallocation Deficiency Amount"), if any, by which (a) the Class A Required Amount exceeds the sum of (i) Class A Certificateholder Interest Collections and Class A Investment Proceeds for such Distribution Date, (ii) the amount of Excess Servicing [and Excess Interest Collections] available to fund any portion of the Reallocation Deficiency Amount as described under "Distributions from the Collection Account[; Reserve Fund][; Yield Supplement Account] -- Excess Servicing [and Excess Interest Collections]", [(iii) the amount of funds in the Reserve Fund on such Determination Date available to fund any portion of the Reallocation Deficiency Amount as described under "Distributions from the Collection Account; Reserve Fund[; Yield Supplement Account] -- Interest Collections -- Class A"] and (iv) the amount of Available Seller's Collections available to fund any portion of the Reallocation Deficiency Amount.

      On each Distribution Date on which there is a Reallocation Deficiency Amount, Reallocated Principal Collections will be applied to fund the Class A Required Amount as described under "Distributions from the Collection Account[; Reserve Fund][; Yield Supplement Account] -- Interest Collection -- Class A" and the Class B Invested Amount will be reduced by the amount of Reallocated

Principal Collections so applied. If Reallocated Principal Collections with respect to such Collection Period are insufficient to fund such Reallocation Deficiency Amount, then a portion of the Class B Invested Amount will be reduced by the amount of such deficiency (but not by more than the Class A Investor Default Amount for such Collection Period). If such reduction would cause the Class B Invested Amount to be reduced below zero, the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount for such Collection Period over the amount of such reduction in the Class B Invested Amount) and the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. To the extent the Class B Invested Amount is reduced, the percentage of Interest Collections and Principal Collections allocable to the Class B Certificateholders with respect to subsequent Collection Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced.

Distributions from the Collection Account[; Reserve Fund] [; Yield Supplement
   Account]

      Interest Collections -- Class A. On each Distribution Date [with respect to a Collection Period that ends prior to the Fully Invested Date [and each Collection Period thereafter during the Revolving Period]], commencing with the initial Distribution Date, the Servicer shall instruct the Trustee to apply Class A Certificateholder Interest Collections and Class A Investment Proceeds, if any, [other amounts] in respect of the related Collection Period to make the following distributions in the following priority:

            [(i) first, an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest previously due but not [deposited to the Class A Interest Funding Account or] distributed on a prior Distribution Date (plus, but only to the extent permitted under applicable law, interest at the Class A Certificate Rate on Class A Monthly Interest previously due but not so [deposited or] distributed), shall be [deposited to the Class A Interest Funding Account or] distributed to the Class A Certificateholders;

            (ii) second, an amount equal to the Class A Monthly Servicing Fee for such Distribution Date shall be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account as described in the Prospectus under "Description of the Certificates -- Allocation of Collections; Deposits in Collection Account" or waived by the Servicer);

            [(iii) third, an amount equal to the Reserve Fund Deposit Amount, if any, for such Distribution Date shall be deposited in the Reserve Fund;]

            (iv) fourth, an amount equal to the Class A Investor Default Amount, if any, for such Distribution Date shall be treated as a portion of Available Certificateholder Principal Collections for such Distribution Date;

            [(v) fifth, an amount equal to any outstanding Class A Carry-over Amount (after giving effect to any withdrawals from the Yield Supplement Account) shall be distributed to the Class A
      Certificateholders;] and

            (vi) sixth, the balance shall constitute Excess Servicing.]

      If, on any Distribution Date, Class A Certificateholder Interest Collections and Class A Investment Proceeds [describe other funds] are not sufficient to make the entire distributions required by clauses [(i), (ii) and (iv)] above, Excess Servicing [and Excess Interest Collections allocated to Series [199_-_]] shall be applied to complete such distributions pursuant to such clauses as described below under "Excess Servicing [and Excess Interest Collections]".

      [If, on any Distribution Date, Class A Certificateholder Interest Collections, Class A Investment Proceeds [describe other funds] and Excess Servicing [and Excess Interest Collections allocated to Series [199_-_]] are not sufficient to make the entire distributions required by clauses [(i),
(ii) and (iv)] above, the Trustee shall withdraw funds from the Reserve Fund and apply such funds to complete the distributions pursuant to such clauses; provided, however, that during any Early Amortization Period [or Reinvestment Period] funds shall not be withdrawn from the Reserve Fund to make distributions required by clause [(iv)] to the extent that, after giving effect to such withdrawal, the amount on deposit in the Reserve Fund shall be less than $[ ].]

      If there is a Class A Draw Amount for such Distribution Date, the Trustee shall apply the amount of Available Seller's Collections for the related Collection Period on deposit in the Collection Account on such Distribution Date, but only up to the Class A Draw Amount, to make the distributions required by clauses [(i), (ii) and (iv)] above that have not been made through the application of Excess Servicing [and Excess Interest Collections allocated to Series [199_-_]] [or funds from the Reserve Fund] as described in the preceding [two] paragraph[s]. Additionally, Available Seller's Collections will be applied to any unpaid Adjustment Payments allocated to the Class A Certificates. The Available Subordinated Amount will be reduced by the amount of Available Seller's Collections so applied. If the Class A Draw Amount exceeds such Available Seller's Collections, the Available Subordinated Amount will be reduced by the amount of such excess, but not by more than the sum of the Class A Investor Default Amount and the portion of such Adjustment Payments not paid by the Seller, in order to maintain the Class A Invested Amount, but not generally by more than the Class A Investor Default Amount for such Distribution Date.

      If, on any Distribution Date, the Available Subordinated Amount is zero, any remaining portion of the Class A Required Amount that has not been funded as described above will be funded through the application of Reallocated Principal Collections. The Class B Invested Amount will be reduced by the amount of Reallocated Principal Collections so applied. If the remaining Class A Required Amount exceeds such Reallocated Principal Collections the Class B Invested Amount will be reduced by the amount of such excess, but not by more than the Class A Investor Default Amount.

            "Class A Certificateholder Interest Collections" for any Distribution Date means the portion of Certificateholder Available Interest Collections allocated to the Class A Certificateholders' Interest as described under "Allocation Percentages -- Allocation Between the Class A Certificateholders and the Class B Certificateholders".

            "Class A Investment Proceeds" for any Distribution Date means an amount equal to the sum of (a) the Class A Allocation Percentage of the investment earnings on the related Determination Date with respect to funds held in [the Reserve Fund,] [the Excess Funding Account] [the Yield Supplement Account] [other accounts], (b) the Class A Allocation Percentage of the Series Allocation Percentage of investment earnings on the related Determination Date with respect to funds held in the Collection Account, (c) all investment income on amounts in [the Principal Funding Account with respect to the Class A Certificates,] [the Class A Interest Funding Account,] [other accounts] since the preceding Distribution Date.

            "Excess Servicing" means the amounts referred to in clause [(vi)] above and clause ([v]) under "Interest Collections -- Class B".

      Interest Collections -- Class B. On each Distribution Date [with respect to a Collection Period that ends prior to the Fully Invested Date [and each Collection Period thereafter during the Revolving Period]], commencing with the initial Distribution Date, the Servicer shall instruct the Trustee to apply Class B Certificateholder Interest Collections and Class B Investment Proceeds, if any, [other amounts] in respect of the related Collection Period to make the following distributions in the following priority:

            [(i) first, an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Monthly Interest previously due but not [deposited to the Class B Interest Funding Account or] distributed on a prior Distribution Date (plus, but only to the extent permitted under applicable law, interest at the Class B Certificate Rate on Class B Monthly Interest previously due but not so [deposited or] distributed), shall be [deposited to the Class B Interest Funding Account or] distributed to the Class B Certificateholders;

            (ii) second, an amount equal to the Class B Monthly Servicing Fee for such Distribution Date shall be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account as described in the Prospectus under "Description of the Certificates -- Allocation of Collections; Deposits in Collection Account" or waived by the Servicer);

            (iii) third, an amount equal to the Class B Investor Default Amount, if any, for such Distribution Date shall be treated as a portion of Available Certificateholder Principal Collections for such Distribution Date;

            [(iv) fourth, an amount equal to any outstanding Class B Carry-over Amount (after giving effect to any withdrawals from the Yield Supplement Account) shall be distributed to the Class B Certificateholders;] and

            (v) fifth, the balance shall constitute Excess Servicing.]

      If, on any Distribution Date, Class B Certificateholder Interest Collections and Class B Investment Proceeds [describe other funds] are not sufficient to make the entire distributions required by clauses [(i) through
(iii)] above, Excess Servicing [and Excess Interest Collections allocated to Series [199_-_]] shall be applied to complete such distributions pursuant to such clauses as described below under "Excess Servicing [and Excess Interest Collections]".

      [If, on any Distribution Date, Class B Certificateholder Interest Collections, Class B Investment Proceeds [describe other funds] and Excess Servicing [and Excess Interest Collections allocated to Series [199_-_]] are not sufficient to make the entire distributions required by clauses [(i) through (iii)] above, the Trustee shall withdraw funds from the Reserve Fund not applied to fund the Class A Required Amount and apply such funds to complete the distributions pursuant to such clauses; provided, however, that during any Early Amortization Period [or Reinvestment Period] funds shall not be withdrawn from the Reserve Fund to make distributions required by clause [(iii)] to the extent that, after giving effect to such withdrawal, the amount on deposit in the Reserve Fund shall be less than $[ ].]

      If there is a Class B Draw Amount for such Distribution Date, the Trustee shall apply the amount of Available Seller's Collections for the related Collection Period on deposit in the Collection Account on such Distribution Date and not applied in respect of the Class A Required
Amount, but only up to the Class B Draw Amount, to make the distributions required by clauses [(i) through (iii)] above that have not been made through the application of Excess Servicing [and Excess Interest Collections allocated to Series [199_-_]] [or funds from the Reserve Fund] as described in the preceding [two] paragraph[s]. Additionally, Available Seller's Collections will be applied to any unpaid Adjustment Payments allocated to the Class B Certificates. The Available Subordinated Amount will be reduced by the amount of Available Seller's Collections so applied. If the Class B Draw Amount exceeds such Available Seller's Collections, the Available Subordinated Amount will be reduced by the amount of such excess, but not by more than the sum of the Class B Investor Default Amount and the portion of such Adjustment Payments not paid by the Seller, in order to maintain the Class B Invested Amount, but not generally by more than the Class B Investor Default Amount for such Distribution Date.

      "Class B Certificateholder Interest Collections" for any Distribution Date means the portion of Certificateholder Available Interest Collections allocated to the Class B Certificateholders' Interest as described under "Allocation Percentages -- Allocation Between the Class A Certificateholders and the Class B Certificateholders".

      "Class B Investment Proceeds" for any Distribution Date means an amount equal to the sum of (a) the Class B Allocation Percentage of the investment earnings on the related Determination Date with respect to funds held in [the Reserve Fund,] [the Excess Funding Account] [the Yield Supplement Account] [other accounts], (b) the Class B Allocation Percentage of the Series Allocation Percentage of investment earnings on the related Determination Date with respect to funds held in the Collection Account, (c) all investment income on amounts in [the Principal Funding Account with respect to the Class B Certificates,] [the Class B Interest Funding Account,] [other accounts] since the preceding Distribution Date.

      [Investment Proceeds -- Class A. On each Distribution Date with respect to a Collection Period that ends after the Fully Reinvested Date [other than any such Collection Period during the Revolving Period], the Servicer shall instruct the Trustee to apply Class A Investment Proceeds [describe other funds], in respect of the related Collection Period to make the following distributions in the following priority:

            (i) first, an amount equal to Class A Monthly Interest for such Distribution Date, plus, the amount of any Class A Monthly Interest previously due but not [deposited to the Class A Interest Funding Account or] distributed on a prior Distribution Date (plus, but only to the extent permitted under applicable law, interest at the Class A Certificate Rate on Class A Monthly Interest previously due but not so [deposited or] distributed), shall be [deposited to the Class A Interest Funding Account or] distributed to the Class A Certificateholders;

            [(ii) second, describe other applications; and]

            (iii) third, the balance shall be distributed to the Seller.

      [If, on any Distribution Date, Class A Investment Proceeds [and Class A Excess Interest Collections] [describe other funds] are not sufficient to make the entire distributions required in clause (i) above, the Trustee shall withdraw funds from the Reserve Fund and apply such funds to complete the distributions pursuant to such clause.]

      ["Class A Excess Interest Collections" for any Distribution Date means an amount equal to the Class A Allocation Percentage of Excess Interest Collections allocated to Series [199_-_] with respect to such Distribution Date.]

      Investment Proceeds -- Class B. On each Distribution Date with respect to a Collection Period that ends after the Fully Reinvested Date [other than any such Collection Period during the Revolving Period], the Servicer shall instruct the Trustee to apply Class B Investment Proceeds [and Class B Excess Interest Collections] [describe other funds], in respect of the related Collection Period to make the following distributions in the following priority:

            (i) first, an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Monthly Interest previously due but not [deposited to the Class B Interest Funding Account or] distributed on a prior Distribution Date (plus, but only to the extent permitted by applicable law, interest at the Class B Certificate Rate on Class B Monthly Interest previously due but not so [deposited or] distributed, shall be [deposited to the Class B Interest Funding Account or] distributed to the Class B Certificateholders;

            [(ii) second, describe other applications; and]

            (iii) third, the balance shall be distributed to the Seller.

      [If, on any Distribution Date, Class B Investment Proceeds [Class B Interest Collections] [describe other funds] are not sufficient to make the entire distributions required in clause (i) above, the Trustee shall withdraw funds from the Reserve Fund not applied to make distributions in respect of the Class A Certificates as described above and apply such funds to complete the distributions pursuant to such clause.]

      ["Class B Excess Interest Collections" for any Distribution Date means an amount equal to the Class B Allocation Percentage of Excess Interest Collections allocated to Series [199_-_] with respect to such Distribution Date.]

      [Reserve Fund. The "Reserve Fund" will be an Eligible Deposit Account established and maintained in the name of the Trustee for the benefit of the Series [199_-_] Certificateholders. On the Series Issuance Date, the Seller will deposit $[ ] ([ ]% of the principal balance of the Series [199_-_] Certificates) into the Reserve Fund. The "Reserve Fund Required Amount" for any Distribution Date will equal [ ]% of the outstanding principal balance of the Series [19_-_] Certificates for such

Distribution Date (after giving effect to any change therein on such Distribution Date). [Describe any increases in the Reserve Fund Required Amount, e.g., as a result of the long-term rating of CFC by Standard & Poor's falling below BBB- or to cover any negative carry during a principal accumulation period.] The "Reserve Fund Deposit Amount" is the amount, if any, by which the Reserve Fund Required Amount exceeds the amount on deposit in the Reserve Fund. Funds in the Reserve Fund will be invested in Eligible Investments that will mature on or prior to the next Distribution Date. On each Determination Date, the Servicer will apply any investment earnings (net of losses and investment expenses) with respect to the Reserve Fund as set forth under "Interest Collections -- Class A", "Interest Collections -- Class B", "Investment Proceeds -- Class A" and "Investment Proceeds -- Class B". After the earlier of the payment in full of the outstanding principal balance of the Series [199_-_] Certificates and the Series Termination Date, any funds remaining on deposit in the Reserve Fund will be paid to the Seller. [Describe other applications, if any.]

      If, after giving effect to the allocations, distributions and deposits in the Reserve Fund described above under "Interest Collections -- Class A" and "Interest Collections -- Class B", the amount in the Reserve Fund is less than the Reserve Fund Required Amount for the next following Distribution Date, the Trustee shall deposit any remaining Available Seller's Collections for the related Collection Period into the Reserve Fund until the amount in the Reserve Fund is equal to such Reserve Fund Required Amount.

      If, for any Distribution Date with respect to an Early Amortization Period [or Reinvestment Period], after giving effect to the allocations, distributions and deposits described in the preceding paragraph, the amount in the Reserve Fund is less than the Excess Reserve Fund Required Amount for such Distribution Date, the Trustee shall deposit the remaining Available Seller's Collections for the related Collection Period into the Reserve Fund until the amount in the Reserve Fund is equal to such Excess Reserve Fund Required Amount. The "Excess Reserve Fund Required Amount" for any such Distribution Date means an amount equal to the greater of (a) [ ]% of the initial principal balance of the Series [199_-_] Certificates and (b) the excess of (i) the sum of (x) the Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution Date) and (y) an amount equal to (A) the excess of the Required Participation Percentage over 100%, multiplied by (B) the outstanding principal balance of the Series [199_-_] Certificates on such Distribution Date (after giving effect to any changes therein on such Distribution Date) over (ii) the excess of (x) the Series Allocation Percentage of the Pool Balance on the last day of the immediately preceding Collection Period over (y) the Invested Amount on such Distribution Date (after giving effect to changes therein on such Distribution Date); provided that the Excess Reserve Fund Required Amount shall not exceed such Available Subordinated Amount. [Describe adjustments, if applicable.]]

      [Yield Supplement Account. The Yield Supplement Account will be an Eligible Deposit Account established and maintained in the name of the Trustee for the benefit of the Series [199_-_] Certificateholders. On the Series Issuance Date, the Seller will deposit $[ ] ([ ]% of the principal balance of the Series [199_-_] Certificates) into the Yield Supplement Account. The "Yield Supplement Account Required Amount" for any Distribution Date [(i) that occurs prior to the Fully Reinvested Date [or any Distribution Date thereafter during the Series Revolving Period]] will equal [ ]% of the outstanding principal balance of the Series [199_-_] Certificates for such Distribution Date (after giving effect to any change therein on such Distribution Date) [and (ii) for any [other] Distribution Date that occurs on or after the Fully Reinvested Date, zero]. [On any Distribution Date on which there is a Class A Carry-over Amount or a Class B Carry-over Amount, the amount on deposit in the Yield Supplement Account on such Distribution Date shall be applied by the Trustee up to the amount of such Carry-over Amount to satisfy such Carry-over Amount. In the event of any insufficiency of funds on deposit in the Yield Supplement Account to satisfy all such Carry-over Amounts, such funds shall be applied first to the Class A Carry-over Amount until such Carry-over Amount is fully satisfied and then to Class B Carry-over Amount.] [Describe other applications, e.g., to pay Monthly Interest.] The "Yield Supplement Account Deposit Amount" is the amount, if any, by which the Yield Supplement Account Required Amount exceeds the amount on deposit in the Yield Supplement Account. Funds in the Yield

Supplement Account will be invested [in Eligible Investments that mature on or prior to the next Distribution Date] [in any investments consisting of financial assets that by their terms convert to cash within a finite period of time that mature on or prior to the next Distribution Date]. On each Determination Date, the Servicer will apply any investment earnings (net of losses and investment expenses) with respect to the Yield Supplement Account as set forth under "Interest Collections -- Class A" and "Interest Collections -- Class B". After the earlier of the payment in full of the outstanding principal balance of the Series [199_-_] Certificates and the Series Termination Date, any funds remaining on deposit in the Yield Supplement Account will be paid to the Seller. [Describe other applications.]]

      Excess Servicing [and Excess Interest Collections]. On each Distribution Date [with respect to a Collection Period that ends prior to the Fully Reinvested Date [or any such Collection Period thereafter during the Revolving Period]], the Servicer will allocate Excess Servicing with respect to the Collection Period immediately preceding such Distribution Date [and Excess Interest Collections allocated to Series [199_-_] with respect to such period], in the following priority:

            [(a) first, to fund any deficiency in the Class A Required Amount pursuant to clauses [(i), (ii) and (iv)] under "Interest Collections -- Class A";

            (b) second, an amount equal to the Yield Supplement Account Deposit Amount, if any, for such Distribution Date shall be deposited in the Yield Supplement Account;

            [(c) third, describe other applications, if any;]

            [(d) fourth, an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed (after giving effect to the allocation on such Distribution Date of Series Allocable Miscellaneous Payments with respect to such Distribution
      Date) will be allocated in the same manner as Available Certificateholder Principal Collections for such Distribution Date;

            (e) fifth, to fund any deficiency in the Class B Required Amount pursuant to clauses [(i) through (iii)] under "Interest Collections -- Class B";

            (f) sixth, an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced pursuant to clauses (iii),
      (iv) and (v) of the definition of "Class B Invested Amount" under "Allocation Percentages -- Allocation between the Series [199_-_] Certificateholders and the Seller" above (but not in excess of the aggregate amount of such reductions which have not previously been reimbursed) will be allocated in the same manner as Available Certificateholder Principal Collection for such Distribution Date;

            (g) seventh, an amount equal to the aggregate outstanding amounts of the Monthly Servicing Fee which have been previously waived as described under "Servicing Compensation and Payment of Expenses" in the Prospectus will be distributed to the Servicer; and

            (h) eighth, the balance, if any, shall be distributed to the Seller and shall increase the Available Subordinated Amount as described in the definition thereof].

      Principal Collections. On each Distribution Date [with respect to a Collection Period that ends prior to the Fully Reinvested Date [or any Collection Period thereafter during the Revolving Period]], the Servicer will allocate Available Certificateholder Principal Collections not applied to cover the Class A Required Amount ("Unreallocated Available Certificateholder Principal Collections") as follows:

            (a) for each Distribution Date with respect to the Revolving Period, all Unreallocated Available Certificateholder Principal Collections will be allocated as follows:

                  [(i) first, to make any required deposit to the Excess
            Funding Account; and

                  (ii) second, to Excess Principal Collections;]

            (b) for each Distribution Date with respect to the [Class A] [Class B] [Accumulation Period] [Controlled Amortization Period] or any Early Amortization Period [or Reinvestment Period] all Unreallocated Available Certificateholder Principal Collections shall be distributed as follows:

                  [(i) first, an amount equal to the Class A Monthly
            Principal for such Distribution Date will be [deposited to the Principal Funding Account, in the case of the [Class A] Accumulation Period [or the Reinvestment Period] or] distributed to Class A Certificateholders[, in the case of [the [Class A] Controlled Amortization Period or] any Early Amortization Period];

                  (ii) second, an amount equal to the Class B Monthly
            Principal for such Distribution Date will be [deposited to the Principal Funding Account, in the case of the [Class B] Accumulation Period][or the Reinvestment Period or] distributed to Class B Certificateholders[, in the case of the [Class B] Controlled Amortization Period or any Early Amortization Period]; and

                  (iii) third, the balance, if any, will be allocated to
            Excess Principal Collections].

      [In the event that the aggregate Invested Amount is greater than zero on the Series Termination Date, any funds remaining in the Reserve Fund (after the application of funds in the Reserve Fund as described above under "Interest Collections -- Class A" and "Interest Collections -- Class B") will be treated as a portion of Available Certificateholder Principal Collections for the Distribution Date occurring on the Series Termination Date.]

            "Class A Monthly Principal" with respect to any Distribution Date relating to the [[Class A] Accumulation Period][[Class A] Controlled Amortization Period] or any Early Amortization Period [or Reinvestment Period] will equal Unreallocated Available Certificateholder Principal Collections for such Distribution Date; provided, however, that for each Distribution Date [with respect to the [Class A] Accumulation Period, Class A Monthly Principal may not exceed the [Class A] Controlled Deposit Amount][with respect to the [Class A] Controlled Amortization Period, Class A Monthly Principal may not exceed the Class A Controlled Distribution Amount] for such Distribution Date; and provided, further, that Class A Monthly Principal shall not exceed the aggregate Invested Amount of the Class A Certificates.

            "Class B Monthly Principal" with respect to any Distribution Date relating to the [[Class B] Accumulation Period] [[Class B] Controlled Amortization Period] or any Early Amortization Period [or Reinvestment Period] will equal the excess of Unreallocated Available Certificateholder Principal Collections over Class A Monthly Principal, in each case for such Distribution Date; provided, however, that for each Distribution Date [with respect to the [Class B] Accumulation Period, Class B Monthly Principal may not exceed the Class B Controlled Deposit Amount] [with respect to the [Class B] Controlled Amortization Period, Class B Monthly Principal may not exceed the Class B Controlled Distribution Amount] for such Distribution Date; and provided, further, that Class B Monthly Principal shall not exceed the aggregate Invested Amount of the Class B Certificates.

            ["Class A Controlled Deposit Amount" for a Distribution Date means
      [            ]].

            ["Class A Controlled Accumulation Amount" means [
               ].]

            ["Class A Controlled Distribution Amount" for a Distribution Date
      means [                   ].]

            ["Class A Controlled Amortization Amount" for a Distribution Date
      means [                   ].]

            ["Class B Controlled Deposit Amount" for a Distribution Date means
      [                   ].]

            ["Class B Controlled Accumulation Amount" means [
               ].]

            ["Class B Controlled Distribution Amount" for a Distribution Date
      means [                   ].]

            ["Class B Controlled Amortization Amount" means [
               ].]

[Enhancements

      The [Series [199_-_]] [Class A] [Class B] Certificates will have the benefit of the [Letter of Credit] [Interest Rate Swap] [Currency Swap] [Cash Collateral Account] [Guaranty] [Surety Bond] [Insurance Policy] [Spread Account] [other] [issued by [ ] (the "Enhancement Provider")] in the initial amount of $[ ].

      With respect to any Distribution Date, the amount available to be drawn under the [Letter of Credit] [Interest Rate Swap] [Currency Swap] [Cash Collateral Account] [Guaranty] [Surety Bond] [Insurance Policy] [Spread Account] [other] (the "Available Credit Enhancement Amount") will equal [ ].]

      [Describe subordination of other Series of Certificates to the Series [199_-_] Certificates, if applicable.]

      [Information with respect to Enhancement.]

[Enhancement Provider

      Information to be provided by Enhancement Provider.]

[Interest Funding Accounts

      [The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of the Class A Certificateholders (the "Class A Interest Funding Account"). On each Distribution Date Class A Monthly Interest will be deposited in the Class Interest Funding Account as provided above under "Distributions from the Collection Account[; Reserve Fund] [; Yield Supplement Account]; provided that if an Early Amortization Event [that is not cured as described herein] shall have occurred, interest will be distributed to the Class A Certificateholders on the first Distribution Date following such Early Amortization Event.

      All amounts on deposit in the Class A Interest Funding Account on any Distribution Date (after giving effect to distributions to be made on such Distribution Date) (the "Class A Interest Funding Account Balance") will be invested from the date of their deposit by the Trustee at the direction of the Servicer in Eligible Investments that will mature on or prior to the next succeeding Distribution Date. The Servicer may select an appropriate agent as representative of the Servicer for the purpose of designating such investments. On each Distribution Date, the interest and other investment income on the Class A Interest Funding Account Balance will be applied as provided above under "Distributions from the Collection Account[; Reserve Fund][; Yield Supplement Account].]

      [The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of the Class B Certificateholders (the "Class B Interest Funding Account"). On each Distribution Date Class B Monthly Interest will be deposited in the Class B Interest Funding Account as provided above under "Distributions from the Collection Account[; Reserve Fund] [; Yield Supplement Account]; provided that if an Early Amortization Event [that is not cured as described herein] shall have occurred, interest will be distributed to the Class B Certificateholders on the first Distribution Date following such Early Amortization Event.

      All amounts on deposit in the Class B Interest Funding Account on any Distribution Date (after giving effect to distributions to be made on such Distribution Date) (the "Class B Interest Funding Account Balance") will be invested from the date of their deposit by the Trustee at the direction of the Servicer in Eligible Investments that will mature on or prior to the next succeeding Distribution Date. The Servicer may select an appropriate agent as representative of the Servicer for the purpose of designating such investments. On each Distribution Date, the interest and other investment income on the Class B Interest Funding Account Balance will be applied as provided above under "Distributions from the Collection Account[; Reserve Fund][; Yield Supplement Account].]

[Principal Funding Account

      The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of the holders of Series [199_-_] Certificates (the "Principal Funding
Account"). [On each Distribution Date with respect to the Class A Accumulation Period [or any Reinvestment Period], Class A Monthly Principal will be deposited in the Principal Funding Account] [and on each Distribution Date with respect to the Class B Accumulation Period [or any Reinvestment Period], Class B Monthly Principal will be deposited in the Principal Funding Account, in each case] as provided above under "Distributions from the Collection Account[; Reserve Fund][; Yield Supplement Account] -- Principal Collections"; provided, that, if an Early Amortization Event [that is not cured as described herein] occurs during [the Class A Accumulation Period] [the Class B Accumulation Period] [or any Reinvestment Period], the Principal Funding Account Balance shall be paid to the Series [199_-_] Certificateholders on the first Special Payment Date.

      All amounts on deposit in the Principal Funding Account on any Distribution Date (after giving effect to distributions to be made on such Distribution Date) (the "Principal Funding Account Balance") will be invested from the date of their deposit to on or prior to the Expected Payment Date by the Trustee at the direction of the Servicer in Eligible Investments that will mature on or prior to the following Distribution Date. The Servicer may select an appropriate agent as representative of the Servicer for the purpose of designating such investments. On each Distribution Date, the interest and other investment income on the Principal Funding Account Balance will be applied as provided above under "Distributions from the Collection Account[; Reserve Fund][; Yield Supplement Account]".]

      [Describe other Series [199_-_] Accounts, if applicable.]

Distributions

      Payments to Series [199_-_] Certificateholders will be made from the Collection Account, [the Reserve Fund,] [the Principal Funding Account,] [the Class A Interest Funding Account,] [the Class B Interest Funding Account] [other] and [the Excess Funding Account].

            (a) The Servicer shall instruct the Trustee to apply funds on deposit in the Collection Account, [the Reserve Fund,] [the Class A Interest Funding Account,] [the Class B Interest Funding Account] [other] and shall instruct the Trustee to make the following distributions at the following times:

                  (i) on each [Class A] Interest Payment Date or Special
            Payment Date, all amounts on deposit in the Collection Account[, Reserve Fund] [Class A Interest Funding Account] [other] as are payable to the Class A Certificateholders with respect to accrued interest will be distributed to such Certificateholders; and

                  (ii) on each [Class B] Interest Payment Date or Special
            Payment Date, all amounts on deposit in the Collection Account[, Reserve Fund] [Class B Interest Funding Account] [other] as are payable to the Class B Certificateholders with respect to accrued interest will be distributed to such Certificateholders.

            (b) The Servicer shall instruct the Trustee to apply the funds on deposit in the [Collection Account,] [the Principal Funding Account,] [other] and [the Excess Funding Account] and shall instruct the Trustee to make, without duplication, the following distributions at the following times:

                  [(i) [on each Distribution Date during the [Class A]
            Controlled Amortization Period all amounts on deposit in the Collection Account [and the Excess Funding Account] as are payable to Class A Certificateholders with respect to principal will be distributed to the holders of Class A Certificates up to a maximum amount equal to the excess of the outstanding principal amount of such Certificates over unreimbursed Investor Charge-Offs allocated to such Certificates, each on such date;]

                  [(ii) [on each Distribution Date during the Class B
            Controlled Amortization Period all amounts on deposit in the Collection Account [and the Excess Funding Account] as are payable to Class B Certificateholders with respect to principal will be distributed to the holders of Class B Certificates up to a maximum amount equal to the excess of the outstanding principal amount of such Certificates over unreimbursed Investor Charge-Offs allocated to such Certificates, each on such date;]

                  [(iii) on each Special Payment Date and on the Expected
            Payment Date the Principal Funding Account Balance[, the amount on deposit in the Excess Funding Account] and all amounts on deposit in the Collection Account as are payable to Series [199_-_] Certificateholders with respect to principal shall be distributed first to the holders of the Class A Certificates up to a maximum amount equal to the excess of the outstanding principal amount of such Certificates over unreimbursed Investor Charge-Offs allocated to such Certificates, each on such date, and then to the holders of Class B Certificates up to a maximum amount equal to the excess of the outstanding principal amount of such Certificates over unreimbursed Investor Charge-Offs allocated to such Certificates, each on such date;]

                  [(iv) on the Class A Expected Payment Date, all amounts on deposit in the Principal Funding Account[, the Excess Funding Account] and the Collection Account as are payable to Class A Certificateholders in respect of principal will be distributed to the holders of Class A Certificates up to a maximum amount equal to the excess of the outstanding principal amount of such Certificates over unreimbursed Investor Charge-offs allocated to such Certificates, each on such date;]

                  [(v) on the Class B Expected Payment Date, all amounts on
            deposit in the Principal Funding Account[, the Excess Funding Account] and the Collection Account as are payable to Class B Certificateholders in respect of principal will be distributed to the holders of Class B Certificates up to a maximum amount equal to the excess of the outstanding principal amount of such Certificates over unreimbursed Investor Charge-Offs allocated to such Certificates, each on such date].

            [(c) On each Distribution Date on which there is an unpaid Class A Carry-over Amount or Class B Carry-over Amount (or unpaid interest thereon), the Servicer shall instruct the Trustee to distribute to the Class A Certificateholders or Class B Certificateholders, as the case may be, such Carry-over Amount (or unpaid interest thereon) to the extent funds are available therefor first from amounts on deposit in the Yield Supplement Account and second to the extent funds are available therefor after making all required distributions and deposits with respect to the Series [199_-_] Certificates as provided above under "Distributions from the Collection Account[; Reserve Fund]; Yield Supplement Account".]

            [(d) If, on the Final Payment Date, there is any Class A Carry-over Amount or Class B Carry-over Amount (after giving effect to any distributions on such date pursuant to (a) through (c) above), the Trustee shall distribute to the Class A Certificateholders or the Class B Certificateholders, as the case may be, (i) the amount on deposit in the Reserve Fund and (ii) Available Seller's Collections on deposit in the Collection Account which are available to satisfy such Carry-over Amount on the Final Payment Date as described above under "Distributions from the Collection Account; Reserve Fund; Yield Supplement Account -- Interest Collections".]

      All distributions shall be made to the Series [199_-_]
Certificateholders of record at the close of business on the day immediately preceding the related Distribution Date (each such day a "Record Date"), except that the final distribution with respect to any Series [199_-_] Certificate will be made only upon surrender of such Series [199_-_] Certificate.

Investor Charge-Offs

      If the Available Subordinated Amount is reduced to zero and on any Distribution Date the Class A Deficiency Amount is greater than zero, the Class B Invested Amount will be reduced by the Class A Deficiency Amount, but not by more than the Class A Investor Default Amount for such Distribution Date. In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of the reductions of the Class B Invested Amount with respect to such Distribution Date as described above (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal to the Class A Certificateholders. If the Class A Invested Amount has been reduced by any Class A Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate unreimbursed Class A Investor Charge-Offs) by the sum of (a) the Class A Allocation Percentage of Series Allocable Miscellaneous Payments for such Distribution Date and (b) the amount of Excess Servicing allocated and available for such purpose as described above under "Distributions from the Collection Account[; Reserve Fund][; Yield Supplement Account] -- Excess Servicing".

      If the Available Subordinated Amount is reduced to zero and on any Distribution Date the Class B Deficiency Amount is greater than zero, the Class B Invested Amount will be reduced by the Class B Deficiency Amount, but not by more than the Class B Investor Default Amount for such Distribution Date (a "Class B Investor Charge-Off"). If on any Distribution Date Reallocated Principal Collections for such Distribution Date are applied to fund the Class A Required Amount, the Class B Invested Amount will be reduced by the amount of such Reallocated Principal Collections. If the Class B Invested Amount has been reduced as described above, it will thereafter be increased on any Distribution Date by the sum of (a) the Class B Allocation Percentage of Series Allocable Miscellaneous Payments for such Distribution Date and (b) the amount of Excess Servicing available for that purpose as described above under "Distributions from the Collection Account[; Reserve Fund][; Yield Supplement Account] -- Excess Servicing".

[Reinvestment Events

      The Reinvestment Events with respect to the Series [199_-_]
Certificates are the following:

            [1. failure on the part of USA, the Servicer or CFC, as applicable, (i) to make any payment or deposit required by the Pooling and Servicing Agreement or the Receivables Purchase Agreement, including but not limited to any Transfer Deposit Amount or Adjustment Payment, on or before the date occurring two business days after the date such payment or deposit is required to be made therein; or (ii) to deliver a Distribution Date Statement on the date required under the Pooling and Servicing Agreement (or within the applicable grace period which will not exceed five business days); (iii) to comply with its covenant not to create any lien on a Receivable; or (iv) to observe or perform in any material respect any other covenants or agreements set forth in the Pooling and Servicing Agreement or the Receivables Purchase Agreement, which failure continues unremedied for a period of 45 days after written notice of such failure;

            2. any representation or warranty made by the RPA Seller in the Receivables Purchase Agreement or by USA in the Pooling and Servicing Agreement or any information required to be given by USA to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result the interests of the Certificateholders are materially and adversely affected; provided, however, that a Reinvestment Event shall not be deemed to occur thereunder if USA has repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Pooling and Servicing Agreement;

            3. the occurrence of certain events of bankruptcy, insolvency or receivership relating to any of CFC or Chrysler;

            4. a failure by USA to convey Receivables in Additional Accounts to the Trust within five business days after the day on which it is required to convey such Receivables pursuant to the Pooling and Servicing Agreement;

            5. on any Determination Date, the Available Subordinated Amount for the next Distribution Date will be reduced to an amount less than the Required Subordinated Amount on such Determination Date after giving effect to the distributions to be made on the next Distribution Date;

            6. any Service Default with respect to the Series [199_-_] Certificates occurs;

            7. on any Determination Date, as of the last day of the preceding Collection Period, the aggregate amount of Principal Receivables relating to Used Vehicles exceeds [ ]% of the Pool Balance on such last day;

            8. on any Determination Date, the average of the Monthly Payment Rates for the two preceding Collection Periods, is less than [ ]%;

            9. the delivery by the Seller to the Trustee, of a notice stating that the Seller will no longer continue to sell Receivables to the Trust commencing on [ ] or any yearly anniversary thereof; provided, however, that the Seller shall have delivered to the Trustee an opinion of counsel to the effect that, following such discontinuation of sales of Receivables, the Trust shall not become an investment company within the meaning of the Investment Company Act of 1940, as amended;

            10. on any Determination Date, the quotient obtained by dividing
      (i) the sum of (x) the amount on deposit in the Yield Supplement Account on the next Distribution Date, after giving effect to the distribution to be made on such Distribution Date, and (y) the amount on deposit in the Yield Supplement Account on the immediately preceding Distribution Date, after giving effect to the distributions made on such Distribution Date, by (ii) the sum of (A) the outstanding principal balance of the Series [199_-_] Certificates on the next Distribution Date, after giving effect to all distributions and payments to be made on such Distribution Date, and (B) the outstanding principal balance of the Series [199_-_] Certificates on the immediately preceding Distribution Date, after giving effect to all distributions and payments made on such Distribution Date, is less than [ ]%;

            11. interest at the Class A Certificate Rate is not paid on the Class A Certificates on any [Class A] Interest Payment Date or interest at the Class B Certificate Rate is not paid on the Class B Certificates on any [Class B] Interest Payment Date;

            12. any Carry-over Amount is outstanding on six consecutive Distribution Dates; and

            13. [other].](2) <F2>

     [In the case of any event described in clause [1, 2 or 6] above, a Reinvestment Event with respect to Series [199_-_] will be deemed to have occurred only if, after the applicable grace period described in such clauses, if any, either the Trustee or Series [199_-_] Certificateholders holding Series [199_-_] Certificates evidencing more than 50% of the aggregate unpaid principal amount of the Series [199_-_] Certificates by written notice to the Seller and the Servicer (and the Trustee, if given by Certificateholders) declare that a Reinvestment Event has occurred as of the date of such notice. In the case of any event described in clause [3, 4, 5, 7, 8, 9, 10, 11, 12 or 13] above, a Reinvestment Event with respect to Series [199_-_] will be deemed to have occurred without any notice or other action on the part of the Trustee or the Series [199_-_] Certificateholders immediately upon the occurrence of such event.]

     [Under certain limited circumstances, a Reinvestment Period which commences prior to the scheduled end of the Revolving Period may terminate and the Revolving Period recommence. If a Reinvestment Period results from the failure by USA to convey Receivables in Additional Accounts to the Trust, as described in paragraph 4 above, during the Revolving Period and no other Reinvestment Event or Early Amortization Event [that has not been cured as described herein] has occurred, the Reinvestment Period resulting from such failure will terminate and the Revolving Period will recommence

<F2>
----------
(2) Delete or modify, as appropriate.

(unless the scheduled termination date of the Revolving Period has occurred) as of the end of the first Collection Period during which the Seller would no longer be required to convey Receivables to the Trust. The Seller may no longer be required to convey Receivables as described above as a result of a reduction in the Invested Amount occurring due to principal payments made in respect of the Series [199_-_] Certificates and the Certificates of other outstanding Series during the Reinvestment Period or as a result of the subsequent addition of Receivables to the Trust. Notwithstanding the foregoing, if any Reinvestment Event occurs, the Revolving Period will recommence following the receipt of (i) written confirmation by each Rating Agency (other than Moody's) that its rating of the Series [199_-_] Certificates will not be withdrawn or lowered as a result of such recommencement and (ii) the consent of Series [199_-_] Certificateholders holding Series [199_-_] Certificates evidencing more than 50% of the aggregate unpaid principal amount of the Series [199_-_] Certificates to such recommencement, provided that no other Reinvestment Event or Early Amortization Event [that has not been cured as described herein] has occurred and the scheduled termination of the Revolving Period has not occurred.]

      [Describe other cures of Reinvestment Events and partial Reinvestment Periods, if applicable.]

Early Amortization Events

      [The Early Amortization Events with respect to the Series [199_-_] Certificates will include each of the events so defined in the Prospectus, plus the following:

            1. failure on the part of USA, the Servicer or CFC, as applicable, (i) to make any payment or deposit required by the Pooling and Servicing Agreement or the Receivables Purchase Agreement, including but not limited to any Transfer Deposit Amount or Adjustment Payment, on or before the date occurring two business days after the date such payment or deposit is required to be made therein; or (ii) to deliver a Distribution Date Statement on the date required under the Pooling and Servicing Agreement (or within the applicable grace period which will not exceed five business days); (iii) to comply with its covenant not to create any lien on a Receivable; or (iv) to observe or perform in any material respect any other covenants or agreements set forth in the Pooling and Servicing Agreement or the Receivables Purchase Agreement, which failure continues unremedied for a period of 45 days after written notice of such failure;

            2. any representation or warranty made by the RPA Seller in the Receivables Purchase Agreement or by USA in the Pooling and Servicing Agreement or any information required to be given by USA to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result the interests of the Certificateholders are materially and adversely affected; provided, however, that an Early Amortization Event shall not be deemed to occur thereunder if USA has repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Pooling and Servicing Agreement;

            3. the occurrence of certain events of bankruptcy, insolvency or receivership relating to any of CFC or Chrysler;

            4. a failure by USA to convey Receivables in Additional Accounts to the Trust within five business days after the day on which it is required to convey such Receivables pursuant to the Pooling and Servicing Agreement;

            5. on any Determination Date, the Available Subordinated Amount for the next Distribution Date will be reduced to an amount less than the Required Subordinated Amount on such Determination Date after giving effect to the distributions to be made on the next Distribution Date;

            6. any Service Default with respect to the Series [199_-_] Certificates occurs;

            7. on any Determination Date, as of the last day of the preceding Collection Period, the aggregate amount of Principal Receivables relating to Used Vehicles exceeds [ ]% of the Pool Balance on such last day;

            8. on any Determination Date, the average of the Monthly Payment Rates for the two preceding Collection Periods, is less than [ ]%;

            9. on any Determination Date, the quotient obtained by dividing
      (i) the sum of (x) the amount on deposit in the Yield Supplement Account on the next Distribution Date, after giving effect to the distributions to be made on such Distribution Date, and (y) the amount on deposit in the Yield Supplement Account on the immediately preceding Distribution Date, after giving effect to the distributions made on such Distribution Date, by (ii) the sum of (A) the outstanding principal balance of the Series [199_-_] Certificates on the next Distribution Date, after giving effect to all distributions and payments to be made on such Distribution Date and (B) the outstanding principal balance of the Series [199_-_] Certificates on the immediately preceding Distribution Date, after giving effect to all distributions and payments made on such Distribution Date, is less than [ ];

            10. any Carry-over Amount is outstanding on six consecutive Distribution Dates; and

            11. [other].](3)<F3>

     [In the case of any event described in clause [1, 2 or 6] above, an Early Amortization Event with respect to Series [199_-_] will be deemed to have occurred only if, after the applicable grace period described in such clauses, if any, either the Trustee or Series [199_-_] Certificateholders holding Series [199_-_] Certificates evidencing more than 50% of the aggregate unpaid principal amount of the Series [199_-_] Certificates by written notice to the Seller and the Servicer (and the Trustee, if given by Certificateholders) declare that an Early Amortization Event has occurred as of the date of such notice. In the case of any Early Amortization Event described in the Prospectus or any event described in clause [3, 4, 5, 7, 8, 9, 10 or 11] above, an Early Amortization Event with respect to Series [199_-_] will be deemed to have occurred without any notice or other action on the part of the Trustee or the Series [199_-_] Certificateholders immediately upon the occurrence of such event.]

     [Under certain limited circumstances, an Early Amortization Period which commences prior to the scheduled end of the Revolving Period may terminate and the Revolving Period recommence. If an Early Amortization Period results from the failure by USA to convey Receivables in Additional Accounts to the Trust, as described in paragraph 4 above, during the Revolving Period and no other [Reinvestment Event or] Early Amortization Event [that has not been cured as described herein] has occurred, the Early Amortization Period resulting from such failure will terminate and the Revolving Period will recommence (unless the scheduled termination date of the Revolving Period has occurred) as of the end of the first Collection Period during which the Seller would no longer be required to convey Receivables to the Trust. The Seller may no longer be required to convey Receivables as described above as a result of a reduction in the Invested Amount occurring due to principal payments made in respect of the Series [199_-_] Certificates and the Certificates of other outstanding Series during the Early Amortization Period or as a result of the subsequent addition of Receivables to the Trust. Notwithstanding the foregoing, if any Early Amortization Event occurs, the Revolving Period will recommence following receipt of (i) written confirmation by each Rating Agency (other than Moody's) that its rating of the Series [199_-_] Certificates will not be withdrawn or downgraded as a result of such recommencement and (ii) the consent of Series [199_-_] Certificateholders holding Series [199_-_] Certificates holding more than 50% of the aggregate unpaid principal amount of the Series [199_-_] Certificates to such recommencement, provided that no other Early Amortization Event [or Reinvestment Event] [that has not been cured as described herein] has occurred and the scheduled termination of the Revolving Period has not occurred.]

<F3>
----------------
(3) Delete or modify, as appropriate.

      [Describe other cures of Early Amortization Events, if applicable.]

      If the portion of proceeds of the sale of the Receivables following the occurrence of an insolvency event with respect to USA or a breach by USA of its covenant not to create any lien on any Receivable, as described in the Prospectus under "Description of the Certificates -- Reinvestment Events and Early Amortization Events", allocated to the Series [199_-_] Certificateholders' Interest and proceeds of any collections on the Receivables in the Collection Account allocable to the Series [199_-_] Certificateholders' Interest are not sufficient to pay the aggregate unpaid principal amount of the Series [199_-_] Certificates in full plus accrued and unpaid interest thereon, such amounts will be paid first to the holders of the Class A Certificates until all amounts due with respect to such Certificates are paid in full and then to the holders of the Class B Certificates and the Class B Certificateholders will incur a loss.

Series Termination

      The last payment of principal and interest on the Series [199_-_] Certificates will be due and payable no later than the [
            ] Distribution Date (the "Series Termination Date"). In the event that the aggregate Invested Amount is greater than zero on the Series Termination Date (after giving effect to deposits and distributions otherwise to be made on such Series Termination Date), the Trustee will sell or cause to be sold (and apply the proceeds to the extent necessary to pay such remaining amounts to all Series [199_-_] Certificateholders) an interest in the Receivables or certain Receivables, as specified in the Pooling and Servicing Agreement, in an amount equal to (a) 110% of the aggregate Invested Amount on such Series Termination Date (after giving effect to such deposits and distributions) and (b) the Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date following such Determination Date); provided, however, that in no event shall such amount exceed the Series Allocation Percentage (for the Collection Period in which such Series Termination Date occurs) of Receivables on such Series Termination Date. The net proceeds of such sale and any collections on the Receivables will be paid first to Class A Certificateholders until all amounts due on the Class A Certificates are paid in full, and then to the Class B Certificateholders, in each case on the Series Termination Date as the final payment of the Series [199_-_] Certificates.

Reports

      On each Distribution Date (including each Distribution Date that corresponds to [an] [the] Expected Payment Date or any Special Payment Date), commencing with the initial Distribution Date, the Trustee will forward to each Series [199_-_] Certificateholder of record a statement (the "Distribution Date Statement") prepared by the Servicer setting forth the following information (which, in the case of (c), (d) and (e) below, will be stated on the basis of an original principal amount of $1,000 per Series [199_-_] Certificate if the [Class A] [Class B] [Accumulation Period] [Class A] [Class B] [Controlled Amortization Period] or an Early Amortization Period [or Reinvestment Period] has commenced): (a) the aggregate amount of collections, the aggregate amount of Interest Collections and the aggregate amount of Principal Collections processed during the immediately preceding Collection Period; (b) the Series Allocation Percentage, the Floating Allocation Percentage, the Fixed Allocation Percentage, the Class A Allocation Percentage and the Class B Allocation Percentage for such Collection Period; (c) the total amount, if any, distributed on the Class A Certificates and the Class B Certificates; (d) the amount of such distribution allocable to principal on each Class of Series [199_-_] Certificates; (e) the amount of such distribution allocable to interest on each Class of the Series [199_-_] Certificates; (f) the Class A Investor Default Amount and the Class B Investor Default Amount for such Distribution Date; (g) the Class A Draw Amount and the Class B Draw Amount, if any, for such Collection Period; (h) the amount of the Class A Investor Charge-Offs and the Class B Investor Charge-Offs and the amounts of reimbursements thereof for such Collection Period; (i) the amount of the Class A Monthly Servicing Fee and the Class B Monthly Servicing Fee for such Collection Period; [(j) the Class A Controlled Distribution Amount and the Class B Controlled Distribution Amount for the following Distribution Date;] (k) the Class A Invested Amount and the Class B Invested Amount[, the Excess Funding Amount] and the outstanding principal balance of the Class A Certificates and the Class B Certificates for such Distribution Date (after giving effect to all distributions which will occur on such Distribution Date); (1) the "pool factor" for the Series [199_-_] Certificates as of the Determination Date with respect to such Distribution Date (consisting of an eleven-digit decimal expressing the Invested Amount as of such Determination Date (determined after taking into account any reduction in the Invested Amount which will occur on such Distribution Date) as a proportion of the Initial Invested Amount); (m) the Available Subordinated Amount for such Determination Date; [(n) the Reserve Fund balance for such date;] (o) [the Principal Funding Account Balance,] [the Class A Interest Funding Account Balance,] [the Class B Interest Funding Account Balance] and [the Yield Supplement Account balance] with respect to such date; [(p) during any Reinvestment Period, information with respect to the Eligible Investments in the accounts for the Series [199_-_] Certificates;] and (q) [other] [; provided, that after the Fully Reinvested Date, [unless the Revolving Period has recommenced,] such statement will not include the information in clauses [(a), (b), (f), (g), (h), (i), (k) or (m) above].

                                  UNDERWRITING

      Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement"), the Seller has agreed to sell to the underwriters named below (the "Underwriters"), and each of the Underwriters has severally agreed to purchase from the Seller, the principal amount of the Class A Certificates and the Class B Certificates set forth opposite its name:

                                                           Class A        Class B
                     Underwriters                       Certificates   Certificates
                     ------------                       ------------   ------------
[          ] ........................................     $[      ]      $[      ]
[          ] ........................................      [      ]       [      ]
                                                          ---------      ---------
      Total .........................................     $[      ]      $[      ]
                                                          =========      =========

      In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Series [199_-_] Certificates offered hereby if any of the Series [199_-_] Certificates are purchased.

      The Seller has been advised by the Underwriters that the Underwriters propose to initially offer the Class A Certificates to the public at the price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of [ ]% of the Class A Certificate denominations. The Underwriters may allow and such dealers may reallow a concession not in excess of [ ]% of the Class A Certificate denominations to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed.

      The Seller has been advised by the Underwriters that the Underwriters propose to initially offer the Class B Certificates to the public at the price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of [ ]% of the Class B Certificate denominations. The Underwriters may allow and such dealers may reallow a concession not in excess of [ ]% of the Class B Certificate denominations to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed.

      The Underwriting Agreement provides that USA and CFC will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

      [In the ordinary course of their businesses, the Underwriters and their respective affiliates have engaged and may engage in investment banking transactions with the Seller and its affiliates.]

      The Underwriter intends to make a secondary market in the Series [199_-_] Certificates, but has no obligation to do so. There can be no assurance that a secondary market for the Series [199_-_] Certificates will develop or, if it does develop, that it will continue or that it will provide holders of the Series [199_-_] Certificates with a sufficient level of liquidity of, or trading markets for, the Series [199_-_] Certificates.

      In order to facilitate the offering of the Series [199_-_] Certificates, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the Series [199_-_] Certificates. Specifically, the Underwriter may overallot in connection with the offering, creating a short position in the Series [199_-_] Certificates for its own account. In addition, to cover overallotments or to stabilize the price of the Series [199_-_] Certificates, the Underwriter may bid for, and purchase, the Series [199_-_] Certificates in the open market. Any of these activities may stabilize or maintain the market price of the [199_-_] Certificates above independent market levels. The Underwriter is not required to engage in these activities, and may end any of these activities at any time.

                                 LEGAL MATTERS

      Certain legal matters relating to the Series [199_-_] Certificates will be passed upon for USA by Christopher A. Taravella, Esq., Vice President and General Counsel of Chrysler Financial Corporation, and for the Underwriter by Cravath, Swaine & Moore, New York, New York. Certain Federal income tax and ERISA matters will be passed upon for USA and the Trust by Cravath, Swaine & Moore. In addition to representing the Underwriter, Cravath, Swaine & Moore from time to time represents Chrysler Financial Corporation and its affiliates. See "Legal Matters" in the Prospectus.

                            INDEX OF PRINCIPAL TERMS

                                Term                                    Page
                                ----                                    ----
Accounts  ..........................................................      1
Assets Receivables Rate  ...........................................     25
Available Certificateholder Interest Collections  ..................     29
Available Certificateholder Principal Collections  .................     29
Available Credit Enhancement Amount  ...............................     41
Available Negative Carry Subordinated Amount  ......................     33
Available Seller's Collections  ....................................     30
Available Seller's Interest Collections  ...........................     30
Available Seller's Principal Collections  ..........................     30
Class A Accumulation Period  .......................................      4
Class A Accumulation Period Commencement Date  .....................      4
Class A Accumulation Period Length  ................................      4
Class A Adjustment Date  ...........................................      2
Class A Allocation Percentage  .....................................     29
Class A Carry-over Amount  .........................................     25
Class A Certificateholders  ........................................     10
Class A Certificates  ..............................................      1
Class A Certificate Rate  ..........................................      1
Class A Certificateholder Interest Collections  ....................     35
Class A Controlled Accumulation Amount  ............................     40
Class A Controlled Amortization Amount  ............................     40
Class A Controlled Amortization Period  ............................      5
Class A Controlled Deposit Amount  .................................     40
Class A Controlled Distribution Amount  ............................     40
Class A Draw Amount  ...............................................     31
Class A Deficiency Amount  .........................................     31
Class A Excess Interest Collections  ...............................     37
Class A Expected Payment Date  .....................................     22
Class A Index  .....................................................      1
Class A Initial Invested Amount  ...................................     28
Class A Interest Funding Account  ..................................      2
Class A Interest Funding Account Balance  ..........................     41
Class A Interest Payment Date  .....................................      1
Class A Invested Amount  ...........................................     28
Class A Investment Proceeds  .......................................     35
Class A Investor Charge-Off  .......................................     44
Class A Interest Period  ...........................................      2
Class A Monthly Interest  ..........................................     24
Class A Monthly Principal  .........................................     40
Class A Monthly Servicing Fee  .....................................     12
Class A Principal Commencement Date  ...............................      5
Class A Required Amount  ...........................................     31
Class B Allocation Percentage  .....................................     29
Class B Accumulation Period Commencement Date  .....................      4
Class B Accumulation Period  .......................................      4
Class B Adjustment Date  ...........................................      2
Class B Carry-over Amount  .........................................     25
Class B Certificate Rate  ..........................................      1
Class B Certificateholder Interest Collections  ....................     36
Class B Certificateholders  ........................................     10

                                    S-51

                                Term                                    Page
                                ----                                    ----
Class B Certificates  ..............................................      1
Class B Controlled Accumulation Amount  ............................     40
Class B Controlled Amortization Amount  ............................     40
Class B Controlled Amortization Period  ............................      5
Class B Controlled Deposit Amount  .................................     40
Class B Controlled Distribution Amount  ............................     40
Class B Deficiency Amount  .........................................     31
Class B Draw Amount  ...............................................     32
Class B Excess Interest Collections  ...............................     37
Class B Expected Payment Date  .....................................     22
Class B Index  .....................................................      1
Class B Initial Invested Amount  ...................................     28
Class B Interest Funding Account  ..................................      2
Class B Interest Funding Account Balance  ..........................     41
Class B Interest Payment Date  .....................................      1
Class B Interest Period  ...........................................      2
Class B Invested Amount  ...........................................     29
Class B Investment Proceeds  .......................................     36
Class B Investor Charge-Off  .......................................     44
Class B Monthly Interest  ..........................................     24
Class B Monthly Principal  .........................................     40
Class B Monthly Servicing Fee  .....................................     12
Class B Required Amount  ...........................................     31
Distribution Date  .................................................      1
Distribution Date Statement  .......................................     48
Early Amortization Period ..........................................      6
Enhancement Provider  ..............................................     41
Excess Principal Collections  ......................................     29
Excess Reserve Fund Required Amount  ...............................     38
Excess Seller's Percentage  ........................................     30
Excess Servicing  ..................................................     34
Excluded Dealers  ..................................................     19
Excluded Receivables  ..............................................     19
Final Payment Date .................................................     31
Fixed Allocation Percentage  .......................................     28
Floating Allocation Percentage  ....................................     27
Incremental Subordinated Amount  ...................................      8
Initial Invested Amount  ...........................................     28
Invested Amount  ...................................................     28
Negative Carry Required Amount  ....................................     33
Principal Funding Account  .........................................     42
Principal Funding Account Balance  .................................     42
Principal Shortfalls  ..............................................     29
Reallocated Principal Collections  .................................      4
Reallocation Deficiency Amount  ....................................     33
Receivables  .......................................................      1
Required Negative Carry Subordinated Amount  .......................     33
Required Participation Percentage  .................................      9
Required Subordinated Amount  ......................................     32
Reserve Fund  ......................................................     37

                                    S-52


                                Term                                    Page
                                ----                                    ----
Reserve Fund Deposit Amount  .......................................     38
Reserve Fund Required Amount  ......................................     37
Seller  ............................................................      1
Seller's Interest  .................................................      1
Seller's Percentage  ...............................................     30
Series  ............................................................      1
Series 199_-_ Certificates  ........................................      1
Series 199_-_ Termination Date  ....................................     48
Series Cut-Off Date  ...............................................     13
Series Issuance Date  ..............................................     13
Series Supplement  .................................................     23
Series Termination Date  ...........................................     48
Servicer  ..........................................................      1
Servicing Fee Rate  ................................................     12
Subordinated Percentage  ...........................................      8
Trust  .............................................................      1
Underwriting Agreement  ............................................     49
Underwriters  ......................................................     49
Unreallocated Available Certificateholder Principal Collections  ...     39
USA  ...............................................................      1
Yield Supplement Account  ..........................................      2
Yield Supplement Account Deposit Amount  ...........................     38
Yield Supplement Account Required Amount  ..........................     38

                                                                      ANNEX I

                  OUTSTANDING SERIES OF INVESTOR CERTIFICATES

                                [to be provided]

[ BACK COVER, COLUMN 1 ]

=============================================================================

    No dealer, salesman or other person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Seller or the Underwriters. Neither this Prospectus Supplement nor the accompanying Prospectus constitutes an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus Supplement or the accompanying Prospectus, nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Seller since the date hereof or thereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to its date.

                                 ----------

                              TABLE OF CONTENTS

                                                        Page
                                                        ----
                    Prospectus Supplement
Summary of Series Terms .............................   S-1
Risk Factors ........................................   S-14
Use of Proceeds .....................................   S-18
The Dealer Floorplan Financing Business .............   S-18
The Accounts ........................................   S-19
Chrysler Financial Corporation ......................   S-22
Maturity and Principal Payment Considerations .......   S-22
Series Provisions ...................................   S-23
Underwriting ........................................   S-49
Legal Matters .......................................   S-50
Index of Principal Terms ............................   S-51
Annex I .............................................   A-1
                         Prospectus
Available Information ...............................      2
Reports to Certificateholders .......................      2
Incorporation of Certain Documents by Reference .....      2
Prospectus Summary ..................................      3
Risk Factors ........................................     16
U.S. Auto Receivables Company and the Trust .........     19
Use of Proceeds .....................................     21
The Dealer Floorplan Financing Business .............     21
The Accounts ........................................     25
Chrysler Financial Corporation and Chrysler Credit
  Corporation .......................................     26
Description of the Certificates .....................     27
Description of the Receivables Purchase Agreement ...     57
Certain Legal Aspects of the Receivables ............     58
Certain Tax Matters .................................     61
ERISA Considerations ................................     65
Experts .............................................     66
Plan of Distribution ................................     66
Legal Matters .......................................     67
Index of Principal Terms ............................     68
Annex I .............................................

    Until [ ], 199[ ] (90 days after the date of this Prospectus Supplement), all dealers effecting transactions in the Series [199_-_] Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

=============================================================================

[ BACK COVER, COLUMN 2 ]

=============================================================================


                                    CARCO
                            Auto Loan Master Trust

                               $[            ]

                               Auto Loan Asset
                         Backed Certificates, Series
                                   [199_-_]

                          $[ ] [Floating Rate] [ %]
                             Class A Certificates
                               Series [199_-_]

                          $[ ] [Floating Rate] [ %]
                             Class B Certificates
                               Series [199_-_]

                        U.S. AUTO RECEIVABLES COMPANY
                                    Seller

                        CHRYSLER FINANCIAL CORPORATION
                                   Servicer

                            PROSPECTUS SUPPLEMENT

                                [Underwriters]

=============================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



                                      Subject to Completion Dated ,   199

PROSPECTUS

                         CARCO Auto Loan Master Trust

                     Auto Loan Asset Backed Certificates

               [LOGOTYPE] U.S. AUTO RECEIVABLES COMPANY, Seller
             [LOGOTYPE] CHRYSLER FINANCIAL CORPORATION, Servicer

      U.S. Auto Receivables Company ("USA" or the "Seller") has previously sold and may sell from time to time one or more series (each a "Series") of auto loan asset backed certificates (the "Certificates") evidencing undivided interests in certain assets of CARCO Auto Loan Master Trust (the "Trust") created pursuant to a Pooling and Servicing Agreement among USA, Chrysler Financial Corporation, as servicer ("CFC" or the "Servicer"), and The Bank of New York, as trustee. The Trust assets include wholesale receivables (the "Receivables") generated from time to time in a portfolio of revolving financing arrangements (the "Accounts") with automobile dealers to finance their automobile and light duty truck inventory and collections on the Receivables, as more fully described herein and, with respect to any Series, in an accompanying prospectus supplement (a "Prospectus Supplement") relating to such Series.

      Certificates have previously been sold by the Trust and additional Certificates will be sold from time to time under this Prospectus on terms determined for each Series or Class at the time of the sale and described in the related Prospectus Supplement. Each Series will consist of one or more classes of Certificates (each a "Class"). Certain assets of the Trust will be allocated to the Certificateholders of each Series or Class including the right to receive a varying percentage of each month's collections with respect to the Receivables at the times and in the manner described herein and, with respect to any Series offered hereby, in the related Prospectus Supplement. The Seller will own the remaining interest in the Trust not represented by the Certificates (the "Seller's Interest"). The Seller's Interest will be subordinated to the rights of the Certificateholders of each Series to the limited extent described, with respect to any Series offered hereby, in the related Prospectus Supplement. In addition, each Series offered hereby may be entitled to the benefits of a letter of credit, surety bond, cash collateral account or other form of enhancement as specified in the Prospectus Supplement relating to such Series.

      While the specific terms of any Series in respect of which this Prospectus is being delivered will be described in the related Prospectus Supplement, the terms of such Series will not be subject to prior review by, or consent of, the holders of the Certificates of any previously issued Series.

      Prospective investors should consider, among other things, the information set forth in "Risk Factors" commencing on page [16] and in the related Prospectus Supplement.

  THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT
    REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SELLER, THE SERVICER OR ANY
      AFFILIATE THEREOF. NEITHER THE CERTIFICATES NOR THE RECEIVABLES ARE
               INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

      Certificates may be sold by the Seller directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If underwriters or agents are involved in the offering of the Certificates of any Series offered hereby, the name of the managing underwriter or underwriters or agents will be set forth in the related Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of the Certificates of any Series offered hereby, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from, the related Prospectus Supplement, and the net proceeds to the Seller from such offering will be the public offering price of such Certificates less such discount in the case of an underwriter, the purchase price of such Certificates less such commissions in the case of an agent or the purchase price of such Certificates in the case of a dealer, and less, in each case, the other expenses of the Seller associated with the issuance and distribution of such Certificates. See "Plan of Distribution".

This Prospectus may not be used to consummate sales of Certificates of any Series unless accompanied by the related Prospectus Supplement.

               The date of this Prospectus is               , 1997.

                            AVAILABLE INFORMATION

      The Seller has filed a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Certificates offered pursuant to this Prospectus. This Prospectus, which forms part of the Registration Statement, does not contain all of the information contained in the Registration Statement and the exhibits thereto. For further information, reference is made to the Registration Statement and amendments thereof and exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, any such reports or other documents filed with the Commission through its Electronic Data Gathering Analysis and Retrieval system are publicly available through the Commission's Web site (http://www.sec.gov).

                        REPORTS TO CERTIFICATEHOLDERS

      Unless and until Definitive Certificates are issued, monthly and annual unaudited reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Certificates, pursuant to the Pooling and Servicing Agreement. Such reports may be available to holders of interests in the Certificates (the "Certificateholders") upon request to their respective Participants. See "Description of the Certificates -- Reports" and " -- Evidence as to Compliance". The Trust will file with the Commission such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed with the Commission by the Servicer, on behalf of the Trust, are incorporated in this Prospectus by reference: the Trust's Annual Report on Form 10-K for the year ended December 31, 1996; and the Trust's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997. All reports and other documents filed by the Seller, as originator of any Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be part hereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Seller will provide without charge to each person, including any beneficial owner of Certificates, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in any related Prospectus Supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Secretary, Chrysler Financial Corporation, 27777 Franklin Road, Southfield, Michigan 48034-8286 (telephone:
248-948-3058).

                              PROSPECTUS SUMMARY

      The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Certificates of any Series or Class offered hereby contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Certificates. Reference is made to the Index of Principal Terms for the location herein of the definitions of certain capitalized terms used herein.

Title of Securities  .... Auto Loan Asset Backed Certificates (the
                          "Certificates").

Issuer  ................. CARCO Auto Loan Master Trust (the "Trust").

Seller  ................. U.S. Auto Receivables Company ("USA"), a
                          special-purpose wholly-owned subsidiary of Chrysler Financial Corporation ("CFC").

Servicer  ............... CFC, a wholly-owned subsidiary of Chrysler
                          Corporation ("Chrysler").

Trustee  ................ The Bank of New York (the "Trustee").

The Trust  .............. The Trust was formed pursuant to a Pooling and
                          Servicing Agreement dated as of May 31, 1991, among Chrysler Auto Receivables Company ("CARCO"), as seller, Chrysler Credit Corporation ("CCC"), as servicer, and Manufacturers and Traders Trust Company, as trustee (as supplemented and amended from time to time, the "Pooling and Servicing Agreement"). The assets of the Trust include (a) certain Receivables existing under the Accounts at the close of business on May 31, 1991 (the "Initial Cut-Off Date"), certain Receivables generated under the Accounts from time to time thereafter during the term of the Trust as well as certain Receivables generated under any Accounts added to the Trust from time to time (but excluding Receivables generated in any Accounts removed from the Trust from time to time after the Initial Cut-Off Date), (b) all funds collected or to be collected in respect of such Receivables, (c) subject to the conditions described herein, Participation Interests, if any, (d) all funds on deposit in certain accounts of the Trust, (e) any other Enhancement issued with respect to any particular Series or Class and (f) a security interest in certain motor vehicles (the "Vehicles") and certain parts inventory, equipment, fixtures, service accounts and, in some cases, realty and/or a personal guarantee (collectively, the "Collateral Security") securing the Receivables. The term "Participation Interests" shall mean participations representing undivided interests in a pool of assets primarily consisting of wholesale receivables generated in portfolios of revolving financing arrangements with automobile dealers to finance their automobile and light duty truck inventory. The term "Enhancement" shall mean, with respect to any Series or Class, any letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, swap (including, without limitation, any currency swap) or other interest rate protection agreement, maturity liquidity facility, tax protection agreement, or other arrangement for the benefit of Certificateholders of such Series or Class.

CARCO Transfer  ......... On August 8, 1991, CARCO, in accordance with the terms of the Pooling and Servicing Agreement and the Receivables Purchase

                          Agreement, transferred the Seller's Interest and all its rights and obligations under (a) the Pooling and Servicing Agreement (including rights and obligations as seller thereunder) and (b) the Receivables Purchase Agreement (including rights and obligations as buyer thereunder) to USA, such transfer being the "CARCO Transfer". See "U.S. Auto Receivables Company and the Trust".

CCC Merger into CFC  .... On December 31, 1995, CCC, a wholly owned subsidiary of CFC, merged into CFC. CFC, in accordance with the terms of the Pooling and Servicing Agreement and the Receivables Purchase Agreement, assumed all the rights and obligations of CCC under (a) the Pooling and Servicing Agreement (including rights and obligations as servicer thereunder) and (b) the Receivables Purchase Agreement (including rights and obligations as seller thereunder). See "Chrysler Financial Corporation and Chrysler Credit Corporation".

Trustee Assignment  ..... On August 23, 1996, The Bank of New York, a New
                          York banking corporation, succeeded Manufacturers and Traders Trust Company as Trustee, in accordance with the terms of the Pooling and Servicing Agreement and pursuant to an Agreement of Resignation, Appointment and Acceptance dated as of August 23, 1996 between USA, CFC, Manufacturers and Traders Trust Company, as resigning trustee, and The Bank of New York, as successor trustee. See "Description of the Certificates -- The Trustee".

The Accounts  ........... The Accounts pursuant to which the Receivables have been or will be generated are revolving credit agreements entered into with CFC, directly or as successor to CCC, by dealers to finance the purchase of their automobile and light duty truck inventory. The Accounts are selected from all such credit agreements of CFC that meet the criteria provided in the Pooling and Servicing Agreement (the "Eligible Accounts"). Under certain circumstances Accounts may be added to, or removed from, the Trust. See "The Accounts", "Description of the Certificates -- Eligible Accounts and Eligible Receivables", " -- Addition of Accounts or Participation Interests" and " -- Removal of Accounts".

The Receivables  ........ The Receivables have arisen or will arise in the
                          Accounts. The Receivables consist of advances made directly or indirectly by CFC, directly or as successor to CCC, to domestic automobile dealers franchised by Chrysler and/or other automobile manufacturers (the "Dealers"). Such advances are used by the Dealers to purchase the Vehicles, which consist primarily of new automobiles, light duty trucks and certain other vehicles manufactured or distributed by such automobile manufacturers. Generally, the principal amount of an advance in respect of a Vehicle is equal to the wholesale purchase price of the Vehicle plus destination charges and, subject to certain exceptions, is due upon the retail sale of the Vehicle. See "The Dealer Floorplan Financing Business -- Creation of Receivables" and " -- Payment Terms". Collections of principal under the Receivables are herein referred to as "Principal Collections", and collections of interest and other nonprincipal charges (including insurance service fees, amounts recovered with respect to Defaulted Receivables and insurance proceeds) are referred to herein as "Interest

                          Collections". The Receivables bear interest at a floating rate generally based on the prime rates of certain United States banks plus a spread generally based on the amount of the related Dealer's credit line. See "The Dealer Floorplan Financing Business -- Revenue Experience".

                          USA, as assignee of CARCO, has entered into a Receivables Purchase Agreement (the "Receivables Purchase Agreement"), dated as of the date of the Pooling and Servicing Agreement, between USA, as purchaser, and CFC, as successor to CCC, as seller (the "RPA Seller"). Pursuant to the Receivables Purchase Agreement, the RPA Seller has (a) sold to USA all of its right, title and interest in and to all Receivables meeting certain eligibility criteria contained in the Receivables Purchase Agreement and the Pooling and Servicing Agreement ("Eligible Receivables") and (b) assigned its interests in the Vehicles and the Collateral Security to USA. USA in turn transferred such Receivables and Collateral Security to the Trust pursuant to the Pooling and Servicing Agreement. USA has also assigned to the Trust its rights with respect to the Receivables under the Receivables Purchase Agreement. See "Description of the Receivables Purchase Agreement".

                          All new Receivables arising under the Accounts during the term of the Trust will be sold by the RPA Seller to USA and transferred by USA to the Trust. Accordingly, the aggregate amount of Receivables in the Trust will fluctuate from day to day as new Receivables are generated and as existing Receivables are collected, charged off as uncollectible or otherwise adjusted.

The Certificates  ....... The Certificates will be issued in Series, each of which will consist of one or more Classes. While the specific terms of any Series or Class offered hereby will be described in the related Prospectus Supplement, the terms of such Series or Class will not be subject to prior review by, or consent of, the holders of the Certificates of any previously issued Series. There can be no assurance that the terms of any Series issued from time to time hereafter might not have an impact on the timing or amount of payments received by a holder of a Certificate of any previously issued Series. See "Description of the Certificates -- New Issuances".

                          Unless otherwise specified in the related
                          Prospectus Supplement, the Certificates of a Series offered hereby will be available for purchase in minimum denominations of $1,000 and in integral multiples thereof and will only be available in book-entry form except in certain limited circumstances as described herein under "Description of the Certificates -- Definitive Certificates". The Trust's assets will be allocated in part to the Certificateholders of each Series (with respect to any particular Series or all Series, the "Certificateholders' Interest"), with the remainder allocated to the Seller (the "Seller's Interest"). A portion of the Seller's Interest will be subordinated to the Certificateholders' Interest of each Series to the extent described, with respect to any Series offered hereby, in the related Prospectus Supplement. The Certificates of each Series will evidence an undivided beneficial interest in the assets of the Trust allocated to the Certificateholders' Interest of such Series and will represent the right to receive from such assets funds up to (but not in excess of) the amounts required to make payments of interest on and principal of such Series as described, with respect to any Series offered hereby, in the related Prospectus Supplement.

                          The principal amount of the Seller's Interest may fluctuate as the aggregate amount of the Receivables balance changes from time to time, as new Series are issued and as outstanding Series amortize.

                          The Certificates will represent beneficial interests in the Trust only and will not represent interests in or obligations of CFC or USA or any affiliate thereof. Neither the Certificates nor the Receivables are insured or guaranteed by CFC or USA or any affiliate thereof or any governmental agency.

Registration of
   Certificates  ........ Unless otherwise specified in the related
                          Prospectus Supplement, the Certificates of a Series offered hereby will initially be represented by one or more Certificates registered in the name of Cede & Co., as the nominee of DTC. Unless otherwise specified in the related Prospectus Supplement, Certificateholders may elect to hold their Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe) and no person acquiring an interest in the Certificates will be entitled to receive a definitive certificate representing such person's interest except in the event that Definitive Certificates are issued under certain limited circumstances. See "Description of the Certificates -- Definitive Certificates".

Issuances of
  New Series ...........  The Pooling and Servicing Agreement provides that, pursuant to any one or more supplements thereto (each, a "Series Supplement"), the Seller may cause the Trustee to issue one or more new Series of Certificates (a "New Issuance"). However, at all times, the interest in the balance of principal Receivables ("Principal Receivables") represented by the Seller's Interest must equal or exceed a specified amount. The Pooling and Servicing Agreement also provides that the Seller may specify, with respect to any Series, the Principal Terms of the Series. The Seller may offer any Series to the public or other investors under a prospectus or other disclosure document in transactions either registered under the Securities Act or exempt from registration thereunder, directly or through one or more underwriters or placement agents.

                          Under the Pooling and Servicing Agreement and pursuant to a Series Supplement, a New Issuance may only occur upon delivery to the Trustee of, among other things, the following: (a) a Series Supplement specifying the Principal Terms of such Series, (b) an opinion of counsel to the effect that, for federal income and Michigan income and single business tax purposes, (x) such issuance will not adversely affect the characterization of the Certificates of any outstanding Series or Class as debt of the Seller, (y) such issuance will not cause or constitute a taxable event to any Certificateholders and (z) such new Series will be characterized as debt of the Seller and (c) letters from the Rating Agencies confirming that the issuance of the new Series will not result in the reduction or withdrawal of the rating of any other Series or Class of Certificates then outstanding. See "Description of the Certificates -- New Issuances".

Allocations  ............ The Certificateholders' Interest of each Series will include the right to receive (but only to the extent needed to make required payments under the Pooling and Servicing Agreement) varying percentages of Interest Collections and Principal Collections allocated to such Certificates during each calendar month (a "Collection Period"). Interest Collections, Principal Collections and Defaulted Receivables for any Collection Period will be allocated to each Series based on that Series' Series Allocation Percentage. The Series Allocation Percentage for any Collection Period and any Series is the percentage obtained by dividing
                          (x) the Adjusted Invested Amount for that Series as of the last day of the immediately preceding Collection Period by (y) the sum of the aggregate Adjusted Invested Amounts for all outstanding Series as of such last day. The Adjusted Invested Amount for any Collection Period and any Series is the sum of (x) the Initial Invested Amount of such Series, minus unreimbursed investor charge-offs allocated to that Series as of the last day of the immediately preceding Collection Period and (y) the Available Subordinated Amount with respect to such Series on the Determination Date occurring in such Collection Period (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date following such Determination Date). Interest Collections, Principal Collections and Defaulted Receivables allocated to a Series will be further allocated between the Certificateholders' Interest of that Series (and, if applicable, of each Class thereof) and the Seller's Interest as provided in the related Series Supplement and, with respect to any Series offered hereby, described in the related Prospectus Supplement.

Interest................. Interest on the principal balance of Certificates of a Series or Class offered hereby will accrue at the per annum rate either specified in or determined in the manner specified in the related Prospectus Supplement and will be payable to Certificateholders of such Series or Class as and on the dates ("Interest Payment Dates") specified in the related Prospectus Supplement. If the Prospectus Supplement for a Series or Class of Certificates offered hereby so specifies, the interest rate and Interest Payment Dates applicable to each Certificate of that Series or Class may be subject to adjustment from time to time, including as a result of a decline in the interest rate borne by the Receivables. Except as otherwise provided herein or in the related Prospectus Supplement, Interest Collections and certain other amounts allocable to the Certificateholders' Interest of a Series offered hereby will be used to make interest payments to Certificateholders of such Series on each Interest Payment Date with respect thereto, provided that during any Early Amortization Period with respect to such Series, interest will be distributed to such Certificateholders monthly on each Special Payment Date.

                          If the Interest Payment Dates for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such Class) will be deposited in one or more trust accounts (each an "Interest Funding Account") and used to make interest payments to Certificateholders of such Series or Class on the following Interest Payment Date with respect thereto. If a Series has more than one Class of Certificates, each such Class may have a separate Interest Funding Account.

Principal................ The principal of the Certificates of each Series offered hereby will be scheduled to be paid either in full on an expected date specified in the related Prospectus Supplement (the "Expected Payment Date"), in which case such Series will have an Accumulation Period as described below under "Accumulation Period", or in installments commencing on a date specified in the related Prospectus Supplement (the "Principal Commencement Date"), in which case such Series will have a Controlled Amortization Period as described below under "Controlled Amortization Period". If a Series has more than one Class of Certificates, a different method of paying principal, Expected Payment Date and/or Principal Commencement Date may be assigned to each Class. The payment of principal with respect to the Certificates of a Series or Class offered hereby may commence earlier than the applicable Expected Payment Date or Principal Commencement Date, and the final principal payment with respect to the Certificates of a Series or Class may be made later than the applicable Expected Payment Date or other expected date if an Early Amortization Event occurs with respect to such Series or Class or under certain other circumstances described herein or in the related Prospectus Supplement.

                          Certificates of a Series or Class offered hereby may also be subject to purchase from time to time, generally at their respective principal amounts, in connection with a remarketing thereof if so specified in the related Prospectus Supplement. A purchase of Certificates of such a Series or Class may result in a decrease in the outstanding principal amount of such Series or Class prior to the commencement of the Controlled Amortization Period or Early Amortization Period with respect thereto or the Expected Payment Date therefor. The Prospectus Supplement for any Series subject to purchase as described above will describe the conditions to and procedures for any such purchase. The proceeds of any such purchase would be paid to the holders of the Certificates so purchased.

                          Certificates of a Series or Class offered hereby may also be otherwise subject to purchase from time to time either at the option of the Seller or the Certificateholders as described herein and in the related Prospectus Supplment. See "Description of the Certificates -- Optional Repurchase."

Excess Funding Account  . If and to the extent described in the Prospectus
                          Supplement relating to a Series offered hereby, and, except to the extent so described, during any Early Amortization Period, Reinvestment Period, Accumulation Period or Controlled Amortization Period with respect to such Series or any Class thereof, proceeds of the issuance of the Certificates of such Series not invested in Receivables (the "Excess Funded Amount"), if any, will be maintained in a trust account to be established with the Trustee for the benefit of such Series (an "Excess Funding Account"). The Excess Funded Amount for a Series will initially equal the excess, if any, of the initial principal amount of such Series over the Initial Invested Amount of such Series on the Series Issuance Date therefor.

                          Except as provided below, any funds on deposit in the Excess Funding Account for a Series will be withdrawn and paid to the Seller or allocated to one or more other Series which are in amortization, early amortization, reinvestment or accumulation periods to the extent of any increases in the Invested Amount of the Series in question generally as a result of the addition of Receivables to the Trust. Under certain circumstances, a portion of Principal Collections allocable to a Series will be deposited into the Excess Funding Account therefor. Upon the earliest of (a) the commencement of a Reinvestment Period with respect to a Series, (b) the commencement of an Early Amortization Period with respect to a Series and (c) the Distribution Date or Distribution Dates, if any, specified in or determined in the manner provided in the Series Supplement for such Series, funds on deposit in the Excess Funding Account for such Series will be distributed to the Certificateholders of such Series or a Class thereof or deposited into the Principal Funding Account for such Series or a Class thereof, if and to the extent the Series Supplement for such Series so provides.

Revolving Period  ....... The Certificates of each Series offered hereby will have a revolving period (the "Revolving Period"). During the Revolving Period with respect to a Series, Principal Collections and certain other amounts otherwise allocable to the Certificateholders' Interest of such Series generally will be paid to the Seller, deposited in the Excess Funding Account, if any, for such Series or allocated to another Series (in effect, in exchange for the allocation to the Certificateholders' Interest of the Series in question of an equal interest in the Receivables balances that are new or that would otherwise be part of the Seller's Interest or the interest of the Certificateholders of such other Series) in order to maintain the sum of the Invested Amount of such Series and the Excess Funded Amount, if any, with respect to such Series at a constant level. The "Revolving Period" with respect to a Series offered hereby shall be the period beginning on the date specified in the related Prospectus Supplement (the "Series Cut-off Date") and ending on the earlier of (a) the day immediately preceding the Accumulation Period Commencement Date or the Principal Commencement Date for such Series and (b) the business day immediately preceding the day on which an Early Amortization Event or a Reinvestment Event occurs with respect to such Series. See "Description of the Certificates -- Reinvestment Events and Early Amortization Events" for a discussion of certain events which might lead to the early termination of the Revolving Period and, in certain circumstances, the recommencement of the Revolving Period. If a Series has more than one Class of Certificates, each such Class may have a different Revolving Period.

Accumulation Period  .... If the related Prospectus Supplement so specifies, unless an Early Amortization Period or Reinvestment Period that is not terminated in accordance with the provisions of the related Series Supplement commences with respect to a Series offered hereby, the Certificates of such Series will have an accumulation period (the "Accumulation Period"), which will commence at the close of business on the date specified in or determined in the manner specified in such Prospectus Supplement and continue until the earliest of (a) the commencement of a Reinvestment Period with respect to such Series, (b) the commencement of an Early Amortization Period with respect to such Series and
                          (c) payment in full of the outstanding principal amount of the Certificates of such Series.

                          During the Accumulation Period with respect to a Series, Principal Collections and certain other amounts allocable to the Certificateholders' Interest of such Series will be deposited on each Distribution Date in a trust account established for the benefit of the Certificateholders of such Series (a "Principal Funding Account") and, together, to the extent provided in the related Series Supplement, with any amounts in the Excess Funding Account, if any, for such Series, used to make principal distributions to the Certificateholders of such Series when due. The amount to be deposited in the Principal Funding Account for any Series offered hereby on any Distribution Date during the Accumulation Period for such Series may, but will not necessarily, be limited to an amount (the "Controlled Deposit Amount") equal to an amount specified in the related Prospectus Supplement plus, in the case of the Distribution Date or Distribution Dates specified in or determined in the manner provided in the related Series Supplement, amounts in the Excess Funding Account, if any, for such Series (after giving effect to any changes therein on such date), if and to the extent so provided in the related Series Supplement. If a Series has more than one Class of Certificates, each Class may have a different Accumulation Period and a separate Principal Funding Account and Controlled Deposit Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Funding Accounts.

Controlled Amortization
   Period ............... If the related Prospectus Supplement so specifies, unless an Early Amortization Period or Reinvestment Period that is not terminated in accordance with the provisions of the related Series Supplement commences with respect to a Series offered hereby, the Certificates of such Series will have an amortization period (the "Controlled Amortization Period"), which will commence at the close of business on the date specified in or determined in the manner specified in such Prospectus Supplement and continue until the earliest of (a) the commencement of a Reinvestment Period with respect to such Series, (b) the commencement of an Early Amortization Period with respect to such Series and
                          (c) payment in full of the outstanding principal amount of the Certificates of such Series. During the Controlled Amortization Period with respect to a Series, Principal Collections and certain other amounts allocable to the Certificateholders' Interest of such Series, together with, to the extent provided in the related Series Supplement, amounts in the Excess Funding Account, if any, for such Series, will be used on each Distribution Date to make principal distributions to Certificateholders of such Series or any Class of such Series then scheduled to receive such distributions. The amount to be distributed to Certificateholders of any Series offered hereby on any Distribution Date may, but will not necessarily, be limited to an amount (the "Controlled Amortization Amount") equal to an amount specified in the related Prospectus Supplement. If a Series has more than one Class of Certificates, each Class may have a different Controlled Amortization Period and a separate Controlled Amortization Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions.

Reinvestment Period  .... If the related Prospectus Supplement so specifies, unless an Early Amortization Period that is not terminated in accordance with the provisions of the related Series Supplement commences with respect to a Series, if a Reinvestment Event occurs with respect to such Series, the Certificates of that Series will have a reinvestment period (the "Reinvestment Period") which will commence on the day (the "Reinvestment Period Commencement Date") on which such event has occurred and continue until the earliest of (a) the commencement of an Early Amortization Period with respect to such Series,
                          (b) the recommencement of the Revolving Period with respect to such Series in accordance with the related Series Supplement and (c) payment of the outstanding principal amount of the Certificates of such Series in full. Unless otherwise provided in the related Series Supplement, during the Reinvestment Period with respect to a Series, Principal Collections and certain other amounts allocable to the Certificateholders' Interest of that Series will be deposited on each Distribution Date in the Principal Funding Account for such Series and, together with, to the extent provided in the related Series Supplement, amounts in the Excess Funding Account, if any, for such Series, will be used to make principal distributions to Certificateholders of that Series when due. The amount to be deposited in the Principal Funding Account for any Series on any Distribution Date during the Reinvestment Period for such Series will not be limited to any Controlled Deposit Amount. If a Series has more than one Class of Certificates, the related Prospectus Supplement may describe certain priorities among such Classes with respect to deposits of principal into the Principal Funding Accounts therefor.

                          After the date on which the amount on deposit in the Principal Funding Account with respect to a Series equals the outstanding principal amount of the Certificates of such Series (the "Fully Reinvested Date"), Certificateholders of such Series will no longer have any interest in the Receivables and all the representations and covenants of the Seller and the Servicer relating to the Receivables, as well as certain other provisions of the Pooling and Servicing Agreement and all remedies for breaches thereof, will no longer accrue to the benefit of the Certificateholders of such Series, in each case unless the Revolving Period with respect to such Series recommences as provided in the related Series Supplement. In addition, upon the occurrence of the Fully Reinvested Date with respect to a Series, no Interest Collections, Principal Collections, Defaulted Receivables or Miscellaneous Payments will be allocated to that Series unless the Revolving Period with respect thereto recommences as described above. Notwithstanding the foregoing, when the final distribution has been made with respect to each Series of Certificates or the Fully Reinvested Date has occurred with respect thereto, all right, title and interest in the Receivables will be conveyed and transferred to USA. See "Description of the Certificates -- Termination; Fully Reinvested Date".
Early Amortization
   Period  .............. During the period beginning on the day on which an
                          Early Amortization Event has occurred with respect to a Series offered hereby and ending on the earliest of the payment in full of the outstanding principal balance of the Certificates of such Series, the recommencement of the Revolving Period with respect to such Series in accordance with the related Series Supplement and the Termination Date for such Series (the
                          "Early Amortization Period"), the Revolving Period, the Reinvestment Period, the Controlled
                          Amortization Period or the Accumulation Period, as the case may be, with respect to such Series, will terminate and Principal Collections and certain other amounts allocable to the Certificateholders' Interest of that Series will no longer be paid to the Seller or the holders of any other outstanding Series or deposited in a Principal Funding Account as described above but instead will be distributed to the Certificateholders of such Series monthly on each Distribution Date beginning with the Distribution Date following the Collection Period in which an Early Amortization Period commences with respect to such Series. See "Description of the Certificates -- Reinvestment Events and Early Amortization Events" for a description of events that might result in the commencement of an Early Amortization Period with respect to a Series of Certificates. During an Early Amortization Period with respect to a Series, distributions of principal on the Certificates of that Series will not be subject to a Controlled Distribution Amount. In addition, on the first Special Payment Date with respect to a Series amounts on deposit in the Excess Funding Account, if any, to the extent provided in the related Series Supplement, and the Principal Funding Account with respect to such Series or a Class thereof will be paid to the Certificateholders of such Series or Class up to the outstanding principal balance of the Certificates of such Series or Class. Each Distribution Date with respect to any Early Amortization Period is defined as a "Special
                          Payment Date".

Subordination of the
   Seller's Interest;
   Enhancements  ........ The Seller's Interest will be subordinated to the rights of the Certificateholders of each Series offered hereby to the limited extent described in the related Prospectus Supplement. If and to the extent specified in the related Series Supplement, additional credit enhancement with respect to a Series or Class of Certificates may include any one or more of the following: letters of credit, surety bonds, cash collateral accounts, spread accounts, guaranteed rate agreements, swaps (including, without limitation, currency swaps) or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits or other arrangements. Enhancement may also be provided to a Series or Class of a Series by subordination provisions which require that distributions of principal and/or interest be made with respect to the Certificates of that Series or Class before distributions are made to another Series or Class. Unless otherwise specified in the related Prospectus Supplement, any form of Enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement.

Excluded Series  ........ A Series of Certificates may be designated as an excluded series (an "Excluded Series") with respect to a Series of Certificates previously issued by the Trust as to which the Accumulation Period or Controlled Amortization Period has commenced (a "Paired Series").

                          Each Excluded Series will be prefunded with an initial deposit to a prefunding account in an amount equal to the initial principal balance of such Excluded Series and primarily from the proceeds of the offering of such Excluded Series. Any such prefunding account will be held for the benefit of such Excluded Series and not for the benefit of the Paired Series. As funds are accumulated in the Principal Funding Account for such Paired Series or distributed to holders of Certificates of such Paired Series, an equal amount of funds on deposit in any prefunding account for such prefunded Excluded Series will be released (which funds will be distributed to the Seller). Until payment in full of the Paired Series, no Interest Collections, Principal Collections, Defaulted Amounts or Miscellaneous Payments will be allocated to the related Excluded Series. In addition, it is expected that any Excluded Series will be excluded from the calculation of the Required Participation Amount as described under "Description of the Certificates -- Addition of Accounts".

Servicing  .............. The Servicer is responsible for servicing, managing and making collections on the Receivables and will, in most circumstances, deposit such collections in the Collection Account within two business days following the receipt thereof, generally up to the amount of such collections required to be distributed to Certificateholders with respect to the related Collection Period. In certain limited circumstances, the Servicer will be permitted to use for its own benefit and not segregate collections on the Receivables received by it during each Collection Period until no later than the business day prior to the related Distribution Date or, provided that no Series issued prior to October 20, 1994 is outstanding, no later than such Distribution Date. See "Description of the Certificates -- Allocation of Collections; Deposits in Collection Account".

                          On the second business day preceding each Distribution Date with respect to each Series (each a "Determination Date"), the Servicer will calculate the amounts to be allocated in respect of collections on Receivables received with respect to the related Collection Period to the Certificateholders of such Series or any Class thereof or to the Seller in accordance with the Series Supplements. "Distribution Date" means, with respect to any Series, the fifteenth day of each month (or, if any such day is not a business day, the next business day) or such other day specified in the Series Supplement for such Series. See "Description of the Certificates -- Allocation of Collections; Deposits in Collection Account" and "Special Considerations -- Certain Legal Aspects".

                          In certain limited circumstances CFC may resign or be removed as Servicer, in which event either the Trustee or, so long as it meets certain eligibility standards set forth in the Pooling and Servicing Agreement, a third-party servicer may be appointed as successor servicer (CFC or any such successor Servicer is referred to herein as the "Servicer"). CFC is permitted to delegate any of its duties as Servicer to any of its affiliates, but any such delegation will not relieve the Servicer of its obligations under the Pooling and Servicing Agreement. The Servicer will receive a monthly servicing fee and certain other amounts as described herein as servicing compensation from the Trust. See "Description of the Certificates -- Servicing Compensation and Payment of Expenses".

Mandatory Reassignment
   and Transfer of
   Certain Receivables  . The Seller has made certain representations and warranties in the Pooling and Servicing Agreement with respect to the Receivables in its capacity as Seller and CFC has made certain representations and warranties in the Pooling and Servicing Agreement in its capacity as Servicer. Such representations and warranties will be reaffirmed as of each Series Cut-Off Date. If the Seller breaches certain of its representations and warranties with respect to any Receivables and such breach remains uncured for a specified period and has a materially adverse effect on the Certificateholders' Interest, the Certificateholders' Interest in such Receivables will, subject to certain conditions specified herein, be reassigned to the Seller. If CFC, as Servicer, fails to comply in all material respects with certain covenants or warranties with respect to any Receivables and such noncompliance is not cured within a specified period after CFC becomes aware or receives notice thereof from the Trustee and such noncompliance has a materially adverse effect on the Certificateholders' Interest therein, the Certificateholders' Interest in all Receivables affected will be purchased by CFC. In the event of a transfer of servicing obligations to a successor Servicer, such successor Servicer, rather than CFC, would be responsible for any failure to comply with the Servicer's covenants and warranties arising thereafter.

Tax Matters  ............ In the opinion of special tax counsel for the
                          Seller and the Trust, the Certificates of each Series offered hereby will be characterized as debt of the Seller for federal income tax purposes and, in the opinion of Michigan counsel for the Seller and the Trust, the Certificates will be characterized as debt of the Seller for Michigan income and single business tax purposes. Each Certificateholder, by the acceptance of a Certificate offered hereby, will agree to treat such Certificates as indebtedness of the Seller for federal, state and local income and single business tax purposes. The Certificates might be issued with original issue discount. See "Certain Tax Matters" for additional information concerning the application of federal and Michigan tax laws.

ERISA Considerations  ... Under a regulation issued by the Department of Labor, and unless otherwise specified in the related Prospectus Supplement, the Trust's assets would not be deemed "plan assets" of any employee benefit plan holding interests in the Certificates of any Series offered hereby or, if such Series has more than one Class, any such Class if certain conditions are met, including that interests in the Certificates of such Series or, in the case of a Series with more than one Class, such Class be held by at least 100 independent persons upon completion of the public offering of such Certificates being made hereby. Based on information provided by the underwriter or placement agent for a Series, the Seller will notify the Trustee as to whether or not Certificates of that Series or, in the case of a Series with more than one Class, each such Class will be held by at least 100 separately named persons at the conclusion of the offering thereof. The Seller will not, however, determine whether the 100-investor requirement of the exception for publicly offered securities is satisfied as to the Certificates of any Series or Class. If the Trust's assets were deemed to be "plan assets" of such a plan, there is uncertainty as to whether existing exemptions from the "prohibited transaction" rules of the Employee Retirement
                          Income Security Act of 1974, as amended ("ERISA"), would apply to all transactions involving the Trust's assets. Accordingly, employee benefit plans contemplating purchasing interests in the Certificates of any Series or Class should consult their counsel before making a purchase. See "ERISA Considerations".

Certificate Ratings  .... Unless otherwise specified in the related
                          Prospectus Supplement, it will be a condition to the issuance of the Certificates of each Series offered hereby that they be rated in the highest long-term rating category by at least one nationally recognized rating agency. A security rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal in the future by the assigning rating agency. See "Risk Factors -- Ratings of the Certificates".

                                 RISK FACTORS

      Limited Liquidity. It is anticipated that, to the extent permitted, the underwriters of any Series of Certificates offered hereby will make a market in such Certificates, but will not be under any obligation to do so. There can be no assurance that a secondary market will develop with respect to the Certificates of any Series offered hereby or, if such a secondary market does develop, that it will provide the holders of such Certificates with liquidity of investment or that it will continue for the life of such Certificates.

      Certain Legal Aspects. There are certain limited circumstances under the Uniform Commercial Code (the "UCC") and applicable federal law in which prior or subsequent transferees of Receivables could have an interest in such Receivables with priority over the Trust's interest. See "Certain Legal Aspects of the Receivables -- Transfer of Receivables". Under the Receivables Purchase Agreement, the RPA Seller has warranted to the Seller and, under the Pooling and Servicing Agreement, the Seller has warranted to the Trust that the Receivables have been or will be transferred free and clear of the lien of any third party. Each of the RPA Seller and the Seller has also covenanted that it will not sell, pledge, assign, transfer or grant any lien on any Receivable or, except as described under "Description of the Certificates -- The Seller's Certificate", the Seller's Certificate (or any interest therein) other than to the Trust.

      The RPA Seller has warranted to the Seller in the Receivables Purchase Agreement that the sale of the Receivables by it to the Seller is a valid sale of the Receivables to the Seller. In addition, the RPA Seller and the Seller have and will treat the transactions described herein as a sale of the Receivables to the Seller and the RPA Seller has and will take all actions that are required under Michigan law to perfect the Seller's ownership interest in the Receivables. See "Certain Legal Aspects of the Receivables -- Transfer of Receivables". Notwithstanding the foregoing, if the RPA Seller were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables to the Seller should be recharacterized as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of Receivables to the Seller could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result. If the transfer of Receivables to the Seller is recharacterized as a pledge, a tax or government lien on the property of the RPA Seller arising before any Receivables come into existence may have priority over the Seller's interest in such Receivables. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Bankruptcy". If the transactions contemplated herein are treated as a sale, except in certain limited circumstances, the Receivables would not be part of the RPA Seller's bankruptcy estate and would not be available to the RPA Seller's creditors.

      In addition, if the RPA Seller were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to request a bankruptcy court to order that the RPA Seller be substantively consolidated with the Seller, delays in and reductions in the amount of distributions on the Certificates could occur.

      The Seller has warranted in the Pooling and Servicing Agreement that the transfer of the Receivables to the Trust is a sale of the Receivables to the Trust. The Seller has and will take all actions that are required under Michigan law to perfect the Trust's interest in the Receivables and the Seller has warranted that the Trust will at all times have a first priority perfected ownership interest therein and, with certain exceptions, in the proceeds thereof. However, the transfer of the Receivables to the Trust could be deemed to create a security interest therein. If the transfer of the Receivables to the Trust were deemed to create a security interest therein under the UCC as in effect in Michigan, a tax or statutory lien on property of the RPA Seller or the Seller arising before a Receivable is transferred to the Trust may have priority over the Trust's interest in such Receivables. If the Seller were to become a debtor in a bankruptcy case and a bankruptcy trustee or the Seller as debtor in possession or a creditor of the Seller were to take the position that the transfer of the Receivables from the Seller to the Trust should be recharacterized as a pledge of such Receivables, then delays in distributions on the Certificates could result or, should the bankruptcy court rule in favor of any such trustee, debtor in possession or creditor, reductions in such distributions could result.

      A case decided by the United States Court of Appeals for the Tenth Circuit, Octagon Gas System, Inc. v. Rimmer, contains language to the effect that accounts sold by an entity that subsequently became bankrupt remained property of the debtor's bankruptcy estate because the sale of accounts is treated as a "security interest" that must be perfected under the Uniform Commercial Code. Although the Receivables are likely to be viewed as chattel paper rather than accounts under the Uniform Commercial Code, sales of chattel paper, like sales of accounts, must be perfected under Article 9 of the Uniform Commercial Code. If CFC were to become a debtor under any insolvency law and a court were to follow the reasoning of the Tenth Circuit Court of Appeals and apply such reasoning to chattel paper, the Seller (and thus the Trust) could experience a delay in or reduction of collections on the Receivables, and the Certificateholders could incur a loss on their investment as a result.

      If certain events relating to the bankruptcy of Chrysler, the RPA Seller or the Seller were to occur, then a Reinvestment Event or Early Amortization Event would occur with respect to each Series and, pursuant to the terms of the Pooling and Servicing Agreement, additional Receivables would not be transferred to the Trust. See "Certain Legal Aspects of the Receivables -- Transfer of Receivables" and " -- Certain Matters Relating to Bankruptcy".

      Payments made in respect of repurchases of Receivables by the RPA Seller or the Seller pursuant to the Pooling and Servicing Agreement may be recoverable by the RPA Seller or the Seller as debtor in possession or by a creditor or a trustee-in-bankruptcy of the RPA Seller or the Seller as a preferential transfer from the RPA Seller or the Seller if such payments are made within one year prior to the filing of a bankruptcy case in respect of the RPA Seller or the Seller.

      Application of federal and state bankruptcy and debtor relief laws could affect the interests of the Certificateholders in the Receivables if such laws result in any Receivables being written off as uncollectible or result in delays in or reductions of payments due on such Receivables.
See "Description of the Certificates -- Defaulted Receivables and
Recoveries".

      The Seller has represented and warranted in the Pooling and Servicing Agreement that each Receivable is at the time of creation secured by a first priority perfected security interest in the related Vehicle. Generally, under applicable state laws, a security interest in an automobile or light duty truck that secures wholesale financing obligations may be perfected by the filing of UCC financing statements. The RPA Seller takes all actions necessary under applicable state laws to perfect the RPA Seller's security interest in the Vehicles. However, at the time a Vehicle is sold, the RPA Seller's security interest in the Vehicle will terminate. Therefore, if a Dealer fails to remit to the RPA Seller amounts owed with respect to Vehicles that have been sold, the related Receivables will no longer be secured by Vehicles.

      Payments. Receivables are generally paid by Dealers upon retail sale of the underlying Vehicle. The timing of such sales is uncertain. In addition, there is no assurance that there will be additional Receivables created under the Accounts or that any particular pattern of Dealer repayments will occur. The payment of principal on the Certificates is dependent on Dealer repayments. As a result the Certificates of any Series or Class may not be fully amortized by the Expected Payment Date, if any, with respect to such Series or Class and the payment to Certificateholders or deposit in a Principal Funding Account of principal during the Controlled Amortization Period or Accumulation Period, if any, with respect to a Series of Certificates or a Class thereof may not equal the Controlled Amortization Amount or Controlled Deposit Amount, if any, with respect to such Series or Class.

      Social, Economic and Other Factors. Payment of the Receivables is largely dependent upon the retail sale of the related Vehicles. The level of retail sales of cars and light duty trucks may change as the result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. The use of incentive programs (e.g., manufacturers' rebate programs) may affect retail sales. However, the Seller is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect the level of Vehicle sales.

      Trust's Relationship to Chrysler and CFC. Neither CFC nor Chrysler is obligated to make any payments in respect of the Certificates of any Series or the Receivables (other than the obligation of CFC to purchase certain Receivables from the Trust due to the failure to comply with certain covenants, as described under "Description of the Certificates -- Servicer Covenants"). However, the Trust is completely dependent upon CFC for the generation of new Receivables. The ability of CFC to generate Receivables is in turn dependent to a large extent on the sales of automobiles and light duty trucks manufactured or distributed by Chrysler. There can, therefore, be no assurance that CFC will continue to generate Receivables at the same rate as Receivables were generated in prior years. In addition, if CFC were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Certificateholders.

      In connection with the transfer of Receivables by the RPA Seller to the Seller and the transfer of such Receivables by the Seller to the Trust, each of the RPA Seller and the Seller make representations and warranties with respect to the characteristics of such Receivables. The RPA Seller and the Seller are required to determine the accuracy of such representations and warranties and, in certain circumstances, they are required to purchase Receivables with respect to which such representations and warranties have been breached. See "Description of the Certificates -- Representations and Warranties" and "Description of the Receivables Purchase Agreement -- Representations and Warranties". In addition, subject to certain limitations, CFC has the ability to change the terms of the Accounts, including the rate and the credit line, as well as change its underwriting procedures.

      Under franchise agreements between Chrysler and Chrysler-franchised dealers, Chrysler is committed to purchase unmiled vehicles from such dealers upon dealership termination. In addition, Chrysler has historically provided certain financial assistance to Chrysler-franchised dealers, but has no obligation to do so. If Chrysler is unable, or elects not, to provide any such financial assistance to Dealers or is unable to fulfill the terms of the franchise agreements with Dealers, losses with respect to the Receivables may increase. See "The Dealer Floorplan Financing Business -- Relationship with Chrysler". In addition, because a substantial number of the Vehicles to be sold by the Dealers are manufactured or distributed by Chrysler, if Chrysler were temporarily or permanently no longer manufacturing or distributing vehicles, the rate of sales of Chrysler-manufactured Vehicles owned by the Dealers would decrease, adversely affecting payment rates with respect to the Receivables, and the loss experience with respect to the Receivables will be adversely affected. See "The Dealer Floorplan Financing Business".

      The Prospectus Supplement for any Series offered hereby may set forth certain additional information regarding CFC and Chrysler. In addition, Chrysler and CFC are subject to the informational requirements of the Exchange Act and in accordance therewith file reports and other information with the Commission. For further information regarding Chrysler and CFC reference is made to such reports and other information which are available as described under "Available Information".

      Credit Enhancement. Credit enhancement of each Series of Certificates offered hereby will be provided by the subordination of the Seller's Interest to the extent of the Available Subordinated Amount for such Series as described in the related Prospectus Supplement. The amount of such credit enhancement is limited and will be reduced from time to time as described in the related Prospectus Supplement. In addition, any Enhancement provided with respect to a Series or Class of Certificates is expected to be limited. See "Limited Subordination of Seller's Interest; Enhancements".

      Control. Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate unpaid principal amount of all outstanding Certificates of all outstanding Series will be required to direct certain actions, including amending the Pooling and Servicing Agreement in certain circumstances and directing a reassignment of the entire portfolio of Receivables. In addition, following the occurrence of an insolvency event with respect to the Seller, the holders of Certificates evidencing more than 50% of the aggregate unpaid principal amount of each Series or each Class of each Series (and any holder of a Supplemental Certificate) will be required to direct the Trustee not to sell or otherwise liquidate the Receivables.

      Additional Series. The Trust, as a master trust, previously issued Series and is expected to issue additional Series (which may be represented by different Classes within a Series) from time to time. A Series Supplement delivered in connection with the issuance of other Series will specify certain Principal Terms applicable to such Series. Such Principal Terms may include methods for determining applicable allocation percentages and allocating collections, provisions creating different or additional security or other credit enhancement, different Classes of Certificates (including subordinated Classes of Certificates) and any other amendment or supplement to the Pooling and Servicing Agreement which is made applicable only to such Series. No Series Supplement, however, may change the terms of the Certificates of another Series or the terms of the Pooling and Servicing Agreement as applied to the Certificate of another Series. See "Description of the Certificates -- New Issuances". As long as the Certificates of any Series are outstanding, a condition to the execution of any Series Supplement will be that the Rating Agencies shall have advised the Trustee that the issuance of such Additional Series will not result in the reduction or withdrawal of their rating of the Certificates of any outstanding Series or Class of Certificates. There can be no assurance, however, that the terms of any one Series might not have an impact on the timing or amount of payments received by a Certificateholder of any other Series. The issuance of an additional Series does not require the consent of any Certificateholders.

      Ratings of the Certificates. Unless otherwise specified in the related Prospectus Supplement, it will be a condition to the issuance of the Certificates of each Series offered hereby that they be rated in the highest long-term rating category by at least one nationally recognized rating agency (such rating agency and each other rating agency designated by the Seller in the related Series Supplement in respect of any outstanding Series or Class, a "Rating Agency"). Any rating assigned to the Certificates of a Series or a Class by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders of such Series or Class will receive the payments of interest and principal required to be made under the Pooling and Servicing Agreement and will be based primarily on the value of the Receivables in the Trust, the level of subordination of the Seller's Interest and the availability of any Enhancement with respect to such Series or Class. However, any such rating will not, unless otherwise specified in the related Prospectus Supplement with respect to any Series or Class offered hereby, address the likelihood that the principal of, or interest on, any Certificates of such Series or Class will be paid on a scheduled date. The rating will not be a recommendation to buy, hold or sell Certificates of such Series or Class, inasmuch as such rating will not comment as to the market price or suitability for a particular investor. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn by a Rating Agency if in its judgment circumstances in the future so warrant.

      Book-Entry Registration. Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates offered hereby, the Certificates of each such Series will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificateholders or their nominees. Accordingly, unless and until Definitive Certificates are issued Certificateholders will not be recognized by the Trustee as "Certificateholders" (as that term is used in the Pooling and Servicing Agreement) and will only be able to exercise the rights of Certificateholders indirectly through DTC and its participating organizations, and unless the Prospectus Supplement for a Series offered hereby provides otherwise, through Euroclear or CEDEL and their respective participating organizations. See "Description of the Certificates -- General", " -- Book-Entry Registration" and " -- Definitive Certificates".

                 U.S. AUTO RECEIVABLES COMPANY AND THE TRUST

U.S. Auto Receivables Company

      USA was incorporated in the State of Delaware on June 18, 1991, as a wholly owned subsidiary of CFC, for the limited purpose of purchasing wholesale, retail and other receivables from either CFC, CCC or CARCO and transferring such receivables to third parties or issuing indebtedness secured by receivables to third parties. Similarly, CARCO was incorporated in the State of Delaware on May 30, 1986, for the limited purpose of purchasing wholesale and retail receivables from either CFC or CCC and transferring such receivables to third parties. On August 8, 1991, CARCO transferred the Seller's Interest and all its rights and obligations under the Pooling and Servicing Agreement and the Receivables Purchase Agreement to USA. Such transfer (the "CARCO Transfer") was made in accordance with the terms of the Pooling and Servicing Agreement and the Receivables Purchase Agreement and was subject to certain conditions, including, among others that (a) CARCO, USA and the Trustee execute and deliver an assignment and assumption agreement; (b) CARCO deliver certain required opinions of counsel (including an opinion of counsel that the CARCO Transfer would not adversely affect the characterization of any outstanding Series or Class of Certificates as debt of USA); (c) the CARCO Transfer would not result in a reduction or withdrawal of the rating of any outstanding Series or Class of Certificates; and (d) all filings required to continue the perfected interest of the Trustee in the Receivables and the Collateral Security be made.

      On August 8, 1991, USA was deemed to have made all representations and warranties of the Seller in the Pooling and Servicing Agreement and any Series Supplement with respect to any Series or Class of Certificates outstanding at such time. In addition, upon such transfer, USA assumed the obligations of CARCO under the Certificates with respect to any outstanding Series, the Pooling and Servicing Agreement and the Receivables Purchase Agreement and agreed to hold CARCO harmless from any liability related to such obligations. Obligations transferred to and assumed by USA include CARCO's obligation with respect to the subordinated note issued to CFC (the owner of all the common stock of CARCO), the proceeds of which note were used to fund a portion of the purchase price of Receivables from CCC on the Initial Closing Date. CFC has made additional subordinated loans to USA to fund a portion of the purchase price of the Receivables arising in the Additional Accounts added to the Trust on Addition Dates subsequent to the Initial Closing Date and may make additional subordinated loans to USA in the future.

      In addition to purchasing the Receivables in connection with the offering of the Certificates, the Seller has also purchased other receivables from CFC and CCC in connection with other financings.

      The Seller has taken steps in structuring the transactions contemplated hereby that are intended to insure that the voluntary or involuntary application for relief by CFC under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in the consolidation of the assets and liabilities of the Seller with those of CFC. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business, as described above, and restrictions on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all its directors). However, there can be no assurance that the activities of the Seller would not result in a court concluding that the assets and liabilities of the Seller should be consolidated with those of CFC in a proceeding under any Insolvency Law. See "Risk Factors -- Certain Legal Aspects" and "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Bankruptcy".

      In addition, tax and certain other statutory liabilities, such as liabilities to the Pension Benefit Guaranty Corporation relating to the underfunding of pension plans, of Chrysler or CFC can be asserted against the Seller. To the extent that any such liabilities arise after the transfer of Receivables to the Trust, the Trust's interest in the Receivables would be prior to the interest of the claimant with respect to any such liabilities. However, the existence of a claim against the Seller could permit the claimant to subject the Seller to an involuntary proceeding under the Bankruptcy Code or other Insolvency Law. See "Special Considerations -- Certain Legal Aspects" and "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Bankruptcy" and "Risk Factors -- Trust's Relationship to Chrysler and CFC".

      USA's executive offices are located at 27777 Franklin Road, Southfield, Michigan 48034-8286, and its telephone number is (248) 948-3031.

The Trust

      The Trust was formed in accordance with the laws of the State of New York pursuant to the Pooling and Servicing Agreement. CARCO, as the initial Seller, and USA, as CARCO's assignee, have conveyed to the Trust, without recourse, the Receivables arising under the Accounts. The property of the Trust consists of the Receivables existing in the Accounts on the Initial Cut-Off Date, all Receivables generated in the Accounts from time to time thereafter during the term of the Trust as well as Receivables generated in any Accounts added to the Trust from time to time (but excluding Receivables in any Accounts that are removed from the Trust from time to time after the Initial Cut-Off Date), Participation Interests (subject to the conditions described herein), if any, an assignment of all the Seller's rights and remedies under the Receivables Purchase Agreement, all funds collected or to be collected in respect of the Receivables, all funds on deposit in certain accounts of the Trust, any Enhancement issued with respect to any particular Series or Class of Certificates and a security interest in the Vehicles and any other Collateral Security. See "Description of the Certificates -- Addition of Accounts or Participation Interests". See "Description of the Receivables Purchase Agreement" for a summary of certain terms of the Receivables Purchase Agreement.

      CFC will generally not convey to the Trust receivables ("Fleet Receivables") originated in connection with multiple new vehicle orders of at least five vehicles by certain specified Dealers. The terms Receivables and Principal Receivables as used herein will not refer to Fleet Receivables.

      The property of the Trust may also include Enhancements for the benefit of Certificateholders of a particular Series or Class. The Certificateholders of a particular Series or Class will not have any interest in any Enhancements provided for the benefit of the Certificateholders of another Series or Class, unless so provided in the related Series Supplement or Series Supplements. Pursuant to the Pooling and Servicing Agreement, the Seller will be allowed (subject to certain limitations and conditions), and in some circumstances will be obligated, to designate from time to time Additional Accounts to be included as Accounts and to convey to the Trust the Receivables of such Additional Accounts, and to designate from time to time certain Accounts to be removed and to require the Trustee to convey receivables in such Removed Accounts to the Seller.

      The Trust was formed for this and like transactions pursuant to the Pooling and Servicing Agreement and prior to formation had no assets or obligations. The Trust will not engage in any business activity other than acquiring and holding the Receivables and the other assets of the Trust and proceeds therefrom, issuing the Certificates and the Seller's Certificate (and any Supplemental Certificates) and making payments thereon and related activities. As a consequence, the Trust is not expected to have any need for, or source of, capital resources other than the assets of the Trust.

                               USE OF PROCEEDS

   Unless otherwise provided in the related Prospectus Supplement: (i) the net proceeds from the sale of the Certificates of a given Series offered hereby will be paid to USA and used to make the deposit of the Excess Funded Amount, if any, for such Series, to the Excess Funding Account for such Series; (ii) USA will use the portion of such proceeds paid to it (together with the subordinated loan from CFC described under "U.S. Auto Receivables Company and the Trust -- U.S. Auto Receivables Company") to purchase Receivables from CFC or to repay certain amounts previously borrowed to purchase Receivables; and
(iii) CFC will use the portion of the proceeds paid to it for general corporate purposes.

                   THE DEALER FLOORPLAN FINANCING BUSINESS

General

      The Receivables sold to the Trust by the Seller pursuant to the Pooling and Servicing Agreement were or will be selected from extensions of credit and advances (known generally as "wholesale" or "floorplan" financing) made by Chrysler and CFC, directly or as successor to CCC, to domestic motor "vehicle dealers". Funds so advanced are used by dealers to purchase new and used vehicles manufactured or distributed by Chrysler and other manufacturers pending sale to retail buyers. As described herein, receivables sold to the Trust are secured by the Vehicles and, in many cases, certain parts inventory, equipment, fixtures and service accounts of the vehicle dealers. In some cases, the Receivables are also secured by realty owned by, and/or a personal guarantee of, a vehicle dealer.

      CFC, as successor to CCC, is the primary wholesale financing source for Chrysler-franchised dealers in the United States. Chrysler vehicles for which CFC provides wholesale financing include vehicles manufactured under the CHRYSLER, PLYMOUTH, DODGE, JEEP and EAGLE trademarks. CFC, directly or as successor to CCC, has extended credit lines to Chrysler-franchised dealers that also operate non-Chrysler franchises and non-Chrysler dealers. CFC services the accounts of domestic dealers financed by it (the "U.S. Wholesale Portfolio") through its Southfield Support office located in Southfield, Michigan and through a network of zone offices located throughout the United States.

      Vehicles financed by any dealer under the floor plan program are categorized by CFC, under its policies and procedures, as New Vehicles or Used Vehicles based on whether such vehicles qualify for the new or used wholesale and retail interest rate chargeable to such dealer in connection with the vehicles financed. Currently, (a) "New Vehicles" consist of (i) current and prior model year unmiled vehicles and (ii) current model year miled vehicles purchased at a closed auction conducted by Chrysler and (b) "Used Vehicles" consist of previously owned vehicles (other than current model year miled vehicles purchased at a closed auction conducted by Chrysler). Vehicles purchased by a dealer at a closed auction conducted by Chrysler are referred to, collectively, as "Auction Vehicles". The categorization of New Vehicles and Used Vehicles may change in the future based on CFC's practices and policies.

Creation of Receivables

      CFC finances 100% of the wholesale invoice price of New Vehicles, including destination charges. Receivables in respect of Chrysler-manufactured or distributed vehicles are originated by Chrysler concurrently with the shipment of such vehicles to the financed dealer. Such receivables are sold by Chrysler to CFC on a daily basis. In the case of New Vehicles not manufactured by Chrysler, CFC advances funds directly to the manufacturer on behalf of the dealer.

      Once a dealer has commenced the floorplanning of a manufacturer's vehicles through CFC, CFC will finance all purchases of vehicles by such dealer from such manufacturer. CFC will cancel this arrangement, however, if a dealer's inventory is considered by CFC to be seriously overstocked, if a dealer is experiencing financial difficulties or if a dealer requests controlled vehicle releases. In such circumstances, a dealer is placed in a disciplinary category known as "Finance Hold" and the zone or Southfield Support office of CFC assumes control of vehicle releases to the dealer. Special arrangements are made by CFC to finance inter-dealer sales of vehicles.

Credit Underwriting Process

      CFC extends credit to dealers from time to time based upon established credit lines. Lines of credit may be established by dealers to finance purchases of New Vehicles, Used Vehicles and Auction Vehicles. All Chrysler-franchised dealers that have a New Vehicle line of credit in place are also eligible for a Used Vehicle and an Auction Vehicle credit line.
A New Vehicle credit line relates to New Vehicles (other than Auction Vehicles); a Used Vehicle credit line relates to Used Vehicles; and an Auction Vehicle credit line relates to Auction Vehicles.

      A newly franchised dealer requesting the establishment of a New Vehicle credit line must submit an application to a CFC zone office. After receipt of such application, the local zone office investigates the prospective dealer by reviewing the prospective dealer's credit reports and bank references and evaluating the dealer's marketing capabilities and start-up financial resources and credit requirements. When an existing dealer requests the establishment of a wholesale New Vehicle credit line, the local zone office reviews the dealer's credit reports (including the experience of the dealer's current financing source) and bank references and investigates the dealer's current state of operations and management (including evaluating a factory reference) and marketing capabilities. The local zone office prepares a written recommendation either approving or disapproving the dealer's request and transmits such recommendation with the requisite documentation to the Southfield Support Dealer Credit Department for final approval or disapproval. CFC applies the same underwriting standards for dealers franchised by other manufacturers.

      Upon approval, dealers execute a series of financing agreements with CFC and, in the case of Chrysler-franchised dealers, Chrysler. Such agreements provide CFC a first priority security interest in the vehicles and certain other collateral and a demand master promissory note in favor of CFC. Pursuant to such agreements, all dealers are required by CFC to maintain insurance coverage for each vehicle for which Chrysler provides floorplan financing, with CFC designated as loss payee.

      The size of a credit line initially offered to a dealer is based upon the dealer's sales record (or, in the case of a prospective dealer, expected annual sales) and the dealer's effective net worth. The amount of a dealer's credit line for New Vehicles is adjusted quarterly by CFC based upon such dealer's average New Vehicle sales during the prior 180 days and is, generally, in an amount sufficient to finance a 75-day supply of vehicles. The amount of a dealer's credit line for Used Vehicles is also adjusted periodically based upon such dealer's average Used Vehicle sales for the prior 180 days and is, generally, in an amount sufficient to finance 50% of a 30 to 45-day supply of vehicles. The size of a dealer's Auction Vehicle credit line is determined on a case by case basis and is adjusted periodically based on CFC's practices and procedures.

      The aggregate amount advanced for each Used Vehicle is equal to the National Automotive Dealers Association's Official Wholesale Used Car Trade-in Guide wholesale book value for such vehicle. However, the aggregate amount of the credit line for such Used Vehicles may not exceed 50% of the value of such dealer's total inventory of Used Vehicles. The amount advanced for New Vehicles and all Auction Vehicles is equal to the amount invoiced with respect to such vehicles and the auction purchase price (including auction fees) of such Auction Vehicles, respectively.

Payment Terms

      Upon the sale of a vehicle for which it has provided floorplan financing, CFC generally is entitled to receive payment in full of the related advance. Under an available installment payment plan for New
Vehicles manufactured by Chrysler, eligible Chrysler-franchised dealers are obligated to remit to CFC only 90% of the amount of the related advance upon retail sale of the related vehicle. Payment of the remaining 10% balance (the "Installment Balance") is due in the second month following the date of sale of such related vehicles. The security interest in the vehicle is terminated at the time of its sale. A dealer has the option to pay the Installment Balance to CFC at the time of sale of the related vehicle. In such case, CFC credits such amount to a cash management account maintained for such dealer and automatically applies such credit to the payment of the Installment Balance on the due date thereof. Pursuant to an agreement with Chrysler, CFC has two options with respect to the Installment Balances. CFC may elect to sell to Chrysler, without recourse, the Installment Balance of each such receivable when the related vehicle is sold at retail. Alternatively, CFC may elect not to sell the Installment Balances to Chrysler and to retain a portion of the credit risk associated therewith. In the latter case, Chrysler has agreed to absorb the credit losses on Installment Balances in each month in an amount equal to 15% of the aggregate Installment Balances created in such calendar month.

Billing and Collection Procedures

      A statement setting forth billing and related account information is prepared by CFC and distributed on a monthly basis to each dealer. Each dealer's bills are generated and mailed on the sixth or seventh calendar day of the month. Interest and other nonprincipal charges are required to be paid by the end of the month in which they are billed. Interest and handling fees are billed by CFC in arrears, while insurance costs are billed in advance. Dealers remit payments by check directly to CFC's local zone offices.

Revenue Experience

      CFC charges dealers interest at a floating rate based on the rate (the "Prime Rate") designated as the "prime rate" from time to time by certain financial institutions selected by CFC, plus a designated spread ranging from 0.25% to 1.25% on New Vehicles. The Prime Rate is reset by CFC on the first and sixteenth days of every month and is applied to all balances outstanding during the applicable period.

The actual spread for each dealer is determined according to the total amount of such dealer's credit lines. CFC generally increases the spreads charged on Used Vehicle balances by an additional 0.75%; however, previously owned vehicles purchased at a Chrysler closed auction are financed at the applicable New Vehicle rate. In the case of a few larger dealers, CFC charges such dealers interest at a floating rate based on LIBOR plus 2.75% up to the Prime Rate plus 0.50%.

Relationship with Chrysler

      Chrysler provides to certain Chrysler-franchised dealers financial assistance in the form of working capital loans and other loans. In addition, Chrysler provides floorplan assistance to all Chrysler-franchised dealers through a number of formal and informal programs. On all New Vehicle financings, Chrysler reimburses dealers directly for the finance costs for a specified period from the date of shipment. Chrysler also has a supplemental floorplan assistance program, whereby dealers are reimbursed, at the time of retail sale, for a specified amount depending upon the vehicle model.

      Under an agreement between Chrysler and each Chrysler-franchised dealer, Chrysler commits to repurchase unsold New Vehicles in inventory upon dealership termination, at such vehicles' wholesale prices less a specified margin. Chrysler only repurchases current model year vehicles that are new, undamaged and unused. Chrysler also agrees to repurchase from dealers, at the time of franchise termination, parts inventory at specified percentages of the invoice price. If CFC takes possession of a dealer's parts inventory, Chrysler is only obligated to pay CFC 55% of the invoice price of such inventory. All of such assistance, however, is provided by Chrysler for the benefit of its dealers, and does not relieve such dealers of any of their obligations to CFC.

      Much of such assistance is provided at the option of Chrysler, which may terminate any of such optional programs in whole or in part at any time. If Chrysler is unable to or elects not to provide such assistance, the loss experience of CFC in respect of the U.S. Wholesale Portfolio may be adversely affected. In addition, because a substantial number of the vehicles sold by the dealers are manufactured or distributed by Chrysler, if Chrysler were temporarily or permanently no longer in such business, the rate of sales of Chrysler-manufactured vehicles would decrease, adversely affecting payment rates and the loss experience of the U.S. Wholesale Portfolio. See "Payment Terms" for a discussion of an instalment payment plan made available to dealers. See also "Risk Factors -- Trust's Relationship to Chrysler and CFC".

Dealer Monitoring

      The level of each dealer's wholesale credit line is monitored on a periodic basis by CFC's local zone offices. Dealers are permitted to exceed such lines on a temporary basis. For example, a dealer may, immediately prior to a seasonal sales peak, purchase more vehicles than it is otherwise permitted to finance under its existing credit lines. As another example, because of slow inventory turnover, a dealer's credit lines may be reduced prior to its liquidating a sufficient portion of its vehicle inventory. If at any time CFC learns that a dealer's balance exceeds its approved credit lines, CFC will evaluate such dealer's financial position and may temporarily increase such dealer's credit lines or place such dealer in "Finance Hold". See "Creation of Receivables".

      Audits of dealer vehicle inventories are conducted on a regular basis by zone office personnel. The timing of each visit is varied and no advance notice is given to the audited dealer. Auditors review dealers' financial records and conduct a physical inventory of the vehicles on the dealers' premises. Through the audit process, CFC reconciles each dealer's physical inventory with its records of financed vehicles. Audits are intended to identify instances where a dealer sold vehicles but did not immediately repay the related advances. The audit process also aids CFC in determining in such instance whether a dealer received sale proceeds but diverted such proceeds to uses other than the repayment of the obligations to CFC.

"Dealer Trouble" Status and CFC's Write-Off Policy

      Under certain circumstances, CFC will classify a dealer in "Dealer Trouble" status. Such circumstances include failure to remit any principal or interest payment when due, notification of any liens, levies or attachments and a general deterioration of financial condition. Once a dealer is assigned to Dealer Trouble status, any further extension of credit is determined by CFC on a case-by-case basis.

      CFC attempts to work with dealers to resolve instances of Dealer Trouble status. If, however, a dealer remains in such status, it can result in one of the following: (a) an orderly liquidation in which the dealer voluntarily liquidates its inventory through normal sales to retail customers, (b) a forced liquidation in which the dealer's inventory is repossessed and, in the case of Chrysler-franchised dealers, the franchise is closed, (c) a voluntary surrender of the dealer's inventory and, in the case of Chrysler-franchised dealers, franchise closure, or (d) a forced sale of the dealership. Generally, CFC works with franchised dealers to find third parties to purchase a troubled dealership. The proceeds of such sales are used to repay amounts due to CFC. Once liquidation has commenced, CFC performs an analysis of its position, writes off any amounts identified at such time as uncollectible and attempts to liquidate all possible collateral remaining. During the course of a liquidation, CFC may recognize additional losses or recoveries.

Additional Information

      The Prospectus Supplement for each Series offered hereby will set forth additional information with respect to the Dealer Floorplan Financing Business.

                                 THE ACCOUNTS

General

      The Receivables arise in the Accounts. The Accounts were selected from all the wholesale accounts in the U.S. Wholesale Portfolio that are Eligible Accounts (the "Eligible Portfolio"). In order to be included in the Eligible Portfolio, each Account must be an account established by CFC, directly or as successor to CCC, in the ordinary course of business and must meet certain other criteria provided in the Pooling and Servicing Agreement. See "Description of the Certificates -- Representations and Warranties". CFC and the Seller have represented that each believes that the Accounts will be representative of the accounts in the Eligible Portfolio and that the inclusion of the Accounts, as a whole, will not represent an adverse selection from the Eligible Portfolio.

      From time to time, Dealers deposit funds with CFC in cash management accounts, limited in amount to the amount of the wholesale accounts. Funds deposited by a Dealer in its cash management account are applied to reduce the Dealer's outstanding Principal Receivables balance and may, under certain circumstances, be reborrowed by the Dealer.

      Pursuant to the Pooling and Servicing Agreement, the Seller, and pursuant to the Receivables Purchase Agreement, the RPA Seller has the right (subject to certain limitations and conditions), and in some circumstances is obligated, to designate from time to time additional qualifying wholesale accounts to be included as Accounts and to convey to the Trust certain of the Receivables of such Additional Accounts, including Receivables thereafter created. These accounts must meet the eligibility criteria set forth above as of the date such accounts are designated as Additional Accounts. The RPA Seller will convey the Receivables then existing, with certain exceptions, or thereafter created under such Additional Accounts to the Seller, which will in turn convey them to the Trust. See "Description of the Certificates - Addition of
Accounts or Participation Interests". In addition, as of any Additional Cut-off Date in respect of Additional Accounts and the date any new Receivables are generated, the RPA Seller will represent and warrant to the Seller, and the Seller will represent and warrant to the Trust, that the Receivables meet the eligibility requirements set forth in the Pooling and Servicing Agreement. See "Description of the Certificates -- Conveyance of Receivables". Under certain circumstances specified in the Pooling and Servicing Agreement, the Seller has the right to remove Accounts, and the Receivables arising therefrom, from the Trust. See "Description of the Certificates -- Removal of Accounts". Throughout the term of the Trust, the Accounts from which the Receivables arise will be the same Accounts designated by the Seller on the Initial Cut-Off Date plus any Additional Accounts, minus any Accounts removed from the Trust.

      Information with respect to the Accounts will be set forth in each Prospectus Supplement.

                      CHRYSLER FINANCIAL CORPORATION AND
                          CHRYSLER CREDIT CORPORATION

      CFC is a financial services organization, all of the common stock of which is owned by Chrysler. CFC, a Michigan corporation, is the continuing corporation resulting from a merger on June 1, 1967, of a financial services subsidiary of Chrysler into a newly acquired, previously nonaffiliated finance company incorporated in 1926. CFC is engaged in automotive retail, wholesale and fleet financing, servicing commercial leases and loans, property, casualty and other insurance and automotive dealership facility development and management. CFC's business is substantially dependent upon the operations of Chrysler. In particular, lower levels of production and sale of Chrysler's automotive products could result in a reduction in the level of finance and insurance operations of CFC. See "Risk Factors -- Trust's Relationship to Chrysler and CFC". CFC's executive offices are located at 27777 Franklin Road, Southfield, Michigan 48034-8286 and its telephone number is (248) 948-3067.

      CCC, a wholly owned subsidiary of CFC, provided retail, wholesale and lease financing services to automobile dealers and their customers throughout the United States. On December 31, 1995, CCC merged into CFC. CFC, in accordance with the terms of the Pooling and Servicing Agreement and the Receivables Purchase Agreement, assumed all the rights and obligations of CCC under (a) the Pooling and Servicing (including rights and obligations as servicer thereunder) and (b) the Receivables Purchase Agreement (including rights and obligations as seller thereunder).

      The Prospectus Supplement for each Series offered hereby will set forth certain additional information with respect to CFC.

                       DESCRIPTION OF THE CERTIFICATES

General

      The Certificates of a Series will be issued pursuant to a Pooling and Servicing Agreement (as supplemented and amended from time to time, the "Pooling and Servicing Agreement"), among USA, as seller of the Receivables, CFC, as servicer of the Receivables, and the Trustee, substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Trustee will make available for inspection a copy of the Pooling and Servicing Agreement (without exhibits or schedules) to Certificateholders of a Series offered hereby on written request. The following summary describes certain terms generally applicable to the Certificates of each Series, does not purport to be complete and is qualified in its entirety by reference to the Pooling and Servicing Agreement and the applicable Series Supplement.

      The Certificates of each Series offered hereby will evidence undivided beneficial interests in certain assets of the Trust allocated to the Certificateholders' Interest of such Series, representing the right to receive from such Trust assets funds up to (but not in excess of) the amounts required to make payments of interest on and principal of the Certificates of such Series pursuant to the Pooling and Servicing Agreement as described in the related Prospectus Supplement.

      The Certificates of each Series offered hereby will initially be represented by Certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Seller, the "Depository"), except as set forth below. Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series offered hereby will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described herein, no Certificateholder will be entitled to receive a physical certificate representing a Certificate. All references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from Participants and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be. See "Book-Entry Registration" and "Definitive Certificates".

Interest

      Interest on the principal balance of the Certificates of a Series or Class offered hereby will accrue at the per annum rate either specified in or determined in the manner specified in the related Prospectus Supplement and will be payable to the Certificateholders of such Series or Class as and on the Interest Payment Dates specified in the related Prospectus Supplement. If the Prospectus Supplement for a Series or Class of Certificates so provides, the interest rate and the Interest Payment Dates applicable to each Certificate of that Series or Class may be subject to adjustment from time to time, including as a result of a decline in the interest rate borne by the Receivables.

      Except as otherwise provided herein or in the related Prospectus Supplement, Interest Collections and certain other amounts allocable to the Certificateholders' Interest of a Series offered hereby will be used to make interest payments to Certificateholders of such Series on each Interest Payment Date with respect thereto, provided that during any Early Amortization Period with respect to such Series, interest will be distributed to such Certificateholders monthly on each Special Payment Date.

      If the Interest Payment Dates for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such Class) will be deposited in one or more trust accounts (each an "Interest Funding Account") and used to make interest payments to Certificateholders of such Series or Class on the following Interest Payment Date with respect thereto. If a Series has more than one Class of Certificates, each such Class may have a separate Interest Funding Account.

Principal

      The Certificates of each Series and Class will have a Revolving Period during which Principal Collections and certain other amounts otherwise allocable to the Certificateholders' Interest of such Series or Class will be paid to the Seller, deposited to the Excess Funding Account, if any, for such Series or distributed to, or for the benefit of, the Certificateholders of other Classes or Series. Unless a Reinvestment Period or an Early Amortization Period, in each case that is not terminated in accordance with the provisions of the related Series Supplement, commences with respect to a Series, following the Revolving Period with respect to such Series or a Class thereof, such Series or Class will have either an Accumulation Period or a Controlled Amortization Period.

      During the Accumulation Period, if any, with respect to a Series, Principal Collections and certain other amounts allocable to the Certificateholders' Interest of such Series (including, if and to the extent the Series Supplement therefor so provides, Excess Principal Collections, if any, allocable to such Series) will be deposited on each Distribution Date in a Principal Funding Account and, together, to the extent provided in the related Series Supplement, with any amounts in the Excess Funding Account, if any, for such Series, used to make principal distributions to the Certificateholders of such Series when due. The amount to be deposited in a Principal Funding Account for any Series offered hereby on any Distribution Date may, but will not necessarily, be limited to the Controlled Deposit Amount specified in the related Prospectus Supplement. If a Series has more than one Class of Certificates, each Class may have a different Accumulation Period and a separate Principal Funding Account and Controlled Deposit Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Funding Accounts.

      During the Controlled Amortization Period, if any, with respect to a Series, Principal Collections and certain other amounts allocable to the Certificateholders' Interest of such Series (including, if and to the extent the Supplement for such Series so provides, Excess Principal Collections, if any, allocable to such Series) will be used, together, to the extent provided in the related Series Supplement, with any amounts in the Excess Funding Account, if any, for such Series, on each Distribution Date to make principal distributions to any Class of Certificateholders of such Series then scheduled to receive such distributions. The amount to be distributed to Certificateholders of any Series offered hereby on any Distribution Date may, but will not necessarily, be limited to the Controlled Amortization Amount for such Series specified in the related Prospectus Supplement. If a Series has more than one Class of Certificates, each Class may have a different Controlled Amortization Period and a separate Controlled Amortization Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions.

      During the Reinvestment Period, if any, with respect to a Series, Principal Collections and certain other amounts allocable to the Certificateholders' Interest of such Series (including, if and to the extent the Series Supplement for such Series so provides, Excess Principal Collections, if any, allocable to such Series) will be deposited on each Distribution Date in a Principal Funding Account and, together, to the extent provided in the related Series Supplement, with any amounts in the Excess Funding Account, if any, for such Series, used to make principal distributions to the Certificateholders of such Series when due, in each case unless the related Series Supplement provides otherwise. The amount to be deposited in a Principal Funding Account for any Series offered hereby on any Distribution Date will not be limited to any Controlled Deposit Amount or Controlled Amortization Amount. If a Series has more than one Class of Certificates, each Class may have a separate Principal Funding Account and the related Prospectus Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Funding Accounts.

      During the Early Amortization Period, if any, with respect to a Series, Principal Collections and certain other amounts allocable to the Certificateholders' Interest of such Series (including, if and to the extent the Series Supplement for such Series so provides, Excess Principal Collections, if any, allocable to such Series) will be distributed as principal payments to the applicable Certificateholders monthly on each Distribution Date beginning with the first Special Payment Date. During the Early Amortization Period with respect to a Series, distributions of principal to Certificateholders of such Series will not be limited to any Controlled Deposit Amount or Controlled Amortization Amount. In addition, with respect to any Series, to the extent provided in the related Series Supplement, any funds on deposit in the Excess Funding Account, if any, with respect to such Series and any funds on deposit in the Principal Funding Account with respect to such Series will be paid to the Certificateholders of the relevant Class or Series. See "Reinvestment Events and Early Amortization Events" for a discussion of the events which might lead to the commencement of the Early Amortization Period with respect to a Series.

      Funds on deposit in any Principal Funding Account established with respect to a Class or Series offered hereby will be invested in Eligible Investments, and may be subject to a guarantee or guaranteed investment contract or other mechanism specified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Series or Class of Certificates offered hereby at the end of an Accumulation Period with respect thereto, such Series or Class may be subject to a maturity liquidity facility or other similar mechanism specified in the relevant Prospectus Supplement. A maturity liquidity facility is a financial contract that generally provides that sufficient principal will be available to retire the Certificates at a certain date.

      Certificates of a Series or Class offered hereby may also be subject to purchase from time to time, generally at their respective principal amounts, in connection with a remarketing thereof if so specified in the related Prospectus Supplement. A purchase of Certificates of such a Series or Class may result in a decrease in the outstanding principal amount of such Series or Class prior to the commencement of any Controlled Amortization Period or Early Amortization Period with respect thereto. The Prospectus Supplement for any Series offered hereby subject to purchase as described in this paragraph will describe the conditions to and procedures for any such purchase. The proceeds of any such purchase would be paid to the holders of the Certificates so purchased.

      Certificates of a Series or Class offered hereby may also be otherwise subject to purchase from time to time either at the option of the Seller or the Certificateholders as described herein under "Optional Repurchase" and in the related Prospectus Supplement.

Book-Entry Registration

      Unless otherwise specified in the related Prospectus Supplement, Certificateholders may hold Certificates of a Series offered hereby through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

      Cede, as nominee for DTC, will be the registered holder of the global Certificates. Except as described herein, no Certificateholder will be entitled to receive a certificate representing such person's interest in the Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described below, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Certificates, for distribution to the Certificateholders in accordance with DTC procedures.

      CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. ("Citibank") will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (in such capacities, the "Foreign Agency Depositaries").

      Transfers between DTC participants will occur in the ordinary way in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Foreign Agency Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Foreign Agency Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Foreign Agency Depositaries.

      Because of time-zone difference, credits of securities received in CEDEL or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the Certificates, see Annex I hereto and for information with respect to tax documentation procedures relating to the Certificates, see Annex I hereto and "Tax Matters -- Certain Federal Income Tax Consequences -- Foreign Investors".

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificateholders will receive all distributions of principal of and interest on the Certificates from the Trustee through DTC and its Participants. Under a book-entry format, Certificateholders will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificateholders. It is anticipated that the only "Certificateholder" (as such term is used in the Pooling and Servicing Agreement) will be Cede, as nominee of DTC, and that Certificateholders will not be recognized by the Trustee as Certificateholders under the Pooling and Servicing Agreement. Certificateholders will only be permitted to exercise the rights of Certificateholders under the Pooling and Servicing Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificateholders have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders.

      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

      DTC has advised the Seller that it will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited.

      CEDEL, societe anonyme ("CEDEL"), 67 Bd Grande-Duchesse Charlotte, L-1420, Luxembourg (R.C. Luxembourg B9248) was incorporated in 1970 as a limited company under Luxembourg law. CEDEL is owned by banks, securities dealers and financial institutions and currently has over 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of CEDEL's stock.

      CEDEL is registered as a "Depositaire professional de titre" in Luxembourg, and as such is subject to regulation by the Luxembourg Monetary Authority ("IML"), which also supervises Luxembourg's banks.

      CEDEL provides clearance and settlement services for its customers and currently accepts over 40,000 securities issues for clearance, settlement, and custody. CEDEL's customers consist of broker- dealers, financial institutions, and other securities professionals involved in the movement and/or custody of securities. CEDEL's U.S. customers are limited to brokers, dealers, and banks. Currently, CEDEL has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States.

      The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear Clearance System cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers involved in the distribution of the Certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operative Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Foreign Agency Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Tax Matters". CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement or the applicable Series Supplement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Foreign Agency Depositary's ability to effect such actions on its behalf through DTC.

      Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Certificates

      Unless otherwise stated in the related Prospectus Supplement, the Certificates of a Series or Class offered hereby will be issued in fully registered, certificated form to Certificateholders or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Seller advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to the Certificates of such Series or Class and the Seller is unable to locate a qualified successor, (ii) the Seller, at its option, elects to terminate the book-entry system through DTC with respect to such Series or Class or (iii) after the occurrence of a Service Default, Certificateholders representing not less than 50% of the aggregate unpaid principal amount of the Certificates of such Series or Class advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of such Certificateholders.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for such Certificates. Upon surrender by DTC of the certificate or certificates representing such Certificates and instructions for re-registration, the Trustee will issue such Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement ("Holders"). In the event that Definitive Certificates are issued or DTC ceases to be the clearing agency for any Series or Class of Certificates, the Pooling and Servicing Agreement provides that the applicable Certificateholders will be notified of such event.

      Distributions of principal of and interest on the Certificates will be made by the Trustee directly to Holders in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. Distributions on each Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related record date. Distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee. The final distribution on any Certificate (whether Definitive Certificates or the certificate or certificates registered in the name of Cede representing the Certificates), however, will be made only upon presentation and surrender of such Certificate on the final payment date at such office or agency as is specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of the final distribution.

      Definitive Certificates will be transferable and exchangeable at the offices of the Trustee, which shall initially be 101 Barclay Street, New York, New York 10286. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

The Seller's Certificate

      The Pooling and Servicing Agreement provides that the Seller may exchange a portion of the certificate evidencing the Seller's Interest (the "Seller's Certificate") for another certificate (a "Supplemental Certificate") for transfer or assignment to a person designated by the Seller upon the execution and delivery of a supplement to the Pooling and Servicing Agreement (which supplement shall be subject to the amendment section of the Pooling and Servicing Agreement to the extent that it amends any of the terms of the Pooling and Servicing Agreement); provided that (a) the Seller shall at the time of such exchange and after giving effect thereto have an interest in the Pool Balance of not less than 2% of the aggregate amount of the principal balances of the Receivables (the "Pool Balance"), (b) the Seller shall have delivered to the Trustee, the Rating Agencies and any Enhancement Provider a Tax Opinion with respect to such exchange and (c) the Seller shall have delivered to the Trustee written confirmation from the applicable Rating Agencies that such exchange will not result in a reduction or withdrawal of the rating of any outstanding Series or Class of Certificates. Any subsequent transfer or assignment of a Supplemental Certificate is also subject to the conditions described in clauses (b) and (c) in the preceding sentence.

New Issuances

      The Pooling and Servicing Agreement provides that pursuant to any one or more Supplements, the Trustee may issue two types of certificates: (i) one or more Series of Certificates which are transferable and have the characteristics described below and (ii) the Seller's Certificate (and any Supplemental Certificate) which will evidence the Seller's Interest and will be transferable only upon the satisfaction of certain conditions described under "The Seller's Certificate". The Pooling and Servicing Agreement also provides that, pursuant to one or more Supplements, the Seller may cause the Trustee to issue one or more new Series. Under the Pooling and Servicing Agreement, the Seller may specify, among other things, with respect to any
Series: (a) its name or designation, (b) its initial principal amount (or method for calculating such amount), (c) its certificate rate (or the method for determining its certificate rate), (d) a date on which it will begin its Accumulation Period or Controlled Amortization Period, if any, (e) the method for allocating principal and interest to Certificateholders of such Series,
(f) the percentage used to calculate monthly servicing fees, (g) the issuer and terms of any Enhancement with respect thereto or the level of subordination provided by the Seller's Interest, (h) the terms on which the Certificates of such Series may be exchanged for Certificates of another Series, be subject to repurchase, optional redemption or mandatory redemption by the Seller or be remarketed by any remarketing agent, (i) the Series Termination Date and (j) any other terms permitted by the Pooling and Servicing Agreement, including, without limitation, the currency in which such Series will be denominated (all such terms, the "Principal Terms" of such Series). The Seller may offer any Series to the public under a prospectus or other disclosure document (a "Disclosure Document") in transactions either registered under the Securities Act or exempt from registration thereunder, directly or through one or more underwriters or placement agents. There is no limit to the number of Series that may be issued under the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement provides that the Seller may specify Principal Terms of a new Series such that each Series has a Controlled Amortization Period or Accumulation Period which may have a different length and begin on a different date than the Controlled Amortization Period or Accumulation Period for any other Series. Further, one or more Series may be in their Reinvestment Periods, Early Amortization Periods, Controlled Amortization Periods or Accumulation Periods while other Series are not. Thus, certain Series may be amortizing or accumulating principal, while other Series are not. Moreover, different Series may have the benefits of different forms of Enhancement issued by different entities. Under the Pooling and Servicing Agreement, the Trustee will hold each form of Enhancement only on behalf of the Series (or a particular Class within a Series) with respect to which it relates, unless otherwise provided in the related Series Supplement or Series Supplements. The

Pooling and Servicing Agreement also provides that the Seller may specify different certificate rates and Monthly Servicing Fees with respect to each Series (or a particular Class within a Series). In addition, the Seller has the option under the Pooling and Servicing Agreement to vary among Series (or Classes within a Series) the terms upon which a Series (or Classes within a Series) may be repurchased by the Seller.

      Under the Pooling and Servicing Agreement and pursuant to a Series Supplement, a new Series may be issued only upon the satisfaction of certain specified conditions. The Seller may cause the issuance of a new Series by notifying the Trustee at least five business days in advance of the applicable Series Issuance Date. The notice shall state the designation of any Series (and Classes within a Series, if any). The Pooling and Servicing Agreement provides that the Trustee will issue any such Series only upon delivery to it of the following: (i) a Series Supplement in form satisfactory to the Trustee signed by the Seller and the Servicer and specifying the Principal Terms of such Series, (ii) the form of any Enhancement and any related agreement, (iii) an opinion of counsel to the effect that, for federal income and Michigan income and single business tax purposes, (x) such issuance will not adversely affect the characterization of the Certificates of any outstanding Series or Class as debt of the Seller, (y) such issuance will not cause a taxable event to any Certificateholders (an opinion of counsel to the effect referred to in clauses (x) and (y) with respect to any action is referred to herein as a "Tax Opinion") and (z) such new Series will be characterized as debt of the Seller, and (iv) written confirmation from the applicable Rating Agencies that such issuance will not result in a reduction or withdrawal of the rating of any outstanding Series or Class of Certificates. Such issuance is also subject to the conditions that (a) the Seller shall have represented and warranted that such issuance shall not, in the reasonable belief of the Seller, cause an Early Amortization Event or Reinvestment Event to occur with respect to any outstanding Series and (b) after giving effect to such issuance, the Seller's interest in the Pool Balance shall not be less than 2% of the Pool Balance. Upon satisfaction of all such conditions, the Trustee will issue such Series.

Conveyance of Receivables and Collateral Security

      On the date on which the Certificates related to the Series 1991-1 were originally issued (the "Initial Closing Date"), CARCO sold and assigned to the Trust all of its right, title and interest in and to the Receivables and the related Collateral Security as of the Initial Cut-Off Date, all Receivables thereafter created in the Accounts and its interests in the related Collateral Security and the Receivables Purchase Agreement, and the proceeds of all of the foregoing. On August 8, 1991, CARCO, in accordance with the terms of the Pooling and Servicing Agreement and the Receivables Purchase Agreement, transferred the Seller's Interest and all its rights and obligations under the Pooling and Servicing Agreement and the Receivables Purchase Agreement to USA. See "U.S. Auto Receivables Company and the Trust". In addition, the Seller has previously designated Additional Accounts to be added to the Accounts and has previously conveyed to the Trust the Receivables in such Additional Accounts (together with the related Collateral Security) as of the applicable Additional Cut-Off Date and all Receivables (and related Collateral Security) created thereafter.

      In connection with the sale of the Receivables to the Seller by the RPA Seller and the transfer of the Receivables to the Trust, USA and CFC are required to indicate in their computer records that the Receivables in the Accounts and the related Collateral Security have been conveyed to the Trust. In addition, the Seller is required to provide to the Trustee a computer file or microfiche or written list containing a true and complete list showing for each Account, as of the Initial Cut-Off Date and the applicable Additional Cut-Off Date, (i) its account number, (ii) the outstanding balance of the Receivables in such Account and (iii) the outstanding balance of Principal Receivables in such Account. CFC will retain and will not deliver to the Trustee any other records or agreements relating to the Receivables. Except as set forth above, the records and agreements relating to the Receivables have not and will not be segregated from those relating to other accounts of CFC, and the physical documentation relating to the Receivables has not and will not be stamped or marked to reflect the transfer of the

Receivables to the Trust. The Seller will file one or more financing statements in accordance with applicable state law to perfect the Trust's interest in the Receivables, the Collateral Security, the Receivables Purchase Agreement and the proceeds thereof. See "Risk Factors" and "Certain Legal Aspects of the Receivables".

      As contemplated above and as described below under "Addition of Accounts or Participation Interests", the Seller has the right (subject to certain limitations and conditions), and in some circumstances is obligated, to designate from time to time additional accounts to be included as Additional Accounts, to purchase from the RPA Seller the Receivables then existing or thereafter created in such Additional Accounts and to convey such Receivables to the Trust. Each such Additional Account must be an Eligible Account. In respect of any conveyance of Receivables in Additional Accounts, the Seller will follow the procedures set forth in the preceding paragraph, except the list will show information for such Additional Accounts as of the date such Additional Accounts are identified and selected (the "Additional Cut-Off Date").

Representations and Warranties

      The Seller will make representations and warranties to the Trust relating to the Accounts, the Receivables and the Collateral Security to the effect, among other things, that (a) as of each Series Cut-Off Date, and the date of issuance of any Series (a "Series Issuance Date") (or, in the case of the Additional Accounts, as of the Additional Cut-Off Date and the date the related Receivables are transferred to the Trust (an "Addition Date")), each Account or Additional Account was an Eligible Account, (b) as of the Series Cut-Off Date (or as of the Additional Cut-Off Date, in the case of any Additional Accounts) or as of the date any future Receivable is generated (a "Transfer Date"), each Receivable is an Eligible Receivable or, if such Receivable is not an Eligible Receivable, such Receivable is conveyed to the Trust as described below under "Ineligible Receivables, the Instalment Balance Amount and the Overconcentration Amount", (c) each Receivable and all Collateral Security conveyed to the Trust on the Transfer Date or, in the case of Additional Accounts, on the Addition Date, and all of the Seller's right, title and interest in the Receivables Purchase Agreement, have been conveyed to the Trust free and clear of any liens and (d) all appropriate consents and governmental authorizations required to be obtained by the Seller in connection with the conveyance of each such Receivable or Collateral Security have been duly obtained. If the Seller breaches any representation and warranty described in this paragraph and such breach remains uncured for 30 days or such longer period as may be agreed to by the Trustee, after the earlier to occur of the discovery of such breach by the Seller or the Servicer or receipt of written notice of such breach by the Seller or the Servicer, and such breach has a materially adverse effect on the Certificateholders' Interest in any Receivable or Account, the Certificateholders' Interest in such Receivable or, in the case of a breach relating to an Account, all Receivables in the related Account ("Ineligible Receivables") will be reassigned to the Seller on the terms and conditions set forth below and such Account shall no longer be included as an Account.

      Each such Receivable shall be reassigned to the Seller on or before the end of the Collection Period in which such reassignment obligation arises by the Seller directing the Servicer to deduct the principal balance of such Receivable from the Pool Balance. In the event that such deduction would cause the Seller's Participation Amount, which is an amount equal to the Pool Balance minus the aggregate Invested Amounts for all outstanding Series, to be less than the aggregate Available Subordinated Amounts for all Outstanding Series (the "Trust Available Subordinated Amount") on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution Date), on the date on which such reassignment is to occur the Seller will be obligated to make a deposit into the Collection Account in immediately available funds in an amount equal to the amount by which the Seller's Participation Amount would be less than the Trust Available Subordinated Amount (the amount of any such deposit being referred to herein as a "Transfer Deposit Amount"), provided that if the Transfer Deposit Amount is not so deposited, the principal balance of the related Receivables will be deducted from the Pool Balance only to the extent the Seller's Participation Amount is not reduced below the Trust Available Subordinated Amount and any principal balance not so deducted will not be reassigned and will remain part of the Trust. The reassignment of any such Receivable to the Seller and the payment of any related Transfer Deposit Amount will be the sole remedy respecting any breach of the representations and warranties described in the preceding paragraph with respect to such Receivable available to Certificateholders or the Trustee on behalf of Certificateholders.

      The Seller will also make representations and warranties to the Trust to the effect, among other things, that as of each Series Issuance Date (a) it is duly incorporated and in good standing, it has the authority to consummate the transactions contemplated by the Pooling and Servicing Agreement and the Pooling and Servicing Agreement constitutes a valid, binding and enforceable agreement of the Seller and (b) the Pooling and Servicing Agreement constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of the Seller in the Receivables and the Collateral Security, whether then existing or thereafter created, the Receivables Purchase Agreement, and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the Certificateholders of any Series), subject to the rights of the Purchasers with respect to certain of the Collateral Security, under the UCC as then in effect in the State of Michigan, which is effective as to each Receivable existing on the Initial Closing Date (or as of the Addition Date, if applicable) or, as to each Receivable arising thereafter, upon the creation thereof and until termination of the Trust. In the event that the breach of any of the representations and warranties described in this paragraph has a materially adverse effect on the Certificateholders' Interest in the Receivables, either the Trustee or the holders of Certificates of all outstanding Series evidencing not less than a majority of the aggregate unpaid principal amount of all outstanding Series, by written notice to the Seller and the Servicer (and to the Trustee and the issuer or provider of any Enhancement (an "Enhancement Provider") if given by Certificateholders), may direct the Seller to accept the reassignment of the Certificateholders' Interest of all Series within 60 days of such notice, or within such longer period specified in such notice. The Seller will be obligated to accept the reassignment of the Certificateholders' Interest on a Distribution Date occurring within such 60-day period. Such reassignment will not be required to be made, however, if at the end of such applicable period, the representations and warranties shall then be true and correct in all material respects and any materially adverse effect caused by such breach shall have been cured. The price for such reassignment will generally be equal to the aggregate "Invested Amounts" (as specified in the related Series Supplements) of all Series on the Determination Date preceding the Distribution Date on which the purchase is scheduled to be made plus accrued and unpaid interest on the unpaid principal amount of the Certificates at the applicable certificate rate (together with interest on overdue interest) plus, with respect to any particular Series, any other amounts specified in the Series Supplement therefor. The payment of the reassignment price for all outstanding Series, in immediately available funds, will be considered a payment in full of the Certificateholders' Interest. Such funds will be distributed to the Certificateholders entitled thereto upon presentation and surrender of the Certificates. If the Trustee or the Certificateholders give a notice as provided above, the obligation of the Seller to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to Certificateholders or the Trustee on behalf of the Certificateholders.

      As of the effective date of the CARCO Transfer, USA was deemed to have made all the representations and warranties of the Seller (including the Seller's representations and warranties set forth above) in the Pooling and Servicing Agreement and in any Series Supplement with respect to any Series or Class of Certificates.

Eligible Accounts and Eligible Receivables

      An "Eligible Account" is defined to mean each wholesale financing line of credit extended by CFC, directly or as successor to CCC, to a Dealer, which line of credit, as of the date of determination thereof: (a) is established by CFC, directly or as successor to CCC, in the ordinary course of business pursuant to a floorplan financing agreement, (b) is in favor of an Eligible Dealer, (c) is in existence and maintained and serviced by CFC, directly or as successor to CCC, and (d) in respect of which no amounts have been charged off as uncollectible or are classified as past due or delinquent. An "Eligible Dealer" is a Dealer: (a) which is located in the United States of America (including its territories and possessions), (b) which has not been identified by the Servicer as being the subject of any voluntary or involuntary bankruptcy proceeding or in voluntary or involuntary liquidation, (c) in which Chrysler or any affiliate thereof does not have an equity investment and (d) which has not been classified by the Servicer as being in Dealer Trouble status.

      An "Eligible Receivable" is defined to mean each Receivable: (a) which was originated or acquired by CFC, directly or as successor to CCC, in the ordinary course of business, (b) which has arisen under an Eligible Account and is payable in United States dollars, (c) which is owned by CFC or CCC at the time of sale to the Seller, (d) which represents the obligation of a Dealer to repay an advance made to such Dealer to finance the acquisition of Vehicles, (e) which at the time of creation and at the time of transfer to the Trust is secured by a perfected first priority security interest in the Vehicle relating thereto, (f) which was created in compliance in all respects with all requirements of law applicable thereto and pursuant to a floorplan financing agreement which complies in all respects with all requirements of law applicable to any party thereto, (g) with respect to which all consents and governmental authorizations required to be obtained by Chrysler, CCC, CFC or the Seller in connection with the creation of such Receivable or the transfer thereof to the Trust or the performance by CCC or CFC of the floorplan financing agreement pursuant to which such Receivable was created, have been duly obtained, (h) as to which at all times following the transfer of such Receivable to the Trust, the Trust will have good and marketable title thereto free and clear of all liens arising prior to the transfer or arising at any time, other than liens permitted pursuant to the Pooling and Servicing Agreement, (i) which has been the subject of a valid transfer and assignment from the Seller to the Trust of all the Seller's interest therein (including any proceeds thereof), (j) which will at all times be the legal and assignable payment obligation of the Dealer relating thereto, enforceable against such Dealer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy or other similar laws,
(k) which at the time of transfer to the Trust is not subject to any right of rescission, setoff, or any other defense (including defenses arising out of violations of usury laws) of the Dealer, (1) as to which, at the time of transfer of such Receivable to the Trust, Chrysler, CCC, CFC and the Seller have satisfied all their respective obligations with respect to such Receivable required to be satisfied at such time, (m) as to which, at the time of transfer of such Receivable to the Trust, neither Chrysler, CCC or CFC nor the Seller has taken or failed to take any action which would impair the rights of the Trust or the Certificateholders therein, (n) which constitutes "chattel paper" as defined in Article 9 of the UCC as then in effect in the State of Michigan and (o) which was transferred to the Trust with all applicable governmental authorization.

      The Trustee did not and it is not required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with representations and warranties of the Seller or for any other purpose. In addition, it is not required or anticipated that the Trustee will make any initial or periodic general examination of the Servicer for the purpose of establishing the compliance by the Servicer with its representations or warranties, the observation of its obligations under the Pooling and Servicing Agreement or for any other purpose. The Servicer, however, will deliver to the Trustee on or before March 31 of each calendar year, an opinion of counsel with respect to the validity of the interest of the Trust in and to the Receivables and certain other components of the Trust.

Ineligible Receivables, the Installment Balance Amount and the
   Overconcentration Amount

      For the purpose of facilitating the administration and reporting requirements of the Servicer under the Pooling and Servicing Agreement, all Ineligible Receivables arising in an Eligible Account shall be transferred to the Trust, provided that, if the Series Supplement for a Series so provides, the Incremental Subordinated Amount for such Series will be adjusted by the portion of the aggregate principal amount of Receivables included therein allocable to the Certificateholders' Interest of such Series. In addition, if the Series Supplement for a Series so provides, the Incremental Subordinated Amount for such Series shall be adjusted to reflect, on each Distribution Date, the aggregate principal amount of Receivables in the Trust on such Distribution Date which are Dealer Overconcentrations (the "Overconcentration Amount") allocable to the Certificateholders' Interest of such Series and the portion of the aggregate amount of Installment Balances in respect of which CFC has not received an offsetting payment from the related Dealer on such Distribution Date (the "Installment Balance Amount") allocable to the Certificateholders' Interest of such Series. As used herein, "Dealer Overconcentrations" on any Distribution Date means, with respect to any Dealer or group of affiliated Dealers and any Series, the excess of (x) the aggregate principal amount of Receivables due from such Dealer or group of affiliated Dealers on the last day of the Collection Period immediately preceding such Distribution Date over (y) the percentage specified in the Series Supplement for such Series of the Pool Balance on the last day of such immediately preceding Collection Period.

Addition of Accounts or Participation Interests

      Subject to the conditions described below, the Seller has the right to designate from time to time additional accounts to be included as Accounts (the "Additional Accounts"). In addition, the Seller is required to add the Receivables of Additional Accounts if the Pool Balance on the last day of any Collection Period is less than the Required Participation Amount as of the following Distribution Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution
Date). In that case, unless certain insolvency events have occurred with respect to the Seller, CFC or Chrysler, CFC under the Receivables Purchase Agreement will be required to sell to the Seller, and the Seller under the Pooling and Servicing Agreement will be required to transfer and assign to the Trust, within 10 business days after the end of such Collection Period, interests in all Receivables arising in such Additional Accounts, whether such Receivables are then existing or thereafter created. Any designation of Additional Accounts is subject to the following conditions, among others: (i) each such Additional Account must be an Eligible Account; (ii) the Seller shall represent and warrant that the addition of such Additional Accounts shall not, in the reasonable belief of the Seller, cause an Early Amortization Event or Reinvestment Event to occur with respect to any Series;
(iii) the Seller shall not select such Additional Accounts in a manner that it believes is adverse to the interests of the Certificateholders or any Enhancement Provider; (iv) the Seller shall deliver a Tax Opinion, other than in the case of a required addition, and certain other opinions of counsel with respect to the addition of such Additional Accounts to the Trustee, the Rating Agencies and any Enhancement Provider; and (v) the applicable Rating Agencies shall have provided written confirmation that such addition will not result in a reduction or withdrawal of the rating of any outstanding Series or Class of Certificates.

      Notwithstanding the foregoing, from and after the date on which no Series issued prior to October 20, 1994 is outstanding the Seller may from time to time, at its discretion, and subject only to the limitations specified in this paragraph, designate Additional Accounts. (Additional Accounts designated in accordance with the provisions described in this paragraph are referred to herein as "Automatic Additional Accounts".) Unless each Rating Agency otherwise consents, the number of Automatic Additional Accounts designated with respect to any of the three consecutive Collection Periods beginning in January, April, July and October of each calendar year shall not exceed 8% of the number of Accounts as of the first day of the calendar year during which such Collection Periods commence and the number of Automatic Additional Accounts designated during any such calendar year shall not exceed 20% of the number of Accounts as of the first day of such calendar year. On or before the first business day of each Collection Period beginning in January, April, July and October of each calendar year, the Seller shall have requested and obtained notification from each Rating Agency of any limitations to the right of the Seller to designate Eligible Accounts as Automatic Additional Accounts during any period which includes such Collection Period. On or before January 31, April 30, July 31, October 31 of each calendar year, the Trustee shall have received confirmation from each Rating Agency that the addition of all Automatic Additional Accounts included as Accounts during the three consecutive Collection Periods ending in the calendar month prior to such date shall not have resulted in any applicable Rating Agency reducing or withdrawing its rating of any outstanding Series or Class of Certificates. On or before January 31 and July 31 of each calendar year (or on or before the last day of each month in certain circumstances), the Seller shall have delivered to the Trustee, each Rating Agency and any Enhancement Provider an opinion of counsel with respect to the Automatic Additional Accounts included as Accounts during the preceding calendar year confirming the validity and perfection of each transfer of such Automatic Additional Accounts. If such Rating Agency confirmation or opinion of counsel with respect to any Automatic Additional Accounts is not so received, such Automatic Additional Accounts will be removed from the Trust.

      From and after the date on which no Series issued prior to August 19, 1997 is outstanding, the Seller, in lieu of adding Additional Accounts, may convey Participation Interests to the Trust.

      Each Additional Account (including each Automatic Additional Account) must be an Eligible Account at the time of its addition. However, since Additional Accounts or Participation Interests may not have been a part of the initial portfolio of CCC or CFC, they may not be of the same credit quality as the initial Accounts. Additional Accounts or Participation Interests may have been originated by CCC or CFC at a later date using credit criteria different from those which were applied to the initial Accounts or may have been acquired by CCC or CFC from another wholesale lender that had different credit criteria. In addition, the Seller will be permitted to designate as Additional Accounts accounts which contain receivables that have been sold or pledged to third parties; however, following the applicable Additional Cut-Off Date, no Receivables thereafter arising in any such accounts shall be sold or pledged to any third parties.

            "Required Participation Amount" for any date means an amount equal to (a) the sum of the amounts for each Series (other than any Series or portion thereof which is designated in the relevant Series Supplement as being an Excluded Series until the Invested Amount of the Series relating to such Excluded Series is reduced to $0) obtained by multiplying the Required Participation Percentage for such Series by the Initial Invested Amount for such Series at such time, plus (b) the Trust Available Subordinated Amount on the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date following such Determination Date).

            "Required Participation Percentage" shall mean, with respect to a particular Series, the percentage provided in the related Series Supplement.

Removal of Accounts

      The Seller shall have the right at any time to require the removal from the Trust of Eligible Accounts. To remove any Eligible Account, the Seller (or the Servicer on its behalf) shall, among other things, (a) furnish to the Trustee, any Enhancement Provider and the Rating Agencies a written notice (the "Removal Notice") specifying the Determination Date on which removal of one or more Accounts will commence (a "Removal Commencement Date") and the Accounts to be removed from the Trust (the "Designated Accounts"), (b) determine on the Removal Commencement Date the aggregate principal balance of Receivables in respect of each such Designated Account (the "Designated Balance"), (c) from and after such Removal Commencement Date, cease to transfer to the Trust all Receivables arising in the Designated Accounts, (d) from and after such Removal Commencement Date, allocate all Principal Collections in respect of each Designated Account, first to the oldest outstanding principal balance of such Designated Account, until the Determination Date on which the Designated Balance in such Designated Account is reduced to zero (the "Removal Date"), (e) on each business day from and after such Removal Commencement Date to and until the related Removal Date, allocate (i) to the Trust (to be further allocated pursuant to the Pooling and Servicing Agreement), Interest Collections in respect of each Designated Account with respect to Receivables in all Designated Accounts sold to the Trust and (ii) to the Seller the remainder of the Interest Collections in all such Designated Accounts, (f) represent and warrant that the removal of any such Eligible Account on any Removal Date shall not, in the reasonable belief of the Seller, cause an Early Amortization Event or Reinvestment Event to occur with respect to any Series or cause the Pool Balance to be less than the Required Participation Amount, (g) represent and warrant that no selection procedures believed by the Seller to be adverse to the interests of the Certificateholders were utilized in selecting the Designated Accounts,
(h) represent and warrant that such removal will not result in a reduction or withdrawal of the rating of any outstanding Series or Class of Certificates and (i) on or before the related Removal Date, deliver to the Trustee and any Enhancement Provider an officers' certificate confirming the items set forth in clauses (f), (g) and (h) above and a Tax Opinion with respect to such removal. No Designated Accounts shall be removed if such removal will result in a reduction or withdrawal of the rating of any outstanding Series or Class of Certificates.

      On any date on which an Account becomes an Ineligible Account (which date will be deemed the Removal Commencement Date for such Account), the Seller will commence the removal of such Account from the Trust by taking each of the actions specified in clauses (a) through (e) of the preceding paragraph with respect to such Ineligible Account.

      Upon satisfaction of the above conditions, on the Removal Date with respect to any such Designated Account, the Seller will cease such allocation of collections of Receivables therefrom and such Designated Account shall be deemed removed from the Trust for all purposes (a "Removed Account").

      In addition to the removal rights described above, the Seller shall have the right at any time to remove Accounts from the Trust and, in connection therewith, repurchase the then existing Receivables in such Accounts. To remove Accounts and repurchase the then existing Receivables in such Accounts, the Seller (or the Servicer on its behalf) shall, among other things: (a) furnish to the Trust, each Enhancement Provider and the Rating Agencies a Removal Notice specifying the Designated Accounts which are to be removed, and the then existing Receivables in such Designated Accounts (the "Designated Receivables") which are to be repurchased from the Trust and the Determination Date on which the removal of such Designated Accounts and the purchase of such Designated Receivables will occur (a "Removal and Repurchase Date"), (b) deliver to the Trustee on the Removal and Repurchase Date a computer file or microfiche or written list containing a true and complete list of the Removed Accounts specifying for each such Account its account number and the aggregate amount of Receivables outstanding in such Account,
(c) if any Series issued prior to October 20, 1994 is then outstanding, deposit into the Collection Account on the Removal and Repurchase Date funds in an amount equal to the aggregate outstanding balance of the Designated Receivables on such date (the "Repurchased Receivables Purchase Price"), (d) represent and warrant that the removal of any such Eligible Account and the repurchase of the Receivables then existing in such Account on any Removal and Repurchase Date shall not, in the reasonable belief of the Seller, cause an Early Amortization Event or Reinvestment Event to occur with respect to any Series or cause the Pool Balance to be less than the Required Participation Amount, (e) represent and warrant that no selection procedures believed by the Seller to be adverse to the interests of the Certificateholders were utilized in selecting the Designated Accounts, (f) represent and warrant as of the Removal and Repurchase Date that the list of Removed Accounts delivered pursuant to clause (b) above, as of the Removal and Repurchase Date, is true and complete in all material respects, (g) represent and warrant that such removal and repurchase will not result in a reduction or withdrawal of the rating of any outstanding Series or Class of Certificates by the applicable Rating Agency, (h) deliver to the Trustee, each Rating Agency and any Enhancement Providers a Tax Opinion, dated the Removal and Repurchase Date, with respect to such removal and repurchase, and
(i) deliver to the Trustee and any Enhancement Providers an officers' certificate confirming the items set forth in clauses (d) through (g) above. No Designated Accounts shall be removed and no Designated Receivables shall be repurchased unless each Rating Agency shall have notified the Seller, the Servicer and the Trustee in writing that such removal and repurchase will not result in a reduction or withdrawal of such Rating Agency's rating of any outstanding Series or Class of Certificates.

      Upon satisfaction of the above conditions, on the Removal and Repurchase Date with respect to any such Designated Account and Designated Receivables, such Designated Account shall be deemed removed, and such Designated Receivables ("Repurchased Receivables") shall be deemed repurchased, from the Trust for all purposes.

      On each Distribution Date, any amounts on deposit in the Collection Account on such Distribution Date resulting from payment by the Seller of the Repurchased Receivables Purchase Price will be applied first, to fund any unpaid Miscellaneous Payment due on or prior to such Distribution Date and second, an amount equal to the product of (i) the amount of any Repurchased Receivables Purchase

Price initially deposited by the Seller in the Collection Account pursuant to such repurchase and (ii) the Monthly Payment Rate for the immediately preceding Collection Period, which is the percentage obtained by dividing Principal Collections for such Collection Period by the daily average Pool Balance for such Collection Period, shall be treated as Principal Collections collected in the immediately preceding Collection Period.

      Notwithstanding the provisions described above, from and after the date on which no Series issued prior to October 20, 1994 is outstanding, the Seller shall have the right to require the reassignment to it of all the Trust's right, title and interest in, to and under the Receivables then existing and thereafter created, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to the Accounts ("Automatic Removed Accounts") designated by the Seller, upon satisfaction of the following conditions: (a) on or before the fifth business day immediately preceding the date upon which such Accounts are to be removed, the Seller shall have given the Trust, each Enhancement Provider and the Rating Agencies a Removal Notice specifying the date for removal of the Automatic Removed Accounts (the "Automatic Removal Date"); (b) on or prior to the date that is five business days after the Automatic Removal Date, the Seller shall have delivered to the Trustee a computer file or microfiche or written list containing a true and complete list of the Automatic Removed Accounts specifying for each such Account, as of the removal notice date, its account number and the aggregate amount of Receivables outstanding in such Account; (c) the Seller shall have represented and warranted as of each Automatic Removal Date that the list of Automatic Removed Accounts delivered pursuant to clause (b) above, as of the Automatic Removal Date, is true and complete in all material respects; (d) the Trustee shall have received confirmation from each Rating Agency that such removal will not result in a reduction or withdrawal of such Ratings Agency's rating of any outstanding Series or Class of Certificates; (e) the Seller shall have delivered to the Trustee, each Rating Agency and any Enhancement Providers an officers' certificate, dated the Automatic Removal Date, to the effect that the Seller reasonably believes that such removal will not cause an Early Amortization Event or Reinvestment Event to occur with respect to any Series; and (f) the Seller shall have delivered to the Trustee, each Rating Agency and any Enhancement Providers a Tax Opinion, dated the Automatic Removal Date, with respect to such removal.

      Upon satisfaction of the above conditions, on the Automatic Removal Date all the right, title and interest of the Trust in and to the Receivables arising in the Automatic Removed Accounts, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof shall be deemed removed from the Trust for all purposes.

Discount Option

      From and after the date on which no Series issued prior to August 19, 1997 is outstanding, the Seller may at any time and from time to time, but without any obligation to do so, designate a specified fixed or variable percentage based on a formula (the "Discount Percentage") of the amount of Receivables arising in all or any specified portion of the Accounts on and after the date such designation becomes effective that otherwise would have been treated as Principal Receivables to be treated as interest Receivables (the "Discount Option Receivables"). Although there can be no assurance that the Seller will do so, such designation may occur because the Seller determines that the exercise of the discount option is needed to provide a sufficient yield on the Receivables to cover interest and other amounts due and payable from Interest Collections or to avoid the occurrence of an Early Amortization Event or Reinvestment Event relating to the reduction of the average yield on the portfolio of Accounts in the Trust, if the related Series Supplement provides for such an Early Amortization Event or Reinvestment Event. After any such designation the Seller may, without notice to or consent of the Certificateholders, from time to time reduce or withdraw the Discount Percentage; provided, however, that such reduction or withdrawal will occur only if the Seller delivers to the Trustee a certificate of an authorized representative to the effect that, in the reasonable belief of the Seller, such reduction or withdrawal would not have adverse regulatory or other accounting implications for the Seller. The Seller must provide 30 days' prior written notice to the Servicer, the Trustee and each Rating Agency of any such designation or reduction or withdrawal, and such designation or reduction or withdrawal will become effective on the date specified therein only if (a) the Seller has delivered to the Trustee a certificate of an authorized representative to the effect that, based on the facts known to such representative at the time, the Seller reasonably believes that such designation or reduction or withdrawal will not cause an Early Amortization Event or Reinvestment Event or an event that, with notice or the lapse of time or both, would constitute an Early Amortization Event or Reinvestment Event, to occur with respect to any Series and (b) the Seller has received written notice from each Rating Agency that such designation or reduction or withdrawal will not result in a reduction or withdrawal of the rating of any outstanding Series or Class of Certificates. On the date of processing of any collections on or after the date the exercise of the discount option takes effect, the product of (i) a fraction the numerator of which is the amount of Discount Option Receivables and the denominator of which is the amount of all of the Principal Receivables (including Discount Option Receivables) at the end of the prior Collection Period and (ii) collections of Receivables that arise in the Accounts on such day on or after the date such option is exercised that otherwise would be Principal Receivables will be deemed collections of interest Receivables and will be applied accordingly, unless otherwise provided in the related Prospectus Supplement. Any such designation would result in an increase in the amount of collections of interest Receivables, a reduction in the balance of Principal Receivables and a reduction in the Seller's interest in the Pool Balance.

Excluded Series

      A Series of Certificates may be designated as an excluded series (an "Excluded Series") with respect to a Series of Certificates previously issued by the Trust as to which the Accumulation Period or Controlled Amortization Period has commenced (a "Paired Series").

      Each Excluded Series will be prefunded with an initial deposit to a prefunding account in an amount equal to the initial principal balance of such Excluded Series and primarily from the proceeds of the offering of such Excluded Series. Any such prefunding account will be held for the benefit of such Excluded Series and not for the benefit of the Paired Series. As funds are accumulated in the Principal Funding Account for such Paired Series or distributed to holders of Certificates of such Paired Series, an equal amount of funds on deposit in any prefunding account for such prefunded Excluded Series will be released (which funds will be distributed to the Seller). Until payment in full of the Paired Series, no Interest Collections, Principal Collections, Defaulted Amounts or Miscellaneous Payments will be allocated to the related Excluded Series. In addition, it is expected that any Excluded Series will be excluded from the calculation of the Required Participation Amount as described under " -- Addition of Accounts or Participation Interests".

Collection Account

      The Servicer has established and will maintain an Eligible Deposit Account for the benefit of the Certificateholders in the name of the Trustee, on behalf of the Trust (the "Collection Account"). "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means (a) the corporate trust department of the Trustee or (b) a depository institution organized under the laws of the United States or any one of the states thereof, or the District of Columbia (or a domestic branch of a foreign bank), which at all times (i) has either (x) a long-term unsecured debt rating of A2 or better by Moody's Investors Service, Inc. ("Moody's") and of AAA or better by Standard & Poor's Ratings Group ("Standard & Poor's") or (y) a certificate of deposit rating of P-1 by Moody's or A-1+ by Standard & Poor's and (ii) is a member of the FDIC. Funds in the Collection Account generally will be invested in Eligible Investments. "Eligible Investments" are:

            (a) book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form having original or remaining maturities of 30 days or less, but in no event occurring later than the Distribution Date next succeeding the Trustee's acquisition thereof, except as otherwise provided, with respect to any Series offered hereby, in the related Series Supplement, which evidence:

               (i) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

              (ii) demand deposits, time deposits or certificates of deposit of any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities; provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person or entity other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

             (iii) commercial paper having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby;

              (iv) except during a Reinvestment Period with respect to any Series, investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby or otherwise approved in writing thereby;

               (v) bankers' acceptances issued by any depository institution or trust company referred to in clause (ii) above; and

              (vi) certain repurchase obligations, including those of appropriately rated broker-dealers and financial institutions; and

            (b) any other investment consisting of a financial asset that by its terms converts to cash within a finite period of time, provided that each Rating Agency shall have notified the Seller, the Servicer and the Trustee that the Trust's investment therein will not result in a reduction or withdrawal of the rating of any outstanding Class or Series with respect to which it is a Rating Agency.

      The foregoing notwithstanding, so long as any Series issued by the Trust prior to October 20, 1994 remains outstanding, funds in the Collection Account will be invested only in (i) obligations fully guaranteed by the United States, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, the commercial paper of which has the highest rating from the applicable Rating Agency, (iii) commercial paper having at the time of the Trust's investment, a rating in the highest rating category from the applicable Rating Agency, (iv) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC, (v) bankers' acceptances issued by any depository institution or trust company described in (ii) above, (vi) except during a Reinvestment Period with respect to any Series, investments in money market funds which have the highest rating from, or have otherwise been approved in writing by, each Rating Agency and (vii) certain repurchase obligations (collectively, "Eligible Investments"). Any earnings (net of losses and investment expenses) on funds in the Collection Account will be credited to the Collection Account. The Servicer will have the revocable power to instruct the Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Pooling and Servicing Agreement. The Servicer may select an appropriate agent as representative of the Servicer for the purpose of designating such investments.

Excess Funding Account

      Except, to the extent provided in the related Series Supplement, during an Early Amortization Period or Reinvestment Period with respect to a Series, the Excess Funded Amount, if any, for such Series will be maintained in the Excess Funding Account established with the Trustee with respect to such Series. The Excess Funded Amount with respect to a Series will initially equal the excess, if any, of the initial principal balance of the Certificates of such Series over the Initial Invested Amount thereof. Funds on deposit in the Excess Funding Account for a Series will be invested by the Trustee at the direction of the Servicer generally in Eligible Investments. Such investments must mature on or prior to the next Distribution Date. The Servicer may select an appropriate agent as representative of the Servicer for the purpose of designating such investments.

      Funds on deposit in the Excess Funding Account for a Series will be withdrawn and paid to the Seller or allocated to one or more other Series which are in Controlled Amortization, Early Amortization, Reinvestment or Accumulation Periods to the extent of any increases in the Invested Amount of the Series in question as a result of the addition of Receivables to the Trust, a reduction in the Seller's Interest, or a reduction in the Initial Invested Amount of any other Series. Additional amounts will be deposited in the Excess Funding Account for a Series on a Distribution Date to the extent that the sum of the Certificateholders' Interest of such Series in Principal Receivables and the amount on deposit in the Excess Funding Account, if any, for such Series prior to the deposit on such Distribution Date is less than the outstanding principal balance of the Certificates of such Series, but only to the extent that funds are available therefor as provided in the related Series Supplement. The allocation of additional Receivables to increase the Invested Amount of each Series that provides for an Excess Funding Account or similar arrangement involving fluctuating levels of investment in the Receivables will generally be based on the proportion that the amount on deposit in the Excess Funding Account for that Series bears to the amounts on deposit in the Excess Funding Accounts of all Series providing for Excess Funding Accounts or such similar arrangements or to amounts otherwise similarly available; and the deposit of amounts in the Excess Funding Accounts for each such Series will be based on the proportion that the Adjusted Invested Amount of that Series bears to the Adjusted Invested Amounts of all Series providing for Excess Funding Accounts or such similar arrangements.

      On each Distribution Date, all investment income earned on amounts in the Excess Funding Account for any Series since the preceding Distribution Date will be withdrawn from such Excess Funding Account and applied as described herein and in the related Prospectus Supplement.

      Funds on deposit in the Excess Funding Account for a Series on the earliest of (i) the commencement of a Reinvestment Period with respect to such Series, (ii) the commencement of an Early Amortization Period with respect to such Series and (iii) the Distribution Date or Distribution Dates specified in or determined in the manner provided in the Series Supplement for such Series will be distributed to the Certificateholders of such Series or a Class thereof or deposited in the Principal Funding Account for such Series or a Class thereof, in each case if and to the extent the related Series Supplement so provides. In addition, except as otherwise provided in the related Series Supplement, no funds will be deposited in the Excess Funding Account for a Series during any Early Amortization Period or Reinvestment Period with respect to such Series or with respect to any Collection Period following the Collection Period specified in or determined in the manner provided in the Series Supplement for such Series.

Allocation Percentages

      Allocations among Series. Pursuant to the Pooling and Servicing Agreement, during each Collection Period the Servicer will allocate to each outstanding Series its share of Interest Collections, Principal Collections, Defaulted Receivables and Miscellaneous Payments based on the applicable Series Allocable Interest Collections, Series Allocable Principal
Collections, Series Allocable Defaulted Amount and Series Allocable Miscellaneous Payments.

            "Series Allocable Interest Collections", "Series Allocable Principal Collections", "Series Allocable Defaulted Amount" and "Series Allocable Miscellaneous Payments" mean, with respect to any Series of Certificates for any Collection Period, the product of the Series Allocation Percentage for such Series and the amount of Interest Collections and Principal Collections, the Defaulted Amount and Miscellaneous Payments, respectively, with respect to such Collection Period.

            "Miscellaneous Payments" for any Collection Period means the sum of (a) Adjustment Payments and Transfer Deposit Amounts received with respect to such Collection Period and (b) Unallocated Principal Collections on such Distribution Date available to be treated as Miscellaneous Payments as described below under "Principal Collections for all Series".

            "Series Allocation Percentage" means, with respect to a Series of Certificates for any Collection Period, the percentage equivalent of a fraction, the numerator of which is the Adjusted Invested Amount of such Series as of the last day of the immediately preceding Collection Period and the denominator of which is the Trust Adjusted Invested Amount as of such last day.

            "Adjusted Invested Amount" means, with respect to a Series for any date, an amount equal to the sum of (a) the Initial Invested Amount of such Series, minus unreimbursed Investor Charge-Offs for such Series and (b) the Available Subordinated Amount with respect to such Series (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date during the Collection Period in which such date occurs).

            "Trust Adjusted Invested Amount" means, with respect to any Collection Period, the sum of the Adjusted Invested Amounts for all outstanding Series.

            "Initial Invested Amount" means, with respect to any Series and for any date, the amount specified in the related Series Supplement. The Initial Invested Amount for any Series may be increased or decreased from time to time as specified in the related Series Supplement, including as a result of deposits to or withdrawals from the Excess Funding Account, if any, for such Series.

      Allocation Between the Certificateholders and the Seller. The Servicer will allocate amounts initially allocated to each Series between the Certificateholders' Interest and the Seller's Interest for each Collection Period as provided in the related Series Supplement and, with respect to a Series offered hereby, described in the related Prospectus Supplement. If a Series consists of more than one Class, such amounts allocated to the Certificateholders' Interest of such Series will be further allocated between such Classes as provided in the related Series Supplement and, with respect to a Series offered hereby, as described in the related Prospectus Supplement.

      Principal Collections for all Series. Principal Collections allocated to the Certificateholders' Interest of any Series, for any Collection Period with respect to any Accumulation Period, Controlled Amortization Period, Reinvestment Period or Early Amortization Period with respect to such Series or a Class thereof, will first be allocated to make required payments of principal to the Principal Funding Account or to the Certificateholders of such Series or a Class thereof, in each case if and to the extent specified in the Series Supplement for such Series. The Servicer will determine the amount of available certificateholder principal collections for each Series and any Collection Period remaining after such required payments, if any ("Excess Principal Collections"). The Servicer will allocate Excess Principal Collections to cover any principal distributions to Certificateholders of any Series which are either scheduled or permitted and which have not been covered out of Principal Collections and certain other amounts allocated to such Series ("Principal Shortfalls"). Excess Principal Collections will generally not be used to cover Investor Charge-Offs for any Series. If Principal Shortfalls exceed Excess Principal Collections for any Collection Period, Excess Principal Collections will be allocated pro rata among the applicable Series based on the relative amounts of Principal Shortfalls, unless otherwise provided in the applicable Series Supplements. To the extent that Excess Principal Collections exceed Principal Shortfalls, the balance will be paid to the Seller if the Seller's Participation Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date). Any amount not allocated to the Seller because the Seller's Participation Amount does not exceed the Trust Available Subordinated Amount will be held unallocated ("Unallocated Principal Collections") until the Seller's Participation Amount exceeds the Trust Available Subordinated Amount, at which time such amount will be allocated to the Seller, or until an Early Amortization Period, Accumulation Period, Controlled Amortization Period or Reinvestment Period commences for any Series, after which such amount will be treated as a Series Allocable Miscellaneous Payment.

      Sharing of Excess Interest Collections. Any Series offered hereby may be designated as an "Excess Allocation Series". Interest Collections and certain other amounts allocable to the Certificateholders' Interest of any Excess Allocation Series in excess of the amounts necessary to make required payments with respect to such Series (including payments to any related Enhancement Provider) that are payable out of Interest Collections (any such excess, the Excess Interest Collections") may be applied to cover any shortfalls with respect to amounts payable from Interest Collections allocable to any other Excess Allocation Series, pro rata based upon the amount of the shortfall, if any, with respect to each other Excess Allocation Series; provided, however, that the sharing of Excess Interest Collections among Excess Allocation Series will cease if the Seller shall deliver to the Trustee a certificate of an authorized representative to the effect that, in the reasonable belief of the Seller, the continued sharing of Excess Interest Collections among Excess Allocation Series would have adverse regulatory implications with respect to the Seller. Following the delivery by the Seller of any such certificate to the Trustee there will not be any further sharing of Excess Interest Collections. In all cases, any Excess Interest Collections remaining after covering shortfalls with respect to all outstanding Excess Allocation Series will be paid to the Seller.

Allocation of Collections; Deposits in Collection Account

      The Servicer, no later than two business days after the processing date, will deposit all collections received with respect to the Receivables (excluding, with certain exceptions, certain portions thereof allocable to the Seller) in each Collection Period into the Collection Account. Notwithstanding the foregoing requirement for daily deposits, for so long as
(i) CFC remains the Servicer under the Pooling and Servicing Agreement, (ii) no Service Default has occurred and is continuing and (iii) (x) CFC has and maintains a short-term debt rating of at least A-1 by Standard & Poor's and P-1 by Moody's, (y) CFC arranges for and maintains a letter of credit or other form of Enhancement in respect of the Servicer's obligation to make deposits of collections on the Receivables in the Collection Account that is acceptable in form and substance to each Rating Agency or (z) CFC otherwise obtains the Rating Agency confirmations described below, then, subject to any limitations in the confirmations referred to below, CFC need not deposit collections into the Collection Account on the day indicated in the preceding sentence but may use for its own benefit all such collections until the business day immediately preceding the related Distribution Date or, provided that no Series issued prior to October 20, 1994 is outstanding, until such Distribution Date, at which time CFC will make such deposits in an amount equal to the net amount of such deposits and withdrawals which would have been made had the conditions of this sentence not applied; provided, however, that prior to ceasing daily deposits as described above the Seller shall have delivered to the Trustee written confirmation from the applicable Rating Agencies that the failure by CFC to make daily deposits will not result in a reduction or withdrawal of the rating of any outstanding Series or Class of Certificates. In addition, during any Collection Period the Servicer will generally be required to deposit Interest Collections and Principal Collections into the Collection Account only to the extent of the distributions required to be made to Certificateholders, the amounts required to be deposited into any deposit, trust, reserve or similar account maintained for the benefit of Certificateholders of any Series and certain other parties and the amounts required to be paid to any Enhancement Provider on the Distribution Date relating to such Collection Period and if, at any time prior to such Distribution Date, the amount of collections deposited in the Collection Account exceeds the amount required to be deposited, the Servicer will be permitted to withdraw such excess from the Collection Account.

      On any date on which collections are deposited in the Collection Account, the Servicer will distribute directly to the Seller the amount of such Interest Collections allocable to each Series specified in the related Series Supplement and, with respect to a Series offered hereby, described in the related Prospectus Supplement if the Seller's Participation Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such date) exceeds the Trust Available Subordinated

Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date). In addition, during the Revolving Period for any Series, subject to certain limitations, the Servicer will distribute directly to the Seller on each such date of deposit the amount of Principal Collections allocable to each Series specified in the related Series Supplement and, with respect to a Series offered hereby, described in the related Prospectus Supplement if the Seller's Participation Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date).

Limited Subordination of Seller's Interest; Enhancements.

      Subordination of Seller's Interest. Credit enhancement with respect to any Series of Certificates offered hereby will be provided by subordination of the Seller's Interest to the rights of Certificateholders of such Series to the extent described in the related Prospectus Supplement. The amount of such subordination with respect to any Series is referred to herein as the Available Subordinated Amount for such Series. The Available Subordinated Amount for any Series offered hereby will be subject to decrease and increase from time to time if and to the extent described in the related Prospectus Supplement. The Prospectus Supplement for each Series offered hereby will describe the manner in which collections attributable to the Available Subordinated Amount for such Series may be drawn upon to make payments to or for the benefit of the holders of Certificates of such Series. If so provided in the related Series Supplements, the Available Subordinated Amount for a Series may be structured so as to be available to more than one Series of Certificates.

      Enhancements. In addition to the subordination described above, for any Series, Enhancements may be provided with respect to one or more Classes thereof. Enhancements with respect to one or more Classes of a Series offered hereby may include a letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, swap (including, without limitation, any currency swap) or other interest protection agreement, repurchase obligation, cash deposit or another form of credit enhancement described in the related Prospectus Supplement or any combination of the foregoing. In connection with any such Enhancement, CFC may enter into a back-to-back arrangement with the provider thereof. Enhancements may also be provided to a Series or Class or Classes of a Series by subordination provisions which require that distributions of principal and/or interest be made with respect to the Certificates of such Series or such Class or Classes before distributions are made to one or more Series or one or more Classes of such Series, if the Series Supplements with respect thereto so provide. If so specified in the related Prospectus Supplement, any form of Enhancement may be structured so as to be available to more than one Class or Series to the extent described therein.

      If Enhancement is provided with respect to a Series offered hereby, the related Prospectus Supplement will include a description of (a) the amount payable under such Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and (d) any material provisions of any agreement applicable relating to such Credit Enhancement. Additionally, in certain cases, the related Prospectus Supplement may set forth certain information with respect to the applicable Enhancement Provider, including
(i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date specified in the Prospectus Supplement.

      Limitations on Subordination and Enhancements. The presence of an Available Subordinated Amount and/or Enhancement with respect to a Series or Class is intended to enhance the likelihood of receipt by Certificateholders of such Series or Class of the full amount of principal and interest with respect thereto and to decrease the likelihood that such Certificateholders will experience losses. However, unless otherwise specified in the Prospectus Supplement for a Series offered hereby, neither subordination of the Seller's Interest nor the Enhancement, if any, with respect thereto will provide protection against all risks of loss or will guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by such subordination or Enhancement or which are not covered by such subordination or Enhancement, Certificateholders will bear their allocable share of deficiencies. In addition, if specific Enhancement is provided for the benefit of more than one Class or Series, Certificateholders of any such Class or Series will be subject to the risk that such Enhancement will be exhausted by the claims of Certificateholders of other Classes or Series.

Distributions

      Payments to Certificateholders of a Series offered hereby or a Class thereof will be made from the Collection Account and any accounts established for the benefit of such Certificateholders as described in the related Prospectus Supplement.

Defaulted Receivables and Recoveries

      "Defaulted Receivables" on any Determination Date are (i) all Receivables which were charged off as uncollectible in respect of the immediately preceding Collection Period and (ii) all Receivables which were Eligible Receivables when transferred to the Trust, which arose in an Account which became an Ineligible Account after the date of transfer of such Receivables to the Trust and which were not Eligible Receivables for any six consecutive Determination Dates thereafter. The "Defaulted Amount" for any Collection Period will be an amount (which shall not be less than zero) equal to (a) the principal amount of Receivables that became Defaulted Receivables during the preceding Collection Period minus (b) the sum of (i) the full amount of any Defaulted Receivables subject to reassignment to the Seller or purchase by the Servicer for such Collection Period unless certain events of bankruptcy, insolvency or receivership have occurred with respect to either of the Seller or the Servicer, in which event the Defaulted Amount will not be reduced for those Defaulted Receivables and (ii) the excess, if any, for the immediately preceding Determination Date of the amount determined pursuant to this clause (b) for such Determination Date over the amount determined pursuant to clause (a) for such Determination Date. Receivables will be charged off as uncollectible in accordance with the Servicer's customary and usual policies and procedures for servicing its own comparable revolving dealer wholesale loan accounts. A portion of the Series Allocable Defaulted Amount for each Series and Collection Period will be allocated between the Certificateholders of such Series and the Seller as provided in the related Series Supplement. The portion of the Defaulted Amount allocated to the Certificateholders of a Series is referred to as the "Investor Default Amount" for such Series. The Investor Default Amount for any Series that consists of more than one Class will be further allocated between such Classes as provided in the related Series Supplement.

      If the Servicer adjusts the amount of any Receivable because of a rebate, billing error or certain other noncash items to a Dealer, or because such Receivable was created in respect of inventory which was refused or returned by a Dealer, the principal amount of each of the Seller's Interest and the Pool Balance will be reduced by the amount of the adjustment or charge-off. Furthermore, to the extent that the reduction in the Seller's Interest would reduce the Seller's Participation Amount below the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date), the Seller will deposit a cash amount equal to such deficiency into the Collection Account in immediately available funds (an "Adjustment Payment") on the day on which such adjustment occurs.

Optional Repurchase

      If so provided in a Prospectus Supplement relating to a Series of Certificates offered hereby, on any Distribution Date occurring after the Invested Amount of the Certificates of such Series is reduced to the percentage of the initial outstanding principal amount of the Certificates of such Series specified therein or such other Distribution Date or Distribution Dates as may be specified in such Prospectus Supplement, the Seller will have the option, subject to certain conditions, to repurchase all or a portion of the Certificateholders' Interest of such Series. Additionally, if so provided in a Prospectus Supplement relating to a Series of Certificates offered hereby, on the Distribution Date or Distribution Dates as may be specified in such Prospectus Supplement, the Certificateholders of such Series will have the option, subject to certain conditions, to have the Seller repurchase the Certificates owned by them. The purchase price will generally be equal to the Invested Amount of such Series or a pro rata portion thereof, in the case of a purchase of fewer than all the Certificates of such Series, on the Determination Date preceding the Distribution Date on which such repurchase will be made plus accrued and unpaid interest on the unpaid principal amount of such Certificates at the applicable certificate rate (together with interest on overdue interest), plus any other amounts specified in the related Series Supplement. The purchase price will be deposited in the Collection Account in immediately available funds on the Distribution Date on which the Seller exercises such option. Following any such purchase, the holders of the Certificates of such Series to be repurchased will have no further rights with respect to the Certificateholders' Interest of such Series, other than the right to receive the final distribution on such Certificates. In the event that the Seller fails for any reason to deposit such purchase price, payments will continue to be made to the holders of Certificates of such Series as described in the related Prospectus Supplement.

Reinvestment Events and Early Amortization Events

      Commencing on the first Distribution Date following the Collection Period in which a Reinvestment Event has occurred with respect to any Series, Principal Collections allocable to the Certificateholders' Interest of such Series will no longer be paid to USA or allocated to any other Series but instead will be deposited to the Principal Funding Account for such Series monthly on each Distribution Date, and the Controlled Deposit Amount or Controlled Amortization Amount, if any, will no longer apply to distributions of principal in respect of the Certificates of such Series, in each case except as described below or provided in the related Series Supplement. A "Reinvestment Event" refers to, for any Series, any of the events so defined in the Series Supplement relating to that Series and, with respect to any Series offered hereby, described in the related Prospectus Supplement.

      Upon the occurrence of any event so defined, a Reinvestment Event will be deemed to have occurred with respect to such Series without any notice or other action on the part of any other party immediately upon the occurrence of such event. The Reinvestment Period with respect to such Series will commence as of the close of business on the business day immediately preceding the day on which the Reinvestment Event is deemed to have occurred. Monthly deposits of principal to the Principal Funding Account for such Series will, except as described below or provided in the related Series Supplement, begin on the first Distribution Date following the Collection Period in which a Reinvestment Period has commenced with respect to such Series.

      Commencing on the first Distribution Date following the Collection Period in which an Early Amortization Event has occurred with respect to any Series, Principal Collections allocable to the Certificateholders' Interest of such Series will no longer be paid to USA, allocated to any other Series or retained in the Principal Funding Account for such Series but instead will be distributed to Certificateholders of such Series monthly on each Distribution Date and the Controlled Deposit Amount or Controlled Amortization Amount, if any, will no longer apply to distributions of principal on the Certificates of such Series, in each case except as described below or provided in the related Series Supplement. An "Early Amortization Event" refers to, for any Series, any of the events so defined in the Series Supplement relating to the Series and, with respect to any Series offered hereby, described in the related Prospectus Supplement, as well as either of the following events:

            1. the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Trust or the Seller; and

            2. the Trust or USA becomes an investment company within the meaning of the Investment Company Act of 1940, as amended.

      Upon the occurrence of any event described above or in the Prospectus Supplement for a Series offered hereby, an Early Amortization Event will be deemed to have occurred with respect to such Series without any notice or other action on the part of any other party immediately upon the occurrence of such event. The Early Amortization Period with respect to such Series will commence as of the close of business on the business day immediately preceding the day on which the Early Amortization Event is deemed to have occurred. Monthly distributions of principal to the Certificateholders of such Series will begin on the first Distribution Date following the Collection Period in which an Early Amortization Period has commenced with respect to such Series, except as described below. The failure of the Trust to pay the outstanding principal amount of the Certificates of any Series or Class by the Expected Payment Date therefor will have the same consequences as the occurrence of an Early Amortization Event with respect to such Series or Class; and all references herein to Early Amortization Events shall be deemed to include such a failure.

      Notwithstanding the commencement of a Reinvestment Period or an Early Amortization Period with respect to a Series of Certificates, such period may terminate and the Revolving Period with respect to such Series and any Class thereof may commence when the event giving rise to the commencement of such Reinvestment Period or Early Amortization Period no longer exists, whether as a result of the distribution of principal to Certificateholders of such Series or otherwise, in each case if and to the extent provided in the Series Supplement for such Series.

      In addition to the consequences of a Reinvestment Event or an Early Amortization Event with respect to any Series discussed above, if an insolvency event occurs with respect to USA, or USA violates its covenant not to create any lien on any Receivable, in each case as provided in the Pooling and Servicing Agreement, on the day of such insolvency event or such violation, as applicable, USA will (subject to the actions of the Certificateholders) immediately cease to transfer Receivables to the Trust and promptly give notice to the Trustee of such insolvency event or violation, as applicable. Under the terms of the Pooling and Servicing Agreement, within 15 days the Trustee will publish a notice of such insolvency event or violation stating that the Trustee intends to sell, liquidate or otherwise dispose of the Receivables in a commercially reasonable manner and on commercially reasonable terms, unless within a specified period of time holders of Certificates of each outstanding Series representing more than 50% of the aggregate unpaid principal amount of the Certificates of each such Series (or, with respect to any Series with two or more Classes, the Certificates of each such Class) and each person holding a Supplemental Certificate, instruct the Trustee not to sell, dispose of or otherwise liquidate the Receivables and to continue transferring Receivables as before such insolvency event or violation, as applicable. If the portion of such proceeds allocated to the Certificateholders' Interest and the proceeds of any collections on the Receivables in the Collection Account allocable to the Certificateholders' Interest are not sufficient to pay the aggregate unpaid principal balance of the Certificates in full plus accrued and unpaid interest thereon, Certificateholders will incur a loss.

Termination; Fully Reinvested Date

      Termination. The Trust will terminate on the earlier to occur of (a) the day following the Distribution Date on which the aggregate Invested Amounts for all Series is zero, (b) May 31, 2012, subject to extension as described below (the "Final Maturity Date"), and (c) the date on which proceeds from the sale, disposal or other liquidation of the Receivables are distributed to the Certificateholders following an insolvency event with respect to USA or any violation by USA of its covenant not to create any lien on any Receivable, in each case as provided in the Pooling and Servicing Agreement and as described above under "Reinvestment Events and Early Amortization Events". From and after the date on which no Series issued prior to August 19, 1997 is outstanding, the Seller shall have the right to extend the Final Maturity Date from time to time to any later date designated by it. Upon termination of the Trust, all right, title and interest in the Receivables and other funds of the Trust (other than amounts in the Collection Account, any Principal Funding Account, Interest Funding Account, Excess Funding Account or other account for the final distribution of principal and interest to Certificateholders) will be conveyed and transferred to USA.

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

      In any event, the last payment of principal and interest on any Series of Certificates will be due and payable no later than the date specified in the related Prospectus Supplement (the "Series Termination Date").

      Fully Reinvested Date. Following the occurrence of the Fully Reinvested Date with respect to any Series, Certificateholders of that Series will no longer have any interest in the Receivables and all the representations and covenants of the Seller and the Servicer relating to the Receivables, as well as certain other provisions of the Pooling and Servicing Agreement and all remedies for breaches thereof, will no longer accrue to the benefit of the Certificateholders of that Series, in each case unless the Revolving Period with respect to such Series recommences as provided in the related Series Supplement. Those representations, covenants and other provisions include the conditions to the exchange of the Seller's Certificate described under "The Seller's Certificate", the conditions to the issuance of a new Series described under "New Issuances", the representations described under "Representations and Warranties" to the extent they relate to the Receivables and the Collateral Security, the limitations on additions and removals of Accounts described under "Addition of Accounts or Participation Interests" and "Removal of Accounts", respectively, and the obligations of the Servicer with respect to servicing the Receivables described under "Collection and Other Servicing Procedures" and "Servicer Covenants". In addition, upon the occurrence of the Fully Reinvested Date with respect to any Series, no Interest Collections, Principal Collections, Defaulted Receivables or Miscellaneous Payments will be allocated to that Series, unless the Revolving Period with respect thereto recommences as described above. Notwithstanding the foregoing, when the final distribution has been made with respect to each Series of Certificates or the Fully Reinvested Date has occurred with respect thereto, all right, title and interest in the Receivables will be conveyed and transferred to USA.

Indemnification

      The Pooling and Servicing Agreement provides that the Servicer will indemnify the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of any acts, omissions or alleged acts or omissions arising out of activities of the Trust, the Trustee or the Servicer pursuant to the Pooling and Servicing Agreement; provided, that, the Trust or the Trustee will not be so indemnified if such acts, omissions or alleged acts or omissions constitute fraud, gross negligence, breach of fiduciary duty or willful misconduct by the Trustee. However, the Servicer will not indemnify the Trust, the Trustee or the Certificateholders for any act taken by the Trustee at the request of the Certificateholders or for any tax required to be paid by the Trust or the Certificateholders.

      The Pooling and Servicing Agreement provides that, except as described above and with certain other exceptions, neither the Seller, the Servicer nor any of their directors, officers, employees or agents will be under any liability to the Trust, the Trustee, the Certificateholders or any other person for taking any action, or for refraining from taking any action, pursuant to the Pooling and Servicing Agreement. However, neither the Seller, the Servicer nor any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

      In addition, the Pooling and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of the Certificateholders with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

Collection and Other Servicing Procedures

      Pursuant to the Pooling and Servicing Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Receivables in accordance with customary and usual procedures for servicing its own revolving credit line dealer wholesale loans, except where the failure to so act would not materially and adversely affect the rights of the Trust.

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

      CFC covenants that it may only change the terms relating to the Accounts if (i) in the Servicer's reasonable judgment, no Early Amortization Event or Reinvestment Event will occur with respect to any Series as a result of the change and (ii) the change is made applicable to the comparable segment of the portfolio of revolving credit line dealer wholesale loan accounts with similar characteristics owned or serviced by CFC and not only to the Accounts.

      Servicing activities to be performed by the Servicer include collecting and recording payments, communicating with dealers, investigating payment delinquencies, evaluating the increase of credit limits, and maintaining internal records with respect to each Account. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trustee pursuant to the Pooling and Servicing Agreement, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee.

Servicer Covenants

      In the Pooling and Servicing Agreement the Servicer covenants that: (a) it will duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivables and the Accounts, will maintain in effect all qualifications required in order to service the Receivables and the Accounts and will comply in all material respects with all requirements of law in connection with servicing the Receivables and the Accounts, the failure to comply with which would have a materially adverse effect on the Certificateholders of any outstanding Series; (b) it will not permit any rescission or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other government authority; (c) it will do nothing to impair the rights of the Certificateholders in the Receivables or the Accounts; and (d) it will not reschedule, revise or defer payments due on any Receivable except in accordance with its guidelines for servicing revolving credit line dealer wholesale loans.

      Under the terms of the Pooling and Servicing Agreement, if the Seller or the Servicer discovers, or receives written notice, that any covenant of the Servicer set forth above has not been complied with in all material respects and such noncompliance has not been cured within 30 days thereafter (or such longer period as the Trustee may agree to) and has a materially adverse effect on the interests of all Certificateholders in any Receivable or Account, CFC, as Servicer, will purchase such Receivable or all Receivables in such Account, as applicable. If CFC is the Servicer, such purchase will be made on the Determination Date following the expiration of the 30-day cure period and the Servicer will be obligated to deposit into the Collection Account an amount equal to the amount of such Receivable plus accrued and unpaid interest thereon. The amount of such deposit shall be deemed a Transfer Deposit Amount. The purchase by the Servicer constitutes the sole remedy available to the Certificateholders if such covenant or warranty of the Servicer is not satisfied and the Trust's interest in any such purchased Receivables shall be automatically assigned to the Servicer.

Servicing Compensation and Payment of Expenses

      Unless otherwise provided in the related Series Supplement and, with respect to a Series offered hereby, described in the related Prospectus Supplement, the Servicer's compensation with respect to the Certificates of a Series for its servicing activities and reimbursement for its expenses will be a monthly servicing fee (the "Servicing Fee") in an amount payable in arrears on each Distribution Date on or before the Series Termination Date of that Series and the Fully Reinvested Date, if any, of that Series (and thereafter during the Revolving Period with respect to such Series, if such Revolving Period recommences) generally equal to one-twelfth of the product of (a) the "Servicing Fee Rate" set forth in such Series Supplement, (b) the Pool Balance as of the last day of the second preceding Collection Period and
(c) the Series Allocation Percentage for such Series for the immediately preceding Collection Period. Unless otherwise specified in a related Series Supplement and, with respect to a Series offered hereby, described in the related Prospectus Supplement, the share of the Servicing Fee allocable to Certificateholders of any Series with respect to any Distribution Date (the "Monthly Servicing Fee") shall generally be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Invested

Amount of such Series as of the last day of the second preceding Collection Period. The remainder of the Servicing Fee with respect to any Series shall be paid by the Seller. The Monthly Servicing Fee with respect to any Series shall be payable to the Servicer solely to the extent amounts are available for distribution therefor in accordance with the terms of the Pooling and Servicing Agreement.

      The Servicer will be permitted to waive its right to receive the Servicing Fee with respect to any Series on any Distribution Date, so long as it believes that sufficient Interest Collections will be available on a future Distribution Date to pay the Monthly Servicing Fee relating to such waived Servicing Fee, in which case the Servicing Fee and the Monthly Servicing Fee for such Series and such Distribution Date shall be deemed to be zero.

      The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Accounts and the Receivables including, without limitation, payment of fees and disbursements of the Trustee and independent accountants and all other fees and expenses which are not expressly stated in the Pooling and Servicing Agreement to be payable by the Trust or the Certificateholders other than federal, state and local income and franchise taxes, if any, of the Trust or the Certificateholders.

Certain Matters Regarding the Servicer

      The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement, except upon determination that such duties are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement.

      Any person into which, in accordance with the Pooling and Servicing Agreement, the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor to the Servicer under the Pooling and Servicing Agreement.

Service Default

      In the event of any Service Default (as defined below), the Trustee, by written notice to the Servicer, may terminate all of the rights and obligations of the Servicer, as servicer, under the Pooling and Servicing Agreement and in and to the Receivables and the proceeds thereof and appoint a new Servicer (a "Service Transfer"). The rights and interest of the Seller under the Pooling and Servicing Agreement in the Seller's Interest will not be affected by any Service Transfer. The Trustee shall as promptly as possible appoint a successor Servicer and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all rights, authority, power and obligations of the Servicer under the Pooling and Servicing Agreement shall pass to and be vested in the Trustee. Prior to any Service Transfer, the Trustee will review any bids obtained from potential servicers meeting certain eligibility requirements set forth in the Pooling and Servicing Agreement to serve as successor Servicer for servicing compensation not in excess of the Servicing Fee, plus certain excess amounts payable to the Seller.

      A "Service Default" refers to any of the following events:

            1. failure by the Servicer to make any payment, transfer or deposit, or to give instructions to the Trustee to make any payment, transfer or deposit, on the date the Servicer is required to do so under the Pooling and Servicing Agreement, which is not cured within a five business day grace period;

            2. failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer in the Pooling and Servicing Agreement which failure has a materially adverse effect on the Certificateholders of any outstanding Series and which continues unremedied for a period of 30 days after the date written notice of such failure shall have been given to the Servicer by the Trustee, or the Servicer delegates its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder;

            3. any representation, warranty or certification made by the Servicer in the Pooling and Servicing Agreement or in any certificate delivered pursuant to the Pooling and Servicing Agreement proves to have been incorrect in any material respect when made, has a materially adverse effect on the rights of the Certificateholders of any outstanding Series, and which materially adverse effect continues for a period of 60 days after written notice thereof shall have been given to the Servicer by the Trustee; or

            4. the occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer.

      Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (1) above for a period of ten business days or referred to under clauses (2) or (3) for a period of 60 business days, shall not constitute a Service Default if such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement and the Servicer shall provide the Trustee, any Enhancement Provider, the Seller and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Trustee in writing of any Service Default.

Reports

      On each Distribution Date (including each Distribution Date that corresponds to an Interest Payment Date or any Special Payment Date), the Trustee will forward to each Certificateholder of record of any Series a statement (the "Distribution Date Statement") prepared by the Servicer setting forth certain information with respect to the Trust and the Certificates of such Series, as specified in the related Series Supplement and, with respect to any Series offered hereby, described in the related Prospectus Supplement.

      With respect to each Interest Payment Date or Special Payment Date, the Distribution Date Statement with respect to any Series will include the following information with respect to the Certificates of such Series: (a) the total amount distributed on the Certificates of such Series; (b) the amount of such distribution allocable to principal on the Certificates of such Series; and (c) the amount of such distribution allocable to interest on the Certificates of such Series.

      On or before January 31 of each calendar year, the Trustee will furnish (or cause to be furnished) to each person who at any time during the preceding calendar year was a Certificateholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Code for such preceding calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information as is required to be provided by an issuer of indebtedness under the Code and such other customary information as is necessary to enable the Certificateholders to prepare their tax returns. See "Certain Tax Matters".

Evidence as to Compliance

      The Pooling and Servicing Agreement provides that on or before March 31 of each calendar year, the Servicer will cause a firm of nationally recognized independent public accountants (who will also render other services to the Servicer or the Seller) to furnish a report relating to certain matters in connection with the servicing of CFC's portfolio of wholesale receivables.

      The Pooling and Servicing Agreement provides for delivery to the Trustee on or before March 31 of each calendar year, of a statement signed by an officer of the Servicer to the effect that the Servicer has fully performed, or caused to be fully performed its obligations in all material respects under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

      Copies of all statements, certificates and reports furnished to the Trustee may be obtained by a request in writing delivered to the Trustee.

Amendments

      The Pooling and Servicing Agreement and any Series Supplement may be amended by the Seller, the Servicer and the Trustee, without Certificateholder consent, so long as any such action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Certificateholders.

      The Pooling and Servicing Agreement and any Series Supplement may be amended by the Seller, the Servicer and the Trustee with the consent of the holders of Certificates evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Certificates of all adversely affected Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of Certificateholders. No such amendment, however, may (a) reduce in any manner the amount of or delay the timing of distributions required to be made to Certificateholders or deposits of amounts to be so distributed without the consent of each affected Certificateholder, (b) change the definition or the manner of calculating any Certificateholders' Interest without the consent of each affected Certificateholder, (c) reduce the amount available under any Enhancement without the consent of each affected Certificateholder, (d) adversely affect the rating of any Series or Class by each Rating Agency without the consent of the holders of Certificates of such Series or Class evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Certificates of such Series or Class or (e) reduce the aforesaid percentage of the unpaid principal amount of Certificates the holders of which are required to consent to any such amendment without the consent of each Certificateholder. Promptly following the execution of any amendment to the Pooling and Servicing Agreement (other than an amendment described in the preceding paragraph), the Trustee will furnish written notice of the substance of such amendment to each Certificateholder.

      The foregoing notwithstanding, each holder of a Certificate offered hereby, by its acceptance thereof, will be deemed to have consented to an amendment to the Pooling and Servicing Agreement that (i) provides that funds in the Collection Account may be invested in any Eligible Investments, (ii) provides that the Seller need not make any deposit to the Collection Account in respect of the Repurchased Receivables Price of any Designated Receivables repurchased from the Trust, (iii) otherwise changes the procedures for removing Receivables from the Trust as described under "Removal of Accounts",
(iv) provides that, subject to the limitations described herein, CFC need not deposit collections with respect to any Collection Period in the Collection Account until the related Distribution Date (v) permits the designation of Automatic Additional Accounts as described herein, (vi) permits the extension of the Final Maturity Date, (vii) permits the conveyance of Participation Interests to the Trust and (viii) permits the exercise of the discount option as described herein.

      The Pooling and Servicing Agreement may not be amended in any manner which materially adversely affects the interests of any Enhancement Provider without its prior consent.

List of Certificateholders

      Upon written request of any three or more Certificateholders of record the Trustee will afford such Certificateholders access during business hours to the current list of Certificateholders of a Series or all outstanding Series, as applicable, for purposes of communicating with other Certificateholders of such Series or all outstanding Series, as applicable, with respect to their rights under the Pooling and Servicing Agreement. See "Book-Entry Registration" and "Definitive Certificates".

      The Pooling and Servicing Agreement will not provide for any annual or other meetings of Certificateholders.

The Trustee

      The Bank of New York, a New York banking corporation, will act as Trustee under the Pooling and Servicing Agreement. On August 23, 1996, The Bank of New York, a New York banking corporation, succeeded Manufacturers and Traders Trust Company, as Trustee, in accordance with the terms of the

Pooling and Servicing Agreement and pursuant to an Agreement of Resignation, Appointment and Acceptance dated as of August 23, 1996 between USA, CFC, Manufacturers and Traders Trust Company, as resigning trustee, and The Bank of New York, as successor trustee. The Corporate Trust Office of the Bank of New York is located at 101 Barclay Street, New York, New York 10286. The Seller, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee may hold Certificates in its own name with the same rights it would have if it were not the Trustee. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or a part of the Trust. In the event of such appointments, all rights, powers, duties and obligations shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

      The Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer may appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until the acceptance of the appointment by the successor Trustee.

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
              DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENT

      The Receivables initially transferred to the Trust by CARCO were acquired by CARCO, and subsequent to the CARCO Transfer, were acquired by USA, from CCC pursuant to the Receivables Purchase Agreement. Upon the merger of CCC (a wholly owned subsidiary of CFC) into CFC, CFC in accordance with the terms of the Receivables Purchase Agreement assumed CCC's obligations under the Receivables Purchase Agreement as the RPA Seller. The following summary describes certain terms of the Receivables Purchase Agreement and is qualified in its entirety by reference to the Receivables Purchase Agreement.

Sale or Transfer of Receivables

      Pursuant to the Receivables Purchase Agreement, the RPA Seller sold or transferred to the Seller all of its right, title and interest in and to all of the Receivables and the Collateral Security as of the Initial Cut-Off Date and all of the Receivables thereafter created. In addition, the RPA Seller has previously designated Additional Accounts, and has previously conveyed to the Seller the Principal Receivables in such Additional Accounts (together with the related Collateral Security) as of the applicable Additional Cut-Off Date and all Receivables (and related Collateral Security) created thereafter. As described herein, pursuant to the Pooling and Servicing Agreement, the Seller has transferred to the Trust all of its right, title and interest in and to the Receivables Purchase Agreement.

      In connection with the sale or transfer of the Receivables to the Seller, the RPA Seller is required to indicate in its computer files that the Receivables have been sold or transferred to the Seller, and that such Receivables have been transferred by the Seller to the Trust. In addition, the RPA Seller is required to provide to the Seller a computer file or microfiche or written list containing a true and complete list of all such Receivables. The records and agreements relating to the Accounts and Receivables have not and will not be segregated by the RPA Seller from other documents and agreements relating to other accounts and receivables and are not and will not be stamped or marked to reflect the sale or transfer of the Receivables to the Seller, but the computer records of the RPA Seller have been and will be marked to evidence such sale or transfer. The RPA Seller has filed UCC financing statements with respect to the Receivables meeting the requirements of Michigan state law. See "Risk Factors -- Certain Legal Aspects" and "Certain Legal Aspects of the Receivables -- Transfer of Receivables".

Representations and Warranties

      The RPA Seller has or will make certain representations and warranties to the Seller to the effect, among other things, that as of the Initial Closing Date and each Series Issuance Date, it was duly incorporated and in good standing and that it has the authority to consummate the transactions contemplated by the Receivables Purchase Agreement.

      The RPA Seller has or will also make representations and warranties to the Seller relating to the Receivables to the effect, among other things, that (a) as of the Initial Closing Date and each Series Issuance Date, each of the Accounts is an Eligible Account and (b) as of the date any new Receivable is created, such Receivable is an Eligible Receivable. In the event of a breach of any representation and warranty set forth in this paragraph which results in an Ineligible Receivable and the requirement that the Seller accept retransfer of such Ineligible Receivable pursuant to the Pooling and Servicing Agreement, the RPA Seller shall repurchase such Ineligible Receivable from the Seller on the date of such retransfer. The purchase price for such Ineligible Receivable shall be the face amount thereof, of which at least the amount of any cash deposit required to be made by the Seller under the Pooling and Servicing Agreement in respect of the retransfer of such Ineligible Receivable shall be paid in cash.

      The RPA Seller has or will also make representations and warranties to the Seller to the effect, among other things, that as of the Initial Closing Date and each Series Issuance Date (a) the Receivables Purchase Agreement constitutes a legal, valid and binding obligation of the RPA Seller and (b) the Receivables Purchase Agreement constitutes a valid sale or transfer to the Seller of all right, title and interest of the RPA Seller in and to the Receivables, whether then existing or thereafter created in the Accounts, the Collateral Security and the proceeds thereof which is effective as to each Receivable upon the creation thereof. If the breach of any of the representations and warranties described in this paragraph results in the obligation of the Seller under the Pooling and Servicing Agreement to accept retransfer of the Receivables, the RPA Seller will repurchase the Receivables retransferred to the RPA Seller for an amount of cash equal to the amount of cash the Seller is required to deposit under the Pooling and Servicing Agreement in connection with such retransfer.

      The RPA Seller has agreed to indemnify the Seller and to hold the Seller harmless from and against any and all losses, damages and expenses (including reasonable attorneys' fees) suffered or incurred by the Seller if the foregoing representations and warranties are materially false.

Certain Covenants

      In the Receivables Purchase Agreement, the RPA Seller has covenanted that it will perform its obligations under the agreements relating to the Receivables and the Accounts in conformity with its current policies and procedures relating to the Receivables and the Accounts.

      The RPA Seller has covenanted further that, except for the sale and conveyances under the Receivables Purchase Agreement and the interests created under the Pooling and Servicing Agreement, the RPA Seller will not sell, pledge, assign or transfer any interest in the Receivables to any other person. The RPA Seller also has covenanted to defend and indemnify the Seller for any loss, liability or expense incurred by the Seller in connection with a breach by the RPA Seller of any of its representations, warranties or covenants contained in the Receivables Purchase Agreement.

      In addition, the RPA Seller has expressly acknowledged and consented to the Seller's assignment of its rights relating to the Receivables under the Receivables Purchase Agreement to the Trustee.

Termination

      The Receivables Purchase Agreement will terminate immediately after the Trust terminates. In addition, if pursuant to certain provisions of federal law the RPA Seller becomes party to any bankruptcy or similar proceeding (other than as a claimant) and, if such proceeding is not voluntary and is not dismissed within 60 days of its institution, the RPA Seller will immediately cease to sell or transfer Receivables to the Seller and will promptly give notice of such event to the Seller and to the Trustee.

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Transfer of Receivables

      On the Initial Closing Date, the RPA Seller sold and assigned the Receivables to the Seller, which Receivables were immediately sold and assigned to the Trust. The Seller has represented and warranted and will represent and warranty on the Series Issuance Date with respect to each Series that such sale to the Trust constituted a valid transfer and assignment to the Trust of all right, title and interest of the Seller in and to the Receivables and that, under the UCC (as in effect in Michigan), there exists a valid, subsisting and enforceable first-priority perfected ownership interest in the Receivables, in existence at the time of the formation of the Trust or at the date of addition of any Additional Accounts, in favor of the Trust and a valid, subsisting and enforceable first-priority perfected ownership interest in the Receivables created thereafter in favor of the Trust on and after their creation. However, the transfer of Receivables by the Seller to the Trust could be deemed to create a security interest under the UCC. For a discussion of the Trust's rights arising from these representations and warranties not being satisfied, see "Description of the Certificates -- Representations and Warranties".

      Each of the RPA Seller and the Seller has represented that the Receivables are "chattel paper" for purposes of the UCC as in effect in Michigan. If the Receivables are deemed to be chattel paper and the transfer thereof by either the RPA Seller to the Seller or by the Seller to the Trust is deemed either to be a sale or to create a security interest, the UCC as in effect in Michigan applies and the transferee must either take possession of the chattel paper or file an appropriate financing statement or statements in order to perfect its interest therein. Financing statements covering the Receivables have been filed under the UCC as in effect in Michigan by both the Seller and the Trust to perfect their respective interests in the Receivables and continuation statements will be filed as required to continue the perfection of such interests. The Receivables have not and will not be stamped to indicate the interest of the Seller or the Trustee.

      There are certain limited circumstances under the UCC and applicable federal law in which prior or subsequent transferees of Receivables could have an interest in such Receivables with priority over the Trust's interest. A purchaser of the Receivables who gives new value and takes possession of the instruments which evidence the Receivables (i.e., the chattel paper) in the ordinary course of such purchaser's business may, under certain circumstances, have priority over the interest of the Trust in the Receivables. A tax or other government lien on property of the RPA Seller or the Seller arising prior to the time a Receivable is conveyed to the Trust may also have priority over the interest of the Trust in such Receivable. Under the Receivables Purchase Agreement, the RPA Seller will warrant to the Seller, and under the Pooling and Servicing Agreement, the Seller has warranted to the Trust, that the Receivables have been transferred free and clear of the lien of any third party. Each of the RPA Seller and the Seller has also covenanted that it will not sell, pledge, assign, transfer or grant any lien on any Receivable or, except as described under "Description of the Certificates -- The Seller's Certificate", the Seller's Certificate (or any interest therein) other than to the Trust. In addition, while CFC is the Servicer, cash collections on the Receivables may, under certain circumstances, be commingled with the funds of CFC prior to each Distribution Date and, in the event of the bankruptcy of CFC, the Trust may not have a perfected interest in such collections.

Certain Matters Relating to Bankruptcy

      The RPA Seller has warranted to the Seller in the Receivables Purchase Agreement that the sale of the Receivables by it to the Seller is a valid sale of the Receivables to the Seller. In addition, the RPA Seller and the Seller have agreed to treat the transactions described herein as a sale of the Receivables to the Seller, and the RPA Seller has or will take all actions that are required under Michigan law to perfect the Seller's ownership interest in the Receivables. Notwithstanding the foregoing, if the RPA Seller were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables from such debtor to the Seller should be recharacterized as a pledge of such Receivables to secure a borrowing from such debtor, then delays in payments of collections of Receivables to the Seller could occur or (should the court rule in favor of any such trustee, debtor in possession or creditor) reductions in the amount of such payments could result. See "Special Considerations -- Certain Legal Aspects".

      A case decided by the United States Court of Appeals for the Tenth Circuit, Octagon Gas System, Inc. v. Rimmer, contains language to the effect that accounts sold by an entity that subsequently became bankrupt remained property of the debtor's bankruptcy estate because the sale of accounts is treated as a "security interest" that must be perfected under the Uniform Commercial Code. Although the Receivables are likely to be viewed as chattel paper rather than accounts under the Uniform Commercial Code, sales of chattel paper, like sales of accounts, must be perfected under Article 9 of the Uniform Commercial Code. If CFC were to become a debtor under any insolvency law and a court were to follow the reasoning of the Tenth Circuit Court of Appeals and apply such reasoning to chattel paper, the Seller (and thus the Trust) could experience a delay in or reduction of collections on the Receivables, and the Certificateholders could incur a loss on their investment as a result.

      In addition, if the RPA Seller were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to request a court to order that CFC should be substantively consolidated with the Seller, delays in payments on the Certificates could result. Should the bankruptcy court rule in favor of any such creditor, trustee-in-bankruptcy or such debtor, reductions in such payments could result.

      The Seller has warranted to the Trust that the transfer of the Receivables to the Trust is a sale of the Receivables to the Trust. The Seller has or will take all actions that are required under Michigan law

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

to perfect the Trust's ownership interest in the Receivables and the Seller has warranted to the Trust that the Trust will at all times have a first priority perfected ownership interest therein and, with certain exceptions, in proceeds thereof. Nevertheless, a tax or government lien on property of CFC or the Seller arising prior to the time a Receivable is conveyed to the Trust may have priority over the interest of the Trust in such Receivable. Each of CARCO's and USA's certificate of incorporation provides that it shall not file a voluntary application for relief under Title 11 of the United States Code (the "Bankruptcy Code") without the affirmative vote of its two independent directors. Pursuant to the Pooling and Servicing Agreement, the Trustee, all Certificateholders and any Enhancement Provider will covenant that they will not at any time institute against the Seller any bankruptcy, reorganization or other proceedings under any federal or state bankruptcy or similar law. In addition, certain other steps will be taken to avoid the Seller's becoming a debtor in a bankruptcy case. Notwithstanding such steps, if the Seller were to become a debtor in a bankruptcy case, and a bankruptcy trustee for the Seller or the Seller as debtor in possession or a creditor of the Seller were to take the position that the transfer of the Receivables from the Seller to the Trust should be recharacterized as a pledge of such Receivables, then delays in payments on the Certificates or (should the court rule in favor of any such trustee, debtor in possession or creditor) reductions in the amount of such payments could result.

      The Seller does not intend to file, and CFC has agreed that it will not cause the Seller to file, a voluntary application for relief under the Bankruptcy Code or any similar applicable state law with respect to the Seller so long as the Seller is solvent and does not foresee becoming insolvent.

      If the RPA Seller or the Seller were to become a debtor in a bankruptcy case causing a Reinvestment Event or an Early Amortization Event to occur with respect to the Certificates of each Series, then, pursuant to the Receivables Purchase Agreement, new Receivables would no longer be transferred to the Seller and, pursuant to the Pooling and Servicing Agreement, only collections on Receivables theretofore sold to the Seller and transferred to the Trust would be available to be applied to pay interest accruing on the Certificates and to pay the principal amount of the Certificates. Under such circumstances, the Servicer is obligated to allocate all collections on Principal Receivables to the oldest principal balance first. If such allocation method were to be altered by the bankruptcy court, the rate of payment on the Certificates might be adversely affected. In addition, distributions in respect of principal on each Certificate would not be subject to any applicable Controlled Distribution Amount.

      The occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer will result in a Service Default, which Service Default, in turn, may result in a Reinvestment Event or an Early Amortization Event with respect to a Series. If no other Service Default other than the commencement of such bankruptcy or similar event exists, a trustee-in-bankruptcy of the Servicer may have the power to prevent either the Trustee or the Certificateholders from appointing a successor Servicer.

      Payments made in respect of repurchases of Receivables by CFC or the Seller pursuant to the Pooling and Servicing Agreement may be recoverable by CFC or the Seller, as debtor in possession, or by a creditor or a trustee-in-bankruptcy of CFC or the Seller as a preferential transfer from CFC or the Seller if such payments are made within one year prior to the filing of a bankruptcy case in respect of CFC.

      CARCO does not intend to file, and CFC has agreed that it will not cause CARCO to file, a voluntary application for relief under the Bankruptcy Code or any similar applicable state law with respect to CARCO so long as CARCO is solvent and does not foresee becoming insolvent.

                             CERTAIN TAX MATTERS

Federal Income Tax Consequences

      Set forth below is a discussion of federal income tax consequences to holders of the Certificates. This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to holders of the Certificates in light of their personal investment circumstances, nor to certain types of holders subject to special treatment under the federal income tax laws (for example, banks, life insurance companies and tax-exempt organizations). Prospective investors are advised to consult their own tax advisors with regard to the federal income tax consequences of holding and disposing of the Certificates, as well as the tax consequences arising under the laws of any state, foreign country or other jurisdiction. This discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service (the "IRS").

      The discussion assumes that a Certificate is issued in registered form, has all payments denominated in U.S. dollars, has a term that exceeds one year, and does not bear "contingent interest" as defined in Section 871(h)(4) of the Code. Moreover, except as provided below, the discussion assumes that the interest on the Certificate meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Certificate (i.e., any excess of the principal amount of the Certificate over its issue price) is de minimis (i.e., less than 1/4% of its principal amount multiplied by the number of full years until its maturity date), all within the meaning of the OID regulations. If those conditions are not satisfied, additional tax considerations will be disclosed in the applicable Prospectus Supplement.

      Treatment of the Certificates as Indebtedness of the Seller. The Seller and the holders of Certificates offered hereby will express in the Pooling and Servicing Agreement the intent that, for federal, state and local income and franchise tax purposes and Michigan single business tax purposes, the Certificates will be indebtedness of the Seller secured by the Receivables and any other Trust assets allocable to the Certificates. USA, by the acceptance of the assignment of the Pooling and Servicing Agreement agreed, and each Certificateholder, by the acceptance of a Certificate will agree, to treat the Certificates as indebtedness of the Seller for federal, state and local income and franchise tax purposes and Michigan single business tax purposes. However, the Pooling and Servicing Agreement generally refers to the transfer of the Receivables as a "sale", and because different criteria are used in determining the nontax accounting treatment of the transaction, the Seller will treat the Pooling and Servicing Agreement, for certain nontax purposes, as effecting a transfer of an ownership interest in the Receivables and not as creating a debt obligation of the Seller.

      A basic premise of federal income tax law is that the economic substance of a transaction generally determines the tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, as determined under federal income tax law, even though the participants in the transaction have characterized it differently for nontax purposes.

      The determination of whether the economic substance of a property transfer is a sale or a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among those factors, the primary factors examined are whether the transferee has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based upon its analysis of such factors, Cravath, Swaine & Moore, special tax counsel to the Seller and the Trust ("Tax Counsel"), is of the opinion that for federal income tax purposes the Seller will properly be treated as the owner of the Receivables and any other Trust assets allocable to the Certificates and, accordingly, the Certificates will properly be characterized as indebtedness of the Seller that is secured by the Receivables and such other assets.

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

      Interest Income to Certificateholders. Assuming the Certificates are debt obligations for federal income tax purposes, they will not be considered issued with OID (except as discussed below or in the applicable Prospectus Supplement). Interest thereon will be taxable as ordinary interest income when received by Certificateholders utilizing the cash-basis method of accounting and when accrued by Certificateholders utilizing the accrual method of accounting. Under the OID regulations, a holder of a Certificate issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Certificate. It is believed that any Asset Composition Premium paid as a result of an Asset Composition Event will be taxable as contingent interest when it becomes fixed and unconditionally payable. A Certificateholder who buys a Certificate for less than its principal amount will be subject to the "market discount" rules of the Code, and a Certificateholder who buys a Certificate for more than its principal amount will be subject to the premium amortization rules of the Code.

      However, if any interest due on a Series or Class of Certificates is not paid in full on its scheduled payment date, or if the amount of interest payable currently on a Series or Class is reduced because of a limitation based on the average interest rate currently payable on the Receivables, Certificates of that Series or Class will thereafter be considered to be issued with OID. Moreover, even before such an event, the Certificates of a Series or Class would be considered to have OID from their date of issuance unless, at the time of issuance, the likelihood of a late payment or nonpayment of interest (or reduction in the amount of interest payable based on the interest rate currently payable on the Receivables) on such Series or Class was considered a "remote contingency" under applicable Treasury regulations.

      The Seller intends to take the position, based on the exception for remote contingencies, that OID does not arise on a Series or Class of Certificates unless and until an event described in the first sentence of the preceding paragraph occurs. However, if the Investor Certificates of a Series or Class were considered to have OID, either initially or subsequently, all holders of Certificates of that Series or Class would thereafter be required to accrue OID into income at a rate equal to the full interest rate payable on the Certificates (probably determined without regard to any limitation based upon the interest payable on the Receivables), whether or not all or part of the interest on the Certificates was paid currently. Moreover, the holders would be required to accrue any de minimis discount into income over the life of the Certificates rather than when principal is paid. As a result, holders might be required to report taxable income prior to the receipt of cash attributable to such income.

      The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid on the Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status as nonresidents). Accordingly, each nonexempt Certificateholder will be required to provide, under penalties of perjury, a certificate on IRS Form W-9 containing such holder's name, address, federal taxpayer identification number and a statement that such holder is not subject to backup withholding. Should a nonexempt Certificateholder fail to provide the required certification, the Trustee (or the Participants or Indirect Participants) will be required to withhold (or cause to be withheld) 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amounts to the IRS as a credit against the holder's federal income tax liability.

      Possible Classification of the Trust as a Partnership or Association. As described above, it is the opinion of Tax Counsel that the Certificates offered hereby will properly be characterized as debt of the Seller for federal income tax purposes. However, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail.

      For example, if the IRS were to contend successfully that the Certificates offered hereby were not debt of the Seller for federal income tax purposes, the Trust might be classified for federal income tax purposes as a partnership, an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation. If the Certificates are treated as interests in such a partnership, the partnership would in all likelihood be treated as a "publicly traded partnership". A publicly traded partnership is, in general, taxable as a corporation. If the partnership were nevertheless not taxable as a corporation (because of an exception for an entity whose income is interest income that is not derived in the conduct of a financial business) it would not be subject to federal income tax. Rather, each item of income, gain, loss, deduction and credit generated through the ownership of the Receivables by the partnership would be passed through to the partners in the partnership (including the Certificateholders) according to their respective interests therein.

      The income reportable by the Certificateholders as partners in such a partnership could differ from the income reportable by the Certificateholders as holders of debt. However, except as provided below, it is not expected that such differences would be material. If the Certificateholders were treated as partners, a cash basis Certificateholder might be required to report income when it accrues to the partnership rather than when it is received by the Certificateholder. Moreover, if the Certificates are interests in a partnership, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that in the aggregate are allowed only to the extent they exceed two percent of the individual's adjusted gross income (and are subject to certain other limitations), meaning that the individual might be taxed on a greater amount of income than the stated interest on the Certificates. Finally, if any Certificates are treated as equity interests in a partnership in which other Certificates are debt, all or part of a tax-exempt investor's share of income from the Certificates that are treated as equity would be treated as unrelated debt-financed income under the Code taxable to the investor.

      If, alternatively, the Trust were treated as either an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, the resulting entity would be subject to federal income taxes at corporate tax rates on its taxable income generated by ownership of the Receivables. Moreover, distributions by the entity would probably not be deductible in computing the entity's taxable income and all or part of distributions to Certificateholders would probably be treated as dividend income to the Certificateholders. Such an entity-level tax could result in reduced distributions to Certificateholders and the Certificateholders could be liable for a share of such a tax.

      Because the Seller will treat the Certificates offered hereby as indebtedness for federal income tax purposes, the Trustee (and Participants and Indirect Participants) will not comply with the tax reporting requirements that would apply under these alternative characterizations of the Certificates.

      Tax legislation recently enacted into law will permit the Trust to make an election to be a Financial Asset Securitization Investment Trust. The Trust is permitted to make such an election if, prior to making such election, the Seller delivers an opinion of counsel acceptable to the Trustee that (1) following such election the Trust will not be an association (or publicly traded partnership) taxable as a corporation, and (2) the election will not have a significant adverse effect on the federal income tax treatment of holders of any then-outstanding Certificates.

      Foreign Investors. Tax Counsel has given its opinion that the Certificates will properly be classified as debt of the Seller for federal income tax purposes. If the Certificates are so treated:

            (a) interest paid or accrued to a nonresident alien or foreign corporation or partnership would be exempt from U.S. withholding taxes (including backup withholding taxes); provided that the holder complies with applicable identification requirements (and does not actually or constructively own 10% or more of the voting stock of the Seller and is not a controlled foreign corporation with respect to the Seller). Applicable identification requirements will be satisfied if there is delivered to a securities clearing organization (or bank or other financial institution that holds the Certificates on behalf of the customer in the ordinary course of its trade or business) (i) IRS Form W-8 signed under penalties of perjury by the beneficial owner of such Certificates stating that the holder is not a U.S. person and providing such holder's name and address, (ii) IRS Form 1001 signed by the beneficial owner of such Certificates or such owner's agent claiming exemption from withholding under an applicable tax treaty, or (iii) IRS Form 4224 signed by the beneficial owner of such Certificates or such owner's agent claiming exemption from withholding of tax on income connected with the conduct of a trade or business in the United States; provided that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly

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

      transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the holder is a U.S. person or that any certification on the form is false;

            (b) a holder of a Certificate who is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of such Certificate, provided that (i) such gain is not effectively connected to a trade or business carried on by the holder in the United States, (ii) in the case of a holder that is an individual, such holder is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and (iii) in the case of gain representing accrued interest, the conditions described in clause (a) are satisfied; and

            (c) a Certificate held by an individual who at the time of death is a nonresident alien will not be subject to United States federal estate tax as a result of such individual's death if, immediately before his death, (i) the individual did not actually or constructively own 10% or more of the voting stock of the Seller and (ii) the holding of such Certificate was not effectively connected with the conduct by the decedent of a trade or business in the United States.

      If the IRS were to contend successfully that the Certificates are interests in a partnership (not taxable as a corporation), a Certificateholder that is a nonresident alien or foreign corporation might be required to file a U.S. individual or corporate income tax return and pay tax on its share of partnership income at regular U.S. rates, including, in the case of a corporation, the branch profits tax (and would be subject to withholding tax on its share of partnership income). If the Certificates are recharacterized as interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, to the extent distributions on the Certificates were treated as dividends, a nonresident alien individual or foreign corporation would generally be taxed on the gross amount of such dividends (and subject to withholding) at a rate of 30% unless such rate were reduced by an applicable treaty.

State and Local Tax Consequences

      The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place in Michigan. The State of Michigan imposes a state individual income tax and a single business tax which is based partially upon the net income of corporations, partnerships and other entities doing business in the State of Michigan. This discussion is based upon present provisions of Michigan statutes and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Michigan Department of Treasury.

      If the Certificates are treated as debt of the Seller for federal income tax purposes, in the opinion of Christopher A. Taravella, Esq., Vice President and General Counsel of the Seller, Michigan tax counsel to the Seller and the Trust ("Michigan Tax Counsel"), this treatment will also apply for Michigan tax purposes. Pursuant to this treatment, the Trust will not be subject to the Michigan single business tax and Certificateholders not otherwise subject to Michigan tax would not become subject to such tax solely because of their ownership of the Certificates. Certificateholders already subject to taxation in Michigan, however, could be required to pay tax on the income generated from ownership of these Certificates.

      In the alternative, if the Trust is treated as a partnership (not taxable as a corporation) for federal income tax purposes, in the opinion of Michigan Tax Counsel, the same treatment should also apply for Michigan tax purposes. In such case, the resulting constructive partnership should not be treated as doing business in Michigan but rather should be treated as a passive holder of investments and, as a result, should not be subject to the Michigan single business tax (which, if applicable, could result in reduced distributions to Certificateholders). The Certificateholders also should not be subject to Michigan single business tax on the income received through the partnership.

      Under current law, Certificateholders that are nonresidents of Michigan and that are not otherwise subject to Michigan income tax should not be subject to Michigan income tax on the income from the constructive partnership. Under current law corporate Certificateholders are not subject to Michigan

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

income tax. In any event, classification of the arrangement as a "partnership" would not cause a Certificateholder not otherwise subject to taxation in Michigan to pay Michigan tax on income beyond that derived from the Certificates.

      If the Certificates are instead treated as ownership interests in an association or "publicly traded partnership", the hypothetical entity should not be subject to the Michigan single business tax (which, if applicable, could result in reduced distributions to Certificateholders). A Certificateholder not otherwise subject to tax in Michigan would not become subject to Michigan tax as a result of its mere ownership of such an interest.

      Because each state's income tax laws vary, it is impossible to predict the income tax consequences to the Certificateholders in all of the state taxing jurisdictions in which they are already subject to tax.
Certificateholders are urged to consult their own tax advisors with respect to state income and franchise taxes.

                             ERISA CONSIDERATIONS

General

      Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such person. For example, a prohibited transaction would arise, unless an exemption were available, if the Certificates of a Series or Class were viewed as debt of the Seller and the Seller were a disqualified person or party in interest with respect to a plan that acquired Certificates of such Series or Class.

      Moreover, additional prohibited transactions could arise if the assets of the Trust were deemed to constitute assets of any plan that owned Certificates. The Department of Labor ("DOL") has issued a final regulation (the "Plan Assets Regulation") concerning the definition of what constitutes the "plan assets" of an employee benefit plan subject to ERISA, the Code or an individual retirement account ("IRA") (collectively referred to as "Benefit Plans"). Under the Plan Assets Regulation the assets and properties of certain corporations, partnerships and certain other entities in which a Benefit Plan acquires an "equity interest" could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if Benefit Plans purchase Certificates, the Trust could be deemed to hold plan assets of such Benefit Plan unless one of the exceptions under the Plan Assets Regulation is applicable to the Trust.

      The Plan Assets Regulation only applies to the purchase by a Benefit Plan of an "equity interest" in an entity. Assuming that the Certificates of a Series or Class are equity interests, the Plan Assets Regulation contains an exception that provides that if a Benefit Plan acquires a "publicly-offered security", the issuer of the security is not deemed to hold plan assets. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) either is
(A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

      The Certificates of each Series and Class must be separately tested under, and may each meet, the criteria of publicly-offered securities as described above. There are no restrictions imposed on the transfer of the Certificates offered hereby; and such Certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act, and may or may not be timely registered under the Exchange Act. Based on information provided by the underwriter or placement agent for Certificates of any Series or Class offered hereby that will be registered under the Exchange

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

Act, the Seller will notify the Trustee as to whether or not Certificates of such Series or, if such Series consists of more than one Class, each such Class will be held by at least 100 separately named persons at the conclusion of the offering, unless the related Prospectus Supplement otherwise provides. The Seller will not determine whether the 100-investor requirement of the exception for publicly offered securities is satisfied as to the Certificates of any Series or Class. Prospective purchasers may obtain a copy of the notification described in the third preceding sentence from the Trustee at 101 Barclay Street, New York, New York 10286.

      If the Certificates of any Series or Class offered hereby fail to meet the criteria of publicly-offered securities and the Trust's assets are deemed to include assets of Benefit Plans that are holders of such Certificates, transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to such plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. Thus, for example, if a participant in any Benefit Plan is an obligor or guarantor of one of the Receivables, under DOL interpretations the purchase of such Certificates by such plan could constitute a prohibited transaction. There are a number of class exemptions issued by the DOL that may apply in such event. However, even if all of the conditions specified in the exemptions are satisfied, they would probably not apply to all transactions involving the Trust's assets.

      In light of the foregoing, fiduciaries of a Benefit Plan considering the purchase of Certificates of any Series or Class offered hereby should consult their own counsel as to whether the assets of the Trust which are represented by such Certificates would be considered plan assets, and the consequences that would apply if the Trust's assets were considered plan assets.

      In addition, based on the reasoning of the United States Supreme Court's decision in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), under certain circumstances assets in the general account of an insurance company may be deemed to be plan assets for certain purposes, and under such reasoning a purchase of Certificates with assets of an insurance company's general account might be subject to the prohibited transaction rules described above. Insurance companies investing assets of their general accounts should also consider the potential effects of Section 401 of ERISA.

      Unless otherwise provided in the applicable Prospectus Supplement, if the Certificates will not be timely registered under the Exchange Act, or if the Seller does not notify the Trustee, as described above, that the Certificates of any particular Series or Class will be expected to be held by at least 100 persons, the Certificates of such Series or Class, as the case may be, may not be acquired by any Benefit Plan or by any entity investing assets that are treated as assets of a Benefit Plan. Furthermore, in that case, the Pooling and Servicing Agreement, the Series Supplement and each such Certificate will provide that each holder of such Certificate shall be deemed to have represented and warranted that it is not a Benefit Plan and is not purchasing such Certificate on behalf of a Benefit Plan or with assets that are treated as assets of a Benefit Plan.

                                   EXPERTS

      The financial statements of the Trust as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 incorporated in this Prospectus by reference from the Trust's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             PLAN OF DISTRIBUTION

      The Seller may sell Certificates offered hereby in any of three ways:
(i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The related Prospectus Supplement will set forth the terms of the offering of any Series Certificates offered hereby, including, without limitation, the names of any underwriters, the purchase price of such Certificates and the proceeds to the Seller from such sale, any underwriting discounts and other items constituting underwriter's compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

      If underwriters are used in a sale of any Certificates of a Series offered hereby, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the related Prospectus Supplement, the obligations of the underwriters to purchase such Certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Certificates if any of such Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      Certificates of a Series offered hereby may also be offered and sold, if so indicated in the related Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for the seller. Any remarketing firm will be identified and the terms of its agreement, if any, with the Seller and its compensation will be described in the related Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Certificates remarketed thereby.

      Certificates may also be sold directly by the Seller or through agents designated by the Seller from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the Seller to such agent will be set forth, in the related Prospectus Supplement. Unless otherwise indicated in the related Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

      Any underwriters, agents or dealers participating in the distribution of Certificates may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions, under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Seller and CFC to indemnification by the Seller and CFC against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Seller or its affiliates in the ordinary course of business.

                                LEGAL MATTERS

      Certain legal matters relating to the Certificates offered hereby will be passed upon for USA by Christopher A. Taravella, Esq., Vice President and General Counsel of Chrysler Financial Corporation, and for any underwriters, agents or dealers by the counsel named in the applicable Prospectus Supplement. Certain federal income tax and ERISA matters will be passed upon for USA and the Trust by the counsel named in the applicable Prospectus Supplement.

                           INDEX OF PRINCIPAL TERMS

                                Term                                    Page
                                ----                                    ----
Accounts  ..........................................................      1
Accumulation Period  ...............................................      8
Addition Date  .....................................................     35
Additional Accounts  ...............................................     38
Additional Cut-Off Date  ...........................................     34
Adjusted Invested Amount  ..........................................     45
Adjustment Payment  ................................................     48
Auction Vehicles  ..................................................     22
Automatic Additional Accounts  .....................................     38
Automatic Removal Date  ............................................     41
Automatic Removed Accounts  ........................................     41
Bankruptcy Code  ...................................................     60
Benefit Plans  .....................................................     65
CARCO  .............................................................      3
CARCO Transfer  ....................................................      4
CCC  ...............................................................      3
Cede  ..............................................................      2
CEDEL  .............................................................     31
Certificateholder  .................................................     30
Certificateholders  ................................................      2
Certificateholders' Interest  ......................................      5
Certificates  ......................................................      1
CFC  ...............................................................      1
Chrysler  ..........................................................      3
Citibank  ..........................................................     29
Class  .............................................................      1
Code  ..............................................................     61
Collateral Security  ...............................................      3
Collection Account  ................................................     42
Collection Period  .................................................      7
Commission  ........................................................      2
Controlled Amortization Amount  ....................................     10
Controlled Amortization Period  ....................................      8
Controlled Deposit Amount  .........................................     10
Cooperative  .......................................................     31
Dealer Overconcentrations  .........................................     38
Dealer Trouble  ....................................................     25
Dealers  ...........................................................      4
Defaulted Amount  ..................................................     48
Defaulted Receivables  .............................................     48
Definitive Certificates  ...........................................     32
Depository  ........................................................     27
Designated Accounts  ...............................................     39
Designated Balance  ................................................     39
Designated Receivables  ............................................     40
Determination Date  ................................................     13
Disclosure Document  ...............................................     33
Discount Option Receivables ........................................     41
Discount Percentage ................................................     41
Distribution Date ..................................................     13
Distribution Date Statement  .......................................     54

                                      68

                                Term                                    Page
                                ----                                    ----
DOL  ...............................................................     65
DTC  ...............................................................      2
Early Amortization Event  ..........................................     49
Early Amortization Period  .........................................     12
Eligible Account  ..................................................     36
Eligible Accounts  .................................................      4
Eligible Dealer  ...................................................     36
Eligible Deposit Account  ..........................................     42
Eligible Institution  ..............................................     42
Eligible Investments  ..............................................     42
Eligible Portfolio  ................................................     25
Eligible Receivable  ...............................................     37
Eligible Receivables  ..............................................      5
Enhancement  .......................................................      3
Enhancement Provider  ..............................................     36
ERISA  .............................................................     15
Euroclear  .........................................................     31
Euroclear Operator  ................................................     31
Euroclear Participants  ............................................     31
Excess Allocation Series ...........................................     46
Excess Funded Amount  ..............................................      8
Excess Funding Account  ............................................      8
Excess Interest Collections ........................................     46
Excess Principal Collections  ......................................     45
Exchange Act  ......................................................      2
Excluded Series  ...................................................     12
Expected Payment Date  .............................................      8
Final Maturity Date ................................................     50
Finance Hold  ......................................................     22
Fleet Receivables  .................................................     21
Foreign Agency Depositaries  .......................................     29
Fully Reinvested Date  .............................................     11
Holders  ...........................................................     32
IML  ...............................................................     31
Indirect Participants  .............................................     30
Ineligible Receivables  ............................................     35
Initial Closing Date  ..............................................     34
Initial Cut-Off Date  ..............................................      3
Initial Invested Amount  ...........................................     45
Insolvency Laws  ...................................................     20
Installment Balance  ...............................................     23
Installment Balance Amount  ........................................     38
Interest Collections  ..............................................      4
Interest Funding Account  ..........................................      7
Interest Payment Dates  ............................................      7
Invested Amounts  ..................................................     36
Investor Default Amount  ...........................................     48
IRA  ...............................................................     65
IRS  ...............................................................     62
Michigan Tax Counsel  ..............................................     64
Miscellaneous Payments  ............................................     45
Monthly Servicing Fee  .............................................     52

                                      69

                                Term                                    Page
                                ----                                    ----
Moody's  ...........................................................     42
Morgan  ............................................................     29
New Issuance  ......................................................      6
New Vehicles  ......................................................     22
OID  ...............................................................     61
OID Regulations  ...................................................     61
Overconcentration Amount  ..........................................     37
Paired Series  .....................................................     12
Participants  ......................................................     30
Participation Interests ............................................      3
Plan Assets Regulation  ............................................     65
Pool Balance  ......................................................     33
Pooling and Servicing Agreement  ...................................      3
Prime Rate  ........................................................     23
Principal Shortfalls  ..............................................     45
Principal Collections  .............................................      4
Principal Commencement Date  .......................................      8
Principal Funding Account  .........................................     10
Principal Receivables  .............................................      6
Principal Terms  ...................................................     33
Prospectus Supplement  .............................................      1
Rating Agency  .....................................................     19
Receivables  .......................................................      1
Receivables Purchase Agreement  ....................................      5
Registration Statement  ............................................      2
Reinvestment Event  ................................................     49
Reinvestment Period  ...............................................     11
Reinvestment Period Commencement Date  .............................     11
remarketing firms  .................................................     67
Removal and Repurchase Date  .......................................     40
Removal Commencement Date  .........................................     39
Removal Date  ......................................................     39
Removal Notice  ....................................................     39
Removed Account  ...................................................     40
Repurchased Receivables  ...........................................     40
Repurchased Receivables Purchase Price  ............................     40
Required Participation Amount  .....................................     39
Required Participation Percentage  .................................     39
Revolving Period  ..................................................      9
RPA Seller  ........................................................      5
Securities Act  ....................................................      2
Seller  ............................................................      1
Seller's Certificate  ..............................................     33
Seller's Interest  .................................................      1
Series  ............................................................      1
Series Allocable Defaulted Amount  .................................     44
Series Allocable Interest Collections  .............................     44
Series Allocable Miscellaneous Payments  ...........................     44
Series Allocable Principal Collections  ............................     44
Series Allocation Percentage  ......................................     45
Series Cut-off Date  ...............................................      9
Series Issuance Date  ..............................................     35

                                      70

                                Term                                    Page
                                ----                                    ----
Series Supplement  .................................................      6
Series Termination Date  ...........................................     51
Service Default  ...................................................     53
Service Transfer  ..................................................     53
Servicer  ..........................................................      1
Servicing Fee  .....................................................     52
Servicing Fee Rate  ................................................     52
Special Payment Date  ..............................................     12
Standard & Poor's  .................................................     42
Supplemental Certificate  ..........................................     33
Tax Counsel  .......................................................     61
Tax Opinion  .......................................................     34
Terms and Conditions  ..............................................     31
Transfer Date  .....................................................     35
Transfer Deposit Amount  ...........................................     35
Trust  .............................................................      1
Trust Adjusted Invested Amount  ....................................     45
Trust Available Subordinated Amount  ...............................     35
Trustee  ...........................................................      3
U.S. Wholesale Portfolio  ..........................................     22
UCC  ...............................................................     16
Unallocated Principal Collections  .................................     45
USA  ...............................................................      1
Used Vehicles  .....................................................     22
Vehicles  ..........................................................      3

                                                                      ANNEX I

                         GLOBAL CLEARANCE, SETTLEMENT
                       AND TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the globally offered Certificates (the "Global Securities") will be available only in book-entry form. Unless otherwise specified in a Prospectus Supplement for a Series, investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between CEDEL or Euroclear and DTC participants holding Global Securities will be effected on a delivery-against-payment basis through Citibank, N.A. ("Citibank") and Morgan Guaranty Trust Company of New York ("Morgan") as the respective depositaries of CEDEL and Euroclear and as participants in DTC.

      Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes, provided that such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective depositaries, Citibank and Morgan, which in turn will hold such positions in accounts as participants of DTC.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to securities previously issued by the Trust. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to securities previously issued by the Trust in same-day funds.

      Trading between CEDEL and/or participants. Secondary market trading between CEDEL participants and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a CEDEL participant or a Euroclear participant the purchaser will send instructions to CEDEL or Euroclear through a participant at least one business day prior to settlement. CEDEL or Euroclear will instruct Citibank or Morgan, respectively, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. For transactions settling on the 31st day of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by Citibank or Morgan to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL participant's or Euroclear participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

      CEDEL participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if CEDEL or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to Citibank or Morgan for the benefit of CEDEL participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

      Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Citibank or Morgan, to a DTC participant. The seller will send instructions to CEDEL or Euroclear through a participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct Citibank or Morgan, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. For transactions settling on the 31st day of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL participant or Euroclear participant the following day, and receipt of the cash proceeds in the CEDEL or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL or Euroclear participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC participants for delivery to CEDEL participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

            (1) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

            (2) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

            (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the CEDEL participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A holder of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless such holder takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. persons (Form W-8). Non-U.S. persons that are beneficial owners can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status).

      Exemption for non-U.S. persons with effectively connected income (Form
4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner or his agent.

      Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The Global Security holder, or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom he holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

      This summary does not deal with all aspects of federal income tax withholding that may be relevant to foreign holders of these Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of these Global Securities.

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions) to be incurred in connection with the issuance and distribution of the Certificates.

SEC Filing Fee ......................................   $1,818,182
Trustee's Fees and Expenses (including counsel fees)       180,000
Accounting Fees and Expenses ........................      250,000
Legal Fees and Expenses .............................      500,000
Printing and Engraving Expenses .....................      220,000
Rating Agency Fees ..................................    2,700,000
Miscellaneous .......................................       31,818
                                                        ----------
    Total ...........................................   $5,700,000
                                                        ==========

Item 15. Indemnification of Directors and Officers.

      Chrysler Corporation (parent of Chrysler Financial Corporation and therefore the indirect parent of the Registrant) and U.S. Auto Receivables Company are incorporated under Delaware law. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

      Section B of Article VIII of the Certificate of Incorporation of Chrysler Corporation, the indirect parent of the Registrant, provides, in effect, that, subject to certain limited exceptions, Chrysler Corporation will indemnify the officers and directors of Chrysler Corporation or its subsidiaries to the extent permitted by Delaware law. In addition, Chrysler Corporation maintains insurance providing for payment, subject to certain exceptions, on behalf of officers and directors of Chrysler Corporation and its subsidiaries of money damages incurred as a result of legal actions instituted against them in their capacities as such officers or directors.

      Chrysler Financial Corporation is incorporated under Michigan law. Sections 561 to 565, inclusive, and Sections 567 and 569 of the Michigan Business Corporation Act provide, in effect, that a Michigan corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, partner, trustee, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Michigan corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

      Article VII of the By-Laws of the Registrant provides, in effect, that, subject to certain exceptions, such Registrant will indemnify its officers and directors to the extent that they acted in good faith and in a manner reasonably believed to be in the best interests of the Registrant.

Item 16. Exhibits:

 1.1   --   Form of Underwriting Agreement with respect to the
            Certificates.
 3.1   --   Certificate of Incorporation of the Registrant is
            incorporated by reference from Exhibit 3.1 of the
            Registrant's Registration Statement on Form S-1 (File
            No. 33-41177).
 3.2   --   By-Laws of the Registrant are incorporated by
            reference from Exhibit 3.2 of the Registrant's
            Registration Statement on Form S-1 (File No.
            33-41177).
 4.1   --   Form of Pooling and Servicing Agreement among the
            Registrant, the Servicer and the Trustee is
            incorporated by reference from Exhibit 4.1 of the
            Registrant's Registration Statement on Form S-1 (File
            No. 33-41177).
 4.2   --   First Amendment to the Pooling and Servicing
            Agreement is incorporated by reference from Exhibit
            4.2 of the Registrant's Registration Statement on
            Form S-1 (File No. 33-52990).
 4.3   --   Second Amendment to the Pooling and Servicing
            Agreement is incorporated by reference from Exhibit
            4.3 of the Registrant's Registration Statement on
            Form S-1 (File No. 33-70144).
 4.4   --   Form of Series Supplement to the Pooling and
            Servicing Agreement, including the form of the
            Certificates and the Form of Servicing Report.
 4.5   --   Form of Remarketing Agreement, including the Form
            of Remarketing and Settlement Procedures.
 5.1   --   Opinion of Christopher A. Taravella, Esq. with
            respect to certain matters involving the
            Certificates.
 8.1   --   Opinion of Cravath, Swaine & Moore with respect to
            federal tax matters.
 8.2   --   Opinion of Christopher A. Taravella, Esq. with
            respect to tax matters under Michigan law and the
            Certificates.
23.1   --   Consent of Christopher A. Taravella, Esq. with
            respect to the Certificates (included in opinions
            filed as Exhibits 5.1 and 8.2).
23.2   --   Consent of Cravath, Swaine & Moore with respect to
            the Certificates (included in opinion filed as
            Exhibit 8.1).
23.3   --   Consent of Deloitte & Touche LLP
24.1   --   Power of Attorney.

Item 17. Undertakings.

      (a) As to Rule 415: The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) As to indemnification: Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

      (c) As to documents subsequently filed that are incorporated by reference: The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (d) As to information omitted in reliance on Rule 430A: The undersigned registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to

      Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on the 23rd day of October, 1997.

                            U.S. AUTO RECEIVABLES COMPANY

                            By /s/       D.L. Davis
                              ----------------------
                                        D.L. Davis
                                         President

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Principal executive officer:

/S/  D.L. DAVIS                        President              October 23, 1997
-----------------------------
     D.L. Davis

Principal financial officer:

/S/  DENNIS M. CANTWELL                Vice President         October 23, 1997
-----------------------------          and Treasurer
     Dennis M. Cantwell

Principal accounting officer:

/S/  T.F. GILMAN                        Vice President and    October 23, 1997
-----------------------------           Controller
     T.F. Gilman

Board of Directors:

/S/  DENNIS M. CANTWELL*                Director           October 23, 1997
-----------------------------
     Dennis M. Cantwell

/S/  D.L. DAVIS*                        Director           October 23, 1997
-----------------------------
D.L. Davis

/S/  M.A. KICKHAM*                      Director           October 23, 1997
-----------------------------
     M.A. Kickham

/S/  J.A. SELLGREN*                     Director           October 23, 1997
-----------------------------
     J.A. Sellgren

*By /S/ B.C. BABBISH
-----------------------------
        B.C. Babbish
    Attorney-in-Fact
    October 23, 1997

                                 EXHIBIT INDEX

Exhibit
Number                              Description
------                              -----------
 1.1      --   Form of Underwriting Agreement with respect to the
               Certificates.
 3.1      --   Certificate of Incorporation of the Registrant is
               incorporated by reference from Exhibit 3.1 of the
               Registrant's Registration Statement on Form S-1 (File
               No. 33-41177).
 3.2      --   By-Laws of the Registrant are incorporated by
               reference from Exhibit 3.2 of the Registrant's
               Registration Statement on Form S-1 (File No.
               33-41177).
 4.1      --   Form of Pooling and Servicing Agreement among the
               Registrant, the Servicer and the Trustee is
               incorporated by reference from Exhibit 4.1 of the
               Registrant's Registration Statement on Form S-1 (File
               No. 33-41177).
 4.2      --   First Amendment to the Pooling and Servicing
               Agreement is incorporated by reference from Exhibit
               4.2 of the Registrant's Registration Statement on
               Form S-1 (File No. 33-52990).
 4.3      --   Second Amendment to the Pooling and Servicing
               Agreement is incorporated by reference from Exhibit
               4.3 of the Registrant's Registration Statement on
               Form S-1 (File No. 33-70144).
 4.4      --   Form of Series Supplement to the Pooling and
               Servicing Agreement, including the form of the
               Certificates and the Form of Servicing Report.
 4.5      --   Form of Remarketing Agreement, including the Form
               of Remarketing and Settlement Procedures.
 5.1      --   Opinion of Christopher A. Taravella, Esq. with
               respect to certain matters involving the
               Certificates.
 8.1      --   Opinion of Cravath, Swaine & Moore with respect to
               federal tax matters.
 8.2      --   Opinion of Christopher A. Taravella, Esq. with
               respect to tax matters under Michigan law and the
               Certificates.
23.1      --   Consent of Christopher A. Taravella, Esq. with
               respect to the Certificates (included in opinions
               filed as Exhibits 5.1 and 8.2).
23.2      --   Consent of Cravath, Swaine & Moore with respect to
               the Certificates (included in opinion filed as
               Exhibit 8.1).
23.3      --   Consent of Deloitte & Touche LLP
24.1      --   Power of Attorney.

                                     E-1